Exhibit 10.1

EXECUTION COPY

PORTFOLIO ACQUISITION AGREEMENT

and

INTEREST PURCHASE AND SALE AGREEMENT

by and among

SELLER (as defined herein),

ECLIPSE HEALTH HOLDINGS-T, LLC,

as PURCHASER,

FORMATION CAPITAL ASSET MANAGEMENT III LLC

and

SAFANAD, INC.,

as STAKEHOLDER REPRESENTATIVES

and

MADISON TITLE AGENCY, LLC

as ESCROW AGENT

(solely for the purposes of Sections 4(b), 11(l) and 34(c))

March 14, 2014

ii

24.	WAIVER	76

25.	PARTIAL INVALIDITY	76

26.	SECTION HEADINGS	76

27.	GOVERNING LAW	76

28.	PARTIES; ASSIGNMENT AND RECORDING	76

29.	CONFIDENTIALITY; PRESS RELEASES; NON-SOLICITATION	77

30.	FURTHER ASSURANCES	78

31.	THIRD PARTY BENEFICIARY	78

32.	JURISDICTION AND SERVICE OF PROCESS	78

33.	WAIVER OF TRIAL BY JURY	78

34.	MISCELLANEOUS	79

35.	ATTORNEYS’ FEES	79

36.	ESTOPPELS	79

37.	EXCULPATION	80

38.	EXISTING DEBT	81

39.	REMEDIES; SPECIFIC PERFORMANCE	84

40.	STAKEHOLDER REPRESENTATIVE	84

41.	TAX MATTERS	86

42.	TERMINATION	90

iii

Schedules

Schedule 1-1:	Cascade Property Owners and Properties
Schedule 1-2:	Decathlon Property Owners and Properties
Schedule 1-3:	Grace Property Owners and Properties
Schedule 1-4:	Kensington Property Owners and Properties
Schedule 1-5:	Pentathlon Property Owners and Properties
Schedule 1-6:	Ranger Property Owners and Properties
Schedule 1-7:	Liquidating Partnerships and Form of Written Consent
Schedule 3(f):	Termination Causes
Schedule 5(g):	Specified Permitted Encumbrances
Schedule 10(a)(iv):	Regulatory Approvals
Schedule 11(c)(i)(2):	Operating Lease Rent Roll
Schedule 11(c)(i)(3):	Operating Lease Rent Roll Exceptions
Schedule 11(c)(i)(6):	Tenant Arrearage Schedule
Schedule 11(c)(i)(9)-1:	Health Care Law Violations
Schedule 11(c)(i)(9)-2:	Health Care Law Proceedings
Schedule 11(c)(i)(9)-3:	Whistleblower Proceedings
Schedule 11(c)(i)(9)-4:	Health Care Law Agreements
Schedule 11(c)(i)(11):	Governmental Proceedings
Schedule 11(c)(i)(12):	Non-Ranger Permits and Licenses
Schedule 11(c)(i)(14):	Seller Operator Ownership and Contracts
Schedule 11(c)(ii)(2):	Ranger Operating Lease Rent Roll
Schedule 11(c)(ii)(3):	Ranger Resident Agreement Rent Roll
Schedule 11(c)(ii)(4):	Ranger Operating Lease Rent Roll Exceptions
Schedule 11(c)(ii)(6):	Ranger Tenant Arrearage Schedule
Schedule 11(c)(ii)(8):	Managers of the Ranger Properties
Schedule 11(c)(ii)(9):	Health Care Laws Violations — Ranger Portfolio
Schedule 11(c)(ii)(11)-1:	Governmental Proceedings — Ranger Portfolio
Schedule 11(c)(ii)(11)-2:	Third Party Payor Program Consents — Ranger Portfolio
Schedule 11(c)(ii)(12)-1:	Third-Party Payor Billing Exceptions — Ranger Portfolio
Schedule 11(c)(ii)(12)-2:	Third-Party Payor Billing Appeals — Ranger Portfolio
Schedule 11(c)(ii)(13):	Ranger Permits and Licenses
Schedule 11(c)(iii)(1):	Litigation
Schedule 11(c)(iii)(2):	Condemnation or Eminent Domain Proceedings
Schedule 11(c)(iii)(5):	Tax Certiorari Proceedings
Schedule 11(c)(iii)(8):	Insurance Policies
Schedule 11(c)(iii)(10)-1:	Existing Loans
Schedule 11(c)(iii)(10)-2:	Existing Loans Documents
Schedule 11(c)(iii)(10)-3:	Existing Loan Reserves
Schedule 11(c)(iii)(11):	Hedging Instrument List
Schedule 11(c)(iii)(13):	Number of Residential Units
Schedule 11(d)(iii):	Ranger Subsidiary Entities
Schedule 11(e)(ix):	Ranger Seller Affiliate Contracts
Schedule 11(e)(xi):	Tax Matters
Schedule 11(k)(iii)(2):	Holdback Allocated Portion

iv

Schedule 11(l):	Non-Rollover Percentages
Schedule 41(g)	Portfolio Allocations

Exhibits

Exhibit A:	Form of JV Agreement
Exhibit B:	Escrow Agent Wire Instructions
Exhibit C:	Closing Reference Net Working Capital
Exhibit D:	Form of Representation Letter
Exhibit E:	Form of Audit Letter
Exhibit F:	Form of Holdback Escrow Agreement
Exhibit G:	Transfer Taxes
Exhibit H:	Form of Bill of Sale
Exhibit I-1:	Form of FIRPTA Certificate — Disregarded Entity
Exhibit I-2:	Form of FIRPTA Certificate — Non-Disregarded Entity
Exhibit I-3:	Form of FIRPTA Certificate — Individual
Exhibit J:	Form of Release by Seller
Exhibit K:	Form of Assignment and Assumption Agreement - Ranger Interests
Exhibit L:	Form of Assignment and Assumption Agreement - Operating Lease
Exhibit M:	Form of Assignment and Assumption Agreement from Master Landlord - Internal Operating Lease
Exhibit N:	Form of Assignment and Assumption Agreement from Property Owner - Internal Operating Lease
Exhibit O:	Form of Omnibus Assignment and Assumption Agreement
Exhibit P-1:	Form of Cascade Estoppel Certificate
Exhibit P-2:	Form of Decathlon Estoppel Certificate
Exhibit P-3:	Form of Grace Estoppel Certificate
Exhibit P-4:	Form of Kensington Estoppel Certificate
Exhibit P-5:	Form of Pentathlon Estoppel Certificate
Exhibit P-6:	Form of Ranger Estoppel Certificate

v

THIS PORTFOLIO ACQUISITION AGREEMENT and INTEREST PURCHASE AND SALE AGREEMENT (this “Agreement”) made as of the 14th day of March, 2014, by and among Seller (as defined herein), Eclipse Health Holdings-T, LLC, a Delaware limited liability company (“Purchaser”), Formation Capital Asset Management III LLC, a Delaware limited liability company (“FCAM III”), Safanad, Inc., a Delaware corporation (“Safanad”; and together with FCAM III, each a “Stakeholder Representative” and collectively, the “Stakeholder Representatives”), and, solely for the purposes of Sections 4(b), 11(l) and 34(c), Madison Title Agency, LLC, a Delaware limited liability company (the “Escrow Agent”).

W I T N E S S E T H :

WHEREAS, (a) each of the fee owners and/or lessors listed on Schedule 1-1 hereto (the “Cascade Property Owners”) is the fee owner or the lessor of a facility, comprised of real property and personal property, also set forth and identified on Schedule 1-1 hereto (each a “Cascade Property” and collectively, the “Cascade Portfolio”), (b) each of the Cascade Property Owners leases a Cascade Property to Cascade Master Landlord, LLC (“Cascade Master Landlord”; and together with the Cascade Property Owners, the “Cascade Sellers”) pursuant to that certain Base Lease dated December 31, 2012, together with all amendments and modifications thereof and supplements relating thereto (the “Cascade Internal Operating Lease”), (c) Cascade Master Landlord further leases the Cascade Portfolio to Frontier FC, LLC (the “Cascade Operator”) pursuant to that certain Master Lease and Security Agreement dated December 31, 2012, together with all amendments and modifications thereof and supplements relating thereto (the “Cascade Operating Lease”), and (d) the Cascade Operator further leases each Cascade Property to an operator (an “Operating Tenant”);

WHEREAS, (a) each of the fee owners and/or lessors listed on Schedule 1-2 hereto (the “Decathlon Property Owners”) is the fee owner or the lessor of a facility, comprised of real property and personal property, also set forth and identified on Schedule 1-2 hereto (each a “Decathlon Property” and collectively, the “Decathlon Portfolio”), (b) each of the Decathlon Property Owners leases a Decathlon Property to Decathlon Master Landlord, LLC (“Decathlon Master Landlord”; and together with the Decathlon Property Owners, the “Decathlon Sellers”) pursuant to that certain Base Lease dated September 28, 2012, together with all amendments and modifications thereof and supplements relating thereto (the “Decathlon Internal Operating Lease”), (c) Decathlon Master Landlord further leases the Decathlon Portfolio to Epsilon Healthcare Properties, LLC (the “Decathlon Operator”) pursuant to that certain Master Lease and Security Agreement dated September 28, 2012, together with all amendments and modifications thereof and supplements relating thereto (the “Decathlon Operating Lease”), and (d) the Decathlon Operator further leases each Decathlon Property to an Operating Tenant;

WHEREAS, (a) each of the fee owners and/or lessors listed on Schedule 1-3 hereto (the “Grace Property Owners”) is the fee owner or the lessor of a facility, comprised of real property and personal property, also set forth and identified on Schedule 1-3 hereto (each a “Grace Property” and collectively, the “Grace Portfolio”), (b) each of the Decathlon Property Owners leases a Grace Property to Crown Master Landlord, LLC (“Grace Master Landlord”; and together with the Grace Property Owners, the “Grace Sellers”) pursuant to that (i) that certain Master Lease and Security Agreement dated January 21, 2011 and (ii) that certain Michigan Master Lease and Security Agreement dated January 21, 2011 ((i) and (ii) collectively, together with all amendments and modifications thereof and supplements relating thereto, the “Grace Internal Operating Lease”), (c) Grace Master Landlord further leases the Grace Portfolio to Grace Master Tenant, LLC (the “Grace Operator”) pursuant to those certain Master Sublease and Security Agreements dated January 21, 2011, together with all amendments and modifications thereof and supplements relating thereto (the “Grace Operating Lease”), and (d) the Grace Operator further leases each Grace Property to an Operating Tenant;

WHEREAS, (a) each of the fee owners and/or lessors listed on Schedule 1-4 hereto (the “Kensington Property Owners”) is the fee owner or the lessor of a facility, comprised of real property and personal property, also set forth and identified on Schedule 1-4 hereto (each a “Kensington Property” and collectively, the “Kensington Portfolio”), (b) each of the Kensington Property Owners leases a Kensington Property to Diana Master Landlord, LLC (“Kensington Master Landlord”; and together with the Kensington Property Owners, the “Kensington Sellers”) pursuant to that that certain Master Lease and Security Agreement dated December 31, 2011, together with all amendments and modifications thereof and supplements relating thereto (the “Kensington Internal Operating Lease”), (c) Kensington Master Landlord further leases the Kensington Portfolio to Symphony M.L., LLC (the “Kensington Operator”) pursuant to that certain Master Sublease and Security Agreement dated December 31, 2011, together with all amendments and modifications thereof and supplements relating thereto (the “Kensington Operating Lease”), and (d) the Kensington Operator further leases each Kensington Property to an Operating Tenant;

WHEREAS, (a) each of the fee owners and/or lessors listed on Schedule 1-5 hereto (the “Pentathlon Property Owners”) is the fee owner or the lessor of a facility, comprised of real property and personal property, also set forth and identified on Schedule 1-5 hereto (each a “Pentathlon Property” and collectively, the “Pentathlon Portfolio”), (b) each of the Pentathlon Property Owners leases a Pentathlon Master Landlord, LLC (“Pentathlon Master Landlord”; and together with the Pentathlon Property Owners, the “Pentathlon Sellers”) pursuant to that that certain Base Lease dated December 6, 2012, together with all amendments and modifications thereof and supplements relating thereto (the “Pentathlon Internal Operating Lease”), (c) Pentathlon Master Landlord further leases the Pentathlon Portfolio to Florida Eldercare Leasing, LLC (the “Pentathlon Operator”) pursuant to that certain Amended and Restated Master Lease and Security Agreement dated April 15, 2009, together with all amendments and modifications thereof and supplements relating thereto (the “Pentathlon Operating Lease”), and (d) the Pentathlon Operator further leases each Pentathlon Property to an Operating Tenant;

WHEREAS, (a) Safanad Senior Care Investment Partnership IV, LP, Safanad Senior Care Investment Partnership IV-A, LP, Safanad Senior Care Investment Partnership IV-B, LP and FCEQ Ranger Co-Invest IV, LLC (each, a “FC Ranger Owner”) collectively own one hundred percent (100%) of the limited liability company interests (the “FC Ranger Interests”) of FC Ranger LLC (“FC Ranger”), (b) FC Ranger owns ninety-nine percent (99%) of the limited liability company interests of FC Ranger Properties, LLC ( “Ranger Properties Co”), (c) FCSAF Ranger 1Q Investments, LLC (“FCSAF Ranger” and collectively with FC Ranger Owner, the “Ranger Sellers”) owns one percent (1%) of the limited liability company interests (the “Properties Co Interests” and collectively with the FC Ranger Interests, the “Interests”) of Ranger Properties Co; (d) Ranger Properties Co owns one hundred percent (100%) of the limited liability company interests of Ranger HoldCo I, LLC (“Ranger HoldCo I”), (e) Ranger HoldCo I

owns one hundred percent (100%) of the limited liability company interests of Ranger HoldCo II, LLC (“Ranger HoldCo II”), (f) Ranger HoldCo II owns one hundred percent (100%) of the limited liability company interests of FC-Ranger Acquisition, LLC (“Ranger Acquisition Co”), (g) Ranger Acquisition Co indirectly owns one hundred percent (100%) of the limited liability company interests of each of the fee owners and/or lessors listed on Schedule 1-6 hereto (the “Ranger Property Owners” and together with FC Ranger, Ranger Properties Co, Ranger HoldCo I, Ranger HoldCo II, Ranger Acquisition Co and each other entity listed on Schedule 11(d)(iii), the “Ranger Subsidiary Entities”), (h) each of the Ranger Property Owners is the fee owner or the lessor of a facility, comprised of real property and personal property, also set forth and identified on Schedule 1-6 hereto (each a “Ranger Property” and collectively the “Ranger Portfolio”) and (i) each of the Ranger Property Owners leases the Ranger Portfolio to the Ranger Operators pursuant to Ranger Operating Leases;

WHEREAS, the Cascade Sellers, the Decathlon Sellers, the Grace Sellers, the Kensington Sellers and the Pentathlon Sellers are collectively referred to herein as the “Non-Ranger Sellers” and the Non-Ranger Sellers and the Ranger Sellers are collectively referred to herein as “Seller”;

WHEREAS, each Cascade Property, each Decathlon Property, each Grace Property, each Kensington Property, and each Pentathlon Property are referred to herein as a “Non-Ranger Property”, and collectively, the “Non-Ranger Properties”; and each Non-Ranger Property and each Ranger Property are referred to herein as a “Property”, and collectively, the “Properties”;

WHEREAS, the Cascade Portfolio, the Decathlon Portfolio, the Grace Portfolio, the Kensington Portfolio, and the Pentathlon Portfolio are referred to herein as a “Non-Ranger Portfolio”, and collectively, the “Non-Ranger Portfolios”; and each Non-Ranger Portfolio and the Ranger Portfolio are referred to herein as a “Portfolio”, and collectively, the “Portfolios”;

WHEREAS, the Cascade Property Owners, the Decathlon Property Owners, the Grace Property Owners, the Kensington Property Owners and the Pentathlon Property Owners are each referred to herein as a “Non-Ranger Property Owner”, and collectively, the “Non-Ranger Property Owners”; and each Non-Ranger Property Owner and each Ranger Property Owner are referred to herein as a “Property Owner”, and collectively, the “Property Owners”;

WHEREAS, Cascade Master Landlord, Decathlon Master Landlord, Grace Master Landlord, Kensington Master Landlord, and Pentathlon Master Landlord  are each referred to herein as a “Master Landlord”, and collectively, the “Master Landlords”;

WHEREAS, the Cascade Internal Operating Lease, the Decathlon Internal Operating Lease, the Grace Internal Operating Lease, the Kensington Internal Operating Lease and the Pentathlon Internal Operating Lease are each referred to herein as an “Internal Operating Lease”, and collectively, the “Internal Operating Leases”;

WHEREAS, Cascade Operator, Decathlon Operator, Grace Operator, Kensington Operator and Pentathlon Operator are each referred to herein as a “Non-Ranger Operator”, and collectively, the “Non-Ranger Operators”; and each Non-Ranger Operator and each Ranger Operator are referred to herein as an “Operator”, and collectively, the “Operators”;

WHEREAS, the Cascade Operating Lease, the Decathlon Operating Lease, the Grace Operating Lease, the Kensington Operating Lease and the Pentathlon Operating Lease are each referred to herein as a “Non-Ranger Operating Lease”, and collectively, the “Non-Ranger Operating Leases”; and each Non-Ranger Operating Lease and each Ranger Operating Lease are referred to herein as an “Operating Lease”, and collectively, the “Operating Leases”;

WHEREAS, Eclipse Investment, LLC, a Delaware limited liability company (“New Joint Venture”), is a wholly owned Subsidiary of Purchaser and, on the Closing Date (as defined below) Purchaser and FC Eclipse Investment, LLC will execute a Limited Liability Company Agreement of New Joint Venture (the “JV Agreement”) in the form attached hereto as Exhibit A;

WHEREAS, (i) each Non-Ranger Property Owner desires to transfer the Non-Ranger Properties it owns to New Joint Venture (or a subsidiary of the New Joint Venture), and New Joint Venture (or a subsidiary of the New Joint Venture) desires to acquire such Non-Ranger Properties from each Non-Ranger Property Owner and (ii) each Non-Ranger Property Owner desires to assign its interest in the Internal Operating Leases to which it is a party to New Joint Venture (or a subsidiary of the New Joint Venture), and New Joint Venture (or a subsidiary of the New Joint Venture) desires to assume such interests in such Internal Operating Leases from each Non-Ranger Property Owner, and (iii) each Master Landlord desires to assign its interest in the Internal Operating Leases and Non-Ranger Operating Leases to which it is a party to New Joint Venture (or a subsidiary of the New Joint Venture), and New Joint Venture (or a subsidiary of the New Joint Venture) desires to assume such interests in such Internal Operating Leases and Non-Ranger Operating Leases from each Master Landlord, in each case upon and subject to the terms and conditions of this Agreement (such transactions collectively, the “Asset Acquisitions”);

WHEREAS, each Ranger Seller desires to transfer the Interests it owns to New Joint Venture (or a subsidiary of the New Joint Venture), and New Joint Venture (or a subsidiary of the New Joint Venture) desires to purchase the Interests from each Ranger Seller, upon and subject to the terms and conditions of this Agreement (such transaction collectively, the “Interest Acquisitions”);

WHEREAS, upon the consummation of the Interest Acquisitions, New Joint Venture will own, directly and through FC Ranger, all of the outstanding equity interests of the Ranger Properties Co;

WHEREAS, in connection with the Asset Acquisitions and Interest Acquisitions, on the Closing Date, each of the entities as listed on Schedule 1-7 (each, a “Liquidating Partnership”) shall transfer its interests with respect to the Portfolios to New Joint Venture in exchange for cash or partnership common units of New Joint Venture;

WHEREAS, upon the consummation of the Asset Acquisitions and the Interest Acquisitions, New Joint Venture will own, directly or indirectly, all of the Properties; and

WHEREAS, the parties intend and agree that the Asset Acquisitions and the Interest Acquisitions, for U.S. federal income tax purposes, shall constitute an “assets over” partnership consolidation of each of the Liquidating Partnerships into New Joint Venture within the meaning of Treasury Regulation Section 1.708-1(c)(3)(i);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.                                      DEFINITIONS

2014 Pro Rata Portion	Section 7(b)(vii)(1)
Additional Deposit	Section 4(a)(iii)(2)
Agreement	Preamble
Anti-Money Laundering Laws	Section 11(d)(vii)
Apportionment Date	Section 7(a)
Asbestos	Section 11(c)(iii)(7)
Asset Acquisitions	Recitals
Assumed Existing Cascade Indebtedness	Section 38(f)(i)
Assumed Existing Decathlon Indebtedness	Section 38(f)(ii)
Assumed Existing Grace Indebtedness	Section 38(f)(iii)
Assumed Existing Indebtedness	Section 38(f)(iv)
Assumed Existing Kensington Indebtedness	Section 38(f)(v)
Assumed Existing Pentathlon Indebtedness	Section 38(f)(vi)
Assumed Existing Ranger Indebtedness	Section 38(f)(vii)
Audit Letter	Section 9(e)
Audited Years	Section 9(e)
Auditor	Section 7(b)(v)
Base Rents	Section 7(a)(i)
Broker	Section 14(a)
business day	Section 4(e)
Cascade Internal Operating Lease	Recitals
Cascade Master Landlord	Recitals
Cascade Operating Lease	Recitals
Cascade Operator	Recitals
Cascade Portfolio	Recitals
Cascade Property	Recitals
Cascade Property Owners	Recitals
Cascade Sellers	Recitals
Casualty	Section 12(a)
Casualty Election Date	Section 12(c)
Closing	Section 18
Closing Date	Section 18
Closing Ranger Net Working Capital Statement	Section 7(b)(iii)
Closing Statement	Section 7(d)
Code	Section 2(d)
Commitment Objections	Section 6(a)(ii)

Condemnation Election Date	Section 13(c)
Contracts	Section 11(c)(ii)(7)
Date-Down Certificate	Section 17(a)(xi)
Decathlon Internal Operating Lease	Recitals
Decathlon Master Landlord	Recitals
Decathlon Operating Lease	Recitals
Decathlon Operator	Recitals
Decathlon Portfolio	Recitals
Decathlon Property	Recitals
Decathlon Property Owners	Recitals
Decathlon Sellers	Recitals
Default Rate	Section 7(e)
Deposit	Section 4(a)(ii) or 4(a)(iii)(2)
Dispute Notice	Section 7(b)(iv)
Due Diligence Notice	Section 3(f)
Due Diligence Period	Section 3(f)
Effective Date	Section 3(a)
Environmental Laws	Section 11(c)(iii)(7)
ERISA	Section 11(e)(v)
Escrow Agent	Preamble
Estimated Ranger Closing Net Working Capital Statement	Section 7(b)(i)
Estoppel Certificate	Section 36
Existing Cascade Loans	Section 38(f)(viii)
Existing Decathlon Loans	Section 38(f)(ix)
Existing Grace Loans	Section 38(f)(x)
Existing Kensington Loans	Section 38(f)(xi)
Existing Lender Consent	Section 38(b)
Existing Lender Reserves and Escrows	Section 18(e)
Existing Lenders	Section 38(f)(xiii)
Existing Loan Documents	Section 38(f)(xiv)
Existing Loan Reserves	Section 11(c)(iii)(10)
Existing Loans	Section 38(f)(xii)
Existing Pentathlon Loans	Section 38(f)(xv)
Existing Ranger Loans	Section 38(f)(xvi)
Existing Ranger Acquisition Agreement	Section 11(e)(x)
Extended Due Diligence Period	Section 3(f)
Extended Outside Date	Section 38(c)
Extension Notice	Section 3(f)
FC Ranger	Recitals
FC Ranger Interests	Recitals
FC Ranger Owner	Recitals
FCSAF Ranger	Recitals
Final Closing Ranger Net Working Capital	Section 7(b)(vi)
Final Closing Statement	Section 7(d)
Financial Institution	Section 11(d)(vi)

Financial Statements	Section 11(e)(vi)
FIRPTA	Section 21
GAAP	Section 10(b)(i)
Government Sponsored Health Care Program	Section 11(c)(i)(10)(B)
Governmental Authority	Section 11(c)(i)(9)(A)
Grace Internal Operating Lease	Recitals
Grace Master Landlord	Recitals
Grace Operating Lease	Recitals
Grace Operator	Recitals
Grace Portfolio	Recitals
Grace Property	Recitals
Grace Property Owners	Recitals
Grace Sellers	Recitals
Hazardous Materials	Section 11(c)(iii)(7)
Health Care Law	Section 11(c)(i)(9)(B)
Hedging Instrument List	Section 11(c)(iii)(11)
Hedging Instruments	Section 11(c)(iii)(11)
Holdback Escrow Account	Section 11(l)
Holdback Escrow Agreement	Section 11(l)
Holdback Escrow Amount	Section 11(l)
Indemnitee	Section 11(k)(iv)(1)
Indemnitor	Section 11(k)(iv)(1)
Independent Consideration	Section 4(a)(i)
Initial Deposit	Section 4(a)(iii)(1)
Initial Diligence Period	Section 3(f)
Interest Acquisitions	Recitals
Interests	Recitals
Internal Operating Leases	Recitals
JV Agreement	Recitals
Kensington Internal Operating Lease	Recitals
Kensington Master Landlord	Recitals
Kensington Operating Lease	Recitals
Kensington Operator	Recitals
Kensington Portfolio	Recitals
Kensington Property	Recitals
Kensington Property Owners	Recitals
Kensington Sellers	Recitals
Laws	Section 11(c)(i)(9)(B)
Legal Requirements	Section 11(c)(i)(8)
Liquidating Partnership	Recitals
Losses	Section 11(k)(i)
Manager	Section 11(c)(ii)(8)
Master Landlords	Recitals
Material Adverse Effect	Section 10(b)(i)
Monetary Seller Exception Cap	Section 6(c)
New Closing Notice	Section 6(d)

New Joint Venture	Recitals
New SLC Management Contracts	Section 9(b)(iii)
Non-Objectionable Encumbrances	Section 6(a)(iv)
Non-Ranger Operating Leases	Recitals
Non-Ranger Operators	Recitals
Non-Ranger Permits and Licenses	Section 11(c)(i)(15)
Non-Ranger Portfolios	Recitals
Non-Ranger Portfolio Holdback Escrow Amount	Section 11(l)
Non-Ranger Properties	Recitals
Non-Ranger Property Owners	Recitals
Non-Ranger Sellers	Recitals
Non-U.S. Seller	Section 21
Notices	Section 19
OFAC	Section 11(d)(vi)
Operating Lease Rent Roll	Section 11(c)(i)(2)
Operating Leases	Recitals
Operating Tenant	Recitals
Operators	Recitals
Outside Date	Section 38(c)
Overage Rent	Section 7(a)(iii)
Patriot Act	Section 11(d)(vii)
PCBs	Section 11(c)(iii)(7)
Pentathlon Internal Operating Lease	Recitals
Pentathlon Master Landlord	Recitals
Pentathlon Operating Lease	Recitals
Pentathlon Operator	Recitals
Pentathlon Portfolio	Recitals
Pentathlon Property	Recitals
Pentathlon Property Owners	Recitals
Pentathlon Sellers	Recitals
Permits and Licenses	Section 11(c)(i)(12)
Permitted Encumbrances	Section 5
Person	Section 11(d)(vi)
Personalty	Section 2(a)(i)
Portfolios	Recitals
Pre-Closing Period	Section 41(j)(i)
Pre-Closing Tax Period	Section 41(b)(i)
Pre-Closing Taxes	Section 41(j)(ii)
Preliminary Closing Statement	Section 7(d)
Properties	Recitals
Properties Co Interests	Recitals
Property Owners	Recitals
Purchase Price	Section 4
Purchaser	Preamble
Purchaser Indemnitees	Section 11(k)(ii)

Purchaser Knowledge Individual	Section 11(i)
Purchaser Parties	Section 37(b)
Purchaser Sponsor Party	Section 11(h)(ii)
Purchaser Subsidiary Entities	Section 7(a)(i)
Purchaser’s Representatives	Section 3(a)
Ranger Acquisition Co	Recitals
Ranger Acquisition Date	Section 11(e)(iv)
Ranger Closing Net Working Capital	Section 7(b)(i)
Ranger HoldCo I	Recitals
Ranger HoldCo II	Recitals
Ranger Operating Lease Rent Roll	Section 11(c)(ii)(2)
Ranger Operating Leases	Section 11(c)(ii)(2)
Ranger Operators	Section 11(c)(ii)(2)
Ranger Permits and Licenses	Section 11(c)(ii)(15)
Ranger Portfolio	Recitals
Ranger Portfolio Holdback Escrow Amount	Section 11(l)
Ranger Properties Co	Recitals
Ranger Property	Recitals
Ranger Property Owners	Recitals
Ranger Rent Reserves	Section 11(c)(ii)(2)
Ranger Resident Agreements	Section 11(c)(ii)(3)
Ranger Resident Agreement Rent Roll	Section 11(c)(ii)(3)
Ranger Sellers	Recitals
Ranger Subsidiary Entities	Recitals
Ranger Tenant Arrearage Schedule	Section 11(c)(ii)(6)
Reference Net Working Capital	Section 7(b)(ii)
Registered Company	Section 9(e)
REIT	Section 9(g) and 11(e)(xi)(11)
Rent Audit	Section 7(a)(viii)
Rent Reserves	Section 11(c)(i)(2)
Report	Section 6(a)(i)
Representation Letter	Section 9(d)
Required Purchaser Estoppel Certificates	Section 36
Resident Agreement Rent Roll	Section 11(c)(i)(4)
Resident Agreements	Section 11(c)(i)(4)
Scheduled Closing Date	Section 18
SEC Filings	Section 9(e)
Security Deposits	Section 11(c)(i)(4)
Seller	Recitals
Seller Exceptions	Section 6(c)
Seller Indemnitees	Section 11(k)(i)
Seller Knowledge Individuals	Section 11(f)
Seller Parties	Section 3(e)
Seller Party	Section 3(e)
Seller Rollover Investor	Section 11(c)(i)(14)
Seller Sponsor Party	Section 11(d)(vi)

Significant Casualty	Section 12(a)(i)
Significant Taking	Section 13(a)(i)
SLC	Section 9(a)(ix)
Specially Designated Nationals and Blocked Persons	Section 11(d)(vi)
Stakeholder Representatives	Preamble
Straddle Period	Section 41(j)(iii)
stub period	Section 9(e)
Subsidiary	Section 38(f)(xvii)
Taking	Section 13(a)
Tax	Section 11(e)(xi)(17)
Tax Certiorari Proceeding	Section 15
Tax Contest	Section 41(j)(iv)
Tax Protection Agreements	Section 11(e)(xi)(14)
Tax Returns	Section 11(e)(xi)(18)
Tenant Arrearage Schedule	Section 11(c)(i)(7)
Termination Cause	Section 3(f)
Third Party Payor	Section 11(c)(i)(10)(A)
Title Affidavit	Section 6(e)
Title Company	Section 6(a)(i)
Title Cure Period	Section 6(a)(iv)
Title Objections	Section 6(a)(iii)
Title Policy	Section 6(a)(i)
Transaction Stakeholders	Section 40(a)
Transfer Taxes	Section 16(a)
Transfer Tax Laws	Section 16(a)
Treasury Regulations	Section 11(e)(xi)(19)
Uncured Title Objection Amount	Section 6(b)
Uncured Title Objection Cap	Section 6(b)
Uncured Title Objection Floor	Section 6(b)
Unit	Section 2(c)(iii)
Update Exception	Section 6(a)(iii)
Update Objection Deadline	Section 6(a)(iii)
Update Objections	Section 6(a)(iii)
U.S. Person	Section 11(d)(vi)
Violations	Section 5(h)]

2.                                      ACQUISITIONS AND SALES.

(a)         Asset Acquisitions and Sales.  Subject to the terms and conditions set forth in this Agreement, at the Closing:

(i)                                     Purchaser shall cause New Joint Venture (or a subsidiary of the New Joint Venture) to acquire from each Non-Ranger Property Owner, and each Non-Ranger Property Owner shall transfer and assign to New Joint Venture (or a subsidiary of the New Joint Venture), (1) its Non-Ranger Properties; (2) the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other personal property owned by such Non-

Ranger Seller, located at such Non-Ranger Properties (collectively, the “Personalty”), subject to depletions, replacements or additions thereto in the ordinary course of business; (3) all rights, privileges, easements and appurtenances to such Non-Ranger Properties, if any, including, without limitation, all of such Non-Ranger Seller’s right, title and interest in and to all operating agreements, reciprocal easement agreements, ground leases, mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of such Non-Ranger Properties; (4) all non-exclusive trademarks and trade names (if any) used or useful in connection with such Non-Ranger Properties, but only to the extent that the same are not trademarks or trade names of such Non-Ranger Seller or any of such Non-Ranger Seller’s affiliated companies, and (5) such Non-Ranger Seller’s interest (if any) in and to any guarantees, licenses, approvals, certificates, permits, plans and specifications, drawings and warranties relating to the such Property or the Personalty, to the extent assignable, in each case free and clear of all liens, security interests, pledges and other encumbrances;

(ii)                                  Purchaser shall cause New Joint Venture (or a subsidiary of the New Joint Venture) to acquire, accept and assume from each Non-Ranger Property Owner, and each Non-Ranger Property Owner shall transfer and assign to New Joint Venture (or a subsidiary of the New Joint Venture), its interest in each Internal Operating Lease to which it is a party, free and clear of all liens, security interests, pledges and other encumbrances; and

(iii)                               Purchaser shall cause New Joint Venture (or a subsidiary of the New Joint Venture) to acquire, accept and assume from each Master Landlord, and each Master Landlord shall transfer and assign to New Joint Venture (or a subsidiary of the New Joint Venture), its interest in each Internal Operating Lease and each Non-Ranger Operating Lease to which it is a party, free and clear of all liens, security interests, pledges and other encumbrances.

(b)         Interest Acquisitions and Sales.  Subject to the terms and conditions set forth in this Agreement, at the Closing:

(i)                                     Purchaser shall cause New Joint Venture (or a subsidiary of the New Joint Venture) to acquire from FCSAF Ranger, and FCSAF Ranger shall transfer and assign to New Joint Venture (or a subsidiary of the New Joint Venture), the Properties Co Interests, free and clear of all liens, security interests, pledges and other encumbrances; and

(ii)                                  Purchaser shall cause New Joint Venture (or a subsidiary of the New Joint Venture) to acquire from each FC Ranger Owner, and each FC Ranger Owner shall transfer and assign to New Joint Venture (or a subsidiary of the New Joint Venture), its FC Ranger Interests, free and clear of all liens, security interests, pledges and other encumbrances.

(c)          Tax Treatment.

(i)                                     In connection with the Asset Acquisitions and Interest Acquisitions, on the Closing Date, each of the Liquidating Partnerships shall transfer its interests with respect to the Portfolios to Purchaser in exchange for cash and partnership common units of New Joint Venture as provided for below.

(ii)                                  Unless otherwise required by law, the parties intend and agree that the Asset Acquisitions and Interest Acquisitions, for U.S. federal income tax purposes, shall constitute an “assets over” partnership consolidation of each of the Liquidating Partnerships into New Joint Venture within the meaning of Treasury Regulation Section 1.708-1(c)(3)(i) with each of the Liquidating Partnerships being treated as terminating partnerships and New Joint Venture being treated as a new partnership.

(iii)                               Unless otherwise required by law, the parties intend and agree that, for U.S. federal income tax purposes (and for all relevant state tax purposes solely with respect to states that follow such U.S. federal income tax treatment), (i) any payment of cash for units of partnership interests of the Liquidating Partnerships (each a “Unit”) shall be treated as a sale of such interests by such holder and a purchase of such Units by Purchaser for the cash so paid under the terms of this Agreement in accordance with Treasury Regulation Sections 1.708-1(c)(3) and 1.708-1(c)(4), which will result in the deemed termination of each Liquidating Partnership pursuant to Section 708(b)(1)(B) of the Code, and (ii) each such holder of Units who accepts cash explicitly agrees and consents to such treatment. Furthermore, unless otherwise required by law, the parties hereto intend and agree that, for U.S. federal income tax purposes (and for all relevant state tax purposes solely with respect to states that follow such U.S. federal income tax treatment), (x) any holder of Units receiving partnership common units of New Joint Venture under the terms of this Agreement shall be treated as receiving the partnership common units of New Joint Venture pursuant to a distribution in complete liquidation of such holder’s interest in the Liquidating Partnerships, and (y) each such holder of Units who accepts partnership common units of New Joint Venture explicitly agrees and consents to such treatment. Any cash to which a holder of Units is entitled pursuant to this Agreement shall be paid only after such holder provides a written consent in the form of Schedule 1-7 that, for U.S. federal income tax purposes, the receipt of cash shall be treated as described in this paragraph.  The consents described in this Section 2(c)(iii) shall be provided to the Administrative Member (as defined in the JV Agreement) on or prior to the Closing Date, and the Administrative Member shall retain such consent records and, upon the reasonable request of Purchaser, shall make copies of such consents available to Purchaser.

(iv)                              For the avoidance of doubt, New Joint Venture shall not be allocated any income, gain, loss and deduction as a partner for U.S. federal income tax purposes from any Liquidating Partnership.

(d)         Withholding Rights.  Each of New Joint Venture and Purchaser shall be entitled to deduct and withhold from any payment otherwise payable by it pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code or any provisions of applicable state, local or foreign tax law.  To the extent that amounts are so deducted and withheld by New Joint Venture or Purchaser, as applicable, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.                                      ACCESS/DUE DILIGENCE.

(a)         During the period commencing on the date hereof (the “Effective Date”) and continuing until the Closing Date, Purchaser shall conduct its review and due diligence of, and physically inspect, as applicable, the Properties, the Ranger Subsidiary Entities and the Interests in accordance with this Section 3.  Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively “Purchaser’s Representatives”) shall have the right, through the Closing Date (provided that this Agreement shall not have terminated in accordance with Section 3(f) or 41), from time to time, upon the advance notice required and subject to the limitations described in Section 3(c), to (i) enter upon and pass through the Properties during normal business hours to examine and inspect the same and (ii) review, copy and inspect all books, records and financial statements of the Seller and all Ranger Subsidiary Entities relating to the Interests, the Ranger Subsidiary Entities, and the Properties. For the avoidance of doubt, the expiration of the Due Diligence Period (as defined below) shall not prevent Purchaser from conducting any of the due diligence activities set forth in this Section 3 unless this Agreement shall be terminated.

(b)         Intentionally Omitted.

(c)          In conducting the inspection of the Properties and its due diligence review, Purchaser shall at all times comply with all laws and regulations of all applicable Governmental Authorities, and neither Purchaser nor any of Purchaser’s Representatives shall (i) contact or have any discussions with any of Seller’s employees or representatives (other than Seller’s attorneys), or with any tenants at, or contractors providing services to, any of the Properties, unless in each case Purchaser obtains the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, it being agreed that (x) all such contacts or discussions shall, pending any such reasonable approval, be directed to Kelly Sheehy and subsequent to such approval shall only be conducted if a representative of Seller is included in such contact and/or discussion, and (y) under no circumstances will Purchaser have the right to communicate with residents at any Property, (ii) unreasonably interfere with the business of Seller (or any of its tenants) conducted at any of the Properties or unreasonably disturb the use or occupancy of any occupant of any of the Properties or (iii) damage any of the Properties.  In conducting the foregoing inspection or otherwise accessing the Properties, Purchaser and Purchaser’s Representatives shall at all times comply with, and shall be subject to, the rights of the Operators under the Operating Leases and the residents under the Resident Agreements (and any Persons claiming under or through such Persons).  Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser’s Representatives in furtherance of the foregoing.  Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, and/or discussions or communications as described above, with Seller and shall give Seller at least forty-eight (48) hours’ prior notice thereof.  Seller shall be entitled to have a representative present at all times during each such inspection, other access or contact and/or discussion.  In the event that the Closing hereunder shall not occur for any reason whatsoever (other than a Seller’s willful default), then Purchaser shall pay to Seller promptly upon written demand the reasonable out-of-pocket cost of repairing and restoring any damage or disturbance which Purchaser or Purchaser’s Representatives shall cause to any of the Properties.  In the event that the Closing hereunder shall not occur for any reason whatsoever, Purchaser shall promptly return to Seller copies of all due diligence materials delivered by Seller to Purchaser and shall destroy all copies and abstracts thereof.  Purchaser and Purchaser’s Representatives shall not be permitted to take soil or ground water samples or to conduct borings of any of the Properties or drilling in or on any of the Properties, or any other invasive testing, in connection with the preparation of an environmental audit or in connection with any other inspection of the Properties without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.  Any liens against the Properties, or any portion thereof, arising from the performance of services by third-party contractors in connection with Purchaser’s due diligence activities shall be removed by Purchaser as promptly as practicable and in any event not later than the earlier to occur of (x) fifteen (15) business days after Purchaser shall have been notified in writing of the filing of such liens or (y) the Closing Date.  The provisions of this Section 3(c) shall survive the Closing (but subject, in this case, to the terms of the JV Agreement) or any termination of this Agreement.

(d)         Prior to conducting any physical inspection or testing at any of the Properties, other than mere visual examination, including without limitation, boring, drilling and sampling of soil or ground water, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller and its managing agent, if any, and any other entity reasonably designated by Seller in writing, as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Three Million and 00/100 Dollars ($3,000,000.00) for any one occurrence and not less than Three Million and 00/100 Dollars ($3,000,000.00) for property damage liability for any one occurrence.  Prior to making any entry upon any of the Properties, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages.

(e)          Purchaser agrees to indemnify and hold Seller and its disclosed or undisclosed, direct and indirect affiliates, shareholders, partners, members, officers, directors, employees and trustees, principals, agents, contractors and any successors or assigns of the foregoing (each, including Seller, a “Seller Party” and, collectively with Seller, “Seller Parties”), without duplication, harmless from and against any and all reasonable out-of-pocket losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable out-of-pocket attorneys’ fees) actually incurred by any of the Seller Parties arising from or by reason of Purchaser’s and/or Purchaser’s Representatives’ access to, or inspection of, the Properties, or any tests, inspections or other due diligence conducted by or on behalf of Purchaser (whether or not the same shall occur during the Due Diligence Period), except to the extent such losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable out-of-pocket attorneys’ fees) are caused by any existing conditions at any of the Properties or the gross negligence or willful misconduct of any of the Seller Parties.  The provisions of this Section 3(e) shall survive the Closing or any termination of this Agreement.

(f)           From and after the Effective Date and through the expiration of the Due Diligence Period, Purchaser shall have the right to terminate this Agreement if Purchaser is not satisfied, in its sole and absolute discretion, with any of the diligence items, issues or conditions described on Schedule 3(f) to this Agreement (each a “Termination Cause”) by delivering notice thereof to Seller (the “Due Diligence Notice”), which Due Diligence Notice must be delivered to Seller, no later than 11:59 p.m., New York time, on the last day of the Due Diligence Period (as the same may be extended by Purchaser in accordance with this Section 3(f)), stating that Seller has elected to terminate this Agreement as a result of a Termination Cause, setting forth the circumstances that gave rise to such Termination Cause.  If Purchaser shall fail to deliver timely to Seller a Due Diligence Notice as aforesaid, then this Agreement shall automatically be deemed to continue and not terminated upon the expiration of the Due Diligence Period (as the same may be extended by Purchaser in accordance with this Section 3(f)) without any further action or notice by either Seller or Purchaser.  If this Agreement terminates pursuant to this Section 3(f) following delivery of a Due Diligence Notice and (i) Purchaser has not elected to extend the Initial Due Diligence Period to the Extended Due Diligence Period, then this Agreement shall immediately terminate and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof, and (ii) Purchaser has previously elected to extend the Initial Due Diligence Period to the Extended Due Diligence Period, then this Agreement shall immediately terminate, Seller shall have the right to retain the Initial Deposit, and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof.  For the purposes hereof, the “Initial Diligence Period” shall mean the period commencing on the Effective Date and continuing until 11:59 p.m., New York time, on March 31, 2014.  Purchaser shall have the right, in its sole discretion, by written notice (the “Extension Notice”) to Seller prior to the expiration of the Initial Due Diligence Period, to extend the Initial Due Diligence Period until 11:59 p.m., New York time, on April 15, 2014 (the “Extended Due Diligence Period”; and together with the Initial Due Diligence Period, the “Due Diligence Period”).  If Purchaser fails to timely deliver the Extension Notice, the Due Diligence Period shall be deemed to expire as of the expiration of the Initial Due Diligence Period.

4.                                      PURCHASE PRICE AND DEPOSIT.

Subject to adjustment pursuant to Sections 6, 7, 12 and 13, the aggregate consideration which shall be received under this Agreement for the Properties acquired through the Interest Acquisitions and the Asset Acquisitions (the “Purchase Price”) is (A) ONE BILLION FIFTY MILLION and 00/100 Dollars ($1,050,000,000.00), which shall be allocated among each of the Portfolios and further between each Property and any Personalty in accordance with Schedule 41(g) and the statement provided pursuant to Section 41(g), minus (B) the outstanding principal balance of any Assumed Existing Indebtedness (as hereinafter defined), which shall be allocated among each of the Portfolios and further between each Property in accordance with the statement provided pursuant to Section 41(g), and subject to apportionment as provided in Section 7, payable in cash, equity interests of New Joint Venture or a combination of both in accordance with the statement provided pursuant to Section 41(g), as follows:

(a)                                 (i)                                     On the Effective Date, Purchaser shall pay to Seller the sum of ONE HUNDRED and 00/100 Dollars ($100.00) as independent consideration for Seller entering into this Agreement (the “Independent Consideration”), which amount shall be non-refundable absent Seller’s default hereunder.  Seller shall have no obligation to deposit the

Independent Consideration with Escrow Agent.  By execution of this Agreement, Seller hereby acknowledges receipt of the Independent Consideration.

(ii)                                  If Purchaser elects not to terminate this Agreement in accordance with Section 3(f) and does not elect to extend the Due Diligence Period for the Extended Due Diligence Period, then one (1) business day following the expiration of the Initial Due Diligence Period, Purchaser shall deliver to the Escrow Agent via wire transfer in immediately available federal funds the amount of NINE MILLION and 00/100 Dollars ($9,000,000.00) to the escrow account of Escrow Agent in accordance with the wire instructions set forth on Exhibit B (such deposit, if made pursuant to this Section 4(a)(ii), together with all interest accrued thereon, the “Deposit”).

(iii)                                                 If Purchaser elects to extend the Due Diligence Period for the Extended Due Diligence Period, then, in lieu of delivering the Deposit pursuant to Section 4(a)(ii),

(1)         on the last business day of the Initial Due Diligence Period, Purchaser shall deliver to Escrow Agent via wire transfer in immediately available federal funds the amount of FOUR MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($4,500,000.00) to the escrow account of Escrow Agent in accordance with the wire instructions set forth on Exhibit B (such deposit, if made pursuant to this Section 4(a)(iii)(1), together with all interest accrued thereon, the “Initial Deposit”); and

(2)         if Purchaser elects not to terminate this Agreement in accordance with Section 3(f) prior to the expiration of the Extended Due Diligence Period, then Purchaser shall deliver to Escrow Agent via wire transfer in immediately available federal funds the additional amount of FOUR MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($4,500,000.00) to the escrow account of Escrow Agent in accordance with the wire instructions set forth on Exhibit B (such deposit, if made pursuant to this Section 4(a)(iii)(2), together with all interest accrued thereon, the “Additional Deposit”; and together with the Initial Deposit, collectively, the “Deposit”).

(b)         (i)             Upon receipt by Escrow Agent of the Deposit or any portion thereof, Escrow Agent shall cause the same to be deposited into an interest bearing account at Capital One or another national bank selected by Escrow Agent and approved by Purchaser, it being agreed that Escrow Agent shall not be liable for (y) any loss of such investment (unless due to Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement) or (z) any failure to attain a favorable rate of return on such investment.  Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

(1)         The Deposit shall be delivered to Seller at the Closing upon receipt by Escrow Agent of a statement executed by Seller and Purchaser authorizing the Deposit to be released; or

(2)         The Deposit shall be delivered to Seller following receipt by Escrow Agent of written demand therefor from Seller stating that Purchaser has defaulted in the performance of its obligations under this Agreement, provided Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or

(3)         The Deposit shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser stating that Seller has defaulted in the performance of its obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit, and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit, in each case provided Seller shall not have given written notice of objection in accordance with the provisions set forth below; or

(4)         The Deposit shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.

(ii)                                  Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (2) or (3) above, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party.  The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within ten (10) days after such party’s receipt of notice from Escrow Agent, but not thereafter.  Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit.  Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand.  If Escrow Agent shall have timely received such notice of objection, then Escrow Agent shall continue to hold the Deposit, until (x) Escrow Agent receives joint written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit with the clerk of the court in which said litigation is pending, or (z) Escrow Agent takes such affirmative steps as Escrow Agent may reasonably elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder, including but not limited to depositing the Deposit in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action, as determined by a final non-appealable order of such court.

(iii)                               Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any Person or Persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own gross negligence, willful misconduct or beach of this Agreement.  Escrow Agent shall have no duties or responsibilities except those set forth herein.  Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto.  Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent.  In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall hold the Deposit and may decline to take any other action, unless directed in a joint written notice from Purchaser and Seller.  After delivery of the Deposit in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

(iv)                              Escrow Agent shall have the right at any time to resign upon ten (10) business days’ prior notice to Seller and Purchaser.  Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) business days after receipt of notice of Escrow Agent of its intent to resign.  If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder.  At any time after the ten (10) business day period, Escrow Agent shall have the right to deliver the Deposit to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder.  Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

(v)                                 Seller and Purchaser each hereby agrees to severally (but not jointly) indemnify, defend and hold harmless Escrow Agent from and against fifty percent (50%) of any and all loss, cost, damage, expense and reasonable out-of-pocket attorneys’ fees and expenses actually incurred by Escrow Agent arising out of it acting as the Escrow Agent hereunder, other than to the extent arising from Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement.

(vi)                              The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement.  Purchaser shall receive a credit against the Purchase Price with respect to any such interest paid to Seller at Closing.  The party receiving such interest (including Purchaser if it receives a credit on account of same against the Purchase Price as aforesaid) shall pay any income taxes thereon.  The taxpayer identification numbers of Seller and Purchaser shall be provided to Escrow Agent by such party upon request.  The provisions of this Section 4(b) shall survive the Closing or termination of this Agreement.

(c)          At the Closing, Seller shall be entitled to retain the Deposit and Purchaser shall deliver to Seller (i) the balance of the Purchase Price (i.e., the Purchase Price less the Deposit), as adjusted pursuant to Sections 6, 7 (including Section 7(b)(ii)), 12 and 13 , minus (ii) the Holdback Escrow Amount.

(d)         All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing such monies to be wire transferred in immediately available federal funds at such bank account or accounts, and divided into such amounts, designated by Seller to Purchaser in writing at least two (2) business days prior to the date such funds are required to be paid as may be required to facilitate the consummation of the transactions contemplated by this Agreement.

(e)          As used in this Agreement, the term “business day” shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.

(f)           Any reference in this Agreement to a “day” or a number of “days” (other than references to a “business day” or “business days”) shall mean a calendar day or calendar days, provided that if the calendar day or last calendar day to perform any act or give any notice or approval shall fall on a calendar day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day.

5.                                      STATUS OF TITLE.

Subject to the terms and provisions of this Agreement, at Closing, title to the Properties shall be subject only to the following (collectively, the “Permitted Encumbrances”):

(a)         any state of facts that a current survey or visual inspection of any of the Properties would disclose;

(b)         the standard printed exclusions from coverage contained in the ALTA form of owner’s title policy currently in use in the jurisdiction in which the applicable Property is located;

(c)          Non-Objectionable Encumbrances (as hereinafter defined);

(d)         property taxes which are a lien but not yet due and payable, subject to proration in accordance with Section 7 hereof (to the extent applicable);

(e)          any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting any of the Properties, as the same now exist or may be hereafter modified, supplemented or promulgated, including, without limitation, all zoning, land use, building and environmental laws, rules, regulations, statutes, ordinances, orders or other legal requirements, including landmark designations and all zoning variances and special exceptions, if any but excluding any judgments against any of the Properties, Seller or any of the Ranger Subsidiary Entities;

(f)           all presently existing and future liens of real estate assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, for the current year and affecting any of the Properties or any portion thereof, provided that such items are not due and payable as of the Closing Date and subject to proration in accordance with Section 7 hereof (to the extent applicable);

(g)          the easements, conditions, restrictions, agreements and encumbrances set forth on Schedule 5(g);

(h)         all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Premises (collectively, “Violations”), existing on the Closing Date; provided, that notwithstanding the foregoing provisions of this Section 5(h), Seller shall pay or bond all monetary fines, fees or penalties accruing prior to the Closing Date with respect any Violations, but excluding those Violations that are the responsibility of any tenant under a lease to cure, correct or remove;

(i)             such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage or affirmatively insure over with respect to the Title Policy;

(j)            any defects, objections or exceptions in the title to the Properties disclosed in the Report or any update thereof received on or prior to the Closing with respect to which (x) an objection notice has not been duly delivered pursuant to Section 6(a)(iii) or (y) Purchaser subsequently agrees to waive or is deemed to have waived in accordance with Section 6(a);

(k)         any defects or other matters which will be extinguished upon the transfer of the Non-Ranger Properties;

(l)             the liens of the Assumed Existing Indebtedness, if any; and

(m)     the rights and interests held by Operators under the Operating Leases and residents under Resident Agreements in effect as of the date hereof and all Operating Leases and Resident Agreements entered into after the date hereof and prior to Closing in accordance with Section 9(b)(i), solely as Operators or residents, as the case may be, with no rights or options to purchase the Properties, or any portion thereof or interest therein.

6.                                      TITLE INSURANCE; LIENS.

(a)         (i)             Purchaser shall obtain a title commitment or report (the “Report”), from any national or local title insurance or abstract companies selected by Purchaser (collectively, the “Title Company”) for owner’s policies of title insurance (collectively, the “Title Policy”) from the Title Company (or its underwriter) with respect to title to each of the Properties and any financing related thereto.

(ii)                                  Purchaser shall have no right to object to any exceptions or other matters disclosed in the Report except for the items in the Report not included as Permitted Encumbrances (collectively, the “Commitment Objections”).  All such exceptions and other matters disclosed in the Report (other than the Commitment Objections) shall be deemed Permitted Encumbrances.

(iii)                               Purchaser shall direct the Title Company to deliver a copy of any updates to the Report obtained by Purchaser to Seller or Seller’s attorney simultaneously with its delivery of the same to Purchaser or Purchaser’s attorney.  If, prior to the Closing Date, the Title Company shall deliver any update to the Report which discloses additional liens, encumbrances or other title exceptions which were not disclosed by the Report and which do not otherwise constitute Permitted Encumbrances hereunder (each, an “Update Exception”), then Purchaser shall have until the earlier of (y) ten (10) business days after delivery of such update to Purchaser or (z) the business day immediately preceding the Closing Date; provided, that if such update is delivered within fifteen (15) business days preceding the Scheduled Closing Date, the Scheduled Closing Date shall be postponed by the number of days between the date that is fifteen (15) business days before the Scheduled Closing Date and the date such update is delivered to Purchaser (the “Update Objection Deadline”) to deliver written notice to Seller objecting to any of the Update Exceptions (the “Update Objections”; the Update Objections and Commitment Objections are, collectively, the “Title Objections”).  If Purchaser fails to deliver such objection notice by the Update Objection Deadline, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not constitute Title Objections, but shall instead be deemed Permitted Encumbrances).  If Purchaser shall deliver such objection notice by the Update Objection Deadline, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections, but shall be Permitted Encumbrances.  Notwithstanding the foregoing, all Seller Exceptions (as defined below) shall automatically be Update Objections without Purchaser’s being required to notify Seller of its objection to same.

(iv)                              Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections, but shall instead be deemed to be Permitted Encumbrances) (A) over which the Title Company is willing to insure (without additional cost to Purchaser or where Seller pays such cost for Purchaser) or (B) which are the responsibility of any Operator under its Operating Lease or a resident under the Resident Agreement to cure, correct or remove (collectively, the “Non-Objectionable Encumbrances”).  Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Title Objections (other than the Seller Exceptions) by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, from time to time, upon at least five (5) business days’ prior notice to Purchaser (except with respect to matters first disclosed during such five (5) business day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date for a period not to exceed forty-five (45) days in the aggregate (the “Title Cure Period”), in order to attempt to eliminate such exceptions.

(b)         If Seller is unable to eliminate any Update Objection, which Seller is not otherwise required to eliminate and remove of record by the Scheduled Closing Date pursuant to Section 6(c) below, and the aggregate amount of Losses to Purchaser as a result of such Title Objections would be equal to or greater than $2,500,000, then Purchaser shall have the right, in its sole discretion, to (i) terminate this Agreement by written notice given to Seller within twenty (20) business days following expiration of the Title Cure Period or (ii) close the transactions contemplated hereunder.  If Purchaser shall fail to deliver the termination notice described within the twenty (20) business day period described above, Purchaser shall be deemed to have made the election under clause (ii).  Upon any termination of this Agreement pursuant to this clause (b), Escrow Agent shall promptly deliver the Deposit to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof.

(c)          It is expressly understood that, except as further provided in this Section 6(c), in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections, or take any other actions to cure or remove any Title Objections, or to otherwise cause title to any of the Properties to be in accordance with the terms of this Agreement on the Closing Date.  Notwithstanding anything in this Section 6 to the contrary, Seller shall be required to cause to be released, satisfied and otherwise removed of record as of the Closing Date, and shall have no right to adjourn the Scheduled Closing Date to do so, any Title Objections which are (collectively, the “Seller Exceptions”): (i) voluntarily recorded by Seller or any of the Ranger Subsidiary Entities or otherwise placed or permitted to be placed by Seller or any of the Ranger Subsidiary Entities against any of the Properties on or following the date hereof (other than with the prior written approval of Purchaser), (ii) voluntarily recorded by Seller or any of the Ranger Subsidiary Entities or otherwise placed or permitted to be placed by Seller or any of the Ranger Subsidiary Entities against any of the Properties prior to the date hereof consisting of mortgages, deeds of trust, security agreements, financing statements or other instruments which evidence or secure indebtedness (other than the Assumed Existing Indebtedness), (iii) mechanics’ liens, tax liens, real estate taxes, water rates and charges and sewer rents and taxes, each of which remain unpaid or of record as of the Closing Date, to the extent any of the foregoing are not the obligation of the Operator under its Operating Lease or a resident under the Resident Agreement, and (iv) not covered by sub-clauses (i), (ii) and (iii) above and can be satisfied and discharged of record by the payment of a liquidated sum not in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) in the aggregate for all Title Objections (the “Monetary Seller Exception Cap”).  If Seller fails to discharge and remove of record any Seller Exceptions on or prior to the Closing Date, such failure shall constitute a default by Seller hereunder, and the provisions of Section 20(b) shall apply, unless Seller elects to apply a portion of the Purchase Price otherwise payable to Seller towards the cost of discharging and removing of record such Seller Exceptions in which case Seller shall not be deemed to not have defaulted hereunder; provided, however, that in no event shall Seller be required to pay any amount in excess of the Monetary Seller Exception Cap for the discharge and removal of Seller Exceptions.

(d)         If Seller shall have adjourned the Scheduled Closing Date in order to cure Title Objections in accordance with the provisions of this Section 6, Seller shall, upon the satisfactory cure thereof, notify Purchaser (such notice being, the “New Closing Notice”) and Purchaser and Seller shall promptly reschedule the Scheduled Closing Date to a date that is at least ten (10) days and not more than thirty (30) days after the earlier of Purchaser’s receipt of the New Closing Notice and the expiration of the Title Cure Period; it being agreed, however, that if any Title Objections arise between the date the New Closing Notice is given and the rescheduled Scheduled Closing Date, Seller may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated; provided, that Seller shall not be entitled to adjourn the new Scheduled Closing Date pursuant to this Section 6 for a period or periods in excess of forty-five (45) days in the aggregate.

(e)          Seller shall cooperate in all reasonable respects with the Title Company in connection with obtaining the Title Policy.  In furtherance and not in limitation of the foregoing, at or prior to the Closing, Seller, the Ranger Subsidiary Entities and/or their respective general partners or members shall deliver to the Title Company such affidavits, certificates, other instruments and documentary evidence as are reasonably requested by the Title Company, including, without limitation, such affidavits and indemnities related to work, repairs and violations with respect to the Properties and/or showing that any judgments, bankruptcies or other returns are not against Seller or any of the Ranger Subsidiary Entities if any title commitment discloses judgments, bankruptcies or other returns against other Persons having names the same or similar to that of Seller or any of the Subsidiary Entities (collectively, the “Title Affidavit”).

7.                                      APPORTIONMENTS.

(a)         With respect to the Cascade Portfolio, Grace Portfolio, Kensington Portfolio, Decathlon Portfolio and Pentathlon Portfolio, in addition to the items set forth in the remaining provisions of this Section 7, the following shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Apportionment Date”) on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365 day year (to the extent applicable to any given Property):

(i)                                     Monthly base rents (collectively, “Base Rents”) under the Operating Leases shall be adjusted and prorated on an if, as and when collected basis.  Base Rents collected by Purchaser, New Joint Venture, or any of their direct or indirect Subsidiaries owning an interest in any Property following the Closing (collectively the “Purchaser Subsidiary Entities”) after the Closing Date from Operators who owe Base Rents for periods prior to the Closing Date as are set forth on the updated arrearage schedule to be provided by Seller to Purchaser at Closing, shall be applied, (A) first to rents due and payable for the calendar month in which the Closing occurs, (B) next to all rents due and payable for the period after the calendar month in which the Closing occurs, and (C) next to all rents due and payable for the period preceding the calendar month in which the Closing occurs.  Each such amount, less reasonable out-of-pocket collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) business days, pay to the other party the portion thereof to which it is so entitled.

(ii)                                  The New Joint Venture shall, or shall cause any applicable Purchaser Subsidiary Entities to, bill Operators owing Base Rents for periods prior to the Closing Date as are set forth on such updated arrearage schedule, on a monthly basis and the New Joint Venture shall, or shall cause the applicable Purchaser Subsidiary Entities to, use commercially reasonable efforts to collect such past due Base Rents; provided, that such parties shall have no obligation to commence any actions or proceedings to collect any such past due Base Rents.  Base Rents collected by any Purchaser Subsidiary Entity after the Closing Date to which Seller is entitled shall be paid to Seller within five (5) business days after receipt thereof by such Subsidiary Entity.  The New Joint Venture shall, or shall cause the applicable Purchaser Subsidiary Entities to, provide Seller with monthly reports setting forth the status of such collection efforts.  Seller shall not take any action to pursue such Operators to collect such delinquencies.

(iii)                               With respect to any Operating Lease that provides for the payment of additional, participation, percentage or escalation rent based upon (A) a percentage of an Operator’s gross revenues or net operating income during a specified annual or other period or (B) increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter’s wages (collectively, “Overage Rent”), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

(iv)                              The New Joint Venture shall, or shall cause the applicable Purchaser Subsidiary Entities to, (A) promptly render bills for any Overage Rent payable for any accounting period that expired prior to the Closing Date, but which is to be paid after the Closing Date as are set forth on an the updated arrearage schedule to be provided by Seller to Purchaser at Closing; (B) bill Operators for such Overage Rent attributable to an accounting period that expired prior to the Closing Date as are set forth on such arrearage schedule, on a monthly basis; and (C) use commercially reasonable efforts in the collection of such Overage Rent; provided, that such parties shall have no obligation to commence any actions or proceedings to collect any such Overage Rent.  Seller shall not take any action to pursue such Operators to collect such delinquencies.  Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Overage Rent, and the New Joint Venture shall, or shall cause the applicable Purchaser Subsidiary Entities to, deliver to Seller, concurrently with delivery to Operators, copies of all statements relating to Overage Rent for any period prior to the Closing Date, including the aforementioned updated arrearage schedule.  The New Joint Venture shall, or shall cause the applicable Purchaser Subsidiary Entities to, bill Operators for Overage Rents for accounting periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller.

(v)                                 Overage Rent payable for the accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.  If, prior to the Closing Date, any Seller or Seller Party receives any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sums (less reasonable out-of-pocket collection costs actually incurred by Seller or any Subsidiary Entity) shall be apportioned at the Closing Date.  If any Purchaser Subsidiary Entity receives any installments of Overage Rent attributable to Overage Rent for periods prior to the accounting period in which the Closing Date occurs, such sums (less reasonable out-of-pocket collection costs actually incurred by Purchaser or any Subsidiary Entity) shall be paid to Seller within five (5) business days after the Subsidiary Entity receives payment thereof.

(vi)                              Any payment by Operators of Overage Rent shall be applied to Overage Rent then due and payable in the following order of priority:  (A) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs (subject to apportionment pursuant to this Section 7), (B) second, in payment of Overage Rent for the accounting period following the one in which the Closing Date occurs, and (C) third, in payment of Overage Rent for the period preceding the accounting period in which the Closing Date occurs.

(vii)                           To the extent any portion of Overage Rent is required to be paid monthly by Operators on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year or any other applicable accounting period), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with such Operators, then such portion of the Overage Rent shall be prorated between Seller and Purchaser on the Closing Date based on such estimated payments (i.e., with (x) Seller entitled to retain all monthly installments of such amounts with respect to periods prior to the calendar month in which the Closing Date occurs, to the extent such amounts are as of the Closing Date estimated to equal the amounts ultimately due to Seller for such periods, (y) Purchaser entitled to receive all monthly installments of such amounts with respect to periods following the calendar month in which the Closing Date occurs, and (z) Seller and Purchaser apportioning all monthly installments of such amounts with respect to the calendar month in which the Closing Date occurs).  At the time(s) of final calculation and collection from (or refund to) Operators of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Seller and Purchaser, with the net credit resulting from such re-proration, after accounting for amounts required to be refunded to Operators, being payable to the appropriate party (i.e., to Seller if the recalculated amounts exceed the estimated amounts and to Purchaser if the recalculated amounts are less than the estimated amounts).

(viii)                        To the extent that any Operator, pursuant to a right contained in an existing Operating Lease, conducts an audit respecting any Overage Rent calculation (a “Rent Audit”) for an accounting period that expired prior to the Closing Date, or otherwise becomes entitled to a refund of Overage Rent with respect to a period prior to the Closing Date, Seller shall be liable for any refunds due to such Operator or shall be entitled to receive and retain any additional payments due from such Operator as the result of such Rent Audit.  The results of any Rent Audit for any other accounting period shall be apportioned in the same manner as Overage Rent.  Rent Audits for accounting periods that expire prior to the Closing Date shall be settled by Seller in accordance with the applicable existing Operating Lease, subject to Purchaser’s approval, which shall not be unreasonably withheld, delayed or conditioned; provided, that Purchaser’s consent to any such settlement shall not be required if the Operator as part of such settlement agrees that such settlement shall not be binding on the landlord in calculating similar amounts for subsequent years and that such Operator will not introduce any such settlement in challenging amounts due in any such subsequent year.  Rent Audits for accounting periods prior to the Closing Date but extending after the Closing Date shall be settled by the Purchaser Subsidiary Entities (as controlled by the New Joint Venture) in accordance with the applicable existing Operating Lease, but Seller shall receive notice of all negotiations or proceedings in connection therewith, shall have the right to participate and/or intervene therein and shall be entitled to approve all matters to be approved by the landlord under the applicable existing Operating Lease in connection therewith, including, without limitation, settlements of any such proceedings, which approval shall not be unreasonably withheld, delayed or conditioned as long as any such settlement includes a full and final release of the Seller as a predecessor landlord.

(ix)                              To the extent that any amounts are paid or payable to Seller or any Purchaser Subsidiary Entity by an Operator under an Operating Lease in advance of the period to which such expense applies, whether as a one-time payment or in installments (e.g. for real property tax escalations), such amounts shall be apportioned as provided above but based upon the period for which such payments were or are being made.

(x)                                 To the extent any payment received from an Operator after Closing does not indicate whether the payment is for an item of Base Rent or Overage Rent, and the same cannot be clearly determined from the context of such payment, then such payment will be applied (x) first to payment of any Base Rent then due or delinquent, in accordance with paragraphs (i) and (ii) above, and (y) second to any Overage Rent then due or delinquent, in accordance with paragraphs (iii)-(ix) above.

(xi)                              Debt service payable on the Existing Loans (as hereinafter defined) shall be apportioned as provided above.

(b)         With respect to the Ranger Portfolio:

(i)                                     Not later than five (5) Business Days prior to the anticipated Closing Date, Seller shall prepare in good faith and deliver to Purchaser a statement that shall set forth the estimated Ranger Closing Net Working Capital (“Estimated Ranger Closing Net Working Capital Statement”). For purposes hereof, “Ranger Closing Net Working Capital” means an amount equal to (i) the current assets of FC Ranger and Ranger Properties Co and its subsidiaries on a consolidated basis (excluding deferred Tax assets), less (ii) the current liabilities of the FC Ranger and Ranger Properties Co and its subsidiaries on a consolidated basis (excluding deferred Tax liabilities), as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date, each as calculated in accordance with the policies, procedures and methodologies contained on Exhibit C attached hereto.  For the avoidance of doubt, any costs or expenses of FC Ranger and Ranger Properties Co and its subsidiaries incurred (whether or not billed) in connection with the transactions contemplated by this Agreement but not paid prior to the Closing shall be current liabilities of FC Ranger and Ranger Properties Co for purposes of determining Ranger Closing Net Working Capital.

(ii)                                  If the Estimated Ranger Closing Working Capital (A) exceeds the amount specified as the “Reference Net Working Capital” on Exhibit C attached hereto (the “Reference Net Working Capital”), then the cash consideration payable at Closing in respect of the Ranger Portfolio pursuant to Section 4 will be increased by the amount of such excess or (B) is less than the Reference Net Working Capital, then the cash consideration payable at Closing in respect of the Ranger Portfolio pursuant to Section 4 will be decreased by the amount of such deficit.

(iii)                               Within one hundred twenty (120) days after the Closing Date, Purchaser shall prepare in good faith, and deliver to the Stakeholder Representatives, a statement that shall set forth the Ranger Closing Net Working Capital (the “Closing Ranger

Net Working Capital Statement”).  The Closing Ranger Net Working Capital Statement shall be prepared in accordance with accounting principles, policies and practices used in the preparation of the Estimated Ranger Net Working Capital Statement.  Following delivery of the Closing Ranger Net Working Capital Statement, the Stakeholder Representatives shall have reasonable access to the work papers and other materials used by Purchaser in the preparation of the Closing Ranger Net Working Capital Statement.

(iv)                              The Closing Ranger Net Working Capital Statement shall be final, conclusive and binding on the Parties unless the Stakeholder Representatives provide a written notice (a “Dispute Notice”) to Purchaser no later than thirty (30) days after delivery of the Closing Ranger Net Working Capital Statement setting forth in reasonable detail any item on the Closing Ranger Net Working Capital Statement that the Stakeholder Representatives believe has not been prepared correctly in accordance with Exhibit C.  Any item to which no dispute is raised in the Dispute Notice shall be final, conclusive and binding on the Parties.

(v)                                 Purchaser and the Stakeholder Representatives will attempt to resolve the items raised in a Dispute Notice in good faith for a period of twenty (20) days following the delivery of a Dispute Notice.  During such twenty (20) day period, the Stakeholder Representatives and their representatives shall have reasonable access to, and be able to make copies of, the work papers used by Purchaser in the preparation of the Closing Ranger Net Working Capital Statement, and shall have reasonable access to Purchaser’s personnel and representatives who assisted in the preparation of the Closing Ranger Net Working Capital Statement.  Amounts resolved by such attempts within the twenty (20) day period will be deemed to have been finally resolved for purposes of the Dispute Notice and shall be final, conclusive and binding on the Parties.  If Purchaser and the Stakeholder Representatives are unable to resolve all disputed items in the Dispute Notice within the twenty (20) day period, Purchaser and the Stakeholder Representatives will submit the disputed items (together with the Closing Ranger Net Working Capital Statement and the Dispute Notice (as modified to reflect any mutually agreed upon resolution to any one or more items)) for determination to KPMG LLP or such other nationally recognized independent auditor as may be mutually agreed between Purchaser and the Stakeholder Representatives (the “Auditor”) as promptly as practicable, and not later than ten (10) days after the expiration of the twenty (20) day period.  Purchaser and the Stakeholder Representatives shall use commercially reasonable efforts to cause the Auditor to render its decision within forty-five (45) days (and in any event as soon as practicable) after the submission to the Auditor of the disputed items, including by promptly complying with all reasonable requests by the Auditor for access to working papers, information, books, records and similar items and personnel and representatives of the Parties and their Affiliates to the extent practicable.  The Auditor will review only those items and amounts specifically submitted by Purchaser and the Stakeholder Representatives.  The Auditor’s determination shall be (i) in writing, (ii) furnished to each of the Parties within forty-five (45) days, to the extent practicable, and in any event as promptly as practicable, after the items or amounts in dispute have been referred to the Auditor, (iii) made in accordance with this Section 7(b)(v), and (iv) final, conclusive and binding on the Parties.  Nothing herein will be construed as to authorize or permit the Auditor to determine any question or matter whatsoever under or in connection with this Agreement, except as set forth in the immediately preceding sentence.  The fees and expenses of the Auditor with respect to the dispute referred to in this Section 7(b)(v) shall be borne by Purchaser and the Stakeholder Representatives in proportion to the Auditor’s determination of the Ranger Closing Net Working Capital relative to Purchaser’s and the Stakeholder Representatives’ respective calculations of the Ranger Closing Net Working Capital, as submitted to the Auditor.

(vi)                              Promptly, and in any event no later than the fifth (5th) Business Day, after final determination of each of the Ranger Closing Working Capital in accordance with Section 7(b)(iv) and/or Section 7(b)(v) (the “Final Closing Ranger Net Working Capital”), the cash consideration paid at Closing in respect of the Ranger Portfolio pursuant to Section 4 shall be adjusted as follows:

(1)         If the Final Closing Ranger Net Working Capital is greater than the Estimated Closing Ranger Net Working Capital, Purchaser shall pay the amount of such excess to the Stakeholder Representatives on behalf of the Ranger Sellers, to be distributed to the Ranger Sellers in accordance with the statement provided pursuant to Section 41(g).

(2)         If the Estimated Closing Ranger Net Working Capital is greater than the Final Closing Ranger Net Working Capital, the Stakeholder Representatives, on behalf of the Ranger Sellers, shall cause the amount of such excess to be paid to Purchaser from the Holdback Escrow Account in accordance with the terms set forth in the Holdback Escrow Agreement; provided, that, for the avoidance of doubt, any such payment shall not be considered a payment with respect to an indemnification claim or count towards the limit on such payments by Seller pursuant to Section 11(k)(iii)(2).

(vii)                           In addition to the adjustment set forth in Section 7(b)(ii), the cash consideration payable at Closing in respect of the Ranger Portfolio pursuant to Section 4 shall be adjusted as follows:

(1)         decreased (with respect to any positive number) or increased (with respect to any negative number), as applicable, by (A) the product of (I) the capital expenditures budget for the Ranger Portfolio for the calendar year 2014 that was previously provided by Seller to Purchaser (in the aggregate amount of $2,584,094) multiplied by (II) the 2014 Pro Rata Portion minus (B) amounts expended by Seller in calendar year 2014 prior to the Closing Date for such budgeted capital expenditures for the Ranger Portfolio.  “2014 Pro Rata Portion” means a fraction, the numerator of which is the number of days in calendar year 2014 preceding the Closing Date and the denominator of which is 365;

(2)         decreased by the excess (if any) of (I) the lesser of (A) the aggregate cost of immediate repair conditions listed on the property conditions reports obtained by Purchaser in connection with the transactions contemplated in this Agreement with respect to the Ranger Properties (other than the Ranger Properties known as Garden Estates of Temple and Garden Estates of Tyler) and (B) $400,000 over (II) amounts expended by Seller prior to the Closing Date for such immediate repair conditions; and

(3)         decreased by the aggregate cost of the unperformed items set forth on Exhibit A to Schedule 3(f) with respect to the Ranger Properties known as Garden Estates of Temple and Garden Estates of Tyler.

(c)          The New Joint Venture shall have no right to receive any rental insurance proceeds which relate to the period prior to the Closing Date and, if any such proceeds are delivered to any Purchaser Subsidiary Entity post-closing for the period prior to the Closing Date, the New Joint Venture shall cause the applicable Purchaser Subsidiary Entity, within five (5) business days following receipt thereof, to pay the same to Seller.

(d)         Within thirty (30) days following the Effective Date, Seller shall deliver to Purchaser a preliminary closing statement (the “Preliminary Closing Statement”) which will show the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for in Section 7(a), and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing pursuant to Section 4, as applicable.  Not later than two (2) business days prior to the Scheduled Closing Date, Seller and Purchaser shall agree on any revisions necessary to the Preliminary Closing Statement which Preliminary Closing Statement, as revised (the “Closing Statement”), shall be the basis on which adjustments pursuant to Section 7(a) shall be made as of the Closing Date. Not later than the first (1st) anniversary of the Closing Date, Seller and Purchaser will jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for in Section 7(a) and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid).  The net amount due Seller or Purchaser, if any, by reason of adjustments to the Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) business days following that party’s receipt of the approved Final Closing Statement; provided that any amount owed to Purchaser may be paid to Purchaser from the Holdback Escrow Account in accordance with the terms set forth in the Holdback Escrow Agreement; provided, that, for the avoidance of doubt, any such payment shall not be considered a payment with respect to an indemnification claim or count towards the limit on such payments by Seller pursuant to Section 11(k)(iii)(2).  The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Seller and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement and except for other amounts payable hereunder pursuant to provisions which survive the Closing.  Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Properties, Seller and the Purchaser Subsidiary Entities during normal business hours upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for in Section 7(a).

(e)          If any payment to be made after Closing under this Section 7 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus

5% (the “Default Rate”).  To the extent a payment provision in this Section 7 does not specify a period for payment, then for purposes hereof such payment shall be due within five (5) business days of the date such payment obligation is triggered.

(f)           The provisions of this Section 7 shall survive the Closing.

8.                                      INTENTIONALLY OMITTED.

9.                                      COVENANTS OF SELLER.

(a)         During the period from the date hereof until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by Purchaser, Seller shall, and shall cause the Ranger Subsidiary Entities to:

(i)                                     maintain in full force and effect the insurance policies currently in effect with respect to the Properties (or replacements continuing similar coverage);

(ii)                                  name the New Joint Venture as an additional insured on each of insurance policies with respect to the Properties with respect to business interruption or rental loss insurance coverage in order to allow the New Joint Venture to receive payment for the post-Closing loss of rent in the event any tenants (including any Operators) are entitled to any rent abatements or to terminate their applicable lease resulting from any pre-Closing Casualty;

(iii)                               operate, manage and maintain the Properties and the Ranger Subsidiary Entities (to the extent Seller or any of the Seller Parties has such control) in the ordinary course of business in a manner consistent in all material respects with past practice and applicable Legal Requirements, including Health Care Laws, provided that the maintenance of the Properties shall be subject to ordinary wear and tear and neither Seller nor any of the Ranger Subsidiary Entities shall be required to make any capital improvement or replacement to the Properties;

(iv)                              perform all of their obligations under the Operating Leases and Resident Agreements and other agreements of Seller and the Ranger Subsidiary Entities in all material respects;

(v)                                 promptly notify Purchaser of all violations, judgments, claims and litigation affecting Seller, any of the Ranger Subsidiary Entities and/or any of the Properties;

(vi)                              promptly notify Purchaser of, and promptly deliver to Purchaser a copy of, any written notice Seller, any of the Ranger Subsidiary Entities or any Seller Party actually receives, on or before the Closing, from any Governmental Authority, concerning any alleged violation of Health Care Laws at the Properties that has not been previously disclosed in writing by Seller to Purchaser;

(vii)                           promptly notify Purchaser of, and promptly deliver to Purchaser a copy of, any written notice Seller, any of the Ranger Subsidiary Entities or any Seller Party actually receives, on or before the Closing, from any Governmental Authority, concerning any environmental condition affecting any of the Properties or any alleged violation of Environmental Law at the Properties that has not been previously disclosed in writing by Seller to Purchaser;

(viii)                        make the debt service payments required under the Existing Loan Documents (as hereinafter defined) and otherwise comply with the borrower’s obligations thereunder in all material respects;

(ix)                             intentionally omitted;

(x)                                 promptly (and in any case within five (5) business days) provide written notice to Seller if any Ranger Subsidiary Entity enters into any management Contract with Senior Lifestyle Corporation (“SLC”) as the manager of any Ranger Properties in replacement of Prestige Healthcare Management, which notice shall include a true and correct copy of such Contract; and

(xi)                              obtain an extended reporting period (ERP) insurance policy with respect to the underlying and excess general liability and professional liability policies with respect to the Ranger Portfolio currently maintained by the Sellers or the Ranger Subsidiary Entities and any other underlying or excess general liability or professional liability policies with respect to the Ranger Portfolio required to be obtained on or prior to the Closing Date pursuant to the terms of this Agreement or the JV Agreement, in each case with a zero dollar ($0) deductible and from the insurance provider providing such policies.

(b)         During the period from the date hereof until the Closing Date, Seller shall not, and shall cause the Subsidiaries Entities not, to the extent the same would be binding on or affect any of the Properties, the Ranger Subsidiary Entities or the Interests or any owner thereof after the Closing, without Purchaser’s prior written approval:

(i)                                     enter into any new Operating Lease or Ranger Operating Lease or terminate, amend or modify any existing Operating Lease or Ranger Operating Lease (except as required pursuant to its express terms);

(ii)                                  only from and after expiration of the Due Diligence Period, apply any Rent Reserves held under Operating Leases;

(iii)                               except (x) in the ordinary course of business and (y) with respect to those certain new management Contracts to be entered into with SLC in replacement of Prestige Healthcare Management as the manager of certain Ranger Properties to the extent that such Contracts are in substantially the same form as the draft copies of Contracts that have been provided to the Purchaser prior to the Effective Date (collectively, the “New SLC Management Contracts”), enter into or amend or modify (1) any material Contracts with respect to any Ranger Subsidiary Entity or the Ranger Portfolio other than Contracts which, by their terms, are not terminable or cancelable as of Closing or at any time within thirty (30) days without penalty, cost or liability or (2) any material Contracts with respect to any Non-Ranger Property; provided that Purchaser shall not unreasonably withhold its consent to any amendment or modification to any management Contract with SLC in effect as of the Effective Date if such amendment or modification amends such existing management Contracts to conform the same to the provisions of the New SLC Management Contracts except for the management fee structure, which may not conform to the New SLC Management Contracts but such change shall not result in an aggregate management fee, for all Ranger Properties currently managed by SLC, in excess of the aggregate management fee which is currently effective for the Ranger Properties currently managed by SLC as set forth in the budget for calendar year 2014;

(iv)                              hire any employees;

(v)               subject any of the Properties, or consent, to any additional liens, encumbrances, covenants, restrictions or easements other than Permitted Encumbrances;

(vi)            apply for or consent to any zoning change, variance, subdivision, lot line adjustment or similar change with respect to any of the Properties;

(vii)                           make, revoke or change any material Tax election or method of Tax accounting, file an amended Tax Return or a claim for refund of Taxes, enter into any ruling request, closing agreement, or similar agreement with respect to Taxes, settle or compromise, or consent to, any claim or assessment relating to Taxes, or extend or waive the statute of limitations for any such claim or assessment;

(viii)                        make any voluntary prepayments of principal under any of the Existing Loans; or

(ix)                              amend or modify any of the Existing Loan Documents other than as may be required or permitted in accordance with Section 38.

(c)          Whenever in clauses (i), (iii) and (vi) of Section 9(b) Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser’s consent shall not be unreasonably withheld, and if Purchaser fails to notify Seller of its disapproval within five (5) business days after receipt of Seller’s written request therefor, Purchaser shall be deemed to have approved same.

(d)         To the extent any of the actions described in the foregoing Sections 9(a) or 9(b) are undertaken by any Operating Tenant and/or Operators and neither Seller nor any Subsidiary Entity has the right to consent to such action pursuant to the terms of the applicable Operating Lease, other lease, management agreement or otherwise, then the consummation of such action by such Operating Tenant and/or Operator shall not be deemed to be a breach of the foregoing Sections 9(a) or 9(b).

(e)          Cooperation with Audit. Seller acknowledges that Purchaser may be, or, subject to Section 28, may assign all of its right, title and interest in and to this Agreement to an assignee that may be affiliated with a publicly registered company (“Registered Company”) promoted by Purchaser. Seller acknowledges that it has been advised that if Purchaser is affiliated with a Registered Company, Purchaser may be required to make certain filings with the

Securities and Exchange Commission (the “SEC Filings”) that relate to the three (3) most recent pre-acquisition fiscal years (the “Audited Years”) and the current fiscal year through the date of acquisition (the “stub period”) for each Property. To assist Purchaser in preparing the SEC Filings, Seller covenants and agrees to use commercially reasonable efforts to provide Purchaser with the following within five (5) Business Days prior to the expiration of the Due Diligence Period and any time thereafter until the first anniversary of the Closing Date: (i) access to bank statements for the Audited Years and stub periods; (ii) rent roll as of the end of the Audited Years and stub periods; (iii) operating statements for the Audited Years and stub periods; (iv) access to the general ledger for the Audited Years and stub periods; (v) cash receipts schedule for each month in the Audited Years and stub periods; (vi) access to invoices for expenses and capital improvements in the Audited Years and stub periods; (vii) accounts payable ledger and accrued expense reconciliations; (viii) check register for the Audited Years and stub periods and the three months thereafter; (ix) all leases and 5-year lease schedules; (x) copies of all insurance documentation for the Audited Years and stub periods; (xi) copies of accounts receivable aging as of the end of the Audited Years and stub periods along with an explanation for all accounts over thirty (30) days past due as of the end of the Audited Years and stub periods; (xii) signed representation letter in the form attached hereto as Exhibit D (the “Representation Letter”), with such modifications as may reasonably be required to such form to substitute the income tax basis method of accounting for GAAP for any Representation Letter delivered with respect to any Non-Ranger Property; (xiii) all organizational documents of Seller; (xiv) confirmation of all cash receivables and payables for the Audited Years and the stub periods; (xv) all information related to financial statement footnotes; and (xvi) to the extent necessary, the information set forth in the letter in the form attached hereto as Exhibit E (the “Audit Letter”).  Purchaser shall reimburse Seller for any reasonable and documented out-of-pocket third-party expenses incurred by Seller in connection complying with the obligations set forth in the previous sentence.  Seller also agrees to deliver to Purchaser a signed Representation Letter and the foregoing requested information within five (5) Business Days prior to Closing, and such delivery shall be a condition to Closing. Seller acknowledges receipt of a sample audit request deliverables checklist provided by Purchaser for Seller’s review. Purchaser understands that not all of the items listed thereon may be applicable to Seller and the Properties, but Seller agrees to use commercially reasonable efforts to deliver or otherwise make available at the Properties the items listed thereon to the extent applicable and requested by Purchaser’s auditor. Notwithstanding any language to the contrary set forth herein, Purchaser agrees to engage Purchaser’s auditor at its sole cost and expense and to reimburse Seller for the fees and expenses actually charged by Seller’s auditor in assisting Purchaser’s auditor with the foregoing audit and SEC Filings (not to include the cost of Seller’s audited consolidated financial statements or other fees or expenses which Seller would have incurred regardless of the foregoing audit and SEC filing requirements). Seller shall not incur any additional liability to Purchaser as a result of any information provided pursuant to this Section 9(e) that Seller would not otherwise have been subject to absent this Section 9(e); provided that this sentence shall in no way release or limit any liability that Seller may otherwise have pursuant to Section 11. The provisions of this Section 9(e) shall survive Closing.

(f)           Commercially Reasonable Efforts; Cooperation. Seller shall (i) use commercially reasonable efforts prior to Closing to obtain any consents, approvals, exemptions and authorizations of third parties, including Governmental Authorities and Third Party Payors, to the transactions contemplated hereby, (ii) cooperate with Purchaser following the Closing to obtain any such consents, approvals, exemptions and authorizations to the extent that they have not yet been obtained, and (iii) notify any third parties, including Governmental Authorities and Third Party Payors, of the transactions contemplated hereby, in each case to the extent such consent or notification is required pursuant to any written agreement of Seller or any Ranger Subsidiary Entity, is required by applicable Legal Requirements, including Health Care Laws, or is necessary for the continued operation of the Properties under the full scope of their current licensure.

(g)          Purchaser’s Disclosures.  Seller acknowledges that Purchaser is the subsidiary of a Real Estate Investment Trust (“REIT”) and that, as such, it is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Agreement or the provisions of any other existing agreement between the parties hereto to the contrary, Purchaser may publicly file, disclose, report or publish any and all information related to this Agreement that may be reasonably interpreted as being required by applicable Legal Requirements.

(h)         No Shop.  Between the date hereof and the Closing Date (or the date of any earlier termination of this Agreement), Seller shall not, and shall cause the Ranger Subsidiary Entities and Seller Parties not to, solicit, encourage, or facilitate (including by way of providing information regarding the Property, Seller, the Ranger Subsidiary Entities or their businesses to any Person or providing access to any Person) any inquiries, discussions or proposals regarding, continue or enter into discussions or negotiations with respect to, or enter into or consummate any agreement or understanding in connection with any proposal regarding, any purchase or other acquisition of all or any portion of the Property or the assets or properties of Seller or the Ranger Subsidiary Entities or any direct or indirect interests therein (whether newly issued or currently outstanding), any merger, business combination or recapitalization involving Seller or the Ranger Subsidiary Entities, the liquidation, dissolution or reorganization of Seller or the Ranger Subsidiary Entities, or any similar transaction, and Seller shall cause its and the Ranger Subsidiary Entities’ directors, officers, employees, agents, representatives and Affiliates to refrain from any of the foregoing.  Seller shall promptly notify Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Property, any Ranger Subsidiary Entities, Seller or any of their respective representatives, including the nature and terms of any of the foregoing and the identity of the parties involved.  Notwithstanding the foregoing, Seller shall not be prohibited from encouraging, facilitating or discussing the restructuring or liquidation of any Seller Party (other than any Ranger Subsidiary Entity) in connection with the Asset Acquisitions or the Property Acquisitions contemplated in this Agreement (including such restructurings and liquidations that may be required in order for Seller to receive its desired tax treatment with respect to such transactions) with any direct or indirect investors in Seller, any Operator or any other Seller Party.

10.                               CONDITIONS TO CLOSING.

(a)         Conditions to Obligations of Seller.  The obligation of Seller to consummate the Closing shall be subject to the fulfillment (or, in Seller’s sole discretion, written waiver by Seller) at or prior to the Closing Date of the following conditions:

(i)                                     Representations and Warranties.  The representations and warranties of Purchaser contained in Section 11(h) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct has not had, or would not be reasonably expected to have, either individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

(ii)                                  Performance of Obligations.  Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date.  Purchaser shall have satisfied all of its obligations pursuant to Sections 17(b) and (c).

(iii)                               Lender Consent.  The Existing Lender Consent (as hereinafter defined) for all Existing Loans has been obtained in accordance with the provisions of Section 38.

(iv)                              Regulatory Approvals.  The governmental approvals, consents, and authorizations (as defined in Section 10(b)(xi)) that are required by the applicable Governmental Authorities set forth on Schedule 10(b)(xi), pursuant to applicable laws, regulations, or agency guidance, for closing on the transactions contemplated hereby, shall have been made or obtained, as subject to conditions customarily imposed, if any, by such Governmental Authorities with respect to such transactions.

If any of the conditions to Seller’s obligations to close under this Agreement are not satisfied on and as of the then scheduled Closing Date and such failure is not otherwise a result of any default by Purchaser (in which event Seller would be afforded the rights under Section 20(a) hereof) or Seller (in which event Purchaser would be afforded the rights under Section 20(b) hereof) under this Agreement, then Seller may elect to either: (a) waive such failure and proceed to Closing or (b) terminate this Agreement by written notice to Purchaser, in which event the Deposit shall be immediately returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations to the other under this Agreement, except those arising under provisions that expressly survive such termination.

(b)         Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the Closing shall be subject to the fulfillment (or, in Purchaser’s sole discretion, written waiver by Purchaser) at or prior to the Closing Date of the following conditions:

(i)                                     Representations and Warranties.  The representations and warranties of Seller (1) contained in Section 11(d) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date) and (2) contained in Sections 11(c) and 11(e) shall be true and correct (without regard to any qualifications as to materiality or material adverse effect (or any correlative terms)) as of the Closing Date as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct has not had, or would not be reasonably expected to have, either individually or] in the aggregate, a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts that (A) is or could reasonably be expected to be (individually or in the aggregate) materially adverse to the business, condition (financial or otherwise), assets, liabilities, results of operations of the of the Ranger Subsidiary Entities or the Properties taken as a whole or (B) has or could reasonably be expected to (individually or in the aggregate) result in Losses to the Purchaser or a decrease in the aggregate value of the Ranger Subsidiary Entities and the Properties in an aggregate amount equal to or greater than $70,000,000; provided, in each case, that no adverse event, change, development, effect, condition, circumstance, matter, occurrence or state of facts shall be deemed either individually or in the aggregate to constitute, or be taken into account in determining whether there has been or would be a Material Adverse Effect if it results from or arises out of: (I) the execution, delivery, announcement of this Agreement or pendency of the Asset Acquisitions or Interest Acquisitions, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Purchaser; (II) changes in general economic, business, regulatory, political or market conditions or in national or global financial markets or in global, national or regional political conditions; (III) any natural disaster, acts of terrorism, armed hostilities or war or any escalation or worsening thereof;  (IV) any changes in United States generally accepted accounting principles (“GAAP”) or applicable Laws or interpretations thereof; (V) general changes or developments in any of the industries in which the Ranger Subsidiary Entities operate; (VI) any action taken by Seller, the Stakeholder Representatives, or which Seller causes to be taken by any of its Affiliates, in each case which is required or permitted by this Agreement or (VII) any actions taken (or omitted to be taken) at the written request of Purchaser or with Purchaser’s written consent, except with respect to clauses (II), (III), (IV) and (V), to the extent (and only to the extent) that the Ranger Subsidiary Entities and the Properties are not materially disproportionately impacted by such events in comparison to others in the industry in which they operate.

(ii)                Performance of Obligations.  Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date.  Seller shall have satisfied all of its obligations pursuant to Section 17(a) and Section 17(c).

(iii)             Title.  Title to each of the Properties shall be free and clear of all liens, security interests, pledges or other similar encumbrances, other than the Permitted Encumbrances and as expressly permitted pursuant to this Agreement.  Furthermore, at Closing, the Title Company shall be irrevocably and unconditionally committed to issue a 2006 ALTA form owner’s title insurance policy, with extended coverage (but subject to the Permitted Encumbrances), in the full amount of the Purchase Price applicable to each of the Properties, insuring marketable fee title to the Properties vested in Purchaser or the applicable Purchaser Subsidiary Entity, subject only to the payment of the premium therefor, the

Permitted Encumbrances and those other exceptions approved by Purchaser in accordance with this Agreement.

(iv)                              Estoppel Certificates.  Seller shall have obtained and delivered to Purchaser the Required Purchaser Estoppel Certificates in accordance with the provisions of Section 36.

(v)                                 Intentionally Omitted.

(vi)                              Lender Consent; No Defaults under Existing Loans.  The Existing Lender Consent for all Existing Loans shall have been obtained in accordance with the provisions of Section 38, and no monetary or material non-monetary defaults shall have occurred and be continuing under any of the Existing Loans.

(vii)                           Operating Leases.  All of the Operating Leases and Ranger Operating Leases shall be in full force and effect, and no monetary or material non-monetary default by Seller or any Ranger Subsidiary Entity shall have occurred and be continuing under any of the Operating Leases and/or Ranger Operating Leases.

(viii)                        REIT Opinion.  Purchaser shall have received a written “will” opinion (which may be a “reasoned” opinion) by Seller’s counsel named herein or other counsel reasonably acceptable to Purchaser, dated as of the Closing Date, that, since January 1, 2014 through the Closing Date, FC Ranger was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT under the Code, which opinion: (1) will be subject to customary assumptions and limitations; (2) will be based on customary representations, warranties and covenants contained in an officer’s certificate executed by one or more officers of FC Ranger; and (3) will assume the correctness of opinions of counsel issued to one or more REIT entities that were owned by FC Ranger either directly or indirectly through one or more pass-through entities prior to their liquidation in 2013.  Seller shall provide draft forms of the opinion and officer’s certificate required to be delivered by Seller pursuant to this Section 10(b)(viii) to Purchaser for Purchaser’s review as promptly as practicable following the date hereof, consider in good faith comments and suggestions from the Purchaser to such opinion and officer’s certificate, and Seller and Purchaser shall each cooperate with each other reasonably and in good faith to reach mutual agreement with respect to the final forms of such opinion and officer’s certificate.

(ix)                              Amendment of Operating Leases.  Each Non-Ranger Operating Lease that provides for rent described in Section 856(d)(2) of the Code shall have been amended so that all rent payable under such Non-Ranger Operating Lease qualifies as “rents from real property” under Section 856(c)(2)(C) of the Code for all periods from and after the Closing.

(x)                                 Intentionally Omitted.

(xi)                              Regulatory Approvals.  The governmental approvals, consents, and authorizations that are required by the applicable Governmental Authorities set forth on Schedule 10(b)(xi), pursuant to applicable laws, regulations, or agency guidance, for closing on the transactions contemplated hereby, shall have been made or obtained, as subject to conditions customarily imposed, if any, by such Governmental Authorities with respect to such transactions.  Notices that are required by the Governmental Authorities set forth on Schedule 10(b)(xi), pursuant to applicable laws, regulations, or agency guidance, for closing on the transactions contemplated hereby, shall have been made by Seller, and any consents, authorizations, orders, permits or approvals required by such Governmental Authorities in order to operate the Properties following the Closing in a manner that is substantially similar to the current operation of the Properties shall have been obtained.  The terms “approvals, consents, and authorizations” shall include written communication from the applicable Governmental Authority confirming approval, consent or authorization, as applicable, with respect to the consummation of the transactions contemplated hereby and, in the case of a Governmental Authority which does not respond to three (3) separate written communications, shall include Seller’s final communication to such Governmental Authority affirmatively stating that no further action on the part of either Purchaser, Seller, or Governmental Authority is required prior to the consummation of the transactions contemplated hereby.

If any of the conditions to Purchaser’s obligations to close under this Agreement are not satisfied on and as of the then scheduled Closing Date and such failure is not otherwise a result of any default by Seller (in which event Purchaser would be afforded the rights under Section 20(b) hereof) or Purchaser (in which event Seller would be afforded the rights under Section 20(a) hereof) under this Agreement, then Purchaser may elect to either: (a) waive such failure and proceed to Closing or (b) terminate this Agreement by written notice to Seller, in which event the Deposit shall be immediately returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations to the other under this Agreement, except those arising under provisions that expressly survive such termination.

11.                               CONDITION OF THE PROPERTIES; REPRESENTATIONS.

(a)         PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, NEITHER SELLER NOR ANY OTHER SELLER PARTY, NOR ANY OTHER PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE INTERESTS OR ANY OF THE PROPERTIES, THE PERMITTED USE OF THE PROPERTIES OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTIES THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTIES, OR OTHERWISE RELATING TO THE PROPERTIES OR THE TRANSACTIONS CONTEMPLATED HEREIN.  PURCHASER FURTHER

ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, ALL MATERIALS THAT HAVE BEEN PROVIDED BY ANY OF THE SELLER PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE OTHER SELLER PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM.  PURCHASER IS ACQUIRING THE INTERESTS BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTIES AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER, OR ANY OF THE OTHER SELLER PARTIES, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH HEREIN AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING.

(b)         PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT AND ANY OTHER AGREEMENTS ENTERED INTO IN CONNECTION WITH THE CLOSING, IT IS PURCHASING THE INTERESTS “AS IS” AND “WITH ALL FAULTS”, AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING IN SECTIONS 10 AND 11(c)-(e), AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, BASED UPON THE CONDITION (PHYSICAL OR OTHERWISE) OF ANY OF THE PROPERTIES AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR AND, SUBJECT TO THE PROVISIONS OF SECTIONS 12 AND 13 OF THIS AGREEMENT, LOSS BY CONDEMNATION OR FIRE OR OTHER CASUALTY EXCEPTED.

(c)          Property Representations and Warranties.

(i)                                     Property Representations and Warranties (Cascade, Grace, Kensington, Decathlon and Pentathlon).  With respect to the Cascade Portfolio, Grace Portfolio, Kensington Portfolio, Decathlon Portfolio and Pentathlon Portfolio, Seller hereby represents and warrants to Purchaser that:

(1)         The Non-Ranger Property Owners have good and valid title to (and, in the case of owned real property, good fee simple title or, in the case of all leased property, a valid leasehold interest in), its respective Non-Ranger Property, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(2)         All of the Non-Ranger Operators under the Non-Ranger Operating Leases and a description of the applicable Non-Ranger Properties with respect thereto, are listed on Schedule 11(c)(i)(2) (the “Operating Lease Rent Roll”), which Non-Ranger Operating Lease Rent Roll includes a true, accurate and complete list of the expiration date, the security, rent reserves and other deposits under each Non-Ranger Operating Lease (the “Rent Reserves”), any prepaid rents, the rental (whether fixed, minimum, escalation, percentage or additional) for such property.  Except as otherwise provided for in the Operating Lease Rent Roll, (A) to Seller’s Actual Knowledge, each of the Non-Ranger

Operating Leases is valid and enforceable in accordance with its terms and is in full force and effect and (B) Seller has delivered to Purchaser true, correct, and complete copies of all Non-Ranger Operating Leases (including, without limitation, any and all modifications, extensions, amendments and supplements thereto) set forth on the Operating Lease Rent Roll.  As part of the Date-Down Certificate (as hereinafter defined) delivered at Closing by Seller, the Operating Lease Rent Roll shall be updated to reflect the activity for the last complete month immediately preceding the month in which the Closing occurs.

(3)         Except as set forth on the Operating Lease Rent Roll or Schedule 11(c)(i)(3), as applicable: (A) to Seller’s Actual Knowledge, no default on the part of any Non-Ranger Operator under any of the Non-Ranger Operating Leases has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a so-called “event of default” by any Non-Ranger Operator or conditional limitation under such Non-Ranger Operating Lease and no written notice has been received by Seller or any Seller Party with respect to the same; (B) no default on the part of the landlord under any of the Non-Ranger Operating Leases has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a so-called “event of default” by the landlord or conditional limitation under any Non-Ranger Operating Lease, as the case may be and no written notice has been received by Seller or any Seller Party with respect to the same; (C) no rent, additional rent, fees or any other charges, after being billed therefor, payable under any of the Non-Ranger Operating Leases is more than thirty (30) days in arrears of the date that the same is required to be paid under the terms of such Non-Ranger Operating Lease; (D) except as set forth on Schedule 11(c)(i)(3) with respect to year-end adjustments required pursuant to the terms of the Non-Ranger Operating Leases, no Non-Ranger Operator has claimed or asserted, or has the right to, any defenses, counterclaims, set-offs, offsets or abatements of or against the rent, additional rent, fees or any other charges payable under any of the Non-Ranger Operating Leases; (E) the landlord under each Non-Ranger Operating Lease has not received any notice (whether written or oral) from any Non-Ranger Operator under any Non-Ranger Operating Lease terminating the Non-Ranger Operating Lease, (F) the landlord under each Non-Ranger Operating Lease has not delivered to any Non-Ranger Operator under any Non-Ranger Operating Lease a notice terminating such Non-Ranger Operator’s Non-Ranger Operating Lease, and (G) all of the renewal and extension options with respect to each of the Non-Ranger Operating Leases are as set forth in the relevant Non-Ranger Operating Lease, and there are no brokerage fees due or payable in connection with any such renewal and extension (other than those which have been paid in full as of the date hereof).

(4)         Intentionally Omitted.

(5)         Except as set forth on the Operating Lease Rent Roll or Schedule 11(c)(i)(6), as applicable: (A) no Non-Ranger Operator has paid any rent for more than one (1) month in advance; (B) no Non-Ranger Operator has any right of first refusal, option or other preferential right to purchase the applicable Non-Ranger Property or any portion thereof or any interest therein; and (C) to Seller’s Actual Knowledge, with the exception of subleases to Operating Subtenants and subleases or licenses for de minimis spaces used for ancillary services which may be provided at any Property, there are no subtenants of any tenant under any Non-Ranger Operating Lease.

(6)         Schedule 11(c)(i)(6) is an Non-Ranger Operator arrearage schedule for the Non-Ranger Operating Leases (collectively, the “Tenant Arrearage Schedule”), which Tenant Arrearage Schedule, is true, correct and complete in all material respects as of the date set forth thereon.  As part of the Date-Down Certificate delivered at Closing by Seller, the Tenant Arrearage Schedule shall be updated to reflect the activity for the last complete month immediately preceding the month in which the Closing occurs.

(7)         The only material Contracts or agreements that the Non-Ranger Sellers are a party to are the Internal Operating Leases, the Non-Ranger Operating Leases and the Existing Loan Documents.

(8)         To Seller’s Actual Knowledge, the Non-Ranger Properties and the present use and condition of the same do not violate in any material respect any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations, urban redevelopment plans, the laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions or requirements of any Governmental Authority governing or regulating the use and operation, or otherwise applicable to, such Non-Ranger Property (including, without limitation, the establishment, construction, ownership, use or occupancy of such Non-Ranger Property or any part thereof as a skilled nursing facility, assisted living facility, independent living facility, memory care facility or other healthcare facility), as modified by any duly issued variances within Seller’s possession and control disclosed to Purchaser in writing (collectively, the “Legal Requirements”).

(9)         Seller, and, to Seller’s Actual Knowledge, each member of its board of directors or managers, officers, managing employees (as such term is defined in 43 USC §1320a 5(b)), and each Non-Ranger Operator is, and at all times since the acquisition of the applicable Non-Ranger Property by the applicable Non-Ranger Seller has been, in compliance in all material respects with all applicable Health Care Laws. Neither Seller nor, to Seller’s Actual Knowledge, any Non-Ranger Operator, except for the matters set forth on Schedule 11(c)(i)(9)-1, has received since the acquisition of the applicable Non-Ranger Property by the applicable Non-Ranger Seller written notice from any Governmental Authority alleging any material violation of any applicable Health Care Law. To the Seller’s Actual Knowledge, except for the matters set forth on Schedule 11(c)(i)(9)-2, there is, and at all times since the acquisition of the applicable Non-Ranger Property by the applicable Non-Ranger Seller there has been, no legal, administrative, arbitral or other claim, proceeding, suit, action or investigation by any Governmental Authority pending or threatened in writing against or affecting the Non-Ranger Operators or the Non-Ranger Properties alleging any material failure to comply with Health Care Laws. To the Seller’s Actual Knowledge, except for the matters set forth on Schedule 11(c)(i)(9)-3, no Person has filed or threatened in writing to file against Seller or any Non-Ranger Operator any claim under any federal or state whistleblower statute, including without limitation, the Federal False Claims Act (31 U.S.C. §§3729 et seq.) with respect to the Non-Ranger Properties since the acquisition of the applicable Non-Ranger Property by the applicable Non-Ranger Seller.  Neither Seller nor, to Seller’s Actual Knowledge, any Non-Ranger Operator, except for the matters set forth on Schedule 11(c)(i)(9)-4, has since the acquisition of the applicable Non-Ranger Property by the applicable Non-Ranger Seller entered into any agreements with any Governmental Authority with respect to the Non-Ranger Properties in connection with compliance with Health Care Laws.

(A)       The term “Governmental Authority” shall mean any (i) government, governmental agency, department, bureau, office, commission, board, authority, or instrumentality, or court of competent jurisdiction, in each case whether foreign, federal, state, or local or (ii) quasi-governmental authority exercising any authority under or for the account of any of the above and having jurisdiction over Seller, the Ranger Subsidiary Entities, the Operators and/or any of the Properties.

(B)       The term “Health Care Law”  shall mean (i) any and all applicable federal, state and local laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, and regulations of any applicable Governmental Authority (“Laws”) relating to health care or insurance fraud and abuse, including, as applicable, the federal Anti-Kickback Statute (42 U.S.C. §  1320a-7b(b) and 41 U.S.C. §§ 51-58), the civil False Claims Act (31 U.S.C. §  3729 et seq.), the Exclusion Laws (42 U.S.C.§§  1320a-7 and 1320a-7a), the Program Fraud Civil Remedies Act (31 U.S.C. §§  3801-3812), the Civil Monetary Penalties Law (42 U.S.C. §§ 1320a and 1320a-7b, and the regulations promulgated pursuant to such statutes; (ii) the federal Food, Drug &  Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Federal Health Care Fraud Law (18 U.S.C. §  1347) and all federal and state laws, as applicable, related to pharmacology and dispensing medicines or controlled substances, and the regulations promulgated thereunder; (iii) any and all federal, state and local Laws concerning privacy and data security for patient information, including the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-8), as amended, and all federal and state laws concerning medical record retention, privacy, security, patient confidentiality and informed consent, and the regulations promulgated thereunder; (iv) Medicare (Title XVIII of the Social Security Act), as amended and the regulations promulgated thereunder, including, specifically, conditions of participation for skilled nursing facilities; (v) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (vi) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (vii) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152); (viii) quality, safety and accreditation standards and requirements of all applicable state Laws or regulatory bodies; (ix) federal, state and local Laws regulating the ownership, operation or licensure of a health care facility or business, or assets used in connection therewith, including such applicable Laws relating to licenses, approvals, certificates, certificates of need, permits, consents, authorizations and variances required for the management or operation of skilled nursing facilities, assisted living facilities, independent living facilities and memory care facilities; (x) federal, state and local Laws relating to the provision of management or administrative services in connection with the practice of a health care profession, employment of professionals by non-professionals, professional fee splitting, patient brokering, patient or program charges, claims submission, record retention, certificates of need, certificates of operations and authority; (xi) federal and state Laws with respect to financial relationships between referral sources and referral recipients, including, but not limited to the federal Stark Law (42 U.S.C. 1395nn et. seq.) and the regulations promulgated thereunder; and (xii) life safety codes.

(10)  To Seller’s Actual Knowledge, each Non-Ranger Operator and each Non-Ranger Property, as applicable, is certified for participation and reimbursement under and has current provider numbers and provider agreements for each material Third Party Payor program under which it is presently receiving payments. To Seller’s Actual Knowledge, there is no threatened in writing, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal proceeding by any Third Party Payor, to which any such Non-Ranger Operator may presently be subject with respect to any Non-Ranger Property and which if adversely determined to such Non-Ranger Operator would have a material adverse effect on the use or operation of the Non-Ranger Properties.

(A)       The term “Third Party Payor” shall mean any Government Sponsored Health Care Program, insurer, health benefit plan, health maintenance organization, preferred provider organization, employer-sponsored health plan, multi-employer welfare trust, or any other managed care program or third party payor, including any fiscal intermediary or contractor of any of the foregoing, to beneficiaries of which any Property provides goods or services.

(B)       The term “Government Sponsored Health Care Program” shall mean any plan or program providing health care benefits, whether directly through insurance or otherwise, that is funded directly, in whole or part, by a Governmental Authority, whether pursuant to one or more contracts with the applicable Governmental Authority or otherwise, including Medicare, state Medicaid programs, the TRICARE program, Medicare Advantage and managed Medicaid.

(11)  To Seller’s Actual Knowledge, with respect to each Non-Ranger Operator and each Non-Ranger Property, except for the matters set forth on Schedule 11(c)(i)(11), there are no threatened in writing or pending proceedings by any Governmental Authority or written notices thereof received by a Non-Ranger Operator that are reasonably likely (A) to have a material adverse impact on a Non-Ranger Operator’s ability to accept and/or retain patients or residents or operate such Non-Ranger Property for its current use or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, (B) to materially modify, limit or result in the transfer, suspension, revocation or imposition of probationary use of any of the material Non-Ranger Permits and Licenses, or (C) to adversely and materially affect, as applicable Seller’s or any Non-Ranger Operator’s continued participation in any material Third Party Payor programs.

(12)  To Seller’s Actual Knowledge, Schedule 11(c)(i)(12) sets forth the Governmental Authorities responsible for issuing the material licenses, certificates, certificates of need, and permits specifically required to own and operate each Non-Ranger Property as a skilled nursing facility, assisted living facility, independent living facility or memory care facility, as applicable, in the ordinary course of business in a manner consistent with applicable Legal Requirements, including Health Care Laws (“Non-Ranger Permits and Licenses”).  Seller has delivered or made available to Purchaser true and complete copies of the copies in its possession of all current and material Non-Ranger Permits and Licenses to the extent that such permits and licenses (or copies thereof) are in the possession or control of Seller.  To Seller’s Actual Knowledge, each of such material Non-Ranger Permits and Licenses is in full force and effect.

(13)  To Seller’s Actual Knowledge, Seller has delivered or made available, or has caused each Non-Ranger Operator to deliver or make available, true and complete copies of the copies in its possession of all material survey reports, waivers of deficiencies, plans of correction, and any other investigation reports issued with respect to each of the Non-Ranger Properties since the acquisition of such Property by the applicable Non-Ranger Seller to the extent that such documents (or copies thereof) are in the possession or control of Seller.

(14)  Except as set forth on Schedule 11(c)(i)(14), neither Seller nor any direct or indirect holder of any direct or indirect interest in any Seller that shall receive any equity interests in New Joint Venture as all or any portion of the consideration for the Asset Acquisitions or the Interest Acquisitions (each a “Seller Rollover Investor”) (A) owns any direct or indirect ownership interest in any Non-Ranger Operator, tenant of a Non-Ranger Operator or any of their respective Affiliates or (B) is a party to any Contract other than lease arrangements with any Non-Ranger Operator, tenant of a Non-Ranger Operator or any of their respective Affiliates with respect to the Non-Ranger Properties..

(ii)                                  Property Representations and Warranties (Ranger Portfolio).  With respect to the Ranger Portfolio, Seller hereby represents and warrants to Purchaser that:

(1)         The Ranger Property Owners have good and valid title to (and, in the case of owned real property, good fee simple title or, in the case of all leased property, a valid leasehold interest in), its respective Property, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(2)         All of the tenants (the “Ranger Operators”) under any operating leases with respect to the Ranger Portfolio (collectively, “Ranger Operating Leases”) and a description of the applicable Properties with respect thereto are listed on Schedule 11(c)(ii)(2) (the “Ranger Operating Lease Rent Roll”), which Ranger Operating Lease Rent Roll includes a true, accurate and complete list of the expiration date, the security, rent reserves and other deposits under each Ranger Operating Lease (the “Ranger Rent Reserves”), any prepaid rents and the rental (whether fixed, minimum, escalation, percentage or additional) for such Property.  Except as otherwise provided for in the Ranger Operating Lease Rent Roll, (A) each of the Ranger Operating Leases is valid and enforceable in accordance with its terms and is in full force and effect and (B) Seller has delivered to Purchaser true, correct, and complete copies of all Ranger Operating Leases (including, without limitation, any and all modifications, extensions, amendments and supplements thereto) set forth on the Ranger Operating Lease Rent Roll.  As part of the Date-Down Certificate (as hereinafter defined) delivered at Closing by Seller, the Ranger Operating Lease Rent Roll shall be updated to reflect the activity for the last complete month immediately preceding the month in which the Closing occurs.

(3)         With respect to each Ranger Property, the rent roll listing residents at such Ranger Property most recently provided to Seller by the applicable manager with respect to such Ranger Property is attached hereto as Schedule 11(c)(ii)(3) (the “Ranger Resident Agreement Rent Roll”).  Except as otherwise provided for in the Ranger Resident Agreement Rent Roll, to Seller’s Actual Knowledge, each of the Resident Agreements with respect to the Ranger Portfolio (collectively, “Ranger Resident Agreements”) is valid and enforceable in accordance with its terms and is in full force and effect.  Seller has delivered to Purchaser true, correct, and complete copies of the form of Resident Agreements with respect to each Ranger Property.  As part of the Date-Down Certificate (as hereinafter defined) delivered at Closing by Seller, the Ranger Resident Agreement Rent Roll shall be updated to reflect the activity for the last complete month immediately preceding the month in which the Closing occurs.

(4)         Except as set forth on the Ranger Operating Lease Rent Roll or Schedule 11(c)(ii)(4), as applicable: (A) no default on the part of any Operator under any of the Ranger Operating Leases has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a so-called “event of default” by any Operator or conditional limitation under such Ranger Operating Lease and no written notice has been received by Seller or any of the Ranger Subsidiary Entities; (B) no default on the part of the landlord under any of the Ranger Operating Leases has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a so-called “event of default” by the landlord or operator or conditional limitation under the Ranger Operating Lease and no written notice has been received by Seller or any of the Ranger Subsidiary Entities with respect to the same; (C) no rent, additional rent, fees or any other charges, after being billed therefor, payable under the Ranger Operating Lease is more than thirty (30) days in arrears of the date that the same is required to be paid under the terms of such Operating Lease; (D) with respect to year-end adjustments required pursuant to the terms of the Ranger Operating Lease, no Operator has claimed or asserted, or has the right to, any defenses, counterclaims, set-offs, offsets or abatements of or against the rent, additional rent, fees or any other charges payable under the Ranger Operating Lease; (E) the landlord under the Ranger Operating Lease has not received any notice (whether written or oral) from any Operator under any Operating Lease terminating the Ranger Operating Lease, (F) the landlord under the Ranger Operating Lease has not delivered to any Operator under the Ranger Operating Lease a notice terminating such Operator’s Ranger Operating Lease, and (G) all of the renewal and extension options with respect to the Ranger Operating Lease are as set forth in the relevant Ranger Operating Lease, and there are no brokerage fees due or payable in connection with any such renewal and extension (other than those which have been paid in full as of the date hereof).

(5)         Except as set forth on the Ranger Resident Agreement Rent Roll or Schedule 11(c)(ii)(6), as applicable: (A) to Seller’s Actual Knowledge, no rent, additional rent, fees or any other charges, after being billed therefor, payable under the Ranger Resident Agreement is more than thirty (30) days in arrears of the date that the same is required to be paid under the terms of such Ranger Resident Agreement; (B) to Seller’s Actual Knowledge, no resident has claimed or asserted in writing or has the right to, any defenses, counterclaims, set-offs, offsets or abatements of or against the rent, additional rent, fees or any other charges payable under the Ranger Resident Agreement; (C) to Seller’s Actual Knowledge, no resident has paid any rent for more than one (1) month in advance; (D) to

Seller’s Actual Knowledge, the applicable Property is not subject to any statute or other Legal Requirement (as hereinafter defined) of any kind which limits the right to increase rents, resident fees, requires the renewal of any Ranger Resident Agreement, or leases or grants a right to purchase to any resident; and (E) no resident has any right of first refusal, option or other preferential right to purchase the applicable Property or any portion thereof or any interest therein.

(6)         Schedule 11(c)(ii)(6) is a resident arrearage schedule for the Ranger Resident Agreements (the “Ranger Tenant Arrearage Schedule”), which Ranger Tenant Arrearage Schedule, is true, correct and complete in all material respects as of the date set forth thereon.  As part of the Date-Down Certificate delivered at Closing by Seller, the Ranger Tenant Arrearage Schedule shall be updated to reflect the activity for the last complete month immediately preceding the month in which the Closing occurs.

(7)         Intentionally Omitted.

(8)         Each manager of a Property in the Ranger Portfolio (each a “Manager”) is listed on Schedule 11(c)(ii)(8).

(9)         Seller, each Ranger Subsidiary Entity and, to Seller’s Actual Knowledge, each member of its board of directors or managers, officers, managing employees (as such term is defined in 43 USC §1320a 5(b)) and, except as set forth on Schedule 11(c)(ii)(9), each Manager is, and at all times since the Ranger Acquisition Date has been, in compliance in all material respects with all applicable Health Care Laws.  None of the Seller, the Ranger Subsidiary Entities or, to Seller’s Actual Knowledge, any such Manager have received since the Ranger Acquisition Date any written notice from any Governmental Authority alleging any material violation of any applicable Health Care Law.  There is, and at all times since the Ranger Acquisition Date there has been, no legal, administrative, arbitral or other claim, proceeding, suit, action or investigation by any Governmental Authority pending or, to Sellers Actual Knowledge, threatened in writing against or affecting such Manager or a Property in the Ranger Portfolio alleging any material failure to comply with Health Care Laws. To the Seller’s Actual Knowledge, no Person has filed or threatened in writing to file against Seller, the Ranger Subsidiary Entities or any such Manager any claim under any federal or state whistleblower statute, including without limitation, the Federal False Claims Act (31 U.S.C. §§3729 et seq.) with respect to a Property in the Ranger Portfolio since the Ranger Acquisition Date. None of Seller, the Ranger Subsidiary Entities or, to Seller’s Actual Knowledge, any such Manager have since the Ranger Acquisition Date entered into any agreements with any Governmental Authority with respect to a Property in the Ranger Portfolio in connection with compliance with Health Care Laws.

(10)  To Seller’s Actual Knowledge, each Ranger Subsidiary Entity and each Property in the Ranger Portfolio, as applicable, is certified for participation and reimbursement under, is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements of, and, has current provider numbers and provider agreements for each material Third Party Payor program under which it is presently receiving payments. To Seller’s Actual Knowledge, there is no threatened in writing, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal proceeding by any Third Party Payor to which any Ranger Subsidiary Entity may presently be subject with respect to any Property in the Ranger Portfolio and which if adversely determined to any of the Ranger Subsidiary Entities would have a material adverse effect on the use or operation of a Property in the Ranger Portfolio.

(11)  To Seller’s Actual Knowledge, with respect to each Ranger Subsidiary Entity and each Property in the Ranger Portfolio, except for the matters set forth on Schedule 11(c)(ii)(11)-1, there are no pending proceedings by any Governmental Authority or written notices thereof received by Seller that are reasonably likely directly or indirectly, or with the passage of time (i) to have a material adverse impact on a Ranger Subsidiary Entities’ ability to accept and/or retain patients or residents or operate such Property in the Ranger Portfolio for its current use or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, (ii) to modify, limit or result in the transfer, suspension, revocation or imposition of probationary use of any of the material Ranger Permits and Licenses, or (iii) to affect any Ranger Subsidiary Entities’ continued participation in any material Third Party Payor programs. To Seller’s Actual Knowledge, except as listed on Schedule 11(c)(ii)(11)-2, no consent or approval of, prior filing with or notice to, or any action by, any Governmental Authority or any other third party is required in connection with any such material Third Party Payor program, by reason of the transactions contemplated hereby, and the continued operation of each Property in the Ranger Portfolio thereafter on a basis consistent with past practices.

(12)  To Seller’s Actual Knowledge, each Ranger Subsidiary Entity has timely filed or caused to be filed all material reports and billings required to be filed by it prior to the date hereof with respect to material Third Party Payors and all such reports and billings are complete and accurate in all material respects and have been prepared in material compliance with all applicable Health Care Laws governing reimbursement and payment of claims. To Seller’s Actual Knowledge, true and complete copies of such reports and billings since the Ranger Acquisition Date have previously been made available to Purchaser. To Seller’s Actual Knowledge, except as disclosed on Schedule 11(c)(ii)(12)-1, since the Ranger Acquisition Date each Ranger Subsidiary Entity has paid or caused to be paid all known and undisputed material refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings, has not claimed or received reimbursements from Third Party Payors in excess of amounts permitted by Law, and has no material liability under any material Third Party Payor program for any refund, overpayment, discount or adjustment. Except as set forth on Schedule 11(c)(ii)(12)-2, (x) there are no pending material appeals, adjustments, challenges, audits, inquiries, litigation or notices of intent to audit with respect to such prior reports or billings, and (y) since the Ranger Acquisition Date no Property in the Ranger Portfolio has been audited, or otherwise examined by any material Third Party Payor. To Seller’s Actual Knowledge, there are no other reports required to be filed by a Ranger Subsidiary Entity in order to be paid under any material Third Party Payor program for services rendered, except for reports not yet due.

(13)  Schedule 11(c)(ii)(13) sets forth the Governmental Authorities responsible for issuing the material licenses, certificates, certificates of need, and permits specifically required to own and operate each Property in the Ranger Portfolio as a skilled nursing facility, assisted living facility, independent living facility or memory care facility, as applicable, in the ordinary course of business in a manner consistent with applicable Legal Requirements, including Health Care Laws (“Ranger Permits and Licenses”).  Seller has delivered or made available to Purchaser true and complete copies of all current and material Ranger Permits and Licenses and each of the material Ranger Permits and Licenses is in full force and effect to the extent that such permits and licenses (or copies thereof) are in the possession or control of Seller.

(14)  Seller has delivered or made available to Purchaser true and complete copies of the copies in Seller’s possession or control of all material survey reports, waivers of deficiencies, plans of correction, and any other investigation reports issued with respect to each Property in the Ranger Portfolio since the Ranger Acquisition Date and, to Seller’s Actual Knowledge, there are no other survey reports, waivers of deficiencies, plans of correction, or any other investigation reports issued with respect to any Property in the Ranger Portfolio since the Ranger Acquisition Date.

(15)  To Seller’s Actual Knowledge, all licensed healthcare professionals currently providing services at a Property in the Ranger Portfolio have all required licenses and certifications necessary for such professionals to provide such services at such Ranger Property

(iii)                               Property Representations and Warranties (All Portfolios).  Seller hereby represents and warrants to Purchaser that:

(1)         Except for the matters set forth on Schedule 11(c)(iii)(1), there is no action, suit, litigation, hearing or administrative proceeding pending, or, to Seller’s Actual Knowledge, threatened in writing against any of the Properties, Seller or any of the Ranger Subsidiary Entities, in each case which is not or would not be covered by insurance and which if adversely determined to the Properties, Seller or any of the Ranger Subsidiary Entities would have a material adverse effect on the Seller’s or applicable Ranger Subsidiary Entity’s use or operation of the applicable Properties.

(2)         Except for the matters set forth on Schedule 11(c)(iii)(2), there are no condemnation or eminent domain proceedings pending or threatened in writing against any of the Properties, Seller, or any of the Ranger Subsidiary Entities.

(3)         Neither Seller nor any of the Ranger Subsidiary Entities have any employees, nor has Seller or any of the Ranger Subsidiary Entities had any employees at any time since the Ranger Acquisition Date.

(4)         No Seller or holder of Units that will be receiving equity interests of New Joint Venture is a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.

(5)         Attached hereto as Schedule 11(c)(iii)(5) is a true, correct and complete list of all pending Tax Certiorari Proceedings filed by Seller or the Ranger Subsidiary Entities with respect to the each Property.

(6)         To Seller’s Actual Knowledge, (A) all of the documents and other due diligence information provided by Seller to Purchaser for its review of the Properties, the Ranger Subsidiary Entities and the Interests constitutes all of the material documents relating to the Properties, the Ranger Subsidiary Entities and the Interests, and the ownership and operation thereof, which are in the possession of or under the control of Seller or the other Seller Parties and (B) such materials furnished to Purchaser have not been intentionally or knowingly altered or manipulated by Seller or the Seller Parties.

(7)         Seller has provided to Purchaser copies of all of its most recently completed engineering and environmental reports relating to the Properties, to the extent the same are in the possession or under the control of Seller or the other Seller Parties. None of Seller, the Seller Parties or any of the Ranger Subsidiary Entities has received written notice from any Governmental Authority and neither has any Actual Knowledge that any of the Properties, or the use and operation thereof, is in violation of any laws or regulations relating to Hazardous Materials.  None of Seller, the Seller Parties or any of the Ranger Subsidiary Entities has received any written notice, and neither has any Actual Knowledge, of any pending or threatened requests for information or inquiries from any Governmental Authority or any investigations, action, suits, claims or proceeding relating to the existence, generation, release, production, disposal, treatment, emission, migration, transportation or storage of any Hazardous Materials in or on any of the Properties.  “Hazardous Materials” means (a) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and/or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable (collectively, “Asbestos”), (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (f) radon, (g) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (h) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, monitoring or remediation.  The term “Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

(8)         Schedule 11(c)(iii)(8) attached hereto accurately sets forth, as of the date hereof, all insurance policies maintained by Seller or any Ranger Subsidiary Entity with respect to the Properties.  Seller has not received written notice of any uncured default with respect to any insurance policies maintained by Seller, any Ranger Subsidiary Entity or any Operator under any Operating Lease with respect to the Properties and, to Seller’s Actual Knowledge, such insurance policies are in full force and effect on the date hereof.  Such policies set forth in the previous sentence are in compliance with, and fulfill all of Seller’s insurance obligations under the Operating Leases, the Existing Loan Documents and applicable Legal Requirements, and each of these polices permits any waiver of subrogation contained in, or required by, the Operating Leases and Existing Loan Documents.

(9)         Except for the indebtedness pursuant to the Existing Loans, neither the Seller nor any Ranger Subsidiary Entity has any outstanding indebtedness for borrowed money (including but not limited to any shareholder loans) and neither the Seller nor any Ranger Subsidiary Entity has guaranteed the payment or performance of the obligations of any Person other than pursuant to the Existing Loan Documents.

(10)  The outstanding principal balance of each Existing Loan is set forth on Schedule 11(c)(iii)(10)-1 attached hereto.  Set forth on Schedule 11(c)(iii)(10)-2 attached hereto is a true, correct and complete list of the Existing Loan Documents with respect to each Existing Loan.  Seller has delivered or made available to Purchaser true, correct and complete copies of all Existing Loan Documents.  Set forth on Schedule 11(c)(iii)(10)-3 are the true and accurate amounts contained in each of the reserve, escrow, and/or deposit accounts held by each lender with respect to an Existing Loan (the “Existing Loan Reserves”) as of the date hereof in connection with such Existing Loans.  With respect to each Existing Loan, none of Seller, the Seller Parties or any of the Ranger Subsidiary Entities has received written notice of the occurrence of an Event of Default (as defined in the Existing Loan Documents with respect to such Existing Loan) or any other Default (as defined in the Existing Loan Documents with respect to such Existing Loan) which remains uncured, and, to Seller’s Actual Knowledge, no Event of Default or other material Default has occurred which remains uncured.  All amounts due and payable to any Existing Lender under the Existing Loan Documents with respect to such Existing Loan on or prior to the date hereof have been paid as of the date hereof, and any such amounts due and payable on or prior to the Closing Date shall be paid on or before the Closing Date.

(11)  Each swap, hedging or rate cap contract, agreement or instrument binding on Seller or any of the Ranger Subsidiary Entities with respect to any Existing Loan (collectively, “Hedging Instruments”) is listed on Schedule 11(c)(iii)(11) (the “Hedging Instrument List”). To Seller’s Actual Knowledge, each of the Hedging Instruments is valid and enforceable in accordance with its terms and is in full force and effect.  Seller has delivered to Purchaser true, correct, and complete copies of each Hedging Instrument.

(12)  To Seller’s Actual Knowledge, all licensed healthcare professionals currently providing services at the Properties have all required licenses and certifications necessary to provide services at such Property.

(13)  To Seller’s Actual Knowledge, each Property is being operated as a skilled nursing facility, assisted living facility, independent living facility or memory care facility, having the number of beds or Residential Units as set forth on Schedule 11(c)(iii)(13) attached hereto.

(14)  There are neither any brokerage or similar commission agreements by which Seller or any Ranger Subsidiary Entity are bound nor any commissions or other fees owed in connection with the Properties, the Operating Leases or the Resident Agreements.

(d)         Fundamental Representations and Warranties.  Seller hereby represents and warrants to Purchaser that:

(i)                                     Seller and each of the Ranger Subsidiary Entities are duly organized, validly existing and in good standing under the laws of its state of organization, and has the full power and authority to enter into and perform this Agreement in accordance with its terms.  This Agreement and all documents executed by Seller which are to be delivered to Purchaser at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Seller, and at the time of Closing will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller, any of the Ranger Subsidiary Entities or any of the Properties is subject.

(ii)

(1)         All of the issued and outstanding limited liability company interests of FC Ranger are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and are owned directly by FC Ranger Owner, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(2)         All of the issued and outstanding limited liability company interests of Ranger Properties Co. are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and are owned directly in the following manner (x) ninety-nine percent (99%) by FC Ranger and (y) one percent (1%) by FCSAF Ranger, in each case, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(3)         All of the issued and outstanding limited liability company interests of Ranger HoldCo I are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and are owned directly by Ranger Properties Co, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(4)         All of the issued and outstanding limited liability company interests of Ranger HoldCo II are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and are owned directly by Ranger HoldCo I, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(5)         All of the issued and outstanding limited liability company interests of Ranger Acquisition Co are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and are owned directly by Ranger HoldCo II, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(6)         All of the issued and outstanding limited liability company interests of each Ranger Property Owner are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and are owned indirectly by Ranger Acquisition Co, free and clear of all liens and encumbrances except for Permitted Encumbrances.

(iii)                               The Persons listed on Schedule 11(d)(iii) are the only Subsidiaries of FC Ranger.  Other than as set forth on Schedule 11(d)(iii), FC Ranger does not own directly or indirectly any other ownership interests, capital stock, partnership capital, other equity interests or other similar interests or any rights (contingent or otherwise) to acquire the same in any other Person.  Schedule 11(d)(iii) contains a true, correct and complete organizational structure chart listing all of the Ranger Subsidiary Entities up to and including FC Ranger.

(iv)                              No Person or entity has any option or other right to purchase the Interests, any of the Ranger Subsidiary Entities or the Properties or any part thereof or direct or indirect interest therein (including, without limitation, the Interests).

(v)                                 Neither Seller nor any of the Ranger Subsidiary Entities have made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s or any of the Ranger Subsidiary Entity’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s or any of the Ranger Subsidiary Entity’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s or any of the Ranger Subsidiary Entity’s assets, admitted in writing its inability to pay their respective debts as they come due or made an offer of settlement, extension or composition to creditors generally.

(vi)                              Neither Seller, nor, to Seller’s Actual Knowledge (x) any Ranger Subsidiary Entity, or (y) any of their respective directors, officers, employees, agents, representatives and Affiliates has been since the Ranger Acquisition Date, is now, or shall be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists administered by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC “Specially Designated Nationals and Blocked Persons”) or otherwise.  Neither Seller, any Ranger Subsidiary Entity nor any Person who owns an interest in Seller or any Ranger Subsidiary Entity (other than the owner of publicly traded shares) (collectively, a “Seller Sponsor Party”) has been during the five (5) years prior to the date of this Agreement, is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists administered by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(vii)                           Neither Seller nor, to Seller’s Actual Knowledge (x) any Seller Sponsor Party, or (y) any other Person providing funds to Seller: (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or otherwise been in violation of any Anti-Money Laundering Laws.  For purposes of this subsection (iii), the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(viii)                        Seller and each Ranger Subsidiary Entity is, and, to Seller’s Actual Knowledge, has been since the Ranger Acquisition Date, in compliance with any and all applicable provisions of the Patriot Act.

(e)          Entity Representations and Warranties.  Seller hereby represents and warrants to Purchaser that:

(i)                                     Seller and each of the Ranger Subsidiary Entities are duly qualified to transact business in all jurisdictions where the ownership or leasing of their assets and the conduct of their businesses require them to be so qualified, except which would not reasonably be expected materially and adversely affect their ability to so transact or conduct their respective businesses.

(ii)                                  Seller has delivered to Purchaser true, correct and complete copies of the charter, bylaws, partnership agreements, operating agreements, or other organizational or constituent documents (each as amended to date) of Seller and each of the Ranger Subsidiary Entities.  Neither Seller nor any of the Ranger Subsidiary Entities are in

default under or in material violation of any provision of its charter, bylaws or other organizational documents.

(iii)                               Except with respect to Regulatory Approvals and the Existing Lender Consent, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Seller or any of the Ranger Subsidiary Entities of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller and the Ranger Subsidiary Entities of the transactions contemplated under this Agreement, nor compliance by Seller and any of the Ranger Subsidiary Entities with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Seller or any of the Ranger Subsidiary Entities; (B) violate in any material respect any Legal Requirements to which Seller or any of the Ranger Subsidiary Entities are subject; or (C) result in the creation or imposition of any material lien or encumbrance on any of the Properties.

(iv)                              Since June 28, 2013 (the “Ranger Acquisition Date”) (or if formed following such date, since their respective formation), the sole and exclusive business of the Seller and the Ranger Subsidiary Entities has been the ownership, operation, leasing and development of the Properties or the ownership of direct or indirect interests in Subsidiaries owning, operating, leasing and developing the Properties, and neither Seller nor any Ranger Subsidiary Entity has engaged in any other business operations other than those related to the Properties or the ownership of direct or indirect interests therein.

(v)                                 None of the Properties are a “plan asset” as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the sale of the Non-Ranger Properties and the Interests is not a “prohibited transaction” under ERISA.

(vi)                              The statements of income and balance sheets of the Seller and the Ranger Subsidiary Entities covering the annual period ending December 31, 2013 provided to Purchaser (collectively, the “Financial Statements”) (a) are true, correct and complete in all material respects, (b) were prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby with respect to the consolidated Ranger Portfolio and on an income tax basis with respect to the Cascade Portfolio, Grace Portfolio, Kensington Portfolio, Decathlon Portfolio and Pentathlon Portfolio, and (c) fairly present in all material respects the financial condition of the Seller and the Ranger Subsidiary Entities as of the dates with respect to which they relate.  There are no liabilities or obligations of the Seller or any of the Ranger Subsidiary Entities with respect to the time period following the Ranger Acquisition Date of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations (x) reflected or adequately reserved against on the Financial Statements dated as of December 31, 2013, (y) contemplated by or under this Agreement or incurred in connection with the transactions contemplated hereunder in compliance with the terms of this Agreement or (z) that have arisen in the ordinary course of business since December 31, 2013 and which would not reasonably be expected to materially and adversely affect Seller or the Ranger Subsidiary Entities, individually or in the aggregate.

(vii)                           Since the Ranger Acquisition Date, (a) except as contemplated by this Agreement, the business of the Seller and the Ranger Subsidiary Entities has been conducted in all material respects in the ordinary course of business consistent with past practice and there has not been any action or event (or the authorization thereof) that would have required the consent of Purchaser under Section 9 had such action or event occurred after the date of this Agreement, and (b) there has not occurred any change, effect, event or circumstance which would reasonably be expected to materially and adversely affect Seller or the Ranger Subsidiary Entities, individually or in the aggregate.

(viii)                        Neither Seller nor any of the Ranger Subsidiary Entities is, or since the Ranger Acquisition Date has been, in violation of, and, to Seller’s Actual Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would constitute or result in a violation by Seller or any of the Ranger Subsidiary Entities of, or failure on the part of Seller or any of the Ranger Subsidiary Entities to comply with any Legal Requirement in any material respect.

(ix)                              Except as set forth in Schedule 11(e)(ix), none of Seller, any Seller Rollover Investor or any of their respective Affiliates is a party to any Contract with any Ranger Subsidiary Entity or otherwise with respect to the Ranger Portfolio or any part thereof.

(x)                                 Neither Ranger Acquisition Co nor any other Ranger Subsidiary Entity has made any claim for indemnification pursuant to Section 17.2 of that certain Share and Asset Purchase and Sale Agreement, dated as of March 2, 2013 (the “Existing Ranger Acquisition Agreement”), by and between Ranger Acquisition Co, LSREF Golden Investments, LLC and the Property Sellers (as defined therein).  To Seller’s Actual Knowledge, (1) the portions of the Existing Ranger Acquisition Agreement that survived the closing of the transactions contemplated by the Existing Ranger Acquisition Agreement (which include Section 11.10 and Article XVII) are in full force and effect, (2) no party to the Existing Ranger Acquisition Agreement is in default of its obligations pursuant to the Existing Ranger Acquisition Agreement or any Ancillary Document (as defined in the Existing Ranger Acquisition Agreement), and (3) there are no any breaches of any representations, warranties, covenants or agreements made by any Seller (as defined in the Existing Ranger Acquisition Agreement) in the Existing Ranger Acquisition Agreement or in any Ancillary Document (as defined in the Existing Ranger Acquisition Agreement).

(xi)                              Taxes.  Except as set forth in Schedule 11(e)(xi):

(1)         Each Ranger Subsidiary Entity and each Liquidating Partnership has timely filed, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all income, franchise and other material Tax Returns required to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects.  All Taxes shown to be due on such Tax Returns, and all Taxes otherwise due and payable by each Ranger Subsidiary Entity and each Liquidating Partnership, have been timely paid.

(2)         All material Taxes due and payable by each Ranger Subsidiary Entity and each Liquidating Partnership have been adequately provided for in their respective financial statements (in accordance with GAAP) for all periods covered by such financial statements.  No written deficiency with respect to Taxes has been proposed, asserted or assessed against any Ranger Subsidiary Entity or any Liquidating Partnership that has not been paid in full or fully resolved in favor of the taxpayer.

(3)         None of the Ranger Subsidiary Entities or the Liquidating Partnerships is a party to, is bound by, or has any obligation under any Tax allocation, Tax sharing or Tax indemnification agreement or arrangement with any Person, whether or not written, pursuant to which it may have any obligation to make any payments after the Closing.

(4)         None of the Ranger Subsidiary Entities has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock that was purported or intended to be governed in whole or in part under Section 355 or Section 361 of the Code.

(5)         None of the Ranger Subsidiary Entities has been a member of any consolidated, combined or unitary group other than each such group of which it is a member on the date hereof.  None of the Ranger Subsidiary Entities or the Liquidating Partnerships has any liability for the Taxes of any other Person (other than their own) under any state, local or foreign law, as a transferee or successor, by contract, or otherwise.

(6)         No audits, investigations or other administrative or court proceedings are pending or in progress with any taxing authority or court with respect to any U.S. federal, state or local income, franchise or other material Taxes of any of the Ranger Subsidiary Entities or the Liquidating Partnerships, and no written notice thereof has been received by any of the Ranger Subsidiary Entities or the Liquidating Partnerships.  To Seller’s Actual Knowledge, no issue has been raised by any taxing authority in any Tax audit within the past five years that is reasonably likely to be material to any of the Ranger Subsidiary Entities or the Liquidating Partnerships for any period after the Effective Time.  None of the Ranger Subsidiary Entities or the Liquidating Partnerships has any outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, any U.S. federal, state or local income, franchise or other material Taxes.  No claim has been made by a taxing authority in a jurisdiction where any of the Ranger Subsidiary Entities or the Liquidating Partnerships does not file Tax Returns that such Persons are or may be subject to taxation by, or required to file Tax Returns with, that jurisdiction.

(7)         All material Taxes required to be withheld by any of the Ranger Subsidiary Entities or the Liquidating Partnerships (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provision under any foreign laws) have been withheld and have been or will be duly and timely paid to the proper taxing authority, and the Ranger Subsidiary Entities and the Liquidating Partnerships have complied in all material respects with applicable Tax information reporting laws.

(8)         With respect to any taxable years ending on or before the Closing Date, none of the Ranger Subsidiary Entities is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provision of state, local or foreign Law) by reason of a change in accounting method requested prior to the Closing Date or as a result of the transactions contemplated by this Agreement, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method.  None of the Ranger Subsidiary Entities will be required to include any item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) cancellation of indebtedness income deferred pursuant to Section 108(i) of the Code or (iv) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state or local law).

(9)         None of the Ranger Subsidiary Entities has applied for, received, or has pending any request for a ruling or determination with respect to Taxes, commenced negotiations or entered into a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign law) or other similar agreement relating to Taxes with any Governmental Authority or entered into any other written agreement with a Governmental Authority with respect to Taxes.

(10)            None of the Ranger Subsidiary Entities or the Liquidating Partnerships has participated in, or otherwise made a filing with respect to, any “reportable transaction” within the meaning of Treasury Regulations § 1.6011-4(b) (or similar provision of state, local or foreign law).

(11)            For its taxable year ended December 31, 2014, FC Ranger intends to make an election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code. Commencing with its taxable year beginning January 1, 2014, FC Ranger has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(12)            None of the Ranger Subsidiary Entities (i) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code, (ii) has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code or (iii) has any earnings and profits accumulated in any “non-REIT year” (within the meaning of Section 857(a)(2) of the Code). None of the Ranger Subsidiary Entities has, since its inception, incurred any liability for Tax under Sections 857(b), 860(c), 1374 or 4981 of the Code, and no event has occurred, and no condition or circumstance exists, which presents a risk that any such Tax will be imposed.  Since January 1, 2014, none of the Ranger Subsidiary Entities has received rent attributable to personal property with respect to any operating lease that exceeds 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such operating lease.  Since January 1, 2014, none of the Ranger

Subsidiary Entities has provided any services other than services customarily furnished or rendered in connection with the rental of real property.

(13)            Each Ranger Property is, and has been at all times while owned by any of the Ranger Subsidiary Entities, (i) a “qualified health care property” as defined in Section 856(e)(6)(C) of the Code, and (ii) operated and managed by a manager that qualifies, and has qualified at all times since the Ranger Acquisition Date, as an “eligible independent contractor” as defined in Section 856(d)(9)(A) of the Code.  Each Ranger Property is, and has been at all times since January 1, 2014, leased on arm’s length terms to a “taxable REIT subsidiary” of any of the Ranger Subsidiary Entities pursuant to Section 856(d)(8)(B) of the Code.  No event has occurred, and no condition or circumstance exists, which presents a risk that either of the foregoing sentences will not continue to be true.

(14)            There are no Tax Protection Agreements in force at the Effective Date, and, as of the Effective Date, no Person has raised, or to Seller’s Actual Knowledge, threatened to raise, a claim against any of the Ranger Subsidiary Entities or the Liquidating Partnerships for any breach of any Tax Protection Agreements. As used herein, “Tax Protection Agreements” means any agreement to which any of the Ranger Subsidiary Entities or the Liquidating Partnerships is a party or otherwise subject, pursuant to which: (i) any liability to partners of any subsidiary of such Person relating to Taxes may arise, whether or not as a result of the transactions contemplated by this Agreement or (ii) such Person has agreed to (A) maintain a minimum level of debt, continue a particular debt, allocate a certain amount of debt to particular partners or members or allow particular partners or members to guarantee debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections or (D) only dispose of assets in a particular manner.

(15)            FC Ranger has not taken or failed to take any action that could reasonably be expected to result in a challenge by the Internal Revenue Service or any other Governmental Entity to its status as a REIT, and no such challenge is pending or, to Seller’s Actual Knowledge, threatened. Since January 1, 2014, no subsidiary of FC Ranger is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. Since January 1, 2014, each subsidiary of FC Ranger that is a partnership, joint venture, or limited liability company and which has not elected to be a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code has been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

(16)            FC Ranger is treated as a corporation for U.S. federal income tax purposes and each other Ranger Subsidiary Entity is treated as a partnership or disregarded entity, other than FC Ranger Operations Holdco, LLC, LSREF Dixie OPS Holdings, LLC, LSREF Golden OPS Holdings, LLC, LSREF Golden Property 26 (OR) III, LLC, LSREF Husky OPS Holdings, LLC, LSREF Longhorn OPS Holdings, LLC and LSREF Texor OPS Holdings, LLC (each of which is treated as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code).  Each Liquating Partnership has been treated as a partnership or a disregarded entity for U.S. federal, state and local income tax purposes since the date of its formation.

(17)            Seller has provided Purchaser with true and correct statements of the adjusted basis of personal property with respect to each of the Non-Ranger Portfolios as of December 31, 2013.  Since December 31, 2013, the Non-Ranger Sellers have not acquired any material additional personal property with respect to any Non-Ranger Property.

(18)            “Tax” means any: (i) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, business, rental, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, real property, personal property, abandoned or unclaimed property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, duty, levy, assessment, or charge of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) liability for the payment of any amounts of the type described in clause (i) above arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, unitary or similar group (or being included (or required to be included) in any tax return relating thereto); and (iii) liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation by law, contract or otherwise to indemnify or otherwise assume or succeed to the liability of any other Person.

(19)            “Tax Returns” means any returns, declarations, reports, forms, claims for refund, information returns or statements, requests for extensions of time or other statements filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedules, attachments or supplements thereto, and including any amendments thereof.

(20)            “Treasury Regulations” means the income tax regulations promulgated under the Code, as amended from time to time.

(f)           Seller’s Actual Knowledge.  Any and all uses of the phrase, “to Seller’s Actual Knowledge” or other references to Seller’s knowledge in this Agreement, shall mean the actual knowledge of any of Scott Brown, Trissie Farr, Christina Firth and Kelly Sheehy (the “Seller Knowledge Individuals”) as to a fact pertaining to Seller or any of the Ranger Subsidiary Entities at the time given.  Seller hereby represents and warrants to Purchaser that, as of the date hereof and as of Closing, the Seller Knowledge Individuals are the individuals who have knowledge with respect to the representations and warranties set forth in this Agreement.

(g)          Limitations with respect to Seller’s Representations. The representations and warranties of Seller set forth in Sections 11(c), (d) and (e) are subject to the following limitations: (i) except to the extent that any such breach results from any actions or omissions of Seller, Seller does not represent or warrant that any particular Resident Agreement, Contract or Operating Contract will be in force or effect as of the Closing or that the residents or contractors thereunder, as applicable, will not be in default thereunder and (ii) in the event that (A) prior to the Closing, Purchaser shall obtain Actual Knowledge (other than through any estoppel certificate delivered pursuant to this Agreement) of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty of Seller and (B) Purchaser does not, prior to Closing deliver to Seller notice of such information specifying the representation, warranty or condition to which such information relates, then such representations and warranties shall be deemed modified to conform to such provisions and Purchaser shall be deemed to have knowledge thereof, and Purchaser shall not be entitled to bring any action after the Closing Date based on such information.

(h)         Purchaser Representations and Warranties.  Purchaser hereby represents and warrants to Seller that:

(i)                                     Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization, and has the full power and authority to enter into and perform this Agreement in accordance with its terms.  This Agreement and all documents executed by Purchaser which are to be delivered to Seller at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Purchaser, and at the time of Closing will be the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of any agreement or judicial order to which Purchaser is subject.

(ii)                                  Purchaser is not now nor shall it be at any time prior to or at the Closing a Person with whom a U.S. Person, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Specially Designated Nationals and Blocked Persons) or otherwise).  Neither Purchaser nor, to Purchaser’s Actual Knowledge,  any Person who owns an interest in Purchaser (other than the owner of publicly traded shares) (collectively, a “Purchaser Sponsor Party”) is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(iii)                               Neither Purchaser nor, to Purchaser’s Actual Knowledge, any Purchaser Sponsor Party, nor any Person providing funds to Purchaser: (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(iv)                              Purchaser is in compliance with any and all applicable provisions of the Patriot Act.

(v)                                 Purchaser is duly qualified to transact business in all jurisdictions where the ownership or leasing of its assets and the conduct of its businesses require them to be so qualified.

(vi)                              No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; or (B) violate any Legal Requirements to which Purchaser are subject.

(vii)                           There are no judgments, orders or decrees of any kind against Purchaser unpaid and unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or, to Purchaser’s Actual Knowledge, threatened in writing against Purchaser, which would have a material adverse effect on Purchaser, its financial condition or its ability to consummate the transactions contemplated by this Agreement.

(viii)                        Purchaser has or will have at the Closing Date, sufficient cash, available lines of credit or other sources of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

(i)             Purchaser’s Actual Knowledge Any and all uses of the phrase, “to Purchaser’s Actual Knowledge” or other references to Purchaser’s knowledge in this Agreement, shall mean the actual knowledge of Ronald Jeanneault (the “Purchaser Knowledge Individual”) as to a fact at the time.

(j)            Survival of Representations and Warranties.  The representations and warranties: (i) contained in Sections 11(d),  11(e)(xi) and 11(h)(i)-(iv) shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations, including any extensions or waivers thereof; (ii) relating to the Non-Ranger Portfolios (except to the extent covered by the foregoing clause (i)) shall survive the Closing for a period of nine (9) months following the Closing Date; and (iii) relating to the Ranger Portfolios (except to the extent covered by the foregoing clause (i)) shall survive the Closing for a period of fifteen (15) months following the Closing Date; provided, that any claim made with reasonable specificity by the party seeking to be indemnified within the time periods set forth in this Section 11(j) shall survive until such claim is finally and duly resolved.  The covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

(k)         Indemnification.

(i)                                     By Purchaser.  Subject to the provisions of Section 11(j), from and after the Closing, Purchaser agrees to indemnify, defend and hold harmless Seller, its Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (“Seller Indemnitees”) from and against all claims, losses, taxes, liabilities, damages, deficiencies, interest and penalties, costs and expenses, including, without limitation, losses resulting from the defense, settlement and/or compromise of a claim and/or demand and/or assessment, reasonable attorneys’, accountants’ and expert witnesses’ fees, costs and expenses of investigation, and the costs and expenses of enforcing the indemnification provided hereunder (hereafter individually a “Loss” and collectively “Losses”) incurred by any of the Seller Indemnitees arising out of or relating to: (1) any breach of any representation or warranty made by Purchaser in this Agreement (without regard, for purposes of this clause (1), to any qualifications as to materiality or material adverse effect (or any correlative terms)) or (2) any breach of any covenant or agreement of Purchaser contained in this Agreement.

(ii)                                  By Seller.  Subject to the provisions of Section 11(j), from and after the Closing, Seller, on a joint and several basis with respect to each Portfolio, but on a several and not joint basis across Portfolios, agrees to indemnify, defend and hold harmless (and the Escrow Amount shall be available therefore) Purchaser, its Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (collectively, “Purchaser Indemnitees”) from and against all Losses incurred by any of Purchaser Indemnitees arising out of or relating to: (1) any breach of any representation or warranty made by Seller in this Agreement (without regard, for purposes of this clause (1), to any qualifications as to materiality or material adverse effect (or any correlative terms)), (2) any breach of any covenant or agreement of Seller contained in this Agreement, (3) any breach of any covenant or agreement of any Ranger Subsidiary Entity contained in this Agreement and required to be performed or complied with by such Ranger Subsidiary Entity prior to the Closing, (4) claims asserted by third parties, but only if and to the extent such Losses first arise or accrue prior to the Closing Date, even if such claim is asserted on or after the Closing Date, and are not related to the environmental condition of the Properties (unless the Seller has actual knowledge of such claim prior to the Closing Date), or (5) any claims that the allocation of the Purchase Price amongst the Persons comprising Seller (including any allocation between cash consideration and equity consideration) pursuant to Section 4 or the amount paid to any individual Seller pursuant to Section 4(d) was not true and correct in all respects.

(iii)                               Limitations on Rights of Indemnitees.

(1)         Purchaser shall not be required to indemnify Seller Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 11(k)(i)(1) unless and until the aggregate amount of all such Losses for such matters exceeds $250,000, in which event Seller Indemnitees will be entitled to recover all Losses arising out of or relating to such matters.  Purchaser’s maximum liability to Seller Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 11(k)(i)(1) shall not exceed $15,000,000 in the aggregate.  Notwithstanding anything to the contrary in this Agreement, the foregoing limitations in this Section 11(k)(iii)(1) shall not apply to a claim for indemnification to the extent such claim is based upon a breach of any of the representations and warranties set forth in Sections 11(h)(i)-(iv).

(2)         Seller shall not be required to indemnify Purchaser Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 11(k)(ii)(1) unless and until the aggregate amount of all such Losses for such matters exceeds $250,000, in which event Purchaser Indemnitees will be entitled to recover all Losses arising out of or relating to such matters.  Seller’s maximum liability to

Purchaser Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 11(k)(ii)(1) (A) with respect to any claims based upon a breach of any of the representations and warranties relating to a Non-Ranger Portfolio shall not exceed $20,000,000 in the aggregate and, with respect to any single Non-Ranger Portfolio shall not exceed the allocated portion thereof as set forth on Schedule 11(k)(iii)(2) (the “Holdback Allocated Portion”) in the aggregate, and (B) with respect to any claims based upon a breach of any of the representations and warranties relating to the Ranger Portfolio (other than Section 11(e)(xi)), shall not exceed $15,000,000 in the aggregate.  Notwithstanding anything to the contrary in this Agreement, the foregoing limitations in this Section 11(k)(iii)(2) shall not apply to a claim for indemnification to the extent such claim is based upon a breach of any of the representations and warranties set forth in Section 11(d) or 11(e)(xi).

(iv)                              Procedure.

(1)         Direct Claims.  If either a Purchaser Indemnitee, on the one hand, or a Seller Indemnitee, on the other hand, shall have a claim for indemnification hereunder (the “Indemnitee”) for any claim other than a claim asserted by a third party, the Indemnitee shall, as promptly as is practicable, give written notice to the party from whom indemnification is sought (the “Indemnitor”) of the nature and, to the extent practicable, a good faith estimate of the amount, of the claim.  The failure to make timely delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any liability under this Section 11(k) with respect to such matter, except to the extent the Indemnitor is actually materially prejudiced by failure to give such notice.

(2)         Third-Party Actions (Other than Tax Consents).

(A)       If an Indemnitee receives notice or otherwise obtains knowledge of any matter or any threatened matter that may give rise to an indemnification claim against the Indemnitor, then the Indemnitee shall promptly deliver to the Indemnitor a written notice describing, to the extent practicable, such matter in reasonable detail.  The failure to make timely delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any liability under this Section 11(k) with respect to such matter, except to the extent the Indemnitor is actually materially prejudiced by failure to give such notice.  The Indemnitor shall have the right, at its option, to assume the defense of any such matter with its own counsel, but only if the Indemnitor simultaneously agrees to indemnify the Indemnitee for such matter.

(B)       If the Indemnitor elects to assume the defense of and indemnification for any such matter, then:

(I)           notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnitor’s election to assume the defense of such matter, unless (x) the Indemnitor fails to defend diligently the action or proceeding within ten (10) days after receiving notice of such failure from the Indemnitee, (y) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnitee or other Indemnitees that are not available to the Indemnitor, or (z) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the Indemnitee and the Indemnitor may have different, conflicting, or adverse legal positions or interests;

(II)      the Indemnitee shall, at its own expense, make available to the Indemnitor all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee’s agents and that the Indemnitor considers necessary or desirable for the defense of such matter, and cooperate in all reasonable ways with, and make its employees and advisors available or otherwise render reasonable assistance to, the Indemnitor and its agents; and

(III)                         the Indemnitor shall not, without the written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, settle or compromise any pending or threatened litigation in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such litigation) or consent to the entry of any judgment (x) which does not, to the extent that the Indemnitee may have any liability with respect to such litigation, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release of the Indemnitee from all liability in respect of such litigation, (y) which includes any statement as to or an admission of fact, culpability or a failure to act, by or on behalf of the Indemnitee, or (z) in any manner that involves any injunctive relief against the Indemnitee or may materially and adversely affect the Indemnitee.

(C)       If the Indemnitor elects not to assume the defense of and indemnification for such matter, then the Indemnitee shall proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to the Indemnitor; provided, that the Indemnitee shall not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld or delayed.

(D)       The procedures in this Section 11(k)(iv)(2) shall not apply to direct claims of Seller Indemnitees or Purchaser Indemnitees or to Tax Contests, which shall be governed by Section 41(h).

(v)                                 Tax Treatment.  Seller and Purchaser (and New Joint Venture) agree to treat any indemnity payment made pursuant to this Section 11(k) as an adjustment to the purchase price for federal, state, local and foreign income tax purposes.

(vi)                              The provisions of this Section 11 shall survive the termination of this Agreement and the Closing.

(l)             For the purpose of securing Seller’s obligations pursuant to this Agreement, including Section 11(k), and without limiting Seller’s obligations hereunder, at the Closing Purchaser shall deliver to the Escrow Agent by wire transfer of immediately available funds to an interest bearing account administered by Escrow Agent at Capital One (the “Holdback Escrow Account”) (i) the amount of (1) $20,000,000 multiplied by (2) the

“Aggregate Non-Ranger Non-Rollover Percentage” to be set forth on Schedule 11(l) to be prepared and delivered by Seller prior to Closing based on, and consistent with, the provisions of Section 41(g), the information set forth on Schedule 41(g), and the statement to be delivered pursuant to Section 41(g),  in cash (the “Non-Ranger Portfolio Holdback Escrow Amount”) which shall be allocated to each Non-Ranger Portfolio in accordance with the Holdback Allocated Portion of such Non-Ranger Portfolio multiplied by the “Non-Rollover Percentage” of such Portfolio to be set forth on Schedule 11(l) and (ii) the amount of $15,000,000 multiplied by the “Non-Rollover Percentage” of the Ranger Portfolio to be set forth on Schedule 11(l) in cash (the “Ranger Portfolio Holdback Escrow Amount” and together with the Non-Ranger Portfolio Holdback Escrow Amount, the “Holdback Escrow Amount”), pursuant to one or more escrow agreements to be entered into by Purchaser, Seller and the Escrow Agent (the “Holdback Escrow Agreement”) at the Closing in the form attached hereto as Exhibit F.  Following the nine-month anniversary of the Closing Date, the Escrow Agent shall release to Seller the excess, if any, of any amount of the Non-Ranger Portfolio Holdback Escrow Amount allocated to a Non-Ranger Portfolio in excess of the maximum amount of the pending good-faith indemnification claims outstanding with respect to such Non-Ranger Portfolio pursuant to Section 11(k)(ii) multiplied by applicable Non-Rollover Percentage with respect to the applicable Non-Ranger Portfolio for each claim.  Following the fifteen-month anniversary of the Closing Date, the Escrow Agent shall release to Seller the excess, if any, of any amount of the Ranger Portfolio Holdback Escrow Amount in excess of the maximum amount of the pending good-faith indemnification claims outstanding with respect to the Ranger Portfolio pursuant to Section 11(k)(ii) multiplied by Non-Rollover Percentage with respect to the applicable Ranger Portfolio.  The Holdback Escrow Amount shall only be used to satisfy the Non-Rollover Percentage with respect to the applicable Portfolio of the amount of indemnification claims pursuant to Section 11(k)(ii) and the remaining amount owed with respect to any such claims shall be settled as provided in the JV Agreement.

12.                               DAMAGE AND DESTRUCTION.

(a)                                 If all or any part of any Property is damaged by fire or other casualty (a “Casualty”) occurring on or after the date hereof and prior to the Closing Date:

(i)                                     if as a result of any such Casualty either (x) the Existing Lender for such Property has the right to apply casualty insurance proceeds to the prepayment of the Existing Loan for such Property pursuant to the applicable Existing Loan Agreement or (y) the Operator with respect to such Property has the right to terminate the Operating Lease with respect to such Property (each, a “Significant Casualty”), except as set forth in Section 12(d), Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage and Seller shall assign to the New Joint Venture and the New Joint Venture shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to such Property on account of such Casualty and Purchaser shall receive a credit against the Purchase Price due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the applicable Property or to repair or restore any damages, in no event to exceed the amount of the loss.

(ii)                                  if the Casualty is not a Significant Casualty, the parties shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Casualty.  In such event, Seller shall assign to the New Joint Venture and the New Joint Venture shall have the right to make a claim for and to retain any casualty insurance proceeds payable under the casualty insurance policies in effect with respect to the Premises on account of such Casualty and Purchaser shall receive a credit against the Purchase Price due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the applicable Property or to repair or restore any damages, in no event to exceed the amount of the loss.

(b)                                 The provisions of this Section 12 supersede any law applicable to the Properties governing the effect of fire or other casualty in contracts for real property.

(c)                                  At Purchaser’s request, and at Purchaser’s sole cost and expense with respect to out of pocket costs and expenses incurred by Seller, Seller shall reasonably cooperate with Purchaser’s efforts after the Closing to adjust and collect any insurance claims pursuant to the terms of this Section 12.

(d)                                 Notwithstanding anything to the contrary in this Agreement, if a Significant Casualty occurs with respect to three (3) or more Properties, then Purchaser shall have the option, exercisable in its sole discretion by written notice to Seller, to terminate this Agreement, in which case Escrow Agent shall promptly deliver the Deposit to Purchaser and neither party shall have any further rights or liabilities against or to the other with respect thereto except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof.

(e)                                  If a Significant Casualty occurs with respect to three (3) or more Properties and Purchaser does not elect to terminate this Agreement pursuant to Section 12(d), the Closing shall occur on the later to occur of (x) the Scheduled Closing Date and (y) the tenth (10th) business day following the most recent Significant Casualty to occur, and if clause (y) applies, such tenth (10th) business day shall for all purposes hereunder be deemed the “Scheduled Closing Date”.

(f)                                   The provisions of this Section 12 shall survive the Closing.

13.                               CONDEMNATION.

(a)                                 If, prior to the Closing Date, any Property is taken, or if any Seller shall receive an official notice from any Governmental Authority having eminent domain power over any of the Properties of its intention to take, by eminent domain proceeding, any Property (a “Taking”), then:

(i)                                     if as a result of such Taking either (x) the Existing Lender for such Property has the right to apply condemnation proceeds to the repayment of the Existing Loan for such Property pursuant to the applicable Existing Loan Agreement and such Taking exceeds the Condemnation Threshold (as defined in the applicable Existing Loan Agreement (or a term of similar meaning in such document)) or (y) the Operator with respect to such Property has the right to terminate the Operating Lease with respect to such Property (each, a “Significant Taking”), except as set forth in Section 13(c), Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, that Seller shall, on the Closing Date, (1) assign and remit to the New Joint Venture the net proceeds of any award or other proceeds of such Significant Taking which may have been collected by Seller as a result of such Significant Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (2) if no award or other proceeds shall have been collected, deliver to the New Joint Venture an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Significant Taking and the New Joint Venture shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

(ii)                                  if the Taking is not a Significant Taking, neither party shall have any right to terminate this Agreement with respect to such Property, and the parties shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, that Seller shall, on the Closing Date, (x) assign and remit to the New Joint Venture the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (y) if no award or other proceeds shall have been collected, deliver to the New Joint Venture an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and the New Joint Venture shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.  Seller shall not settle any claim for compensation for a Taking without Purchaser’s prior consent.

(b)                                 The provisions of this Section 13 supersede any law applicable to any Property governing the effect of condemnation in contracts for real property.

(c)                                  Notwithstanding anything to the contrary in this Agreement, if a Significant Taking occurs with respect to three (3) or more Properties, then Purchaser shall have the option, exercisable in its sole discretion by written notice to Seller, to terminate this Agreement, in which case Escrow Agent shall promptly deliver the Deposit to Purchaser and neither party shall have any further rights or liabilities against or to the other with respect thereto except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof.

(d)                                 If a Significant Taking occurs with respect to three (3) or more Properties and Purchaser does not elect to terminate this Agreement pursuant to Section 13(c), the Closing shall occur on the later to occur of (x) the Scheduled Closing Date and (y) the tenth (10th) business day following the most recent Significant Taking to occur, and if clause (y) applies, such tenth (10th) business day shall for all purposes hereunder be deemed the “Scheduled Closing Date”.

(e)                                  The provisions of this Section 13 shall survive the Closing.

14.                               BROKERS AND ADVISORS.

(a)         Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a “Broker”) in connection with this Agreement or the transactions contemplated hereby.  Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable out-of-pocket attorneys’ fees and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

(b)         Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby.  Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing (collectively with Purchaser, the “Purchaser Parties”), harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable out-of-pocket attorneys’ fees and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.

(c)          The provisions of this Section 14 shall survive the termination of this Agreement or the Closing.

15.                               TAX REDUCTION PROCEEDINGS.

To the extent any Seller or any of the Ranger Subsidiary Entities has the right to file and/or prosecute an application for the reduction of the assessed valuation of any of the Properties or any portion thereof for real estate taxes or a refund of property taxes previously paid (a “Tax Certiorari Proceeding”) to the applicable Governmental Authority pursuant to the applicable Operating Lease or otherwise:

(a)         The applicable Subsidiary Entity shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against any of the Properties for any fiscal period prior to the fiscal year in which the Closing occurs without the prior consent of Purchaser; provided, that, Seller shall not permit any of the Subsidiary Entities to settle or compromise any such proceedings if such settlement or compromise would have an adverse impact on the real estate taxes for the fiscal year in which the Closing occurs or any subsequent tax period.

(b)         Purchaser and Seller (through the applicable Subsidiary Entities) shall jointly control, withdraw, settle or otherwise compromise any Tax Certiorari Proceeding affecting real estate taxes assessed against any of the Properties for the fiscal year in which the Closing occurs, each party acting reasonably.

(c)          The amount of any tax refunds (net of reasonable out-of-pocket attorneys’ fees and other reasonable out-of-pocket costs of obtaining such tax refunds) with respect to any of the Properties or portion thereof for the tax year in which the Apportionment Date occurs shall be apportioned between Seller and Purchaser as of the Apportionment Date with a prior allocation of the portion thereof which must be returned to Operators pursuant to the terms of the Operating Leases; Seller hereby agreeing to be responsible for the return of such refund to such Operators for the period up to and including the Apportionment Date and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date.

(d)         If, in lieu of a tax refund, a tax credit is received with respect to any of the Properties or portion thereof for the tax year in which the Apportionment Date occurs, then (y) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of reasonable out-of-pocket attorneys’ fees and other reasonable out-of-pocket costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (z) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned).  All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within ten (10) days following receipt thereof and, if not timely paid, with interest thereon from the fifth (5th) day following such receipt until paid to Seller at a rate equal to the Default Rate.  Seller shall promptly pay, and in any case by the date required by the applicable Governmental Authority, any taxes attributable to the period prior to the Closing Date (plus all interest and penalties thereon) which may after the Closing Date become payable.  If taxes (including any interest and penalties) become payable with respect to the fiscal period in which the Closing Date occurs, and such taxes are the obligation of a Subsidiary Entity under its Operating Lease, then such amounts shall be prorated between Seller and Purchaser and Seller shall pay its share to Purchaser and Purchaser shall pay such amounts to the applicable taxing authority.

(e)          The provisions of this Section 15 shall survive the Closing.

16.                               TRANSFER TAXES AND TRANSACTION COSTS.

(a)         At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file all such returns as may be necessary to comply with the laws and regulations of all Governmental Authorities having jurisdiction over the Properties (collectively, as the same may be amended from time to time, the “Transfer Tax Laws”) (and Seller shall cooperate with respect thereto as necessary).  The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the “Transfer Taxes”.  Each of Seller and Purchaser shall pay (or cause to be paid) to the appropriate Governmental Authority the Transfer Taxes payable in connection with the consummation of the transactions contemplated by this Agreement in such proportions as set forth on Exhibit G with respect to the applicable jurisdiction for each Property.

(b)         Seller shall be responsible for (i) the costs of its legal counsel, advisors and other professionals employed by it in connection with the Asset Acquisitions and Interest Acquisitions, (ii) subject to Section 38, such portion as Seller and Purchaser agree of any prepayment fees or other fees payable by the borrower to any existing lender in connection with the repayment and/or assumption of any existing financing, and (iii) fifty percent (50%) of all escrow and/or related closing fees.

(c)          Except as otherwise provided above, Purchaser shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the Asset Acquisitions and Interest Acquisitions, (iii) all premiums and fees for title examination and title insurance and endorsements obtained and all related charges and survey costs in connection therewith, (iv) subject to Section 38, all costs and expenses incurred in connection with any financing obtained by Purchaser, including without limitation, loan fees, mortgage recording taxes, financing costs and lender’s legal fees, (v) subject to Section 38, such portion as Seller and Purchaser agree of any prepayment fees or other fees payable by the borrower to any existing lender in connection with the repayment and/or assumption of any existing financing, (vi) fifty percent (50%) of all escrow and/or related closing fees and (vii) any recording fees for documentation to be recorded in connection with the transactions contemplated by this Agreement.

(d)         The provisions of this Section 16 shall survive the Closing.

17.                               DELIVERIES TO BE MADE ON THE CLOSING DATE.

(a)         Seller’s Documents and Deliveries:  On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:

(i)                                     with respect to each Non-Ranger Property, a duly executed and acknowledged bargain and sale deed with covenants against grantor’s acts with respect to such Property in a form that complies with the local recording requirements for the jurisdiction in which such Property is located;

(ii)                                  with respect to each Non-Ranger Property, a duly executed bill of sale in the form of Exhibit H;

(iii)                               originals or, if originals are unavailable, copies certified to be true, correct and complete in all material respects, of the Operating Leases and Resident Agreements then in effect;

(iv)                              a duly executed certification as to each Seller’s and each holder of Units’ non-foreign status as prescribed in Section 21, if appropriate, in the form of Exhibit I-1 —  I-3;

(v)                                 the Title Affidavit;

(vi)                              a release in favor of Purchaser and the New Joint Venture for all claims for indemnification, contribution, payment or otherwise under any of the Ranger Subsidiary Entities’ organizational documents for all periods prior to the Closing Date, in the form of Exhibit J;

(vii)                           each certificate which immediately prior to the Closing represented equity interests in FC Ranger, endorsed to New Joint Venture or accompanied by a duly executed stock power.

(viii)                       originals or, if originals are unavailable, copies, of all books, records, operating reports, financial statements, files, plans and specifications, and other materials but only to the extent in Seller’s possession that are necessary or beneficial to the continuity of ownership of the Interests, the Ranger Subsidiary Entities and the Properties, including without limitation originals of all Permits and Licenses and other material document necessary to operate the Ranger Subsidiary Entities and the Properties;

(ix)                              originals of the Estoppel Certificates obtained pursuant to Section 36, to the extent not previously delivered;

(x)                                 confirmation that all Rent Reserves and Security Deposits have been transferred and are held in accounts in the name of Purchaser or the applicable Purchaser Subsidiary Entity and/or Ranger Subsidiary Entity;

(xi)                              a certificate dated as of the Closing Date, certifying that the condition set forth in Section 10(b)(i) is satisfied as of such date (the “Date-Down Certificate”).

(b)         Purchaser’s Documents and Deliveries:  On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller the following:

(i)                                     Payment of the Holdback Escrow Amount to the Escrow Agent for deposit into the Holdback Escrow Account;

(ii)                                  Payment of an amount equal to (1) the balance of the Purchase Price (i.e., the Purchase Price less the Deposit) in accordance with Section 4(c) hereof, as adjusted pursuant to Sections 6, 7 (including Section 7(b)(ii)), 12 and 13, minus (2) the Holdback Escrow Amount, payable at the Closing by 4:00 P.M., New York time, on the Closing Date in the manner required under this Agreement; and

(iii)                               a certificate dated as of the Closing Date, certifying that the condition set forth in Section 10(a)(i) is satisfied as of such date.

(c)          Jointly Executed Documents:  Seller and Purchaser shall, on the Closing Date, each execute (or cause their applicable Affiliates to execute), acknowledge (as appropriate) and exchange the following documents:

(i)                                     with respect to each of the Properties Co Interests and the FC Ranger Interests, an assignment and assumption agreement, assigning such Interests, in the form of Exhibit K;

(ii)                                  with respect to each Master Landlord, an assignment and assumption agreement, assigning such Master Landlord’s interest in its applicable Operating Lease, in the form of Exhibit L;

(iii)                               with respect to each Master Landlord, an assignment and assumption agreement, assigning such Master Landlord’s interest in its applicable Internal Operating Lease, in the form of Exhibit M;

(iv)                              with respect to each Non-Ranger Property Owner, an assignment and assumption agreement, assigning such Non-Ranger Property Owner’s interest in its applicable Internal Operating Lease, in the form of Exhibit N;

(v)                                 with respect to each Non-Ranger Property, an omnibus assignment and assumption agreement in the form of Exhibit O;

(vi)                              any and all documents required to be executed and/or delivered in connection with obtaining the Existing Lender Consent, including, without limitation, the actual Existing Lender Consent, to the extent not previously delivered;

(vii)                           a duly executed JV Agreement in the form attached hereto as Exhibit A;

(viii)                        the Closing Statement; and

(ix)                              any other affidavits, consents, approvals, authority documents, resolutions and other documents or instruments required to be delivered by Seller or Purchaser or reasonably requested by the Title Company (so long as such request does not add additional warranties or covenants to Seller), pursuant to the terms of this Agreement or applicable law in order to effectuate the transfer of title to the Properties and the Interests to Purchaser (or a subsidiary of the New Joint Venture).

18.                               CLOSING DATE.

The closing of the transactions contemplated hereunder (the “Closing”) shall occur, and the documents referred to in Section 17 shall be delivered upon tender of the Purchase Price provided for in this Agreement, at 4:00 P.M., New York time, on the tenth (10th) business day after the last condition to be fulfilled or waived of the conditions set forth in Article 10 has been fulfilled or waived in accordance herewith (other than any such conditions that by their terms cannot be satisfied until the Closing Date, which conditions shall be required to be so satisfied or waived on the Closing Date) (such date, as it may be adjourned pursuant to this Agreement, the “Scheduled Closing Date”; and the actual date of the Closing, the “Closing Date”), at the offices of Purchaser’s attorneys, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York (or, at Purchaser’s election, 375 Park Avenue, New York, New York) or, at Purchaser’s election, at the office of Purchaser’s lender or such lender’s counsel.  Notwithstanding the foregoing, Purchaser shall have the right, from time to time, for any or no reason, to adjourn the Scheduled Closing Date for a period of up to thirty (30) days in the aggregate by giving notice to Seller at least one (1) business day prior to the then Scheduled Closing Date.

19.                               NOTICES.

All notices, demands, requests or other communications (collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) email (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:

If given to Seller, any such notice shall be addressed as follows:

Formation Capital Asset Management III LLC,
as Stakeholder Representative
3820 Mansell Road, Suite 280
Alpharetta, Georgia 30022
Attention: Brian Beckwith
Email: bbeckwith@formationcapital.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Neil L. Rock, Esq.
Email: neil.rock@skadden.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Steven Klein, Esq.
Email: SKlein@gibsondunn.com

If given to Purchaser:	c/o NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attention: Robert Gatenio
Email: gatenio@nrfc.com

With a copy to (which shall not constitute notice):

c/o NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attention: Ronald Lieberman, Esq.

Email: rlieberman@nrfc.com

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Steven Scheinfeld, Esq. & Harry R. Silvera, Esq.
Email: steven.scheinfeld@friedfrank.com &
harry.silvera@friedfrank.com

If given to Escrow Agent:	Madison Title Agency
21 West 46 Street
Suite 1003
New York, New York 10036
Attention: Sam Shiel
Email: SShiel@madisontitle.com

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service.  Any Notice sent by email shall be deemed given when received as confirmed by a non-automatically generated reply.  A Notice may be given either by a party or by such party’s attorney.  Seller or Purchaser may designate, by not less than five (5) business days’ notice given to the others in accordance with the terms of this Section 19, additional or substituted parties to whom Notices should be sent hereunder.

20.                               DEFAULT BY PURCHASER OR SELLER.

(a)         If (i) Purchaser shall default in the payment of the Purchase Price or in the performance of any of its other material obligations to be performed on the Closing Date or (ii) Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for five (5) business days after notice to Purchaser, then Seller’s sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit as liquidated damages for Purchaser’s default hereunder, it being agreed that the damages by reason of Purchaser’s default are difficult, if not impossible, to ascertain, and thereafter neither Purchaser nor Seller shall have any further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof.

(b)         If (i) Seller shall default in any of its obligations to be performed on the Closing Date or (ii) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for five (5) business days after notice to Seller, then Purchaser, as its sole remedy by reason thereof, shall have the right to (i) obtain specific performance of Seller’s obligations hereunder pursuant to Section 39(b), and if Purchaser prevails with respect thereto, the provisions of Section 35 shall apply with respect thereto, or (ii) receive a return of the Deposit, whereupon this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof.  Notwithstanding anything to the contrary contained herein, if specific performance of Seller’s obligations hereunder is not available to Purchaser by reason of Seller’s conveyance of any of the Properties or any direct or indirect interest therein (including, without limitation, the Interests) or a right or option to purchase any of the foregoing to a third party in violation of the terms of this Agreement or subjecting all or any portion of any of the foregoing to a voluntary lien, Purchaser shall have the right to bring an action for damages against Seller for Seller’s default under this Agreement provided, that in any event any such action for damages will be capped at an amount equal to the Deposit (which amount shall be in addition to the Purchaser’s right to receive a return of the Deposit), it being agreed that the damages by reason of Seller’s default are difficult, if not impossible, to ascertain.  Nothing contained herein is intended to or shall be construed to limit any right or remedy of Purchaser after the Closing for a breach of any representation or warranty of Seller which survives the Closing which shall be governed by Section 11(j).

(c)          The provisions of this Section 20 shall survive the termination hereof.

21.                               FIRPTA COMPLIANCE.

Each Seller and each holder of Units shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Code (as amended, “FIRPTA”).  Each Seller and each holder of Units acknowledges that Section 1445 of the Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by any Seller or any holder of Units, each Seller and each holder of Units hereby represents and warrants that such Seller or holder of Units, as the case may be, is not a foreign person as that term is defined in the Code and Treasury Regulations promulgated thereunder except with respect to such Persons as Seller shall identify to Purchaser prior to the Closing (each, a “Non-U.S. Seller”).  On the Closing Date, each Seller and each holder of Units, except for each Non-U.S. Seller, shall deliver to Purchaser a certification as to the non-foreign status of such Seller or such holder of Units, as the case may be, in the form of Exhibit I-1 with respect to any Seller that is a disregarded entity, Exhibit I-2 with respect to any Seller that is an entity that is not a disregarded entity or Exhibit I-3 with respect to any Seller that is an individual, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

22.                               ENTIRE AGREEMENT.

This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement.  The provisions of this Section 22 shall survive the Closing or the termination hereof.

23.                               AMENDMENTS.

This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller and Purchaser.  The provisions of this Section 23 shall survive the Closing or the termination hereof.

24.                               WAIVER.

No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.  The provisions of this Section 24 shall survive the Closing or the termination hereof.

25.                               PARTIAL INVALIDITY.

If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.  The provisions of this Section 25 shall survive the Closing or the termination hereof.

26.                               SECTION HEADINGS.

The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.  The provisions of this Section 26 shall survive the Closing or the termination hereof.

27.                               GOVERNING LAW.

This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.  The provisions of this Section 27 shall survive the Closing or the termination hereof.

28.                               PARTIES; ASSIGNMENT AND RECORDING.

(a)         This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns.

(b)         Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Purchaser, without first obtaining Seller’s consent thereto; provided, that Purchaser may assign its rights under this Agreement to any entity that is directly or indirectly controlled by NorthStar Realty Healthcare, LLC without the consent of, but upon notice to, Seller.

(c)          Neither this Agreement nor any memorandum hereof may be recorded without the consent of each of Purchaser and Seller.  Any breach of the provisions of this clause (c) shall constitute a default under this Agreement.

(d)         The provisions of this Section 28 shall survive the Closing or the termination hereof.

29.                               CONFIDENTIALITY; PRESS RELEASES; NON-SOLICITATION.

(a)         Until the Closing, Seller and Purchaser (and their respective partners, members, attorneys, agents, employees, underwriters and consultants) will each treat the transactions contemplated in this Agreement, the negotiations in connection herewith, and the information disclosed to such party by the other party as confidential and shall disclose the foregoing only to their respective partners, members, attorneys, agents, employees, underwriters and consultants or otherwise as reasonably required in connection herewith (and shall cause such recipients to keep such information confidential), giving it the same care as its own confidential information, and shall make no use of any such disclosed information not independently known to such party, except (i) in connection with the transactions contemplated hereby (ii) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same or (iii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to Seller, Purchaser or any of their direct or indirect constituent owners or affiliates.  In the event of a termination of this Agreement, each party shall promptly return all such confidential information to the other party.  Notwithstanding anything to the contrary contained in this Section 29(a), Purchaser shall also be permitted to disclose the same to its bona fide prospective lenders and investors.

(b)         On or following the date hereof, Purchaser and Seller shall jointly issue a press release in the form previously agreed between the parties.  Prior to the Closing Date, Purchaser and Seller shall confer and agree on any other press releases to be issued by either Purchaser or Seller (or both parties jointly) with respect to the transaction contemplated in this Agreement (and the appropriate time for making any such release).  Except as permitted pursuant to this Section 29(b) or as may be required by law or in connection with any court or administrative proceeding or by any applicable regulation, including, without limitation, state or federal securities laws or requirements of the New York Stock Exchange, the Securities and Exchange Commission, rating agencies or similar agencies or bodies, neither Purchaser nor Seller shall issue any press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other party, which approval shall not be unreasonably withheld other than with respect to any disclosure of the Purchase Price (or any of the other terms hereof).

(c)          From the Effective Date until the earlier of the Closing Date or the termination of this Agreement, the provisions of Section 7.11 of the JV Agreement shall apply to the Purchaser and the Rollover Investors (who shall be subject to the obligations of the

Formation Member (as defined in the JV Agreement) in such Section 7.11) as if in effect as of the date hereof.

(d)         The provisions of Section 29(a) shall survive the termination of this Agreement and the provisions of Section 29(b) shall survive the termination hereof or the Closing.

30.                               FURTHER ASSURANCES.

Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party for carrying out the intentions or facilitating the consummation of this Agreement.  The provisions of this Section 30 shall survive the Closing.

31.                               THIRD PARTY BENEFICIARY.

This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns).  No other Person, party or entity shall have any rights hereunder nor shall any other Person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.  The provisions of this Section 31 shall survive the Closing or the termination hereof.

32.                               JURISDICTION AND SERVICE OF PROCESS.

The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court.  Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement (other than any dispute which, pursuant to the express terms of this Agreement, is to be determined by arbitration) shall be instituted only in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts.  The provisions of this Section 32 shall survive the Closing or the termination hereof.

33.                               WAIVER OF TRIAL BY JURY.

Seller and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement.  The provisions of this Section 33 shall survive the Closing or the termination hereof.

34.                               MISCELLANEOUS.

(a)         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Facsimile and portable document format (PDF) signatures shall have the same force and effect as original signatures.

(b)         Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing.  Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.

(c)          Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of the Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide.  Upon the consummation of the transactions contemplated by this Agreement, Escrow Agent shall file the applicable Form 1099 information returns and send the statements to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

(d)         The provisions of this Section 34 shall survive the Closing or the termination hereof.

35.                               ATTORNEYS’ FEES.

In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable out-of-pocket attorneys’ fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation.  The provisions of this Section 35 shall survive the Closing or the termination hereof.

36.                               ESTOPPELS.

(a)         A condition to Purchaser’s obligation to close the transaction contemplated under this Agreement shall be Seller’s delivery to Purchaser of an estoppel certificate “Estoppel Certificate” from each of the Operators under each of the Operating Leases satisfying the requirements of this Section 36(a) (the “Required Purchaser Estoppel Certificates”).  With respect to the Operators under each of the Operating Leases, Seller shall request Estoppel Certificates (i) with respect to the Cascade Operator, substantially in the form attached hereto as Exhibit P-1, (ii) with respect to the Decathlon Operator, substantially in the form attached hereto as Exhibit P-2, (iii) with respect to the Grace Operator, substantially in the form attached hereto as Exhibit P-3, (iv) with respect to the Kensington Operator, substantially in the form attached hereto as Exhibit P-4, (v) with respect to the Pentathlon Operator, substantially in the form attached hereto as Exhibit P-5; and (vi) with respect to each Ranger Operator, substantially in the form attached hereto as Exhibit P-6; provided, that if any Operator is required or permitted under the terms of its Operating Lease to provide a different form of estoppel certificate, less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibits P-1 — P-6, then Purchaser shall accept any modifications made to such form of Estoppel Certificate to the extent that such modifications to the form are consistent with the minimum requirements set forth in such Operator’s Operating Lease (it being understood by Purchaser that an Operator shall not be required to make any certifications not specifically enumerated in such Operator’s Operating Lease estoppel requirements even if such Operator’s Operating Lease requires tenant to certify to any additional items “reasonably requested”).  The Estoppel Certificates shall be dated no more than thirty (30) days before the initial Scheduled Closing Date.  An Estoppel Certificate shall be deemed to not satisfy the requirements of this Section 36(a), and shall not constitute a valid Required Purchaser Estoppel Certificate, if such Estoppel Certificate shall claim: (i) that the minimum, fixed or base rent of the applicable Operating Lease differs from the minimum, fixed or base rent set forth in the applicable Operating Lease made available to Purchaser; (ii) that there exists any material default by Seller or any Ranger Subsidiary Entity as landlord under the applicable Operating Lease; (iii) that there are facts which are inconsistent with the representations and warranties of Seller set forth in Section 11(c) or Section 11(d) with respect to such Operating Lease; or (iv) except with respect to year-end adjustments that may be required to be made under the applicable Operating Lease, that the Operator thereunder has an offset or defense against the payment of rent under the applicable Operating Lease.

(b)         Seller shall use commercially reasonable efforts (it being agreed that such commercially reasonable efforts shall consist of making a request for such Estoppel Certificate and diligently pursuing the same, but shall not include sending a default notice or commencing litigation for such estoppel) to obtain an estoppel certificate from (i) each ground lessor under each ground leased Property and (ii) each property manager under a management agreement with respect to each Property in the Ranger Portfolio, it being understood that failure to obtain any such Estoppel Certificate shall not be deemed a failure of condition as long as Seller used commercially reasonable efforts to obtain the same.

37.                               EXCULPATION.

(a)         Purchaser agrees that it does not have and will not have any claims or causes of action against any Seller Party (other than Seller), arising out of or in connection with this Agreement or the transactions contemplated hereby.  Purchaser agrees to look solely to Seller and Seller’s interest in the Properties and the Ranger Subsidiary Entities or, if the Closing has occurred, the net proceeds of the sale (subject to the limitations contained herein, including Section 11(k)(iii), to the extent applicable) for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s other assets or properties or any other Seller Parties (or their assets or properties) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.  Without limiting the generality of the foregoing provisions of this Section 37(a), Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against the Seller Parties (other than Seller and other than with respect to the net proceeds of the sale), and hereby unconditionally and irrevocably releases and discharges such other Seller Parties from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against such other Seller Parties (other than with respect to the net proceeds of the sale), in connection with or arising out of this Agreement or the transactions contemplated hereby.

(b)         Seller agrees that it does not have and will not have any claims or causes of action against Purchaser or any other Purchaser Party, arising out of or in connection with this Agreement or the transactions contemplated hereby other than to retain the Deposit in accordance with Section 20(a).  Without limiting the generality of the foregoing provisions of this Section 37(b), Seller hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against the Purchaser Parties, and hereby unconditionally and irrevocably releases and discharges such Purchaser Parties from any and all liability whatsoever which may now or hereafter accrue in favor of Seller against such Purchaser Parties, in connection with or arising out of this Agreement or the transactions contemplated hereby.

(c)          The provisions of this Section 37 shall survive the termination of this Agreement and the Closing.

38.                               EXISTING DEBT.

(a)         During the Due Diligence Period, Seller and Purchaser shall use good faith efforts to jointly determine whether (i) any or all of the Existing Loans will be repaid by Seller (or assigned to Purchaser’s lender, if requested by Purchaser) at Closing, or (ii) Purchaser will accept the Properties and/or Interests, as applicable, at Closing with any or all of the Existing Loans remaining in place.  If Seller and Purchaser do not agree that an Existing Loan shall be repaid, then Seller and Purchaser shall seek such Existing Lender’s consent to the transactions set forth in this Agreement in accordance with the provisions of this Section 38.  If Seller and Purchaser agree that an Existing Loan shall be repaid, then (y) such Existing Loan, the applicable Existing Loan Lender, and the applicable Existing Loan Documents shall cease to be an “Existing Loan”, an “Existing Loan Lender” and “Existing Loan Documents”, respectively, for purposes of this Agreement and (z) the liens of such Existing Loan Documents shall be removed and discharged of record at Closing, at Seller’s sole cost and expense.  If Seller and Purchaser agree that New Joint Venture will accept any Property at Closing with one or more Existing Loans with respect to such Property remaining in place, then (A) the New Joint Venture (or the applicable subsidiary of the New Joint Venture) shall assume all obligations with respect to such Existing Loans first accruing from and after the Closing Date and (B) the applicable Seller shall be released from all liabilities and obligations with respect to such Existing Loans first accruing from and after the Closing Date.

(b)         Seller and Purchaser shall use commercially reasonable efforts to promptly obtain the Existing Lenders’ consent to the transactions contemplated by this Agreement (the “Existing Lender Consent”).  In furtherance of, and not in limitation of, Seller’s and/or Purchaser’s obligations under the immediately preceding sentence, (i) Purchaser and Seller shall promptly and diligently: (A) deliver to each Existing Lender such information and items as are required to be delivered pursuant to the express provisions of the applicable Existing Loan Documents, and shall provide truthful, accurate and complete information in response to all such requirements; (B) execute such documents as shall be required by each of the Existing Lenders pursuant to the express provisions of the applicable Existing Loan Documents to facilitate the consummation of the transactions contemplated hereunder; and (C) comply with all other reasonable requests of each of the Existing Lenders in accordance with customary prevailing practices of institutional lenders in connection with loan assumption transactions similar to the loan assumptions that are the subject of the Existing Lender Consent, and (ii) Seller shall execute and deliver such releases of the Existing Lenders as may be requested by the Existing Lenders to obtain the Existing Lender Consent.  Notwithstanding anything contained herein to the contrary, in no event shall either Seller or Purchaser be obligated to accept any Existing Lender Consent if the same imposes material obligations on either Seller, Purchaser or any guarantor of the Existing Loan not otherwise set expressly set forth in the Existing Loan Documents.

(c)          In connection with obtaining the Existing Lender Consent: (i) the New Joint Venture shall pay: (A) the Existing Lenders’ out-of-pocket costs and expenses, (B) the Existing Lenders’ administrative charges and (C) all other charges expressly required to be paid by the borrower under the Existing Loan Documents, including any “transfer fees” or “loan assumption fees” as mutually agreed by Seller and Purchaser in their sole discretion, and (ii) Seller shall pay all deposits, fees and other charges demanded by the Existing Lenders pre-Closing, subject to reimbursement at Closing by the New Joint Venture.

(d)         At the Closing, (i) any and all deposits, reserves and escrows being held as of the Closing Date by the Existing Lenders (or their servicers) under the applicable Existing Loan Documents for real estate taxes, insurance premiums, deferred maintenance, capital replacements, re-letting costs and/or tenant improvements and leasing commissions, and debt service, as applicable, shall be conveyed to Purchaser as part of consideration for the payment of the Purchase Price and without further adjustment and (ii) all other funds derived from the Property held by the Existing Lenders (or their services) in any lockbox or other account or sub-account, shall be conveyed to Purchaser subject to adjustment in accordance with proration provisions specified herein (the deposits, reserves and escrow referred to in clauses (i) and (ii) above are collectively, the “Existing Lender Reserves and Escrows”).  At the Closing, Seller shall assign all of Seller’s right, title and interest in the Existing Lender Reserves and Escrows to Purchaser.

(e)          The following terms, as used in this Section 38 and elsewhere in this Agreement, shall have the following meanings:

(i)                                     “Assumed Existing Cascade Indebtedness” shall mean any of the Existing Cascade Loans which remain in place as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date in accordance with this Section 38.

(ii)                                  “Assumed Existing Decathlon Indebtedness” shall mean any of the Existing Decathlon Loans which remain in place as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date in accordance with this Section 38.

(iii)                               “Assumed Existing Grace Indebtedness” shall mean any of the Existing Grace Loans which remain in place as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date in accordance with this Section 38.

(iv)                              “Assumed Existing Indebtedness” shall mean, collectively, the Assumed Existing Cascade Indebtedness, the Assumed Existing Decathlon Indebtedness, the Assumed Existing Grace Indebtedness, the Assumed Existing Kensington Indebtedness, the Assumed Existing Pentathlon Indebtedness and the Assumed Existing ranger Indebtedness.

(v)                                 “Assumed Existing Kensington Indebtedness” shall mean any of the Existing Kensington Loans which remain in place as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date in accordance with this Section 38.

(vi)                              “Assumed Existing Pentathlon Indebtedness” shall mean any of the Existing Pentathlon Loans which remain in place as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date in accordance with this Section 38.

(vii)                           “Assumed Existing Ranger Indebtedness” shall mean any of the Existing Ranger Loans which remain in place as of 11:59 p.m. (New York time) on the Business Day immediately preceding the Closing Date in accordance with this Section 38.

(viii)                        “Existing Cascade Loans” shall mean item 8 set forth on Schedule 11(c)(iii)(10)-1.

(ix)                              “Existing Decathlon Loans” shall mean item 6 set forth on Schedule 11(c)(iii)(10)-1.

(x)                                 “Existing Grace Loans” shall mean items 1 - 2 set forth on Schedule 11(c)(iii)(10)-1.

(xi)                              “Existing Kensington Loans” shall mean items 3 - 5 set forth on Schedule 11(c)(iii)(10)-1.

(xii)                           “Existing Loans” shall mean, collectively, the Existing Cascade Loans, the Existing Decathlon Loans, the Existing Grace Loans, the Existing Kensington Loans, the Existing Pentathlon Loans and the Existing Ranger Loans.

(xiii)                        “Existing Lenders” shall mean, with respect to each Existing Loan, the lender pursuant to such Existing Loan.

(xiv)                       “Existing Loan Documents” shall mean, with respect to any Existing Loan, the documents governing, evidencing, securing or otherwise relating to such Existing Loan.

(xv)                          “Existing Pentathlon Loans” shall mean item 7 set forth on Schedule 11(c)(iii)(10)-1.

(xvi)                       “Existing Ranger Loans” shall mean items 9 -10 set forth on Schedule 11(c)(iii)(10)-1.

(xvii)                    “Subsidiary” — shall mean, with respect to any Person, any entity in which such Person directly or indirectly owns equity interests having the power to elect a majority of that entity’s board of directors or similar governing body, or the business and policies of which the Company otherwise has the power to direct.

39.                               REMEDIES; SPECIFIC PERFORMANCE.

(a)         All remedies, either under this Agreement or by law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative, and any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by law, equity or otherwise.

(b)         The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.  Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.  Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

40.             STAKEHOLDER REPRESENTATIVE.

(a)         Seller hereby appoints FCAM III and Safanad (or any Affiliate of Safanad as may be designated by Safanad from time to time) as the Stakeholder Representatives for each Person comprising Seller and the direct and indirect holders of equity interests in Seller (collectively, the “Transaction Stakeholders”), as each of such Transaction Stakeholder’s agent, to act in each of such Transaction Stakeholder’s name, place and stead, as such Transaction Stakeholder’s attorney-in-fact, to jointly execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any other documents and agreements contemplated by this Agreement with respect to such Transaction Stakeholders (including any amendments or waivers of this Agreement and such other documents and agreements), to jointly make all elections or decisions contemplated by this Agreement and any other agreements contemplated by this Agreement, including the initiation or defense of claims for indemnification or other litigation or proceedings, to give and receive on behalf of such Transaction Stakeholders any and all notices from or to any such Transaction Stakeholder hereunder and to engage such third parties (including the execution of agreements on behalf of such Transaction Stakeholders in connection therewith) as the Stakeholder Representatives determine to be appropriate and in the best interests of such Transaction Stakeholders, and does hereby give and grant unto the

Stakeholder Representatives the joint power and authority to do and perform each such act and thing whatsoever, that such Transaction Stakeholders may or are required to do pursuant to this Agreement and all other documents and agreements executed and delivered by such Transaction Stakeholders in connection with this Agreement, and to amend, modify or supplement any of the foregoing in each such Transaction Stakeholders’ name, place and stead, as if such Transaction Stakeholders had personally done such act, and the Stakeholder Representatives hereby accept such appointment.  Neither FCAM III nor Safanad may take any action as a Stakeholder Representative other than jointly. Any proceeds received by the Stakeholder Representatives from Purchaser or New Joint Venture (or another designee of Purchaser) on behalf of the Transaction Stakeholders shall be turned over to such Transaction Stakeholders as promptly as practicable by the Stakeholder Representatives, in accordance with the terms and provisions of this Agreement and the Escrow Agreement.  The death, incapacity, dissolution, liquidation, insolvency or bankruptcy of any Transaction Stakeholder shall not terminate such appointment or the authority and agency of the Stakeholder Representatives.  The power-of-attorney granted in this Section 40 is coupled with an interest and is irrevocable.  Purchaser, New Joint Venture, and any other designee of Purchaser may conclusively rely upon, without independent verification or investigation, all decisions made by the Stakeholder Representatives on behalf of the Transaction Stakeholders.

(b)         The Stakeholder Representatives shall not be liable for any act done or omitted under this Agreement in its capacity as Stakeholder Representative.  The Stakeholder Representatives shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Person or any other evidence deemed by the Stakeholder Representatives to be reliable, and the Stakeholder Representatives shall be entitled to act on the advice of counsel selected by it.  The Stakeholder Representative sshall be fully justified in failing or refusing to take any action under this Agreement or any related document or agreement unless it shall have received such advice or concurrence of such Transaction Stakeholders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Transaction Stakeholders, severally according to their respective ownership percentages in the Portfolios, against any and all liabilities that the Stakeholder Representative may incur by reason of taking or continuing to take any such action.

(c)          Each entity initially named as a Stakeholder Representative herein shall serve jointly as the Stakeholder Representatives until its resignation or it is otherwise unable to continue to serve.  To the extent FCAM III and Safanad or either of their respective successor Stakeholder Representatives are unable to agree on any action or decision to be taken by the Stakeholder Representatives pursuant to the provisions hereof, the resolution of any such dispute shall be submitted to binding arbitration. Pending the resolution of any such arbitration, neither FCAM III nor Safanad, nor any of their successors serving as a Stakeholder Representative, shall have the right to implement any such decision or action which is then the subject of such dispute.  In the event FCAM III or Safanad, or any of their respective successors serving as a Stakeholder Representative elect to resign, or are not able to continue to serve, as a Stakeholder Representative for any reason, the Transaction Stakeholders representing a majority of the aggregate ownership percentage of the Portfolios immediately prior to the Effective Time shall select a new entity to replace the entity that has resigned, or is no longer able to serve, to act jointly with the remaining Stakeholder Representative as a Stakeholder Representative, which selection shall be evidenced by written consent signed by such majority.  Each time a new

Stakeholder Representative is appointed pursuant to this Agreement, such Person, as a condition precedent to the effectiveness of such appointment, shall accept such position in writing.

(d)         Any dispute requiring arbitration in accordance with Section 40(c) shall be determined by arbitration in the State of New York under the AAA Commercial Arbitration Rules with Expedited Procedures in effect as of the Closing Date, as modified by this Agreement.  The number of arbitrators shall be three (3).  Each of FCAM III and Safanad (or any successor Stakeholder Representative) shall have ten (10) days to each select one (1) arbitrator and within ten (10) days of such respective selections, the two (2) respective arbitrators so selected by each of FCAM III and Safanad (or such successor Stakeholder Representative) hereto shall select another arbitrator. If either FCAM III or Safanad (or any successor Stakeholder Representative) fails to make its respective selection of an arbitrator within the ten (10) day period provided for above, then the other party’s selection shall be the sole arbitrator. Also, if the two (2) arbitrators so selected shall fail to select a third arbitrator, then such third arbitrator shall be appointed by the AAA.  Each arbitrator shall (A) be independent of FCAM III, Safanad and/or any successor Stakeholder Representatives, as applicable, (B) not have been engaged by any of FCAM III, Safanad and/or any successor Stakeholder Representatives, as applicable, or any of their respective Affiliates within the last three (3) years and (C) not have been employed by any of FCAM III, Safanad and/or any successor Stakeholder Representatives, as applicable, or any of their respective Affiliates within the ten (10) years immediately preceding the dispute giving rise to the arbitration.  There shall be no substantive motions or discovery, except the arbitrators shall authorize such discovery and enter such pre-hearing orders as may be appropriate to insure a fair private hearing, which hearing shall be held within thirty (30) days after the appointment of the arbitrator and concluded within three (3) days.  The aforesaid time limits are not jurisdictional.  The arbitrators shall apply substantive law of the State of New York and may award injunctive relief or any other remedy available from a judge.

41.                               TAX MATTERS.

(a)         From and after the Closing, Seller shall indemnify and hold harmless the Purchaser Indemnitees against all Losses attributable to (i) unpaid Taxes (whether assessed or unassessed) imposed on or incurred by any of the Ranger Subsidiary Entities or the Liquidating Partnerships that are attributable to a Pre-Closing Period, to the extent not taken into account in the calculation of the Ranger Closing Net Working Capital (as finally determined) other than any Taxes imposed on or incurred by any of the Ranger Subsidiary Entities that are attributable to periods prior to the Ranger Acquisition Date, (ii) all Taxes of Seller or the Liquidating Partnerships, whether for Pre-Closing Periods or otherwise, and (iii) any liability of a Person for Taxes pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision under state, local or foreign law or regulation imposing several liability upon members of a consolidated, combined, affiliated or unitary group), as a transferee or successor, by contract, pursuant to applicable Law, or otherwise for any Pre-Closing Period.

(b)                                 (i)                                     The Stakeholder Representatives shall prepare or cause to be prepared on a timely basis all Tax Returns of the Ranger Subsidiary Entities and the Liquidating Partnerships for all taxable periods ending on or prior to the Closing Date (“Pre-Closing Tax Periods”) that are due after the Closing Date in a manner consistent with past practice, except as otherwise required by law.  The Stakeholder Representatives shall provide

Purchaser with a copy of each such Tax Return, along with supporting documentation, at least twenty (20) days prior to the due date of such Tax Return for Purchaser’s review and comment.  The Stakeholder Representatives shall consider in good faith any comments of Purchaser to such Tax Returns.  Seller shall pay all Taxes shown as due and owing on such Tax Returns or otherwise due and owing with respect to Pre-Closing Tax Periods, except to the extent such Taxes are reflected in Ranger Closing Net Working Capital.  New Joint Venture shall cause to be prepared any Tax Returns for the Ranger Subsidiary Entities and the Liquidating Partnerships for any Straddle Period; provided that New Joint Venture shall submit, at least twenty (20) days prior to filing, a copy of each such Tax Return, along with supporting documentation, to the Stakeholder Representatives and Purchaser for review and comment.  New Joint Venture shall consider in good faith any comments of the Stakeholder Representatives and Purchaser to such Tax Returns.  New Joint Venture shall timely pay all Taxes shown due with respect to Tax Returns filed pursuant to this Section 41(b)(i) for Straddle Periods.  Seller shall pay to New Joint Venture all Taxes relating to Pre-Closing Periods and shown as due on Tax Returns filed pursuant to this Section 41(b) at least five (5) days before such Taxes are required to be paid to the applicable Governmental Authority, except to the extent such Taxes are reflected in Ranger Closing Net Working Capital.  Seller shall not file any Tax Return or claim for refund, make any retroactive Tax election, or take any similar action with respect to any of the Ranger Subsidiary Entities or the Liquidating Partnerships without the prior written consent of Purchaser.

(ii)                                  The Stakeholder Representatives and Purchaser shall attempt in good faith to resolve any disagreements regarding any Tax Return prepared pursuant to Section 41(b)(i) prior to the due date for filing such Tax Return.  In the event that the Stakeholder Representatives and Purchaser are unable to resolve a dispute with respect to such Tax Return at least fifteen (15) days prior to the due date for filing such Tax Return, such dispute shall be resolved by the Auditor, and the fees and expenses of the Auditor shall be allocated, in accordance with Section 7(b)(v), and any determination by the Auditor with respect to such dispute shall be final and binding on the parties hereto.  In resolving any such dispute, the Auditor shall not make any determination that is not at least “more likely than not” correct.  In the event that the Auditor is unable to resolve any dispute before the due date for filing the applicable Tax Return, such Tax Return shall be filed in accordance with the position of the party responsible for signing such Tax Return, and such Tax Return shall be amended thereafter, if applicable, to reflect the Auditor’s resolution of such dispute.

(c)          The Taxes, if any, attributable to any Straddle Period shall be allocated (i) to Seller and the holders of Units for the period up to and including the close of business on the Closing Date, and (ii) to New Joint Venture for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the applicable Ranger Subsidiary Entity or Liquidating Partnership as of the close of business on the Closing Date, provided, that any exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the applicable Straddle Period ending on the Closing Date and the portion of such Straddle Period beginning after the Closing Date in proportion to the number of days in each such period. Any property, ad valorem and similar Taxes shall be apportioned between the portion of the applicable Straddle Period ending on the Closing Date and the portion of such Straddle Period beginning after the Closing Date in proportion to the number of days in each such period.

(d)         Purchaser, New Joint Venture, Seller and the Stakeholder Representatives shall cooperate fully, as and to the extent reasonably requested by any party, in connection with (i) the filing of Tax Returns pursuant to this Section 41, (ii) the filing of any other Tax Returns required to be filed in connection with the transactions contemplated by this Agreement, and (iii) subject to Section 41(h), any Tax Contest.  Such cooperation shall include the retention and (upon another party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  New Joint Venture and Seller agree (x) to retain all books and records with respect to Tax matters pertinent to the Ranger Subsidiary Entities and the Liquidating Partnerships relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by New Joint Venture or the Stakeholder Representatives, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (y) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, New Joint Venture or Seller, as the case may be, shall allow the other party to take possession of such books and records.

(e)          All Tax sharing agreements and similar contracts with respect to or involving any of the Ranger Subsidiary Entities or any Liquidating Partnership, if any, shall be terminated no later than the Closing Date and, after the Closing Date, none of the Ranger Subsidiary Entities or the Liquidating Partnerships shall be bound thereby or have any liability thereunder.  Sellers, the Ranger Subsidiary Entities, and the Liquidating Partnerships, as applicable, shall take all actions necessary to terminate all such agreements and Contracts.

(f)           Each Liquidating Partnership has made or shall make a valid election under Section 754 of the Code to adjust the basis of its assets in accordance with Section 743(b) of the Code for its taxable year that ends on the Closing Date.

(g)          As of the date hereof, Seller and Purchaser have agreed on the allocation of the purchase price among the Portfolios which is set forth on Schedule 41(g) attached hereto.  Following the Effective Date, Purchaser shall prepare and deliver to Seller a statement of the fair market value of the assets of each of the Portfolios acquired pursuant to this Agreement.  Purchaser, Seller and the holders of Units shall use the asset fair market values as determined under this Section 41(g) (i) to calculate and report any gain or loss on the purchase and sale of such assets hereunder, including any report under Treasury Regulations Section 1.751-1(a)(3), (ii) to determine the initial book value of the New Joint Venture’s assets under Treasury Regulation Section 1.704-1(b)(2)(iv)(d), and (iii) for any relevant purpose under Sections 45, 167, 168, 197, 199 or 1060 of the Code.  Each party agrees that it shall not take any position that varies from or is inconsistent with such valuation in any filing made by such party with the IRS or any other taxing authority, except to the extent an adjustment is required by the IRS or any other taxing authority.  Notwithstanding the foregoing, each of the parties hereto agrees that the fair market value of personal property (as defined for purposes of Section 856 of the Code) purchased from each Non-Ranger Seller does not exceed fifteen percent (15%) of the total fair market value of all property purchased from such Non-Ranger Seller (including real property, improvements, fixtures and personal property).  The statement delivered pursuant to this Section 41(g) shall also specify what portion of Purchase Price payable to Seller shall be paid in cash and what portion shall be paid in equity interests in New Joint Venture (along with the allocation of each type of consideration being paid to each Person constituting Seller), it being agreed that the final amount of the Purchase Price payable to Seller in equity interests in New Joint Venture shall result in the Seller Rollover Investors having been deemed in the aggregate to have made capital contributions to New Joint Venture of not less than $30,000,00 and not more than $40,000,000.

(h)         Tax Contests.

(i)                                     If, following the Closing Date, New Joint Venture or FC Ranger receives from any Governmental Authority written notice of any Tax Contest with respect to which Seller may reasonably have any liability, New Joint Venture or FC Ranger shall promptly provide a copy of such notice to the Stakeholder Representatives; provided, that the failure to promptly provide a copy of such notice to the Stakeholder Representatives shall not relieve Seller from its obligations under Section 41(a) except to the extent that Seller is actually materially prejudiced by such failure.

(ii)                                 The Stakeholder Representatives shall have the right to elect to control, manage and be responsible for, and to contest or settle, any Tax Contest (at the expense of Sellers) to the extent that such Tax Contest relates to Pre-Closing Taxes, other than Tax Contests with respect to a Straddle Period.  With respect to any Tax Contest that the Stakeholder Representatives elect to control, Purchaser and FC Ranger may participate in all aspects of any such Tax Contest at their own expense and the Stakeholder Representatives shall not settle such Tax Contest without the consent of Purchaser, which consent will not be unreasonably withheld or delayed.  The Stakeholder Representatives shall keep Purchaser and FC Ranger informed of the progress of all such Tax Contests and shall provide copies of all written communications with any Governmental Authority related to such Tax Contests.

(iii)                               Purchaser shall have the right, at its own expense, to control, manage and be responsible for, and to contest or settle, any Tax Contest with respect to a Straddle Period.  The Stakeholder Representatives may participate in such Tax Contest (at the expense of Sellers) or any Tax Contest that it does not elect to control pursuant to Section 41(h)(i) to the extent such Tax Contest relates to Pre-Closing Taxes for which Seller may reasonably be expected to be liable pursuant to Section 41(a) and Purchaser shall not settle such Tax Contest without the consent of the Stakeholder Representatives, which consent will not be unreasonably withheld or delayed.  Purchaser shall keep the Stakeholder Representatives informed of the progress of all such Tax Contests and shall provide copies of all written communications with any Governmental Authority related to such Tax Contests to the extent such written communications relate to Pre-Closing Taxes.

(i)             Intentionally Omitted.

(j)            The following terms, as used in this Section 41, shall have the following meanings:

(i)                                     “Pre-Closing Period” means any Pre-Closing Tax Period and the portion of any Straddle Period ending on and including the Closing Date.

(ii)                                  “Pre-Closing Taxes” means all Taxes imposed on, incurred by or of the Ranger Subsidiary Entities and the Liquidating Partnerships with respect to Pre-Closing Periods.

(iii)                               “Straddle Period” means any taxable period beginning on or prior to the Closing Date and ending after the Closing Date.

(iv)                              “Tax Contest” means any audit, hearing, proposed adjustment, arbitration, deficiency, assessment, suit, dispute, claim, or other proceeding commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a liability for Taxes.

(k)                                 The New Joint Venture shall maintain the existence of FC Ranger as a corporation for U.S. federal income tax purposes at all times from the Closing Date through December 31, 2014 and shall elect to treat FC Ranger as a REIT for the taxable year ending on December 31, 2014.  The New Joint Venture shall indemnify, defend and hold Seller (and any of their direct or indirect owners successors and assigns) harmless from any Losses of such parties resulting from a breach of this Section 41(k) by New Joint Venture.

(l)             The provisions of this Section 41 shall survive the termination of this Agreement and the Closing.

42.                               TERMINATION.

(a)         This Agreement may be terminated as follows:

(i)                                     by mutual written consent of each of Purchaser and Seller;

(ii)                                  by either Purchaser or Seller, if a Governmental Authority shall have issued any judgment, order, writ, injunction, ruling, decision or decree having the effect of making the Asset Acquisitions or the Interest Acquisitions illegal or permanently prohibiting the consummation of such transactions, and such judgment, order, writ, injunction, ruling, decision or decree shall have become final and nonappealable (but only if such terminating party shall have used commercially reasonable efforts to cause such judgment, order, writ, injunction, ruling, decision or decree to be lifted or vacated and shall have otherwise complied with its obligations under this Agreement);

(iii)                               by either Purchaser or Seller, if the Closing shall not have occurred on or before 4:00 P.M., New York time, on May 30, 2014 (the “Outside Date”); provided, that, either Purchaser or Seller by written notice to the other party may elect to extend the Outside Date to June 30, 2014 or such other date as is determined by mutual agreement of Purchaser and Seller.  Notwithstanding anything to the contrary set forth in this Section 42(a)(iii), the right to terminate this Agreement under this Section 42(a)(iii) shall not be available to a party if the action or inaction of such party or any of its Affiliates has been a principal cause of the Closing to occur on or before the Outside Date and such action or failure to act constitutes a breach of this Agreement;

(iv)                              by either Purchaser or Seller, if any of the Existing Lenders affirmatively states in writing that it will not provide its Existing Lender Consent;

(v)                                 by Purchaser pursuant to Section 3(f), 6(b), 12(d), 13(c), or 20(b)(ii);

(vi)                              by Purchaser if the form of the opinion required to be delivered pursuant to Section 10(b)(viii) is not in form and substance acceptable to Purchaser or its counsel; or

(vii)                           by Seller pursuant to Section 20(a).

(b)         In the event of termination of this Agreement pursuant to this Article 42:

(i)                                     with respect to any termination pursuant to Section 42(a)(i), 42(a)(ii), 42(a)(iii), 42(a)(iv) or 42(a)(v), Escrow Agent shall promptly deliver the Deposit (if any) to Purchaser;

(ii)                                  with respect to any termination pursuant to Section 42(a)(vi) or 42(a)(vii), Escrow Agent shall promptly deliver the Deposit (if any) to Seller; and

(iii)                               neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed the day and year first above written.

SELLER:

CROWN ACADEMY ROAD, LLC, a Maryland limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN BRADDOCK ROAD, LLC, a Virginia limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN PACE STREET, LLC, a Tennessee limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN SEQUOYAH ROAD, LLC, a Tennessee limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

CROWN SIXTY-SIXTH STREET, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN TENTH AVENUE, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN WALDEN ROAD, LLC, a Virginia limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN WELLS STREET, LLC, a Michigan limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CROWN WILBUR ROAD, LLC, a Michigan limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

PENTATHLON RE BAYVIEW, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE BRIDGEVIEW, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE COQUINA, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE FAIRWAY, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE HIGHLANDS, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

PENTATHLON RE INDIAN RIVER, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE ISLAND LAKE, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE RIVERWOOD, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE RULEME ALF, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

PENTATHLON RE RULEME SNF LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

PENTATHLON RE TIERRA PINES, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

CASCADE RE ASPEN MC, LLC, an Oregon limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CASCADE RE ASPEN RET, LLC, an Oregon limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CASCADE RE GILMAN, LLC, an Oregon limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CASCADE RE GRAND RONDE, LLC, an Oregon limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

CASCADE RE OAKS, LLC, an Oregon limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

DECATHLON RE SNF KEYSTONE, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE COUNTRYSIDE, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE FLETCHER, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE HARBOR BEACH, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE HERITAGE PARK, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

DECATHLON RE LARGO, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE MAGNOLIA, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE NORTH FLORIDA, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DECATHLON RE SAN JOSE, LLC, a Florida limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

DIANA CASTELLANO DRIVE, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA CICERO AVENUE, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA GALENA BLVD, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA KICKAPOO STREET, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA LARKIN AVENUE, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

DIANA MCKINLEY STREET, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA MONROE STREET, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA PEARL STREET, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

DIANA SQUAW PRAIRIE ROAD, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

FCEQ RANGER CO-INVEST IV, LLC, a Delaware limited liability company

By:	FC CO-INVESTMENT MANAGER IV, LLC, a Delaware limited liability company, its Manager

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: President

SAFANAD SENIOR CARE INVESTMENT PARTNERSHIP IV, LP, a Delaware limited partnership

By:	SAFANAD SENIOR CARE IV GP, LLC, a Delaware limited liability company, its General Partner

By:	SAFANAD SENIOR CARE IV MANAGEMENT, LLC, a Delaware limited liability company, its Manager
By:	FC MANAGEMENT IV, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: President

SAFANAD SENIOR CARE INVESTMENT PARTNERSHIP IV-A, LP, a Delaware limited partnership

By:	SAFANAD SENIOR CARE IV-AB GP, LLC, a Delaware limited liability company, its General Partner
By:	SAFANAD SENIOR CARE IV Management, LLC, a Delaware limited liability company, its Manager
By:	FC MANAGEMENT IV, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: President

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

SAFANAD SENIOR CARE INVESTMENT PARTNERSHIP IV-B, LP, a Delaware limited partnership

By:	SAFANAD SENIOR CARE IV-AB GP, LLC, a Delaware limited liability company, its General Partner
By:	SAFANAD SENIOR CARE IV MANAGEMENT, LLC, a Delaware limited liability company, its Manager
By:	FC MANAGEMENT IV, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: President

FCSAF RANGER 1Q INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Manager

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

PURCHASER:

ECLIPSE HEALTH HOLDINGS-T, LLC, a Delaware limited liability company

By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President,
General Counsel and Secretary

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

STAKEHOLDER REPRESENTATIVE:

FORMATION CAPITAL ASSET MANAGEMENT III LLC, a Delaware limited liability company

By:	/s/ Christina K. Firth
Name: Christina K. Firth
Title: Authorized Officer

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

STAKEHOLDER REPRESENTATIVE:

SAFANAD, INC., a Delaware corporation

By:	/s/ Vincent T. Pica, II
Name: Vincent T. Pica, II
Title: Managing Partner & President

The undersigned hereby acknowledges and consents to the provisions of Sections 4(b), 11(l) and 34(c):

ESCROW AGENT:

MADISON TITLE AGENCY, LLC,
a Delaware limited liability company

By:	/s/ Samuel M. Shiel
Name: Samuel M. Shiel
Title: Senior Counsel, VP

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

The undersigned hereby acknowledges and consents to the provisions of Section 41:

NEW JOINT VENTURE:

ECLIPSE INVESTMENT, LLC,
a Delaware limited liability company

By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President,
General Counsel and Secretary

[Signature Page to Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement]

EXHIBIT A

FORM OF JV AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT

OF

ECLIPSE INVESTMENT, LLC

Dated as of [•]

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7.05.	Removal of the Administrative Member	37
7.06.	Goods and Services from Affiliates and Professionals	41
7.07.	Approved Business Plan and Budget; Approved Long Term Business Plan	43
7.08.	Compensation; Reimbursement for Expenses; Other Expenses	46
7.09.	Intentionally Omitted	46
7.10.	Other Business Ventures; Non-Compete	46
7.11.	Non-Solicitation and Non-Hire	47
7.12.	REIT Compliance	48
7.13.	Leasing of the Properties	49
7.14.	Subsidiaries	50
7.15.	Lockout Period	50

ARTICLE 8.	BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; TAXES; FISCAL YEAR	51

8.01.	Books of Account	51
8.02.	Fiscal Year	51
8.03.	Bank Accounts	51
8.04.	Financial Statements	52
8.05.	Tax Returns; Tax Matters Partner	54
8.06.	Tax Elections	55
8.07.	Venture Liabilities	55

ARTICLE 9.	TRANSFERS AND PLEDGES OF INTERESTS	55

9.01.	Restrictions on Transfers and Pledges of Interests	55
9.02.	Conditions Applicable to All Transfers	56
9.03.	Admission of Transferee	58
9.04.	Right of First Offer	58
9.05.	Redemption Option	59

ARTICLE 10.	FORCED SALE OF THE PROPERTIES	60

10.01.	Initiation of Forced Sale; Sale of Interest	60
10.02.	Closing of the Purchase	61
10.03.	Sale of the Portfolios	63

ARTICLE 11.	DISSOLUTION AND LIQUIDATION	66

11.01.	Events Causing Dissolution	66
11.02.	Right to Continue Business of the Venture	66
11.03.	Distributions Upon Dissolution	66

ARTICLE 12.	FINANCING; RECOURSE OBLIGATIONS	67

12.01.	Financing	67
12.02.	Guaranties	67

12.03.	Release and Substitution of Guaranties	68

ARTICLE 13.	REPRESENTATIONS AND WARRANTIES	68

13.01.	Representations and Warranties of the Members	68
13.02.	Representations and Warranties by the Formation Member	69

ARTICLE 14.	MISCELLANEOUS PROVISIONS	70

14.01.	Compliance with LLC Act	70
14.02.	Additional Actions and Documents	70
14.03.	Notices	70
14.04.	Expenses	71
14.05.	Exculpation	72
14.06.	Intentionally Omitted	72
14.07.	Ownership of Venture Assets	72
14.08.	Status Reports	72
14.09.	Survival	72
14.10.	Waivers	72
14.11.	Exercise of Rights	73
14.12.	Binding Effect	73
14.13.	Limitation on Benefits of this Agreement	73
14.14.	Severability	73
14.15.	Amendment Procedure	73
14.16.	Entire Agreement	73
14.17.	Headings	73
14.18.	Governing Law	73
14.19.	Execution in Counterparts	73
14.20.	Consents and Approvals	74
14.21.	Indemnification	74
14.22.	Business Day Extension	75
14.23.	Consent to Jurisdiction	75
14.24.	No Presumption	75
14.25.	Press Releases; Confidentiality	75
14.26.	Cooperation of Administrative Member	76
14.27.	Subsidiaries	76
14.28.	Brokerage	76
14.29.	Usury Savings	77

EXHIBITS

Exhibit A	Certificate of Formation
Exhibit B-1	List of Properties and Owners
Exhibit B-2	Organization Structure
Exhibit C	List of Operating Properties
Exhibit D	Capital Contributions and Percentage Interests
Exhibit E	Intentionally Omitted
Exhibit F	Approved Business Plan and Budget — 2014
Exhibit G	Sources and Uses Statement
Exhibit H	Form of Operating Lease
Exhibit I-1	Form of Annual Financial Certification
Exhibit I-2	Asset Management Reporting Requirements
Exhibit I-3	Form of Debt Compliance Certification
Exhibit I-4	Standard Financial Reporting Package
Exhibit J	IL Services
Exhibit K	Organization Chart of Formation Member
Exhibit L	List of Formation Affiliates
Exhibit M	Approved Long Term Business Plan
Exhibit N	Existing Loans
Exhibit O	Authorized Signatories
Exhibit P	Asset Management Services

THIS LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) of ECLIPSE INVESTMENT, LLC, a Delaware limited liability company (the “Venture”), is entered into as of [•], by and between FC ECLIPSE INVESTMENT, LLC, a Delaware limited liability company (together with its permitted successors and assigns in its capacity as a Member, the “Formation Member”), and ECLIPSE HEALTH HOLDINGS-T, LLC, a Delaware limited liability company (together with its permitted successors and assigns in its capacity as a Member, the “NorthStar Member”).

W I T N E S S E T H:

WHEREAS, the Venture was formed pursuant to the provisions of the Limited Liability Company Act of the State of Delaware (as amended from time to time, the “LLC Act”) by the filing of the Certificate of Formation of the Venture (as the same may be amended, supplemented or modified from time to time in accordance with the provisions of this Agreement, the “Certificate”) with the Delaware Secretary of State on March 12, 2014, a copy of which Certificate is attached hereto as Exhibit A;

WHEREAS, certain Affiliates of the Formation Member, as seller, the NorthStar Member, as purchaser, Formation Capital Asset Management III LLC and Safanad, Inc., as stakeholder representatives, and Madison Title Agency, as escrow agent, have entered into that certain Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement on [•], 2014 (as may be amended or restated from time to time, the “Conveyance Agreement”);

WHEREAS, upon the closing of transactions contemplated by the Conveyance Agreement, the Venture shall own, directly or indirectly, 100% of the limited liability company interest in each of the newly formed or existing entities listed on Exhibit B (each, an “Owner”), and each Owner shall own fee or leasehold title to the property listed opposite such Owner’s name on Exhibit B-1 (each, a “Property,” and collectively, the “Properties”), and as further shown on the organizational structure chart attached hereto as Exhibit B-2; and

WHEREAS, the parties hereto desire to operate the Venture as a limited liability company under the LLC Act and to set forth their respective rights and obligations vis-à-vis the Venture.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the parties hereto hereby set forth their agreement as follows:

ARTICLE 1.
DEFINITIONS

1.01.                     Defined Terms.  Unless the context otherwise specifies or requires, capitalized terms used herein shall have the following respective meanings:

“Acceptance Notice” is defined in Section 10.01(b).

“Acceptance Period” is defined in Section 10.01(b).

“Additional Capital Contribution Date” is defined in Section 5.02(a).

“Additional Capital Contribution Request” is defined in Section 5.02(a).

“Additional Capital Contributions” is defined in Section 5.02(a).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in the Member’s Capital Account, as of a specified time, after giving effect to the following adjustments:

(a)                                 credit to such Capital Account any amounts that such Member is obligated to restore or deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b)                                 debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrative Member” means whichever of the NorthStar Member or the Formation Member is the Member entitled to exercise the rights, and is subject to the obligations, of the Administrative Member under this Agreement.  As of the date hereof, the Formation Member is the Administrative Member of the Venture.

“Affiliate” means, when used with reference to a specified Person, (a) any member, partner, shareholder, director, officer or employee of such Person, or (b) any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the specified Person. For the purposes of this Agreement, (i) Lavie Care Centers LLC and its subsidiaries, (ii) National Home Care Holdings, LLC and its subsidiaries, (iii) FC-GEN Operations Investments, LLC and its subsidiaries, (iv) FCT Health Holdings LLC and its subsidiaries, and (v) provided the Formation Member’s and/or the Key Principals direct or indirect interest and control is disclosed to the Managing Member in advance of the Venture entering into any agreement with such Person, any similar operating companies affiliated with the Formation Member and/or the Key Principals that enter into an agreement with the Venture or any Subsidiary as operator of a Property after the date hereof, in each case, shall not be deemed “Affiliates” of the Formation Member, except in each case with respect to Section 7.06(a) and Section 7.06(b).

“Affiliate Agreement” means any agreement or contract between the Venture or any Subsidiary, on the one hand, and either Member or any Affiliate of either Member, on the other hand.

“After Promote Contributions” is defined in Section 6.05(d).

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“Agreement” is defined in the Preamble to this Agreement.

“Annual Calendar Period” means the period from January 1 through December 31 of each calendar year that the Formation Member is entitled to an Asset Management Fee under this Agreement, but not including the calendar year of any Partial Annual Calendar Period.

“Annual Report” is defined in Section 8.04(a).

“Approved Business Plan and Budget” is defined in Section 7.07(d)(i).

“Approved Long Term Business Plan” means the long-term strategic business plan of the Venture and the Subsidiaries, including underlying assumptions, attached hereto as Exhibit M, which has been proposed by the Administrative Member and approved by the Managing Member, as the same may be modified and supplemented from time to time in accordance with the provisions of Sections 7.07(f).

“Asset Management Fee” is defined in Section 7.06(d).

“Asset Management Fixed Fee” is defined in Section 7.06(d).

“Asset Management Performance Fee” is defined in Section 7.06(d).

“Authorized Signatory” is defined in Section 7.01(c).

“Bank Account” is defined in Section 8.03.

“Bankrupt” means, and a Person shall be deemed “Bankrupt” upon: (i) the entry of a final, nonappealable decree or order for relief of the Person by a court of competent jurisdiction in any involuntary case involving the Person under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for the Person or for all or substantially all of the Person’s assets or property which appointment is not discharged within 90 days; (iii) the ordering of the winding up or liquidation of the Person’s affairs; (iv) the filing with respect to the Person of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 90 days; (v) the commencement by the Person of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (vi) the consent by the Person to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for the Person or for all or substantially all of the Person’s assets or property; (vii) the making by the Person of any general assignment for the benefit of creditors; or (viii) the admission in writing by the Person of its inability to pay its debts as such debts become due.

“Book Value” means, with respect to any asset of the Venture, such asset’s adjusted basis for federal income tax purposes, except that, in accordance with the rules set forth in Regulations Section 1.704-1(b)(iv):

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(a)                                 the initial Book Value of the assets of the Venture as of the date of their contribution (or deemed contribution) shall be their respective gross fair market values at such time as determined by the NorthStar Member;

(b)                                 the Book Value of any asset distributed or deemed distributed by the Venture to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time (taking into account Section 7701(g) of the Code) as determined by the NorthStar Member;

(c)                                  the Book Values of all Venture assets may be adjusted to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as determined by the NorthStar Member, as of:

(i)                                     the date of the acquisition of an additional Interest in the Venture by any new or existing Member in exchange for a more than de minimis contribution to the capital of the Venture; or

(ii)                                  upon any distribution in liquidation of the Venture, or the distribution by the Venture to a retiring or continuing Member of money or other assets of the Venture in reduction of such Member’s Interest in the Venture.

(d)                                 the Book Values of all Venture assets shall be adjusted to reflect any adjustments to the adjusted basis of any assets of the Venture pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (c) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)                                  if the Book Value of an asset has been determined pursuant to clause (a), (c) or (d) above, such Book Value shall thereafter be adjusted for depreciation, amortization or other cost recovery deductions based on such asset’s Book Value as so determined, and not on such asset’s adjusted tax basis.

The foregoing definition of Book Value is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

“Built-in Gain” means (a) with respect to any Property, the amount of taxable gain that would be allocated to the Formation Member under Section 704(c) of the Code immediately following the execution of this Agreement (as determined pursuant to the purchase price allocation contained in the Conveyance Agreement) if such Property would be disposed of in a taxable transaction at such time for its fair market value and (b) with respect to any Existing Loan, the amount of taxable gain that would be allocated to the Formation Member under Section 704(b) of the Code immediately following the execution of this Agreement if such Existing Loan is not maintained in its outstanding amount or was satisfied solely by surrendering the Properties securing such Existing Loan to the applicable lenders.

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“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States and any other day on which banks in the State of New York (or to the extent related to a specific Property, the State in which such Property is located) are required or permitted to be closed shall not be regarded as a business day.

“Capital Account” means, with respect to any Member, the capital account of such Member maintained pursuant to Section 6.01, including all additions thereto and subtractions therefrom pursuant to this Agreement.

“Capital Contribution” means any property (including cash) contributed (or deemed contributed) to the Venture by or on behalf of a Member.

“Certificate” is defined in the Recitals to this Agreement.

“Charges” means, for a given period of time, a sum equal to the aggregate of the expenditures, charges and costs of the Venture and its Subsidiaries (but without duplication)  for such period of time in accordance with the terms of this Agreement, determined on a cash basis of accounting (for the avoidance of doubt, “Charges” shall include the payment of the Asset Management Fixed Fee to the Administrative Member).  Notwithstanding the foregoing, there shall be excluded from Charges: (a) all non-cash items such as depreciation; (b) amounts distributed to the Members pursuant to this Agreement; (c) all costs, charges and expenses deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow; (d) any expense, cost or charge to the extent such expense, cost or charge was paid from Reserves; and (e) any expenses, obligations or liabilities incurred by a Member (or its Affiliates) in connection with the formation of the Venture and the entering into of this Agreement which are specifically stated to be those of such Member or its Affiliates (rather than the Venture) under this Agreement.

“Code” means the Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable Regulations thereunder.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Confidential Information” is defined in Section 14.25(b).

“Contract” means any service, maintenance or other contract, lease or agreement affecting the management, operation or use of any Property.

“Contributing Member” is defined in Section 5.02(c).

“Contribution Agreement” is defined in Section 12.02(a).

“Control”, “Controls” and “Controlled by” means the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being the general partner, manager, managing member, asset manager, officer or director of the Person in question), to (i) direct or cause the direction of the management and policies of a Person or (ii) conduct the day-to-day business operations of a Person including the making of certain

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discretionary investments (and, for the avoidance of doubt, the Members acknowledge that NorthStar Asset Management Group Inc. may still have Control of a Person notwithstanding that such Person may have an independent board or other governing body that has ultimate approval over decisions and policies of such Person); provided, that solely for the purpose of determining whether a particular contract constitutes an Affiliate Agreement, “Control” (as such term is used in the definition of “Affiliate”) shall be deemed to include, with reference to a Person, the ownership, directly or indirectly through one or more intermediaries, of 10% or more of the equity interests in such Person.

“Control and Ownership Requirement” is defined in Section 9.01(b)(ii).

“Conveyance Agreement” is defined in the Recitals to this Agreement.

“CPI” is defined in Section 7.07(d)(iii).

“CPI-Budget Year” is defined in Section 7.07(d)(iii).

“Cram-Down Contribution” is defined in Section 5.02(c)(ii).

“Default Rate” means the lesser of (a) 18% per annum, compounded monthly, and (b) the maximum interest rate permitted by law.

“Distributions” means (a) distributions of Net Ordinary Cash Flows and Net Extraordinary Cash Flows to a Member pursuant to Section 6.05(a), Section 6.05(b) or Section 11.03 and/or (b) Tax Distributions to a Member pursuant to Section 6.07, as applicable.

“Draft Annual Plan and Budget” is defined in Section 7.07(c).

“Due Care” means to act in good faith and exercising the usual and customary standard of care, skill, prudence and diligence of an experienced and prudent real estate professional in the conduct of a real estate joint venture enterprise of a like character and with similar goals and objectives as the Venture, taking into account the expected risks and rewards of investing in real estate projects comparable to the Properties and general market or economic conditions that may affect the Properties at the time in question.

“Emergency Expense” means an expense which is necessary to (a) prevent an immediate threat to the health, safety or welfare of any resident or other person in the immediate vicinity of any Property, (b) prevent immediate damage or loss to any Property, (c) avoid the suspension of essential services to, or essential licenses at, a Property, or (d) avoid criminal or civil liability on the part of the Venture, any Member or any Subsidiary with respect to activities at any Property or pursuant to this Agreement.

“Estimated Tax Quarter” means, with respect to any Fiscal Year, each of (1) the period commencing on and including January 1 and ending on and including March 31, (2) the period commencing on and including April 1 and ending on and including May 31, (3) the period commencing on and including June 1 and ending on and including August 31 and (4) the period commencing on and including September 1 and ending on and including December 31.

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“Event of Default” means, subject to the cure rights described below, the occurrence of any of the following events:

(a)                     fraud by the Formation Member, the Key Principals or any of their Affiliates, in each case related to or in connection with this Agreement, the Venture, any Subsidiary or any Property;

(b)                     gross negligence, willful misconduct, willful breach, misappropriation or misapplication of Venture or Subsidiary funds by the Formation Member, the Key Principals or any of their Affiliates, in each case related to or in connection with this Agreement, the Venture, any Subsidiary or any Property;

(c)                      the Formation Member or any Key Principal enters a plea of no contest or is convicted of any crime (i) involving fraud, theft, larceny, embezzlement or conversion, bribery, forgery, making or filing knowingly false statements, perjury, counterfeiting, murder, manslaughter, rape, spousal abuse, child abuse, kidnapping or robbery, or aiding and abetting any of the foregoing, and such crime, whether or not a felony, is committed against or with respect to the NorthStar Member, NorthStar Corporate Parent or any subsidiary of NorthStar Corporate Parent, the Venture or any Subsidiary, or (ii) involving fraud, theft, larceny, embezzlement or conversion, bribery, forgery, making or filing knowingly false statements, perjury, counterfeiting, murder, manslaughter, rape, spousal abuse, child abuse, kidnapping or robbery, or aiding and abetting any of the foregoing, and such crime is a felony;

(d)                     the Formation Member becomes Bankrupt;

(e)                      a Transfer by, or with respect to, the Formation Member’s direct or indirect Interests in violation of Article 9;

(f)                       the failure of the Formation Member to satisfy the Control and Ownership Requirement at any time;

(g)                      the failure of the Formation Member to perform any of its material obligations under this Agreement or the breach by the Formation Member of any of the terms, conditions, representations, warranties or covenants of this Agreement (other than the failure to fund any Additional Capital Contribution) and a continuation of such failure or breach for more than thirty (30) days after notice from the NorthStar Member; provided, that if such failure or breach is of the nature that it can be cured but cannot reasonably be cured within such thirty (30) day period, such period shall be extended so long as the Formation Member, in good faith, commences all reasonable curative efforts within ten (10) days of its receipt of such notice and diligently continues its curative efforts to completion; or

(h)                     any willful misconduct or wrongful omission (i.e., where there is an obligation to act) of the Formation Member, the Key Principals or any of their Affiliates that causes an “event of default” under and as defined in any Loan Document; provided, that failing to approve a Major Decision shall not constitute willful misconduct or a wrongful omission for purposes of this clause (h).

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For purposes of any of the acts or events described in clause (a), (b), (c) or (h) of this definition, such act or event shall not constitute an “Event of Default” if (1) such act or event is the result of an action or inaction of any person other than a Key Principal and does not trigger liability under any Guaranty, (2) no Key Principal had any actual knowledge of the occurrence thereof until after the occurrence thereof, (3) notice of such act or event shall have been delivered to the NorthStar Member promptly after a Key Principal learns of such act or event, (4) the Key Principals and the Formation Member pay over to the Venture or the NorthStar Member, within fifteen (15) Business Days after delivering the notice described in clause (3) above, an amount equal to all of the losses, damages and out-of pocket expenses sustained by the Venture or the NorthStar Member by virtue thereof (including reasonable and actual attorneys’ fees and costs), and (5) such person’s employment with the Formation Member, the Key Principals and their Affiliates is either (i) terminated or (ii) with respect to any person other than Arnold Whitman and Steven Fishman, transferred to an area of business that is unrelated to the Venture, any Subsidiary or any Property.

“Excess Preferred Return Amount” is defined in Section 7.06(d).

“Exchange” is defined in Section 7.15.

“Exculpated Party” is defined in Section 14.05.

“Existing Loans” means the loans set forth on Exhibit N which are being assumed by the Venture or any of its Subsidiaries on the date hereof.

“Facility” means any senior living facility, assisted living facility, memory care facility, skilled nursing care facility or similar facility.

“Family Member” means, with respect to any Person, (a) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person, or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (b) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by a person described in clause (a) above, or (c) a trust, custodial account or guardianship administered primarily for the benefit of a person described in clause (a) above.

“Fiscal Year” is defined in Section 8.02.

“Forced Sale Deposit” is defined in Section 10.01(b).

“Forced Sale Lockout End Date” means (a) with respect to the NorthStar Member, the third (3rd) anniversary of the date hereof, and (b) with respect to the Formation Member, the sixth (6th) anniversary of the date hereof.

“Forced Sale Price” is defined in Section 10.01(a).

“Formation Member” is defined in the Preamble to this Agreement.

“Formation Parties” is defined in the Section 12.02(b).

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“GAAP” means generally accepted accounting principles in the United States consistently applied.

“Guaranties” is defined in Section 12.02(a).

“Healthcare Platform Transfer” means (a) one or more Transfers for fair value consideration pursuant to Section 9.01(b)(i), which, collectively, result in (i) either (A) Control (which for purposes of this definition shall not include veto rights or rights to participate in major decisions), or (B) 50% or more of the direct or indirect interests, in each case, of NorthStar Healthcare Parent in the Venture being transferred to a third party or a Person (whether or not publicly traded or publicly listed) sponsored by any NorthStar Corporate Parent or any Affiliate thereof, or (ii) all or substantially all of the direct or indirect interests in NorthStar Healthcare Parent being transferred directly or indirectly by NorthStar Corporate Parent to a third party or a Person (whether or not publicly traded or publicly listed) sponsored by any NorthStar Corporate Parent or any Affiliate thereof where either (A) no other assets are being transferred or sold directly or indirectly by NorthStar Corporate Parent, or (B) the interests in the Venture which are being transferred in such transaction represent more than sixty percent (60%) of the value of all assets being transferred or sold directly or indirectly by NorthStar Corporate Parent in such transaction, or (b) a merger, consolidation or similar transaction of NorthStar Healthcare Parent with a third party where NorthStar Healthcare Parent is no longer Controlled by a NorthStar Corporate Parent.  Notwithstanding anything to the contrary contained herein, a Healthcare Platform Transfer shall not include (1) a direct or indirect Transfer of the stock or other equity interests in a NorthStar Corporate Parent, (2) the direct or indirect creation of new stock (including separate classes of stock) or other equity interests in a NorthStar Corporate Parent, (3) direct or indirect stock splits or reverse stock splits in a NorthStar Corporate Parent, (4) redemption of stock or equity interests by a NorthStar Corporate Parent, (5) the conversion of a NorthStar Corporate Parent from a public to a private company or vice versa, (6) any reorganization, merger, consolidation, recapitalization, or similar transaction with respect to a NorthStar Corporate Parent, (7) any other transaction that modifies, changes, or affects the ownership or control of a NorthStar Corporate Parent, (8) a Transfer, during the period beginning on the date of this Agreement and ending on the first anniversary of the date of this Agreement, by NorthStar Healthcare Parent of any of its direct or indirect interest in the Venture to a Person (whether or not publicly traded or publicly listed) sponsored by any NorthStar Corporate Parent or any Affiliate thereof at no mark-up in value from the value of such interests on the date of this Agreement (it being agreed by the Members that any subsequent Transfer by the transferee of NorthStar Healthcare Parent’s direct or indirect interests in the Venture under this clause (8) shall be subject to the provisions of Section 9.05 and this definition and shall be aggregated with Transfers in or by NorthStar Healthcare Parent for purposes of determining whether a Healthcare Platform Transfer has occurred under clauses (a)(i)(B) and (a)(ii) above), and (9) a spin-off transaction, including a spin-off involving NorthStar Healthcare Parent, NorthStar Corporate Parent, any Permitted NorthStar Member Affiliate or any direct or indirect subsidiary of any of the foregoing (a “Spin Off Transferor”), or the spin-off or formation of a company or entity that has as its direct or indirect majority owners, at the time of such spin off, a Spin Off Transferor, solely to the extent the interests of the Spin Off Transferor are distributed on a pro rata basis (subject to customary rights of redemption and repurchase) to all of the existing direct or indirect stockholders of the Spin Off Transferor (the spun off entity, a “Spin Off Transferee”) (it being agreed by the Members that any subsequent Transfer by the Spin-Off Transferee shall be subject

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to the provisions of Section 9.05 and this definition and, if the Spin-Off Transferee is a Person who, following the spin off, shall hold a direct or indirect interest in NorthStar Healthcare Parent, all such Transfers shall be aggregated with Transfers by NorthStar Corporate Parent for purposes of determining whether a Healthcare Platform Transfer has occurred).

“Indemnitee” is defined in Section 14.21(a).

“Indemnity Laws” is defined in Section 14.21(d).

“Independent Sales Agent” is defined in Section 10.03(a).

“Initial Capital Contribution” is defined in Section 5.01.

“Initial Consultants” is defined in Section 7.05(f).

“Initial Consultant Meeting” is defined in Section 7.05(f).

“Initial Promote Distribution Date” is defined in Section 6.05(d).

“Initiating Member” is defined in Section 10.01(a).

“Interest” means, as to any Member, all of the interest of that Member in the Venture, including, without limitation, such Member’s (a) right to a distributive share of the income, gain, losses and deductions of the Venture in accordance with this Agreement, and (b) right to a distributive share of Venture Assets.

“Interest Closing Date” is defined in Section 10.02(a).

“Interest Purchase Price” is defined in Section 10.01(c).

“IRR” means, as to any Member, the actual internal rate of return on the sum of Capital Contributions made to the Venture by such Member (including the return of such Capital Contributions), calculated using the “XIRR” spreadsheet function in Microsoft Excel (Version 2007 (SP2)), where values is an array of values with such Capital Contributions being negative values and Distributions as positive values and the corresponding dates in the array are the actual dates that such Capital Contributions are made and Distributions are made.

“Key Principals” means Arnold Whitman, Steven Fishman and Brian Beckwith.

“Lender” is defined in Section 12.01.

“Lesser Price Offer” is defined in Section 10.03(b).

“LLC Act” is defined in the Recitals to this Agreement.

“Loan Documents” mean any loan agreement, promissory note or other evidence of indebtedness evidencing the Mortgage Loan and all mortgages and security agreements, assignments, financing statements, pledges, collateral security agreements and any other agreements delivered in connection with the Mortgage Loan, and any replacement, renewal,

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extension, substitution, addition, supplement, amendment or modification of any of the foregoing.

“Lockout Period” is defined in Section 7.15.

“Major Capital Event” means any extraordinary transaction with respect to the Venture, any Subsidiary or any Property which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), sales of interests in a Subsidiary, financings, refinancings and borrowings (whether secured or unsecured) by the Venture or a Subsidiary, condemnations (and conveyances in lieu thereof), recoveries relating to damage to any Property, receipts of insurance proceeds relating to damage to any Property and receipts of “key-man” insurance proceeds relating to any principal, officer and/or employee of the Venture or a Subsidiary.

“Major Decisions” is defined in Section 7.02.

“Managing Member” is defined in Section 7.01(a).

“Marketing Period” is defined in Section 10.03(a).

“Member” means, at any time, any Person admitted and remaining as a member of the Venture pursuant to the terms of this Agreement.  As of the date of this Agreement, the Members of the Venture are the NorthStar Member and the Formation Member.

“Member Loan” is defined in Section 5.02(c)(i).

“Monthly Report” is defined in Section 8.04(c).

“Mortgage Loan” means the Existing Loans and any mortgage loan entered (or to be entered) into by the Venture or any Subsidiary which is (or will be) secured by a mortgage lien on the Properties or any Property which are approved in accordance with the applicable provisions of this Agreement, as any of the same may be amended, restated, supplemented, or otherwise modified (including, without limitation, and any division or splitting of any of the foregoing into one or more component or separate loans as may be contemplated under the applicable documents evidencing, securing and governing the applicable Mortgage Loan) from time to time, and approved in accordance with the applicable provisions of this Agreement.

“Net Extraordinary Cash Flow” means the amount, if any, remaining after subtracting from cash receipts arising from a Major Capital Event (a) all expenses of the Venture or a Subsidiary related to such Major Capital Event, (b) the debts and liabilities of the Venture or a Subsidiary to the extent paid or satisfied in connection with such Major Capital Event, and (c) Reserves established in accordance with Section 7.02 or, in the case of a Mortgage Loan, any Reserves required by the applicable lender to be funded out of the loan proceeds, in connection with such Major Capital Event (it being understood that the reduction or release of any such Reserves, other than for payment of the items for which the applicable Reserve was established, shall be treated as Net Extraordinary Cash Flow).  Net Extraordinary Cash Flow shall be determined on the cash basis of accounting.

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“Net Income” and “Net Loss” means, respectively, for each taxable year, or portion thereof, the taxable income and taxable loss of the Venture for such period as determined for U.S. federal income tax purposes (inclusive of items required to be separately accounted for under Section 703(a) of the Code); provided, that for purposes of determining Net Income and Net Loss and each item thereof (and not for income tax purposes), without duplication, (a) there shall be taken into account any tax exempt income of the Venture, (b) any expenditures of the Venture which are described in Section 705(a)(2)(B) of the Code or which are deemed to be described in Section 705(a)(2)(B) of the Code pursuant to Regulations under Section 704(b) of the Code shall be treated as deductible expenses, (c) if any asset of the Venture has a Book Value which differs from its adjusted tax basis as determined for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be computed based upon such asset’s Book Value rather than its adjusted tax basis, and (d) if the Book Value of any asset of the Venture is adjusted pursuant to clauses (b) or (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss for purposes of computing Net Income and Net Loss.  Items of income, gain, deductions, and loss allocated pursuant to Section 6.03, including “nonrecourse deductions” and “partner nonrecourse deductions,” shall be excluded from the computation of Net Income and Net Loss.

“Net Ordinary Cash Flow” means, for any given period of time, the Receipts for such period less the Charges for such period.  The amount of any released Reserves that are not used to pay Charges shall be treated as “Receipts” in accordance with the definition thereof, and the establishment and any additions or increases to Reserves shall be treated as “Charges” in accordance with the definition thereof.  Net Ordinary Cash Flow shall be determined on the cash basis of accounting.

“Nonrecourse Liability” means nonrecourse indebtedness as defined in Treasury Regulation Section 1.752-1(a)(2).

“Non-Contributing Member” is defined in Section 5.02(c).

“Non-Discretionary Expenses” means payments made to third parties on account of: (a) mandatory payments of monthly debt service (but not payment of principal or interest at or after maturity) required under Loan Documents evidencing debt of the Venture or any Subsidiaries; (b) Emergency Expenses; (c) other non-discretionary expenditures such as real estate taxes, insurance premiums, utility charges, and other third-party non-discretionary expenses of a similar nature if the failure to pay the same would result in the suspension of any essential service or license relating to a Property or any other material and adverse effect on a Property or the Facility located thereon (and the Venture or any Subsidiary is authorized or permitted to make such expenditure); or (d) expenses reasonably necessary to comply with the obligations of the Administrative Member under Section 7.12.

“Non-Initiating Member” is defined in Section 10.01(a).

“Non-Operating Property Budget” is defined in Section 7.07(a).

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“NorthStar Corporate Parent” means (a) NorthStar Realty Finance Corp., a Maryland corporation, (b) NRFC Sub-REIT Corp., a Maryland corporation, (c) NorthStar Asset Management Group Inc., and (d) any successor to any of the foregoing entities.

“NorthStar Healthcare Parent” means NorthStar Realty Healthcare LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“NorthStar Member” is defined in the Preamble to this Agreement.

“NorthStar Parties” is defined in Section 12.02(b).

“OFAC Programs” is defined in Section 13.01(h).

“Operating Lease” means, with respect to each Property that is an Operating Property, the lease between a Subsidiary that directly or indirectly owns such Property, as lessor, and another Subsidiary, as lessee.

“Operating Property” means each Property listed on Exhibit C attached hereto and, collectively, commonly referred to as the “Ranger Portfolio”, and any other Property that, after the date hereof, is leased to a Subsidiary or an Affiliate of the Venture.

“Operating Property Budget” is defined in Section 7.07(b).

“Outstanding Capital Contributions” is defined in Section 5.02(e).

“Owner” is defined in the Recitals to this Agreement.

“Partial Annual Calendar Period” means (i) the period beginning on the first day of the first full calendar month following the date hereof and ending on December 31, 2014, and (ii) the period beginning on January 1 of the calendar year in which the Formation Member is no longer entitled to the Asset Management Fee under this Agreement and ending on the date the Formation Member is no longer entitled to the Asset Management Fee under this Agreement.

“Percentage Interest” means, with respect to any Member, initially, the Percentage Interest of such Member as set forth on Exhibit D attached hereto, as such amount may be adjusted from time to time pursuant to Section 5.02(c).  No adjustment shall be made in Percentage Interests on account of any Distributions notwithstanding that the same may reduce or constitute a full or partial return of such Member’s Outstanding Capital Contribution.

“Permanent Major Decisions” is defined in Section 7.03.

“Permitted NorthStar Member Affiliate” is defined in Section 9.01(b)(i).

“Permitted Repayments” means (a) any scheduled principal payments made in accordance with the terms of any Loan Documents or any documents governing any Replacement Debt (other than payment of the outstanding principal amount due at maturity), (b) any payment of principal made in connection with any refinancing of indebtedness secured by all or any portion of the Properties (at maturity or otherwise) with Replacement Debt, and (c) any

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repayment of principal made in connection with the condemnation or casualty of all or any portion of the Properties or any foreclosure of a mortgage secured by all or any portion of the Properties (or any replacement property subsequently acquired in exchange therefor in accordance with the terms hereof).

“Person” means any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity or organization.

“Pledge” is defined in Section 9.01(a).

“Portfolio” means each of (i) the Properties comprising the Cascade Portfolio (as defined in the Conveyance Agreement), (ii) the Properties comprising the Decathlon Portfolio (as defined in the Conveyance Agreement), (iii) the Properties comprising the Grace Portfolio (as defined in the Conveyance Agreement), (iv) the Properties comprising the Kensington Portfolio (as defined in the Conveyance Agreement), (v) the Properties comprising the Pentathlon Portfolio (as defined in the Conveyance Agreement), and (vi) the Properties comprising the Ranger Portfolio (as defined in the Conveyance Agreement).

“Post-Removal Contribution” is defined in Section 5.02(c)(iii).

“Preferred Return” means, with respect to each Member, a rate of return of twelve percent (12.0%) per annum on the aggregate amount of such Member’s Outstanding Capital Contributions from time to time.  In determining the Preferred Return, the following shall apply: (a) all Distribution amounts shall be based on the amount of the Distribution prior to the application of any federal, state or local taxation to Members (including any withholding or deduction requirements); (b) all Capital Contributions shall be treated as having been contributed to the Venture on the last day of the month on which a Member’s funds (or funds advanced on behalf of such Member) were actually delivered to the Venture; (c) all Distributions shall be treated as having been received by the applicable Member on the last day of the month on which such Member or its Affiliate actually receives such Distribution, and only Distributions to a Member of Net Ordinary Cash Flow pursuant to Section 6.05(a) shall be deemed Distributions for purposes of this definition; and (d) the Preferred Return shall be computed on the basis of a 360-day year for twelve (12) thirty (30) day months or, in the case of any partial calendar month, the actual number of days in such partial month.

“Presumed Tax Liability” means, with respect to the Formation Member for any Estimated Tax Quarter ending after the date hereof in which one or more events described in clause (i) or clause (ii) of Section 6.07(a) occur, an amount equal to the product of (a) the excess of (x) the aggregate amount of taxable income that, in the determination of the Venture Accountants after consultation with the Members, would be allocated to the Formation Member pursuant to the provisions of Article VI in respect of each such event that is attributable to Built-in Gain, less (y) any taxable loss carryforwards of the Formation Member that are attributable to the Venture (assuming for this purpose that the Formation Member’s Interest is the sole asset owned by the Formation Member) and that would be available to reduce such taxable income and (b) the Presumed Tax Rate as of the end of such Estimated Tax Quarter.

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“Presumed Tax Rate” means the highest effective combined U.S. federal and state income tax rate applicable to an individual residing in New York, New York, taking into account the character of the income, giving effect to the U.S. federal income tax deduction for state taxes and applying any other reasonable assumptions that the Venture Accountants, after consultation with the Members, determine in good faith to be appropriate.

“Prior Distributions” means, with respect to any Tax Distribution to be made to a Member, all Distributions made to such Member prior thereto or concurrently therewith with respect to a particular taxable year.

“Promote Distribution Provisions” is defined in Section 6.05(b).

“Promote Loss Event” means the occurrence of an Event of Default with respect to the Formation Member pursuant to one or more of clauses (a), (b) (but in the case of clause (b), other than if resulting solely from gross negligence) and (c) (but in the case of clause (c), only to the extent relating to this Agreement, the Venture, any Subsidiary or any Property).

“Property” and “Properties” is defined in the Recitals to this Agreement, together with any other real property acquired by the Venture or any Subsidiary after the date hereof in accordance with the terms of this Agreement, or any one of them, so long as such Property continues to be owned by the Venture or any Subsidiary.

“Purchase” is defined in Section 10.01(b).

“Put Closing” is defined in Section 7.05(e)(viii).

“Put Notice” is defined in Section 7.05(e)(viii).

“Qualifying Buyer” is defined in Section 10.01(a).

“Quarterly Report” is defined in Section 8.04(b).

“Receipts” means, for any given period of time, a sum equal to the aggregate of all amounts actually received by the Venture or a Subsidiary from or in respect of any Property or other Venture Asset during such period (without duplication), determined on a cash basis of accounting, including, without limitation: (a) all rents, expense reimbursements, termination fees and other charges received from tenants and other occupants of the Properties; (b) proceeds of rent insurance and business interruption insurance; (c) all utility or other deposits returned to the Venture or a Subsidiary, which deposits were made on or after the date hereof; (d) interest, if any, earned on tenants’ security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases; (e) interest, if any, earned and available to the Venture or to a Subsidiary on Reserves or other Venture funds, or on any escrow funds deposited by the Venture or a Subsidiary with others or on any loans made by the Venture or a Subsidiary; (f) the amount of any released Reserves that are not used to pay Charges (other than Reserves established in accordance with Section 7.02 in connection with a Major Capital Event the release of which shall constitute “Net Extraordinary Cash Flow” as provided in the definition thereof); and (g) cash or other receipts (other than receipts from a Major Capital Event) received by the Venture or a Subsidiary from any other

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source.  Notwithstanding the foregoing, Receipts shall not include (i) amounts contributed or loaned by the Members to the Venture or a Subsidiary pursuant to this Agreement, (ii) each tenant’s security deposit and interest thereon, if any, as long as the Venture or a Subsidiary has a contingent legal obligation to return that deposit or such interest thereon, (iii) amounts which, although held by the Venture, may not be distributed to the Venture or a Subsidiary, or by the Venture to its Members or by a Subsidiary under applicable law or pursuant to the terms of an agreement with a third party, or (iv) amounts arising from a Major Capital Event.

“Receiving Member” is defined in Section 9.04(a).

“Recourse Parties” is defined in Section 12.02(a).

“Redemption Acceptance Notice” is defined in Section 9.05.

“Redemption Closing” is defined in Section 9.05.

“Redemption Notice” is defined in Section 9.05.

“Refinancing Initiating Member” is defined in Section 7.02(h).

“Regulations” means the regulations issued by the United States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

“Regulatory Allocations” is defined in Section 6.03(d).

“REIT” is defined in Section 7.12(a).

“REIT Failure” is defined in Section 7.05(g).

“Release” is defined in Section 10.03(b).

“Removal Date” is defined in Section 7.05(a).

“Removal Event” means (a) the occurrence of any Event of Default with respect to the Formation Member, (b) if the Percentage Interest of the Formation Member is (or would be if all Member Loans made by the NorthStar Member were treated as Additional Capital Contributions by the NorthStar Member and the Percentage Interests of the Members were adjusted as set forth in Section 5.02(c)) less than fifty percent (50%) of the Formation Member’s Percentage Interest on the date hereof by reason of the Formation Member’s failure to make Additional Capital Contributions as required herein, or (c) a breach or failure to comply by the Formation Member with any of its obligations or requirements under Section 7.12 (subject, for this purpose, to the provisions of Section 7.05(g)).

“Removal Liabilities” is defined in Section 7.05(e)(vii).

“Replacement Debt” means new indebtedness of the Venture or any Subsidiary that is considered a Nonrecourse Liability.

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“Reserves” means (a) reserve funds to pay Charges as set forth in the Approved Business Plan and Budget, (b) without duplication of the Reserves described in the foregoing clause (a), reserve funds required to be maintained pursuant to the terms of any Mortgage Loan, and (c) any other reserve funds established in accordance with Section 7.02.

“Restricted Member” is defined in Section 6.03(c).

“Restricted Parties” is defined in Section 7.11(a).

“Restricted Period” is defined in Section 7.11(a).

“ROFO Closing” is defined in Section 9.04(b).

“ROFO Election Notice” is defined in Section 9.04(b).

“ROFO Interests” is defined in Section 9.04(a).

“ROFO Notice” is defined in Section 9.04(a).

“ROFO Price” is defined in Section 9.04(a).

“ROFO Right” is defined in Section 9.04(b).

“Sale Notice” is defined in Section 10.01(a).

“Shortfall Amount” is defined in Section 5.02(c)(i).

“Solicitation” is defined in Section 7.11(a).

“Spin Off Transferee” is defined in the definition of Healthcare Platform Transfer.

“Spin Off Transferor” is defined in the definition of Healthcare Platform Transfer.

“Subsidiary” means any direct or indirect wholly owned subsidiary of the Venture, including, without limitation, each Owner.

“Tax Distributions” is defined in Section 6.07(a).

“Tax Distribution Cap” is defined in Section 6.07(a).

“Taxes” means all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or other taxes and assessments imposed upon a Property, a Subsidiary or the Venture (but excluding any Member’s income or franchise taxes).

“Third Consultant” is defined in Section 7.05(f).

“Transfer” is defined in Section 9.01(a).

“Transfer Date” is defined in Section 12.03.

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“Upper Tier Transfer” is defined in Section 9.01(a).

“Valid Contract” means a contract for the sale of any Portfolio or Portfolios that (a) provides for a then customary market-standard deposit to be paid simultaneously with the execution of such contract, (b) contains no financing contingencies, (c) provides for no recourse to the assets of the NorthStar Member or the Formation Member or the Venture, other than the Venture’s interest in the applicable Portfolio or Portfolios (but which may provide for recourse (i) to a customary, market-rate holdback or (ii) to the Venture for customary surviving indemnification obligations, subject to customary survival periods and customary maximum liability amounts), (d) shall provide for all cash payments of the purchase price for the applicable Portfolio or Portfolios, unless the Initiating Member has stated in the Sale Notice that it intends to offer the applicable Portfolio(s) for sale only to Qualifying Buyers, in which case such contract may provide for the purchase and sale of the applicable Portfolio or Portfolios subject to the then existing applicable Mortgage Loan(s) if the applicable conditions set forth in Section 10.03(b) are met, and (e) is otherwise on customary and commercially reasonable terms (including closing to occur within ninety (90) days of the date thereof, subject to customary extension rights).

“Valuation Dispute Notice” is defined in Section 7.05(c).

“Value Fraction” is defined in Section 7.06(d).

“Venture” is defined in the Preamble to this Agreement.

“Venture Accountants” means Grant Thornton LLP, or such other nationally recognized firm of independent certified public accountants selected by the NorthStar Member.

“Venture Assets” means all assets and property, whether tangible or intangible and whether real, personal or mixed including, but not limited to the Properties, at any time owned by or held for the benefit of the Venture.  The Venture Assets shall include all assets of Owners or any other Subsidiary.

“Venture Attorneys” means (a) Skadden, Arps, Slate, Meagher & Flom LLP, (b) Fried, Frank, Harris, Shriver & Jacobson LLP, (c) Arnall Golden Gregory LLP, or (d) such other law firm or law firms selected by the NorthStar Member to provide legal services to the Venture or any Subsidiary.

1.02.                     Interpretation.  Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this Agreement; (d) the term “Section” or “Article” refers to the specified Section or Article of this Agreement; and (e) the word “or” is not exclusive, and the phrases “include” and “including” shall mean “include, without limitation”, and “including, without limitation”.

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ARTICLE 2.
FILING; NAME; PLACE OF BUSINESS

2.01.                     Filing.  The Members shall execute and acknowledge, and the Administrative Member shall promptly file or record with the proper offices in each jurisdiction and political subdivision in which the Venture does business and, if necessary or desirable, cause to be published, such certificates or amended certificates, if any, as are required or permitted by the LLC Act, or any fictitious name act, or act relating to qualification to do business, or similar statute or any rule or regulation in effect in such jurisdiction or political subdivision.  The Members shall further execute and acknowledge and the Administrative Member shall promptly file or record such amended certificates or additional certificates or instruments of whatever nature as may from time to time be called for or required by such statutes, rules or regulations to permit the continued existence and operation of the Venture.

2.02.                     Name of Venture.  The name under which the Venture shall conduct its business is Eclipse Investment, LLC or such other name as the Members may jointly select; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC.”

2.03.                     Place of Business.  The location of the principal place of business of the Venture shall be c/o Formation Capital LLC, 3820 Mansell Road, Suite 280, Alpharetta, GA 30342.  The principal place of business of the Venture shall be changed to such other place or places within the continental United States as the Administrative Member may from time to time determine with the consent of the Managing Member; provided, that if necessary, the Members shall amend the Certificate in accordance with the applicable requirements of the LLC Act.  The Administrative Member may establish and maintain such other offices and additional places of business of the Venture as the Managing Member shall approve.

2.04.                     Registered Office and Registered Agent.  The street address of the initial registered office of the Venture shall be The Corporation Trust Company, Corporation Trust Center and the Venture’s registered agent at such address shall be 1209 Orange Street, Wilmington, DE 19801.  The Administrative Member may hereafter change the registered agent and registered office and, if necessary, the Members shall amend the Certificate in accordance with the applicable requirements of the LLC Act to reflect such change.

ARTICLE 3.
PURPOSES AND POWERS OF THE VENTURE

3.01.                     Purposes.  The purposes of the Venture shall be to own, hold, finance, manage, operate, sell and otherwise dispose or deal with and exercise any rights it may have with respect to any of the Subsidiaries, which Subsidiaries will undertake to: (a) acquire, own, hold, operate, develop, finance, mortgage, lease, sell and otherwise dispose of or deal with and exercise any rights it may have with respect to the Properties or any of them; (b) incur indebtedness (whether secured, directly or indirectly, by one or more of the Properties or any portion thereof or interest therein, or unsecured) and otherwise in connection with the Venture’s and the Subsidiaries’ activities, as permitted hereunder; and (c) do all other things reasonably incident thereto, in accordance with the terms of this Agreement.

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3.02.                     Powers.  The Venture shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Venture, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Venture, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the LLC Act.

ARTICLE 4.
TERM OF VENTURE

The existence of the Venture commenced on the date upon which the Certificate was duly filed with the office of the Secretary of State of the State of Delaware and shall continue until terminated in accordance with the provisions of Article 11.

ARTICLE 5.
CAPITAL CONTRIBUTIONS

5.01.                     Initial Capital Contributions.  As of the date hereof, each Member has made a Capital Contribution in the amount specified on Exhibit D hereto as such Member’s initial Capital Contribution to the Venture (such Capital Contribution being referred to in this Agreement as such Member’s “Initial Capital Contribution”).

5.02.                     Additional Contributions.  (a)  If at any time, and from time to time, the Administrative Member or the Managing Member determines that additional funds in excess of the Initial Capital Contributions, Receipts and available Reserves are necessary to meet the needs or obligations of the Venture or any of its Subsidiaries, but solely to the extent of costs and expenses that are (i) needed to fund Non-Discretionary Expenses, (ii) used to fund any cost, expense or project approved by the Members as a Major Decision, (iii) used to pay for any liability or obligation under any Guaranty that is solely the responsibility of one Member pursuant to Section 12.02(b) or Section 12.02(c), or (iv) reasonably determined by the Managing Member to be necessary to maintain each of the Properties as high quality Facilities and maximize the value of each of the Properties, provided, that the Managing Member shall not be permitted, without the consent of the Administrative Member, to make aggregate Additional Capital Contribution Requests pursuant to this clause (iv) in an amount for any Property in excess of ten percent (10%) of the purchase price allocated for such Property, as set forth on Schedule 41(g) to, and the statement provided pursuant to Section 41(g) of, the Conveyance Agreement, in any Fiscal Year, but in any event not to exceed $10,000,000 in the aggregate in any Fiscal Year for all of the Properties; and determines to call for additional Capital Contributions to fund the same (“Additional Capital Contributions”), the Administrative Member or the Managing Member, as applicable, shall deliver to each Member a written notice (an “Additional Capital Contribution Request”) of the need for Additional Capital Contributions (which may be made by email but requires confirmation by the receiving party of receipt of such email).  Additional Capital Contributions required under clauses (i), (ii) and (iv) above shall be funded by the Members on a pro rata basis in proportion to their respective Percentage Interests, and Additional Capital Contributions required under clause (iii) above shall be funded by the Members in accordance with Article 12. Each Additional Capital Contribution Request shall specify the aggregate amount of Additional Capital Contributions that the Administrative

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Member or Managing Member, as applicable, has determined are required to be made by the Members pursuant to this Section 5.02(a) and each Member’s pro rata share thereof and the date on which such determining Member has determined such Additional Capital Contributions shall be required to be made by the Members (the “Additional Capital Contribution Date”), which date shall not be earlier than ten (10) Business Days from the date that the Additional Capital Contribution Request in question is given.  Each Member shall contribute, on or before the Additional Capital Contribution Date, such Member’s pro rata share of the aggregate Additional Capital Contributions specified in such Additional Capital Contribution Request.

(b)                                 Intentionally Omitted.

(c)                                  If at any time or times either Member shall fail to timely make any Additional Capital Contribution which such Member is obligated to make under this Section 5.02 (such Member being referred to herein as a “Non-Contributing Member”), and such failure shall continue for a period of ten (10) Business Days after notice of such failure from the other Member (such Member that has timely contributed its pro rata share of the Additional Capital Contribution in question being referred to herein as a “Contributing Member”), the rights and remedies set forth below in this Section 5.02(c) shall apply, all of which shall be cumulative and non-exclusive with respect to each other; provided, that such rights and remedies in the aggregate shall constitute the Contributing Member’s sole and exclusive remedies with respect to the Non-Contributing Member’s failure to make such Additional Capital Contribution.

(i)                                     The Contributing Member may elect, by delivering written notice to the Non-Contributing Member of such election (which shall be made on or before the date that is thirty (30) days after the applicable Additional Capital Contribution Date), to either (x) require the Venture to return the Additional Capital Contribution in question made by the Contributing Member, or (y) advance to the Venture all or a portion of the Additional Capital Contribution which the Non-Contributing Member has failed to make (the amount so advanced, the “Shortfall Amount”), which advance shall be treated as a loan by the Contributing Member to the Non-Contributing Member in the amount of such advance (each, a “Member Loan”), which Member Loan will earn interest thereon at the Default Rate, and an Additional Capital Contribution by the Non-Contributing Member.  So long as a Member Loan is outstanding, the Non-Contributing Member shall have the right to repay the Member Loan (together with all accrued and unpaid interest thereon), in whole or in part, but in all cases subject to a Cram-Down Contribution pursuant to Section 5.03(c)(ii).

(ii)                                  At any time on or after the earlier to occur of (I) the date that is sixty (60) days after the date that a Member Loan is made and (II) the date that is thirty (30) days after the last day of the calendar quarter in which a Member Loan is made, in each case if any portion of such Member Loan or any accrued and unpaid interest thereon remains outstanding, at the election of the Contributing Member that made such Member Loan, (1) such Member Loan may be converted into an Additional Capital Contribution of the Contributing Member in an amount equal to the sum of the unpaid Member Loan and the accrued and unpaid interest thereon (each, a “Cram-Down Contribution”), which Additional Capital Contribution shall be deemed made as of the date on which such Member Loan is so converted into a Cram-Down Contribution, (2) upon such conversion, such Member Loan will no longer be outstanding, (3) the Contributing Member’s Capital Account shall be increased by an amount equal to the Cram-Down

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Contribution, and (4) the Non-Contributing Member shall be treated as receiving a distribution under Section 6.05 (the purpose of which is to reverse the deemed Capital Contribution made pursuant to clause (y) of Section 5.02(c)(i)) in the amount of the Cram-Down Contribution and its Capital Account shall be decreased by such amount.  At the time of a Cram-Down Contribution, (A) the Percentage Interest of the Non-Contributing Member shall be decreased by an amount equal to the percentage (rounded to the nearest one hundred thousandth of one percent) determined by dividing (x) the Cram-Down Contribution multiplied by 150% by (y) the total Capital Contributions made by all of the Members to the Venture on or prior to such date (including the Cram-Down Contribution) (provided, that the Non-Contributing Member’s Percentage Interest shall not be reduced below zero) and (B) the Percentage Interest of the Contributing Member shall be increased by the percentage determined under clause (A) of this Section 5.02(c)(ii).

(iii)                               Notwithstanding anything to the contrary contained in this Section 5.02(c), if a Member is a Contributing Member with respect to any Additional Capital Contribution Request made on or after the Removal Date, then the Contributing Member shall not have the rights set forth in clause (i) or (ii) of this Section 5.02(c), but shall instead have the right to either (1) require the Venture to return the Additional Capital Contribution in question made by the Contributing Member or (2) advance to the Venture all or any portion of the Additional Capital Contribution that the Non-Contributing Member has failed to make (the “Post-Removal Contribution”), which advance shall be treated as an Additional Capital Contribution by such Contributing Member and (I) the Percentage Interest of the Non-Contributing Member shall be decreased by an amount equal to the percentage (rounded to the nearest one hundred thousandth of one percent) determined by dividing (x) the Post-Removal Contribution multiplied by 100% by (y) the total Capital Contributions made by all of the Members to the Venture on or prior to such date (provided, that the Non-Contributing Member’s Percentage Interest shall not be reduced below zero) and (II) the Percentage Interest of the Contributing Member shall be increased by the percentage determined under clause (I) of this Section 5.02(c)(iii).

(d)                                 Upon the making (or deemed making) of any Capital Contributions after the date hereof, the Administrative Member shall, at the direction of the Managing Member, update Exhibit D to reflect such Capital Contributions (and the recomputed Percentage Interests of the Members, if applicable) and shall deliver notice and a copy thereof to each Member.  Except as set forth in this Section 5.02, no Member shall be required or permitted to make any Capital Contribution or other payment to the Venture in excess of such Member’s Initial Capital Contributions made on the date hereof.

(e)                                  The outstanding amount of each Member’s Capital Contributions to the Venture (i) shall be increased to reflect any additional Capital Contributions made (or deemed made) by such Member pursuant to Section 5.02, and (ii) shall be decreased (but not below zero) to reflect any Distributions of Net Extraordinary Cash Flow made to such Member pursuant to the provisions of Section 6.05(b)(i) that constitutes a return of capital (and not a return on capital, it being agreed that Distributions pursuant to Section 6.05(b)(i) shall be deemed first to be a return on capital and then to be a return of capital); provided, that if at any time any Distributions are made to such Member pursuant to Section 6.05(b)(ii) and Section 6.05(b)(iii), such Member’s Outstanding Capital Contributions shall be reduced to zero (but may be subsequently increased pursuant to clause (i) of this Section 5.02(e)).  The outstanding amount of each Member’s

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Capital Contributions to the Venture calculated in accordance with the provisions of this Section 5.02(e) is referred to herein as such Member’s “Outstanding Capital Contributions”.

5.03.                     Liability of Members.  Except as otherwise provided in the LLC Act or this Agreement, the debts, obligations and liabilities of the Venture, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Venture, and no Member or Affiliate of any Member shall be obligated personally for any such debt, obligation or liability of the Venture solely by reason of being a Member or Affiliate of a Member.  The failure of the Venture to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the LLC Act or this Agreement shall not be grounds for imposing personal liability on the Members or their respective Affiliates for debts, obligations and liabilities of the Venture.

5.04.                     Return of Capital.  Except as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the Venture, and no time has been agreed upon for (and neither the Venture, any Member, nor any Affiliate of any Member is guaranteeing) the return of any Member’s Capital Contributions or any return thereon or the repayment of any Member Loan.  No Member or any direct or indirect member, partner, shareholder or other constituent owner of any Member, and no other Person, shall have any personal liability with respect to the return of any Member’s Capital Contributions or any return thereon or the repayment of any Member Loan.

5.05.                     Sole Benefit.  It is expressly acknowledged and agreed that the provisions of this Agreement relating to the rights and obligations of the Members to make any Capital Contributions to the Venture are for the sole benefit of the Venture and the Members, and may not be exercised on behalf of the Members or invoked or enforced for any other purpose by any other Person, including without limitation, by any lender or any trustee in a bankruptcy proceeding.  In addition, no third party or any creditor of the Venture, shall have any right to require either Member to cause a Capital Contribution Request to be delivered to the Members or to enforce the obligations of the Members to make any Capital Contribution, loan or other advance to the Venture.

ARTICLE 6.
ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

6.01.                     Capital Accounts.  (a)  Each Member shall have a Capital Account which shall be maintained in accordance with Regulations Section 1.704-1(b)(2)(iv).

(b)                                 The Capital Account of each Member shall be increased (i) by the amount of cash and the fair market value of any other property (net of any liability secured by such property that the Venture is considered to assume, or take subject to, under Section 752 of the Code) contributed by such Member to the Venture and (ii) by any Net Income allocated to such Member pursuant to Section 6.02 and any item in the nature of income or gain specially allocated to such Member pursuant to Section 6.03.

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(c)           The Capital Account of each Member shall be reduced by (i) the amount of cash and the fair market value of any property (net of any liability secured by such property that the Member is considered to assume, or take subject to, under Section 752 of the Code) distributed to such Member and (ii) by any Net Loss allocated to such Member pursuant to Section 6.02 and any item in the nature of loss or expense specially allocated to such Member pursuant to Section 6.03.

(d)           In the event that all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(e)           The Capital Account of each Member shall be adjusted to reflect any adjustment to the Book Value of assets of the Venture attributable to the application of Section 734 or Section 743 of the Code to the extent required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

(f)            Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to the allocations of Net Income, Net Loss and other items realized prior or concurrently to such time (including, without limitation, any Net Income and Net Losses attributable to adjustments to Book Values with respect to any concurrent distribution), and all contributions and distributions made prior or concurrently to the time as of which such determination is to be made.

(g)           Except as expressly required herein, no Member shall be required to restore any negative balance in its Capital Account.  No allocation to any Member of any loss or deduction, whether attributable to depreciation or otherwise, shall create any obligation of that Member to the Venture or any other Member, even if the allocation reduces such Member’s Capital Account or creates or increases a deficit in its Capital Account.  No Member shall be obligated to pay any deficit in its Capital Account to or for the account of the Venture or any creditor of the Venture.

6.02.       Income Allocations.  After the application of Section 6.03, Net Income and Net Loss for any taxable year, or portion thereof, shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, and after taking into account actual distributions made during such taxable year, or portion thereof, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 11.03 (taking into account Section 6.05) if the Venture were dissolved, its affairs wound up and its assets sold for cash equal to their adjusted tax basis (or adjusted Book Value if applicable), all Venture liabilities were satisfied (limited with respect to each nonrecourse liability to the adjusted tax basis (or adjusted Book Value if applicable) of the assets securing such liability), and the net assets of the Venture were distributed in accordance with Section 11.03 to the Members immediately after making such allocation, minus (ii) such Member’s share of partnership minimum gain and partner nonrecourse debt minimum gain determined pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), computed immediately prior to the hypothetical sale of assets; provided, that in applying this Section 6.02, any allocations of Net Income or Net Loss that are necessary to account for the difference between the amount of any Cram-Down Contribution and the Capital Contribution credit given

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for such Cram-Down Contribution will be made only in the taxable year(s) in which the Venture dissolves pursuant to Section 11.03, and in such year(s) such allocation may include items comprising Net Income or Net Loss (including items of gross income); provided further, that in applying this Section 6.02, to the extent not otherwise accounted for by the foregoing allocations, any income allocated to the Formation Member as a result of the “Promote Distribution Provisions” (as defined in  Section 6.05(b)) shall be reversed through allocations of Net Loss (or a reduction in allocations of Net Income) to the extent the provisions of Section 6.05(d) and Section 7.05 become applicable.  Subject to the other provisions of this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

6.03.       Special Allocations.  (a)  Notwithstanding any other provision of this Agreement, “partner nonrecourse deductions” (as defined in Regulations Section 1.704-2(i)), if any, of the Venture shall be allocated to the Member who bears the economic risk of loss with respect to the debt to which such deductions are attributable in accordance with Regulations Sections 1.704-2(i), and “nonrecourse deductions” (as defined in Regulations Section 1.704-2(b)(1)) of the Venture shall be allocated to the Members in accordance with their respective Percentage Interests.

(b)           This Agreement shall be deemed to include “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of the Regulations under Section 704(b) of the Code.  Accordingly, notwithstanding any other provision of this Agreement, items of income, gain, loss, and deduction shall be allocated to the Members to the extent and in the manner required by such provisions.

(c)           To the extent that any loss or deduction otherwise allocable to a Member (the “Restricted Member”) hereunder would cause such Member to have Adjusted Capital Account Deficit as of the end of the taxable period to which such loss or deduction relates (after taking into account the allocation of all items of income and gain for such taxable period), such loss or deduction shall not be allocated to such Member and instead shall be allocated to the Members in accordance with Section 6.02 as if the Restricted Member were not a Member.

(d)           Any allocations required to be made pursuant to Section 6.03(a), Section 6.03(b) and Section 6.03(c) (the “Regulatory Allocations”) shall be taken into account, to the extent permitted by the Regulations, in computing subsequent and concurrent allocations of income, gain, loss or deduction pursuant to Section 6.02 so that the net amount of any items so allocated and all other items allocated to such Member shall, to the extent possible, be equal to the amount that would have been allocated to each Member pursuant to Section 6.02 had such Regulatory Allocations under this Section 6.03 not occurred.

(e)           Pursuant to the fifth sentence of Treasury Regulation Section 1.752-3(a)(3), the Venture shall first allocate excess nonrecourse liabilities to the Formation Member up to the amount of built-in gain that is allocable to the Formation Member under Section 704(c) of the Code or Section 704(c) principles to the extent that such built-in gain exceeds the gain described in Treasury Regulation Section 1.752-3(a)(2).

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(f)            It is intended that prior to a distribution of the proceeds from a liquidation of the Venture pursuant to the provisions of Section 11.03, the positive Capital Account balance of each Member shall be equal to the amount of liquidation proceeds that such Member is entitled to receive in accordance with the provisions of Section 11.03.  Accordingly, notwithstanding anything to the contrary in this Article 6, to the extent necessary and permissible or required under Section 704(b) of the Code and the Regulations promulgated thereunder, items of gross income and gross deductions of the Venture for the year of liquidation of the Venture (and to the extent necessary, in the immediately preceding taxable year) shall be allocated among the Members so as to bring the positive Capital Account balance of each Member as close as possible to the amount that such Member is entitled to receive in connection with such liquidation in accordance with the provisions of Section 11.03.

(g)           The Members intend for the allocation provisions contained in this Agreement to comply with Section 704(b) of the Code and the Regulations promulgated thereunder, and the allocation provisions herein shall be interpreted and applied in a manner consistent therewith.

6.04.       Tax Allocations; Allocation of Income and Loss.  (a)  For federal income tax purposes, except as otherwise provided in Section 6.04(b), each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its corresponding item of book income, gain, loss or deduction is allocated pursuant to this Article 6.

(b)           In accordance with Sections 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed (or deemed contributed) to the capital of the Venture shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value upon its contribution (or deemed contribution); and the Venture shall account for such variation under the “traditional method” as described in Regulations Section 1.704-3(b).  If the Book Value of any asset of the Venture is adjusted, subsequent allocations of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Book Value of such asset in the [same] manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder.  Any elections or decisions relating to such allocations shall be made by the Managing Member in a manner that reasonably reflects the intent of this Agreement.  Allocations pursuant to this Section 6.04(b) are solely for tax purposes and shall not affect any Member’s Capital Account.

(c)           If any Member acquires an Interest or transfers an Interest during any taxable year in accordance with this Agreement, the Net Income or Net Loss (and other items referred to in Section 6.03) attributable to such Interest for such taxable year shall be allocated between the transferor and the transferee by closing the books of the Venture as of the date of the transfer, or by any other method permitted under Section 706 of the Code and the Regulations thereunder and agreed to by the Members, including the transferor and the transferee.

6.05.       Distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow.

(a)           Distributions of Net Ordinary Cash Flow.  The Administrative Member shall calculate Net Ordinary Cash Flow as of the end of each calendar month on a cumulative calendar

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year-to-date basis and apply and distribute Net Ordinary Cash Flow on or before the 15th day of the following calendar month to the NorthStar Member and the Formation Member, pari passu in proportion to their respective Percentage Interests as of the date of such Distribution.

(b)           Distributions of Net Extraordinary Cash Flow.  The Administrative Member shall calculate Net Extraordinary Cash Flow and apply and distribute such Net Extraordinary Cash Flow promptly after the Venture’s receipt thereof in the following order of priority (taking into account, as necessary and without limitation, all prior Distributions of Net Ordinary Cash Flow pursuant to Section 6.05(a):

(i)            First, to the NorthStar Member and the Formation Member, pari passu in proportion to their respective Percentage Interests as of the date of such Distribution, until the NorthStar Member has received a twelve percent (12%) IRR;

(ii)           Second, (A) 20% to the Formation Member and (B) 80% to the NorthStar Member and the Formation Member, pari passu in proportion to their respective Percentage Interests as of the date of such Distribution, until the NorthStar Member has received a twenty-five percent (25%) IRR; and

(iii)          Third, the balance, if any, (A) 30% to the Formation Member and (B) 70% to the NorthStar Member and the Formation Member, pari passu in proportion to their respective Percentage Interests as of the date of such Distribution;

provided, that any Distribution pursuant to clause (A) of each of Sections 6.05(b)(ii) and 6.05(b)(iii) (the “Promote Distribution Provisions”) shall be subject to the further provisions of Section 6.05(d) and Section 7.05.

(c)           Reconciliation of Distributions.  Notwithstanding the foregoing, which is intended to permit interim distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow, the Administrative Member shall calculate Net Ordinary Cash Flow and Net Extraordinary Cash Flow on an annual basis, and if the annual audited report of the Venture should show that there was any over-distribution of Net Ordinary Cash Flow and Net Extraordinary Cash Flow to a Member, such Member shall repay the over-distribution within 30 days after receipt of such report.  If such annual audited report should show that there was an under-distribution of Net Ordinary Cash Flow and Net Extraordinary Cash Flow to a Member, such under-distribution shall be paid to such Member within 30 days after receipt of such report or as promptly thereafter as there is sufficient Net Ordinary Cash Flow or Net Extraordinary Cash Flow.

(d)           Clawback.  In the event one or more Capital Contributions (collectively, the “After Promote Contributions”) are made to the Venture by the Members after the first date upon which the Formation Member has received Distributions hereunder pursuant to the Promote Distribution Provisions (the “Initial Promote Distribution Date”), unless and until Distributions made after the Initial Promote Distribution Date, absent this Section 6.05(d), result in the Formation Member having received Distributions aggregating to the amount to which the Formation Member would otherwise be entitled to receive (i.e., the amount the Formation Member has received pursuant to the Promote Distribution Provisions is equal to the amount the Formation Member should have received under the Promote Distribution Provisions, taking into

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account the timing of the After Promote Contributions and Distributions made after the Initial Promote Distribution Date for determining when the IRR hurdles have been met under Section 6.05), the amounts otherwise distributable to the Formation Member pursuant to Section 6.05 shall be distributed to the NorthStar Member.

(e)           Repayment of Member Loans.  Notwithstanding the foregoing provisions of Section 6.05(a) and Section 6.05(b) or the provisions of Section 11.03, the amount of any Net Ordinary Cash Flow and Net Extraordinary Cash Flow that is distributable to (and would but for this Section 6.05(e) otherwise be paid to) any Non-Contributing Member under this Section 6.05 or Section 11.03 shall instead be paid over to any Contributing Member in repayment in whole or in part as the case may be of any Member Loans made by such Contributing Member to such Non-Contributing Member, together with any interest thereon, to be applied first to accrued and unpaid interest thereon and then to the principal balance thereof, in the order in which such Member Loans were made, so that the Member Loan longest outstanding is fully repaid prior to the payment of interest or principal on any Member Loan made after the date on which the longest outstanding Member Loan was made.  Any such payment that would otherwise be distributed hereunder to a Non-Contributing Member that is made to the Contributing Member who has made a Member Loan shall be treated for all purposes of this Agreement as having been distributed to the Non-Contributing Member.

(f)            Confirmation of Managing Member.  The Managing Member shall have the right to review and confirm the calculations by Administrative Member of the Net Ordinary Cash Flow and Net Extraordinary Cash Flow from time to time.

(g)           No Restoration of Funds.  Except as provided in Section 6.05(c) and Section 6.05(d), no Member shall be required to restore to the Venture any funds properly distributed to such Member pursuant to any of the provisions of this Section 6.05 or Section 11.03 unless required by applicable law.

(h)           Limitation on Distributions. Except as provided in this Section 6.05 and Section 11.03, no Member shall be entitled to (i) receive any distribution from the Venture (including a withdrawal of any of such Member’s capital), (ii) receive interest from the Venture upon any capital contributed to the Venture, or (iii) receive property other than cash in return for such Member’s Capital Contributions.

(i)            Breach of Conveyance Agreement.  The Managing Member shall have the unilateral right to exercise, on behalf of the Venture, any right or remedy under the Conveyance Agreement (including, without limitation, the bringing of any litigation, suit or other action to enforce the terms of the Conveyance Agreement pursuant to the terms thereof).  The Members acknowledge that the Non-Ranger Portfolio Holdback Escrow Amount and the Ranger Portfolio Holdback Escrow Amount have been deposited by or on behalf of the Seller into the Holdback Escrow Account pursuant to the terms of the Conveyance Agreement.  If the Seller is required to indemnify the Venture with respect to any claim for indemnification arising out of or relating to matters described in Section 11(k)(ii)(1) of the Conveyance Agreement, all Losses arising out of or relating to such matter shall be paid as follows (subject to the terms contained in Section 11(k)(iii)(2) of the Conveyance Agreement, including Seller’s maximum liability amount with respect to claims made under the Conveyance Agreement): (A) a portion of such

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Losses equal to the applicable Non-Rollover Percentage with respect to the appliccable Portfolio shall be paid to the Venture in cash from the Holdback Escrow Account on the terms provided in Section 11(k) and Section 11(l) of the Conveyance Agreement and (B) the balance of such Losses shall be offset against any Distributions that would otherwise be made to the Formation Member pursuant to Section 6.05 or Section 11.03 (which amount under this clause (B) shall accrue interest at a rate equal to 12% per annum, compounded annually, to the extent unpaid).  Each term used in this Section 6.05(i) but not otherwise defined in this Agreement shall have the meaning ascribed thereto in the Conveyance Agreement.

6.06.       Withholding Taxes.  If the Venture is directly or indirectly required by applicable federal, state, local or foreign tax laws to withhold any portion of any distribution or allocation to a Member, the Venture shall withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.  Any funds withheld by reason of this Section 6.06 shall nonetheless be deemed distributed or allocated (as the case may be) to the Member in question for all purposes under this Agreement.  If the Venture itself pays or incurs any tax (including penalties or interest) or similar charge directly or indirectly on behalf of any Member as required by applicable law (other than on account of all Members equally), that is not withheld from actual distributions to the Member, then the Venture may, at the option of the Managing Member, either (i) require the Member to reimburse the Venture for such payment or (ii) reduce any subsequent distributions to such Member by the amount of such payment.  The obligation of a Member to reimburse the Venture for taxes that were paid or incurred shall continue after such Member Transfers its interest in the Venture, after a withdrawal by such Member or the dissolution of the Venture.  Each Member agrees to furnish the Venture with any representations and forms as shall reasonably be requested by the Managing Member to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.  Each Member agrees to indemnify and hold harmless the Venture and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to such Member.  Any amount payable as an indemnity hereunder by a Member will be paid promptly to the Venture, and, if not so paid, the Venture will be entitled to retain any distributions due to such Member for all such amounts.

6.07.       Tax Distributions.  (a)  The Venture shall make distributions to the Formation Member, to the extent of its available cash, in an aggregate amount for all calendar quarters not to exceed Ten Million Dollars ($10,000,000.00) (the “Tax Distribution Cap”), for each calendar quarter ending after the date hereof during which there is either (i) a voluntary sale, exchange, transfer or other disposition of any portion (but not all) of the Properties in a transaction that results in the recognition of Built-in Gain to the Formation Member or its direct or indirect owners or (ii) any reduction of Nonrecourse Liabilities on one or more Properties secured by an Existing Loan (other than any Permitted Repayments), without duplication, such that the amount of such Nonrecourse Liabilities is less than the outstanding principal balance of such Existing Loan as of the Closing Date, which results in the Formation Member or its direct or indirect owners recognizing any Built-in Gains as a result of receiving a distribution in excess of tax basis (such Distributions, together with any distributions pursuant to Section 6.07(b), are referred to herein, collectively, as “Tax Distributions”).  Tax Distributions shall be made on or before the 15th day following the end of each Estimated Tax Quarter in which an event described in the preceding sentence occurs in an amount equal to the Formation Member’s Presumed Tax

29

Liability for such Estimated Tax Quarter, less the aggregate amount of Prior Distributions previously made to the Formation Member that relate to such calendar year.

(b)           On or before April 10 of each calendar year, if the Venture Accountants determine, after consultation with the Members, that all Prior Distributions made with respect to the immediately preceding calendar year are insufficient to satisfy the Formation Member’s aggregate Presumed Tax Liabilities for such immediately preceding calendar year, the Venture shall make an additional Tax Distribution (subject to the Tax Distribution Cap) to the Formation Member in an amount that the Venture Accountants determine, after consultation with the Members, will be sufficient to allow the Formation Member to satisfy its aggregate Presumed Tax Liabilities for the immediately preceding calendar year.

(c)           Tax Distributions shall be made on the basis of a calendar year regardless of the Fiscal Year used by the Venture.

(d)           The determination as to which calendar year any distribution relates shall be made by the Venture Accountants after consultation with the Members.

(e)           Notwithstanding anything to the contrary herein and for the avoidance of doubt, each Tax Distribution shall be considered an advance against future Distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow with respect to the Formation Member and all such Distributions that would otherwise be made to the Formation Member shall be retained by the Venture until such advances have been fully offset.

(f)            If any Tax Distributions made to the Formation Member with respect to any calendar year shall be greater than the aggregate Presumed Tax Liabilities for the Formation Member with respect to such calendar year, the Venture shall be entitled to be repaid (but not earlier than thirty days after notification to the Formation Member by the Venture of the amount of such excess) the lesser of (i) such excess and (ii) any Tax Distributions for such calendar year that have not otherwise been offset against other Distributions to the Formation Member under Section 6.07(e), plus interest thereon (accruing from the date of notification) at the rate of seven percent (7%) per annum, compounded quarterly on the first day of each calendar quarter.  In addition to all other rights and remedies of the Venture at law or in equity with respect to amounts owed by the Formation Member to the Venture pursuant to this Section 6.07(f), the Venture shall have the right to offset, or cause to be offset, against Distributions to the Formation Member under this Agreement all amounts owed by the Formation Member to the Venture pursuant to this Section 6.07(f).

(g)           The Formation Member hereby agrees to repay upon the liquidation of the Venture any and all Tax Distributions made under this Section 6.07 and that have not otherwise been offset against other Distributions under Section 6.07(e) in excess of the amounts otherwise distributable to the Formation Member under Section 6.05 or Section 11.03 as of the date of such liquidation.

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ARTICLE 7.
MANAGEMENT

7.01.       Management.  (a)  Subject to the terms and conditions of this Agreement, the full and exclusive right, power, authority and discretion to conduct the business and affairs of the Venture, and to do all things necessary to carry on the business of the Venture, shall be vested in the NorthStar Member (in such capacity, the “Managing Member”) who shall have all of the power and authority of a manager (as defined in Section 18-101(10) of the LLC Act) within the meaning of and pursuant to the LLC Act; provided, that (i) unless and until the Formation Member is removed as the Administrative Member, the Major Decisions shall require the written consent of both the NorthStar Member and the Formation Member, (ii) whether or not the Formation Member is removed as the Administrative Member, the Permanent Major Decisions shall require the written consent of both the NorthStar Member and the Formation Member, and (iii) unless and until the Formation Member is removed as the Administrative Member, the Formation Member, in its capacity as the Administrative Member, shall have the duties and responsibilities set forth in Section 7.04 and elsewhere in this Agreement.  Without limiting the generality of the foregoing, subject to clauses (i) and (ii) of the immediately preceding sentence, the Managing Member is hereby authorized to execute and deliver on behalf of the Venture any and all documents, contracts, certificates, agreements and instruments, and to take any action of any kind and to do anything and everything the Managing Member deems necessary, desirable or appropriate in accordance with the provisions of this Agreement and the LLC Act.

(b)           Except to the extent that the Managing Member is performing any duties, obligations and responsibilities of the Administrative Member hereunder, in which case the Managing Member shall perform such duties, obligations and responsibilities with Due Care; to the fullest extent permitted by law (including the LLC Act), (i) the Managing Member shall not be bound by any fiduciary duty to the Venture or the Members and (ii) the Formation Member hereby fully, unconditionally and irrevocably waives any right to assert or bring any claim or action against the Managing Member for breach of fiduciary duty; provided, that (A) the Managing Member acknowledges and agrees that it shall be bound by, and shall comply with, the covenant of good faith and fair dealing implied in every contract (including this Agreement) and (B) nothing contained in this Agreement shall release the Managing Member from, or be deemed to limit the Managing Member’s liability for, or result in the waiver of any rights by the Venture or the Members with respect to, the Managing Member’s fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement in the conduct of its rights or obligations under this Agreement.

(c)           Each of the Managing Member and the Administrative Member shall be entitled to appoint one or more (but not more than three for each Member) “Authorized Signatories” of the Venture and, subject to their respective governing organizational documents, the Subsidiaries, and, subject to the same limitations on authority of a Member as are set forth in this Agreement, any such Authorized Signatory shall have full authority to execute on behalf of the Venture or any Subsidiary any and all documents, contracts, certificates, agreements and instruments.  As of the date hereof, the Authorized Signatories appointed by each of the Managing Member and the Administrative Member are set forth on Exhibit O attached hereto.  Each Member shall have the right to remove and replace, from time to time, one or more of the Authorized Signatories appointed by such Member.  If the Formation Member is removed as the

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Administrative Member pursuant to Section 7.05, each Authorized Signatory of the Venture and the Subsidiaries that was appointed by the Formation Member shall be deemed automatically removed from such office as an Authorized Signatory and shall have no further right to act in such capacity.

7.02.       Major Decisions.  The “Major Decisions”, with respect to the Venture or any Subsidiary, shall be:

(a)           make any voluntary petition in bankruptcy or reorganization or institute any other type of bankruptcy, reorganization or insolvency proceeding with respect to the Venture or any Subsidiary, consent to the institution of involuntary bankruptcy, reorganization or insolvency proceedings with respect to the Venture or any Subsidiary, cause the Venture or any Subsidiary to admit in writing its inability to pay its debts generally as they become due or cause the Venture or any Subsidiary to make a general assignment for the benefit of its creditors;

(b)           cause the Venture or any Subsidiary to take any action that would trigger liability under any Guaranty or other recourse or personal liability to the Formation Member or an Affiliate of the Formation Member;

(c)           admit additional or substitute Members to the Venture except in accordance with the provisions of Article 9 or admit any additional partners or members (other than the Venture or any other Subsidiary) into any Subsidiary;

(d)           merge or consolidate the Venture or any Subsidiary with any other Person or enter into any joint venture or similar relationship with, or acquiring any interest in, any corporation, limited liability company, partnership, association or other business organization by the Venture or any Subsidiary;

(e)           cause the Venture or any Subsidiary to enter into or terminate any Affiliate Agreement or any amendment or modification to an Affiliate Agreement or waive any material right under any Affiliate Agreement;

(f)            except as otherwise provided in Article 10, the direct or indirect sale or other disposition of all or any material portion of any Property, Subsidiary or any other material Venture Assets or the entering into any binding agreement to do so;

(g)           cause the Venture or any Subsidiary to acquire any additional Property or enter into any agreement to acquire any additional Property or any amendment or modification thereto or waive any material right thereunder;

(h)           approve or consummate any financing, refinancing or mortgaging of any Property or other material Venture Asset, or otherwise incur or modify or guaranty indebtedness of the Venture or any Subsidiary (including, without limitation, any mezzanine indebtedness), or place any encumbrance or title condition on any Property or other material Venture Asset (including the Venture’s ownership interests in any Subsidiary) or modifying any existing encumbrance or title condition; provided, that if (A) either the Managing Member or the Administrative Member (the “Refinancing Initiating Member”) has in good faith presented a refinancing proposal for any Property or other material Venture Asset for approval by the other Member, (B) such approval

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was not granted by the other Member after fifteen (15) days of good faith negotiations by the Members with respect to such proposal, and (C) the Refinancing Initiating Member determines in good faith that such refinancing is necessary to repay debt on such Property or material Venture Asset at the maturity date thereof, then the Refinancing Initiating Member shall be permitted to refinance such Property or material Venture Asset, as applicable, with any arm’s length refinancing on then-prevailing market terms within a six-month period ending on the maturity date of any then-existing financing relating to or affecting such Property or material Venture Asset, so long as such refinancing does not exceed in the aggregate the sum of (x) the aggregate outstanding principal amount of any then-existing financing relating to or affecting the Property or material Venture Asset, (y) all accrued and unpaid interest and all other amounts required to be paid in connection with the repayment in full of any then-existing financing relating to or affecting the Property or material Venture Asset, plus (z) all prepayment premiums, defeasance costs, legal fees and disbursements, title insurance costs, search charges, mortgage recording taxes and other closing costs incurred in connection with such refinancing (it being understood that any refinancing described in the proviso to this clause (h) shall not constitute a Major Decision);

(i)            subject to the provisions of Section 7.07, adopt each Approved Business Plan and Budget (including, without limitation, and to the extent applicable to a particular Property, the establishment or modification of the leasing parameters or entry fees, monthly rates, discounts and concessions for residents with respect to such Property) or amend, modify or supplement the terms of the Approved Business Plan and Budget then in effect (provided, that the Approved Business Plan and Budget attached as Exhibit F hereto is hereby approved as the Approved Business Plan and Budget for the balance of the 2014 Fiscal Year) or the Approved Long Term Business Plan;

(j)            determine whether to develop or redevelop, or undertake any development or redevelopment of, any Property other than as set forth in the Approved Business Plan and Budget or Approved Long Term Business Plan then in effect;

(k)           with respect to any Operating Property, cause the Venture or applicable Subsidiary to incur any operating or capital expenditures to the extent such expenditures would: (i) cause the aggregate expenditures for the applicable line item(s) (on a year to date basis) to be exceeded by ten percent (10%) or more of the budgeted amount therefor or (ii) cause the aggregate operating expenditures or capital expenditures (as applicable) set forth in the Approved Business Plan and Budget applicable to such Property to be exceeded by five percent (5%) or more of the budgeted amount therefor (and, accordingly, any operating or capital expenditure that is within (i.e., less than) the maximum permitted variances set forth in both clause (i) and clause (ii) shall be deemed to be “in compliance with the Approved Business Plan and Budget” or satisfy words of similar import); provided, that (A) either Member may cause the Venture or any Subsidiary to incur Non-Discretionary Expenses without regard to any such limitations and the expenditure of such Non-Discretionary Expenses shall be deemed approved by the Members, (B) the Administrative Member shall be permitted to reasonably reallocate any realized cost savings with respect to any operating expenditure line item to any other operating expenditure line item within the Approved Business Plan and Budget as it relates to any Property so long as there are demonstrated actual savings in the line item from which amounts are being reallocated and such reallocation does not violate the terms of any Loan or any management

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agreement with respect to such Property, and (C) the Administrative Member shall give notice to the Managing Member of the nature and amount of any such reallocation or Non-Discretionary Expenses promptly following the occurrence or incurrence thereof;

(l)                                     except as expressly provided in Section 5.02, make any call for Additional Capital Contributions;

(m)                             except as expressly provided in Section 6.05 and Section 11.03, approve any distributions of Net Ordinary Cash Flow, Net Extraordinary Cash Flow or other Venture Assets;

(n)                                 invest or lend any available cash of the Venture or any Subsidiary (other than short term deposits or investments of available cash with financial institutions or in any “money market” type mutual fund or like account which may be invested by the Administrative Member in its reasonable judgment);

(o)                                 except as set forth in Section 7.13, enter into, amend, modify or supplement the terms of any Operating Lease or any management agreement with respect to any Property (and, for the avoidance of doubt, any unilateral rights of (i) with respect to any Property that is not an Operating Property, the third party tenant under the applicable net lease, and (ii) with respect to any Operating Property, the property manager under the applicable management agreement, in each case shall not be a Major Decision);

(p)                                 with respect to any Operating Property, cause any Subsidiary to enter into any lease other than (i) non-resident leases to the extent that such leases (A) are terminable without penalty on notice to the counterparty of ninety (90) days or less, and (B) provide for arms-length rent and are otherwise on market terms or (ii) resident agreements which are in compliance with the leasing parameters set forth in any Approved Business Plan and Budget; provided, that copies of all leases or agreements entered into by any Subsidiary shall be promptly provided to each Member upon execution of such lease or agreement;

(q)                                 liquidate or dissolve the Venture or any Subsidiary other than in accordance with the terms of this Agreement;

(r)                                    amend the Certificate of Formation;

(s)                                   except as expressly contemplated by the Approved Business Plan and Budget then in effect, enter into any Contract, whether written or oral, which (i) is not cancelable by its terms on not more than sixty (60) days’ notice without premium, penalty or other charge or (ii) requires payments by or to the Venture or any Subsidiary in excess of $500,000 per annum;

(t)                                    except as expressly provided in this Agreement or the Approved Business Plan and Budget then in effect, amend, modify or terminate any insurance policy required to be maintained pursuant to this Agreement;

(u)                                 institute any legal action involving a claim for damages in excess of $250,000; or settle any legal action or confess a judgment by or against the Venture or any Subsidiary other than any settlement or compromise that does not exceed $250,000 in payments from the Venture or any Subsidiary;

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(v)                                 take any action which would make it impossible to carry on the primary purpose of the Venture, amend the purposes of the Venture set forth in this Agreement or change the zoning of any Property or the primary use of any Property from senior housing;

(w)                               establish, increase or reduce reserve funds of the Venture or any Subsidiary (other than any reserves for items contained in the Approved Business Plan and Budget then in effect or “springing” and other reserves required under any loan documents in respect of any permitted financing of any Property or any Subsidiary or any reserves established by the Managing Member pursuant to Section 11.03(b)); and

(x)                                 make any other decision which, pursuant to this Agreement, expressly requires “unanimous approval” or the “approval or consent of both Members”.

7.03.                     Permanent Major Decisions.  The “Permanent Major Decisions”, with respect to the Venture or any Subsidiary, shall be those Major Decisions set forth in Section 7.02(a), (b), (d), (e) (but solely to the extent any such agreement, or amendment or modification to such agreement, is not on market terms at the time such decision is being made, as reasonably determined by Managing Member) and (q).

7.04.                     Administrative Member.  (a)  Subject to the terms and conditions of this Agreement, the Administrative Member shall have the duty and obligation to conduct (or cause to be conducted) with Due Care the day-to-day business and affairs of the Venture and the Subsidiaries in a manner consistent with the Approved Business Plan and Budget. In furtherance of the foregoing, and subject to the restrictions on the Administrative Member’s authority contained in the preceding sentence and otherwise in this Agreement,  the Administrative Member shall have the duty and obligation to (solely to the extent of the Venture’s or any Subsidiary’s ability to take any of the following actions):

(i)                                     implement all approved Major Decisions and Permanent Major Decisions;

(ii)                                  make decisions, take actions and make expenditures to the extent that the Administrative Member is expressly authorized to make such decisions, actions or expenditures in the Approved Long Term Business Plan or the then effective Approved Business Plan and Budget;

(iii)                               oversee the collection of all revenues, rents, additional rents, percentage rents, escalations, pass-throughs, overages, fees and income from each Property;

(iv)                              oversee and supervise all contractors working at any Property;

(v)                                 arrange for each Property’s compliance with all present and future laws, ordinances, orders, rules and regulations of all federal, state and local governmental and quasi-governmental bodies, boards, commissions and agencies having jurisdiction over each Property;

(vi)                              review any and all insurance of any kind or nature including, but not limited to, property damage (including fire, acts of terrorism and all other risks), theft, public liability, loss of rents and business interruption and workmen’s compensation insurance obtained and paid for by the Venture or any Subsidiary in connection with each Property:

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(vii)                           arrange for the Venture’s compliance with all of the provisions of the Loan Documents;

(viii)                        causing Distributions, if any, (a) through the applicable Subsidiaries to the Venture and (b) by the Venture to the Members at such times as are required under the Agreement;

(ix)                              establishing and providing necessary services for the Venture and each Subsidiary, including executive, administrative, accounting, secretarial, record keeping, word processing, copying, telephone, mailing and distribution facilities;

(x)                                 maintaining proper books and records of the Venture’s and each Subsidiary’s business and affairs;

(xi)                              perform or observe all of the specific obligations and rights to be performed by the Administrative Member hereunder; and

(xii)                           perform any other duty or task reasonably requested by the Managing Member that is consistent with the purposes of the Venture.

For the avoidance of doubt and without limiting the foregoing, the Administrative Member shall not take or permit, or bind the Venture or any Subsidiary to take or permit (A) any Major Decision, (B) any Permanent Major Decision, or (C) any other decision, election, expenditure or other action by or on behalf of the Venture or any Subsidiary that would exceed or violate the authority granted to the Administrative Member pursuant to this Section 7.04(a) or elsewhere in this Agreement, in each case without the Managing Member’s prior written consent.  The Administrative Member shall not receive compensation for serving as Administrative Member of the Venture.

(b)                                 The Administrative Member, in its capacity as such, shall at all times perform its rights, duties, obligations and responsibilities with Due Care in accordance with all applicable laws and this Agreement; provided, to the fullest extent permitted by law (including the LLC Act), (i) the Administrative Member shall not be bound by any additional fiduciary duty to the Venture or the Members and (ii) the Managing Member hereby fully, unconditionally and irrevocably waives any right to assert or bring any claim or action against Administrative Member for breach of fiduciary duty to the extent the same exceeds the requirements of Due Care; and provided, further, that (A) the Administrative Member shall be bound by, and shall comply with, the covenant of good faith and fair dealing implied in every contract (including this Agreement) and (B) nothing contained in this Agreement shall release the Administrative Member from, or be deemed to limit Administrative Member’s liability for, or result in the waiver of any rights by the Venture or the Members with respect to, the Administrative Member’s fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement in the conduct of its rights or obligations under this Agreement.

(c)                                  The Administrative Member shall procure and maintain, or cause the tenants, operators or managers, as applicable, with respect to each Property to procure and maintain, insurance coverage throughout the term of this Agreement, or such additional or other coverage,

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as the Managing Member may from time to time request or approve, after consultation with the Administrative Member.

7.05.                     Removal of the Administrative Member.  (a)  Process.  Following the occurrence of a Removal Event (subject, in the case of a Removal Event described in clause (c) of the definition thereof, to the provisions of Section 7.05(g)), but in any event within three (3) months after the later of (i) the occurrence of such Removal Event or (ii) the Managing Member first obtaining actual knowledge of the occurrence of such Removal Event, the Managing Member may remove the Formation Member as the Administrative Member of the Venture (in which event the Formation Member shall be deemed to be a Member that is not the Administrative Member for all purposes hereunder) by written notice to the Administrative Member, which removal shall be effective as of the date of such notice (such date, the “Removal Date”).  If the Formation Member is removed as the Administrative Member of the Venture, in addition to its rights and obligations under Section 7.05(e), the Managing Member may, as of the Removal Date, select a new Administrative Member, which successor Administrative Member so designated may be the Managing Member, an Affiliate thereof or a third party appointed to act as the Administrative Member of the Venture, in which event such third party shall not be a Member hereunder, notwithstanding its title as “Administrative Member”.  Any such successor Administrative Member shall agree to be, and shall be, bound by the terms of this Agreement.

(b)                                 Loss of Promote Distribution.  If the Formation Member is removed as the Administrative Member by reason of an Event of Default that is also Promote Loss Event, from and after the Removal Date, the Formation Member shall not be entitled to any Distributions under the Promote Distribution Provisions and the Venture shall distribute all future Distributions under the Promote Distribution Provisions to the Members, pro rata in accordance with their Percentage Interests.

(c)                                  Payment of Promote Distribution after Removal.  If the Formation Member is removed as Administrative Member by reason of an Event of Default that is not also a Promote Loss Event, promptly following the Removal Date, the Venture Assets shall be valued as of the removal date by an independent third party appraiser reasonably selected by the Managing Member. The Managing Member shall cause its selected independent third party appraiser to simultaneously deliver to the Managing Member and the Formation Member the written final valuation and appraisal(s) prepared by such appraiser. Within five (5) Business Days of its receipt of such written final valuation, the Formation Member shall give the Managing Member notice of any objections to such valuation (such notice, the “Valuation Dispute Notice”).  In the event the Formation Member timely delivers the Valuation Dispute Notice, the valuation of the Venture Assets shall be determined through the “baseball arbitration” procedures set forth in Section 7.05(f).  Such valuation shall provide the ceiling for calculating the amount distributable to the Formation Member under the Promote Distribution Provisions, such that the maximum actually distributable to the Formation Member under the Promote Distribution Provisions shall equal the lesser of (i) the amount distributable to the Formation Member under the Promote Distribution Provisions calculated as of the Removal Date based on a deemed liquidation of the Venture Assets as of such date at the values determined in accordance with this Section 7.05(c) and (ii) the amount distributable to the Formation Member under the Promote Distribution Provisions based on the actual consideration received by the Venture at the time the Venture Assets held by the Venture on the date of the Formation Member’s removal is liquidated, it being

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understood that there is no obligation to liquidate the Venture or any Venture Assets at any time or in any particular manner. The Formation Member shall receive the amount it is entitled to in respect of the Promote Distribution Provisions pursuant to this Section 7.05(c) only as, if, and when the Venture Assets owned by the Venture on the date of the Formation Member’s removal are refinanced, sold, transferred or otherwise disposed of and Net Extraordinary Cash Flow is distributed therefrom.

(d)                                 Arbitration.  In the event of any dispute between Members under Section 7.05 with respect to whether or not a Removal Event or a Promote Loss Event has occurred or the amount of Removal Liabilities associated therewith, such dispute shall be submitted to final and binding arbitration in New York, NY, administered by JAMS in accordance with JAMS Streamlined Arbitration Rules and Procedures in effect at that time.  The Members shall cooperate with JAMS and with each other in scheduling the arbitration proceedings so that a final non-appealable award is rendered within sixty (60) calendar days after submission to arbitration, and any notice requirements under Paragraph 14(b) of the JAMS Streamlined Arbitration Rules and Procedures or otherwise may be shortened by the JAMS arbitrator in its discretion. The non-prevailing party in such arbitration shall pay all fees and disbursements due to JAMS and the JAMS arbitrator. The JAMS arbitrator shall be (i) a disinterested and impartial person and (ii) selected in accordance with Paragraph “12(c)” et seq. of the JAMS Streamlined Arbitration Rules and Procedures.  The JAMS arbitrator shall be bound by the provisions of this Agreement and by applicable law and shall not have the power to add to, subtract from, or otherwise modify such provisions.  Any decision rendered by the JAMS arbitrator shall be final, conclusive and binding upon the Venture and the Members and may be entered and enforced in any court having jurisdiction.  Notwithstanding anything to the contrary contained herein, during the pendency of any arbitration proceeding under this Section 7.05(d), the Administrative Member shall not take any action on behalf of the Venture or any Subsidiary (including with respect to the day-to-day management of the Venture or any Subsidiary) without the consent of Managing Member.

(e)                                  Effect of Removal.  If the Managing Member elects to remove the Formation Member as the Administrative Member in accordance with this Section 7.05:

(i)                                     from and after the Removal Date, the Formation Member shall hold its Interest in the Venture as a non-managing and non-administrative Member and shall have, subject to clause (ii) below and Section 7.05(b) and Section 7.05(c), the same rights to distributions and allocations as it would have had as the Administrative Member;

(ii)                                  from and after the Removal Date, the Formation Member (and its Affiliates and designees) shall have no further rights to all or any portion of the Asset Management Fee (including the Asset Management Fixed Fee and the Asset Management Performance Fee);

(iii)                               from and after the Removal Date, the Managing Member shall have the unilateral right to terminate any Affiliate Agreements without penalty;

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(iv)                              as of the Removal Date, the Formation Member shall have no further approval rights over any actions taken by the Managing Member, the Venture or any Subsidiary except with respect to Permanent Major Decisions;

(v)                                 the Formation Member shall have no further duties or obligations as Administrative Member under this Agreement;

(vi)                              all bank accounts contracts, deposits, accounts or other evidences of any rights of the Venture and its Subsidiaries shall be transferred to the name or control of the such Person as the Managing Member shall direct and the Formation Member shall promptly execute such instruments and take such actions as the Managing Member may request to effect such transfer;

(vii)                           any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever sustained by the Venture, any Subsidiary or the Managing Member (the “Removal Liabilities”) on account of the Removal Event that gave rise to such removal, as determined in accordance with Section 7.05(d) to the extent the Members cannot agree on the aggregate amount of the Removal Liabilities after good faith negotiations for fifteen (15) days, shall be offset against any Distributions that would otherwise be made to the Formation Member pursuant to Section 6.05 or Section 11.03; provided, that in the case of a Removal Event described in clause (c) of the definition of Removal Event, the aggregate Removal Liabilities related solely to such Removal Event for which the Formation Member shall be responsible pursuant to this paragraph or otherwise shall not exceed the amount distributable to the Formation Member under the Promote Distribution Provisions calculated as of the Removal Date based on a deemed liquidation of the Venture Assets as of such date at the values determined in accordance with this Section 7.05(c), and shall be paid by the Formation Member as and when Distributions hereunder pursuant to the Promote Distribution Provisions are made to the Formation Member; and

(viii)                        from and after the expiration of the Forced Sale Lockout End Date with respect to the Formation Member, if the underlying Removal Event was also a Promote Loss Event, the Formation Member shall have the right, by delivering Notice to the NorthStar Member (the “Put Notice”) at any time after the expiration of such Forced Sale Lockout End Date, to cause the NorthStar Member to purchase from the Formation Member its entire Interest (the “Put Closing”). The Put Closing shall occur on a date and at a place designated by the NorthStar Member, which is not more than sixty (60) days after the Formation Member has delivered the Put Notice. The purchase price for the Interest of the Formation Member shall be the amount that would be distributed to the Formation Member if all of the assets of the Venture were sold for fair market value as of the expiration of the Forced Sale Lockout End Date with respect to the Formation Member (as determined through the “baseball arbitration” procedures described in Section 7.05(f)), all customary transaction costs relating to such a sale were paid, all other liabilities of the Venture and its Subsidiaries were discharged, and the Venture was liquidated and all assets of the Venture were distributed in accordance with the provisions of Section 11.03; provided, that if the Formation Member is removed as the Administrative Member by the Managing Member as a result of a Removal Event that constitutes a Promote Loss Event, in determining such purchase price, any amount that would otherwise have been

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distributed to the Formation Member pursuant to the Promote Distribution Provisions shall instead be distributed to the Members, pro rata in accordance with their Percentage Interests.

(f)                                   Baseball Arbitration Procedures.  Within ten (10) Business Days after the delivery of the Valuation Dispute Notice, Put Notice or Redemption Acceptance Notice, NorthStar Member and Formation Member will each select an independent consultant (each, an “Initial Consultant” and together, the “Initial Consultants”).  If either NorthStar Member or Formation Member fail to timely appoint an Initial Consultant, then the party which appointed an Initial Consultant shall notify the other party of such failure and, if within five (5) Business Days of receipt of such notice such failing party shall fail to appoint an Initial Consultant, the appointed Initial Consultant shall independently select and appoint the other Initial Consultant, who shall be impartial, within five (5) Business Days after notice to the failing party.  Each Initial Consultant shall, as promptly as possible, but in any event within forty-five (45) days of selection, prepare a sealed appraisal of the fair market value of the Venture Assets, taken as a whole.  Neither of the fair market value appraisals shall be opened except as and when hereinafter expressly provided.  If both of the Initial Consultants submit their respective appraisals in accordance with the foregoing provisions, then the Initial Consultants shall arrange a meeting (the “Initial Consultant Meeting”) to be held at a location that is mutually agreeable to the Initial Consultants and located in the Borough of Manhattan during business hours within ten (10) days after the appraisals shall have been prepared, for the purpose of opening the fair market value appraisals.  NorthStar Member and Formation Member shall have not less than ten (10) days’ notice of the date, time and location of the Initial Consultant Meeting and shall have the right to have its representatives present thereat.  At the Initial Consultant Meeting, the fair market determinations shall be opened by each of the Initial Consultants and copies thereof shall be distributed to the Managing Member and the Formation Member.  If the higher of the appraised values is less than or equal to 110% of the lower appraised value (or the two appraisals are equal in amount), the fair market value of the Venture Assets will be deemed to be equal to the average of the two appraised values.  If the higher of the appraised values is more than 110% of the lower appraised value, then the two Initial Consultants, within ten (10) days after the Initial Consultant Meeting, shall jointly appoint a mutually agreeable third appraiser who shall be impartial (the “Third Consultant”).  If the Initial Consultants fail to agree upon and appoint the Third Consultant within such ten (10)-day period, then either of the Managing Member or the Formation Member may request that JAMS appoint the Third Consultant within ten (10) days after such request, and the parties hereto shall be bound by any appointment so made within such 10-day period.  If the Third Consultant shall not have been appointed within such 10-day period, then either of the Managing Member or the Formation Member may apply to any court having jurisdiction to make such appointment. The Third Consultant shall subscribe and swear to an oath to fairly and impartially select the appraised value of the Venture Assets as of the Removal Date which, in his or her opinion, more accurately reflects the appraised value at issue.  The Third Consultant shall conduct such hearings as he or she deems appropriate.  Within five (5) Business Days after the Third Consultant has been appointed, the Third Consultant shall select the appraised value (i.e., the Third Consultant must choose either the appraised value of the first Initial Consultant or the second Initial Consultant) which, in his or her opinion, more accurately reflects the fair market value of the Venture Assets, and shall notify the Managing Member and the Formation Member of such selection in writing and such closest appraised value shall be deemed to be the fair market value of the Venture Assets.  The fees and expenses of any such appraisal shall be borne by the parties equally, but each party shall bear the expense of the Initial

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Consultant appointed by it (or the Initial Consultant that should have been appointed by it) and its attorneys and experts as well as any expenses of presenting its own proof.  The Managing Member and the Formation Member shall each have the right to submit such data and memoranda to each of the appraisers in support of their respective positions as they may deem necessary or appropriate.  Each appraiser shall be a real estate broker having at least five (5) years’ experience valuation of senior living facilities in the United States.  It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the appraised value shall be based on all relevant factors.  The appraisers shall not have the power to add to, modify or change any provision of the Agreement, and the jurisdiction of the appraisers is accordingly limited.

(g)                                  Special Cure Period for REIT Removal Events.  Following the occurrence of a Removal Event described in clause (c) of the definition of Removal Event, if such Removal Event is capable of being cured without affecting the qualification of the NorthStar Member or any direct or indirect member of the NorthStar Member as a REIT, then the Managing Member shall provide written notice to the Administrative Member of the circumstances giving rise to such Removal Event and the Administrative Member shall have the right, but not the obligation, under this Section 7.05(g) to cure such Removal Event in accordance with the provisions hereof.  For the avoidance of doubt, in connection with any such cure, the Administrative Member shall be required to pay to the NorthStar Member or any direct or indirect member of the NorthStar Member any financial losses sustained by such Person as a result of the Removal Event described in clause (c) of the definition of Removal Event.  If the Administrative Member does not cure any such Removal Event within thirty (30) days (or, in the case of a Removal Event that has not yet, but could, result in the failure of the NorthStar Member or any direct or indirect member of the NorthStar Member to qualify as a REIT (a “REIT Failure”), at least five (5) Business Days prior to the date such REIT Failure would occur), then the Managing Member may remove the Formation Member as the Administrative Member of the Venture (in which event the Formation Member shall be deemed to be a Member that is not the Administrative Member for all purposes hereunder) by written notice to the Administrative Member, which removal shall be effective as of the Removal Date; provided, that if such Removal Event is of the nature that it can be cured but cannot reasonably be cured within such thirty (30) day period, such period shall be extended so long as the Administrative Member, in good faith, diligently continues its reasonable curative efforts to completion; provided, further, that in the case of a Removal Event that has not yet, but could, otherwise result in a REIT Failure, such period shall only be extended until five (5) Business Days prior to the date such REIT Failure would occur).

7.06.                     Goods and Services from Affiliates and Professionals.  (a)  Neither Member shall cause or permit the Venture or any Subsidiary to enter into any Affiliate Agreement (or permit any property manager, managing agent or other agent of the Venture or any Subsidiary to enter into any Affiliate Agreement) unless such agreement or arrangement has been approved by the Member that is not an Affiliate of the counterparty to such Affiliate Agreement after the nature of the relationship or affiliation and the terms of such agreement or arrangement have been fully disclosed in writing.

(b)                                 Each Member shall have the unilateral right (but not the obligation) to exercise, on behalf of the Venture, all rights of the Venture or any Subsidiary, as applicable, to enforce or exercise any right, remedy or option under any Affiliate Agreement with an Affiliate of the other

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Member (including, without limitation, the terminating of, or the bringing of any summary proceeding, litigation, suit or other action to enforce, such Affiliate Agreement pursuant to the terms thereof), and the right to execute documents on behalf of the Venture or cause the Venture to execute documents on behalf of any Subsidiary in connection therewith.

(c)                                  The Managing Member shall employ, on behalf of the Venture, the Venture Attorneys and the Venture Accountants.

(d)                                 Commencing on the date hereof, in consideration of its asset management services to the Venture described on Exhibit P and its asset management reporting obligations under Section 8.04, the Administrative Member shall be paid an annual asset management fee (subject to reduction pursuant to this Section 7.06(d), the “Asset Management Fee”) in the aggregate amount of up to $3,500,000 on the terms set forth in this Section 7.06(d).

(i)                                     A portion of the total Asset Management Fee equal to $2,700,000 (subject to reduction pursuant to this Section 7.06(d), the “Asset Management Fixed Fee”) shall be paid in monthly installments in arrears on the first day of each calendar month.  The Asset Management Fixed Fee shall be prorated for any period less than a calendar month based on the number of days during such period.

(ii)                                  For the period beginning on the first day of the first full calendar month following the date hereof and ending on the day prior to the first day of the first full calendar quarter following the date hereof, and for each successive calendar quarter during the term of the Venture, if the Members have received aggregate Distributions of Net Ordinary Cash Flow under Section 6.05(a) for the applicable period at least equal to each such Member’s Preferred Return as of the last day of such period, the Administrative Member shall be paid an amount equal to the product of (x) $800,000 (subject to reduction pursuant to this Section 7.06(d), the “Asset Management Performance Fee”) and (y) 0.25 (provided that such product shall be prorated for any period less than a calendar quarter based on the number of days during such period).

(iii)                               With respect to each Annual Calendar Period and Partial Annual Calendar Period, each such period being a stand-alone calendar period, at the end of each Annual Calendar Period and Partial Annual Calendar Period, if (i) the Members have received aggregate Distributions of Net Ordinary Cash Flow under Section 6.05(a) for such Annual Calendar Period or Partial Annual Calendar Period less than each such Member’s Preferred Return as of the last day of such Annual Calendar Period or Partial Annual Calendar Period and (ii) the cumulative Asset Management Performance Fee paid during such Annual Calendar Period or Partial Annual Calendar Period is greater than zero, then the total Asset Management Fixed Fee paid out over the successive calendar quarter or quarters shall be reduced by the lesser of (a) the Asset Management Performance Fee paid in such Annual Calendar Period or Partial Annual Calendar Period and (b) the dollar amount necessary for the Members to have received Distributions in an amount equal to the Preferred Return during such Annual Calendar Period or Partial Annual Calendar Period.

(iv)                              With respect to each Annual Calendar Period and Partial Annual Calendar Period, each such period being a stand-alone calendar period, at the end of each Annual Calendar Period and Partial Annual Calendar Period, if (i) the Members have received aggregate

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Distributions of Net Ordinary Cash Flow under Section 6.05(a) for such Annual Calendar Period or Partial Annual Calendar Period in excess of such Member’s Preferred Return as of the last day of such Annual Calendar Period or Partial Annual Calendar Period (the “Excess Preferred Return Amount”), then Administrative Member shall be paid the lesser of (a) the Asset Management Performance Fee less any payments made under this Section 7.06(d)(ii) and (b) the Excess Preferred Return Amount.

Notwithstanding anything to the contrary, the Asset Management Fixed Fee and the Asset Management Performance Fee will be reduced, from time to time, if and when one or more Properties are sold.  The Asset Management Fixed Fee will be reduced by an amount equal to the difference between (x) $2,700,00 and (x) the product of (A) $2,430,000 and (B) a fraction, the numerator of which is the aggregate of the allocated purchase price (as set forth on Schedule 41(g) to, and the statement provided pursuant to Section 41(g) of, the Conveyance Agreement) for all Properties sold by the Venture during the applicable test period and the denominator of which is the allocated purchase price (as of the date of this Agreement) of all Properties acquired by the Venture as of the date of this Agreement (such product, the “Value Fraction”).  The Asset Management Performance Fee will be reduced by an amount equal to the difference between (x) $800,000 and (y) the product of (A) $720,000 and (B) the Value Fraction.

7.07.                     Approved Business Plan and Budget; Approved Long Term Business Plan.  (a)  For each Fiscal Year commencing after the 2014 Fiscal Year, the Administrative Member shall deliver to the Managing Member any operating or capital budget (each, a “Non-Operating Property Budget”) received by the Venture, any Subsidiary or any Owner for any Property that is not an Operating Property promptly after such Non-Operating Property Budget is received.  To the extent of the Venture’s authority, the Members shall have the right to approve each Non-Operating Property Budget as a Major Decision by the date that is three (3) Business Days prior to the date that approval of such Non-Operating Property Budget is required under the management agreement or loan agreement for such Non-Operating Property, as applicable, and a Member’s failure to approve any Non-Operating Property Budget by such date shall be deemed approval of such Non-Operating Property Budget by such Member.  If the Managing Member objects to any aspect of any Non-Operating Property Budget, then the Administrative Member, within ten (10) days after its receipt of such objection, shall use commercially reasonable effort to (A) cause revisions to such Non-Operating Property Budget to be made to address and incorporate the Managing Member’s objections and (B) re-submit the same to the Managing Member.  The foregoing provisions of this Section 7.07(a) shall be repeated until the Members have approved each Non-Operating Property Budget that the Venture or any of its Subsidiaries has the right to approve.

(b)                                 For each Fiscal Year commencing after the 2014 Fiscal Year, the Administrative Member shall deliver to the Managing Member any operating or capital budget (each, an “Operating Property Budget”) received by the Venture, any Subsidiary or any Owner for any Property that is an Operating Property promptly after such Operating Property Budget is received.  To the extent of the Venture’s authority, the Members shall have the right to approve each Operating Property Budget as a Major Decision by the date that is three (3) Business Days prior to the date that approval of such Operating Property Budget is required under the management agreement or the loan agreement for such Operating Property, as applicable, and a

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Member’s failure to approve any Operating Property Budget by such date shall be deemed approval of such Operating Property Budget by such Member.  If the Managing Member objects to any aspect of any Operating Property Budget, then the Administrative Member, within ten (10) days after its receipt of such objection, shall (A) cause revisions to such Operating Property Budget to be made to address and incorporate the Managing Member’s objections and (B) re-submit the same to the Managing Member.  The foregoing provisions of this Section 7.07(b) shall be repeated until the Members have approved each Operating Property Budget that the Venture or any of its Subsidiaries has the right to approve.

(c)                                  For each Fiscal Year commencing after the 2014 Fiscal Year, the Administrative Member shall prepare and deliver to the Managing Member, not later than January 15 of each Fiscal Year for such Fiscal Year, a draft business plan of the Venture and each Subsidiary, including detailed cash flow projections and underlying assumptions, and a draft operating and capital budget and plan (collectively, a “Draft Annual Plan and Budget”) with respect to the Venture Assets and the Subsidiaries for the upcoming Fiscal Year, which Draft Annual Plan and Budget shall be approved by the Administrative Member prior to delivery thereof to the Managing Member.  Each Draft Annual Plan and Budget shall (i) be in the form attached hereto as Exhibit F, (ii) set forth the information on a Property-by-Property and portfolio-by-portfolio basis that is contained in the Non-Operating Property Budgets and Operating Property Budgets, (iii) set forth separately on a month-by-month basis all anticipated revenue, operating expenses, other Charges, capital and other costs and expenses of the Venture, each Subsidiary and each Operating Property for such Fiscal Year (including detailed cash flow projections after debt service and reserves), (iv) set forth leasing parameters for each Operating Property setting forth the rates for entry fees and monthly rates (as well as permitted discounts and concessions), together with other charges billable to residents, and (v) set forth all underlying assumptions.

(d)                                 (i)                                     The Managing Member shall have the right to approve each Draft Annual Plan and Budget. If the Managing Member shall approve the entire Draft Annual Plan and Budget proposed by the Administrative Member, the same shall constitute the approved operating and capital budget and plan for the applicable Fiscal Year (each approved Draft Annual Plan and Budget being an “Approved Business Plan and Budget”).

(ii)                                  If the Managing Member objects to any aspect of a Draft Annual Plan and Budget, the Managing Member shall notify the Administrative Member thereof within thirty (30) days after its receipt of such Draft Annual Plan and Budget.  If the Managing Member fails to advise the Administrative Member of its objections to any Draft Annual Plan and Budget within thirty (30) days after its receipt of such Draft Annual Plan and Budget, then the Administrative Member may send to the Managing Member a second written notice requesting the Managing Member’s response to such Draft Annual Plan and Budget, which second notice shall state on the first page thereof, in bold 12-point or larger typeface, the following words: “Note: your failure to respond to this request for approval within five (5) Business Days shall constitute your approval of the Draft Annual Plan and Budget that is the subject matter of this request”.  If the Managing Member fails to advise the Administrative Member of its objections to any Draft Annual Plan and Budget within five (5) Business Days following the date on which the Managing Member received such second notice, such Draft Annual Plan and Budget shall be deemed approved by the Managing Member and shall be the Approved Business Plan and Budget for such Fiscal Year.  If the Managing Member objects to any aspect of the Draft Annual

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Plan and Budget and timely provides the Administrative Member with notice thereof, then the Administrative Member, within ten (10) days after its receipt of such objection, shall (A) revise such Draft Annual Plan and Budget to address and incorporate the Managing Member’s objections and (B) re-submit the same to the Managing Member.  The foregoing provisions of this Section 7.07(d)(ii) shall be repeated until there is an Approved Business Plan and Budget for the Fiscal Year in question.

(iii)                               If the Managing Member has not approved a proposed Draft Annual Plan and Budget for any Fiscal Year by the first day of the Fiscal Year to which it relates, then for purposes hereof, until a Draft Annual Plan and Budget for such Fiscal Year is approved, the Approved Business Plan and Budget for such Fiscal Year (a “CPI-Budget Year”) shall be the same as the Approved Business Plan and Budget for the previous Fiscal Year but with an increase in each line item by the lesser of (A) three percent (3.0%) or (B) the same percentage as the percentage increase (if any) in the CPI from the CPI published in the month that is 13 months prior to the first month in such CPI-Budget Year to the CPI published one month prior to the first month in such CPI-Budget Year; provided, that (x) Non-Discretionary Expenses may be incurred as necessary without regard to any such limitations during the CPI-Budget Year in question, and (y) capital expenditure line items shall not carry forward other than the unexpended portion of any capital expenditure line items set forth in the prior Approved Business Plan and Budget for projects not yet competed.  For purposes hereof, “CPI” shall be the Consumer Price Index for All Urban Consumers, All Areas (base year 1982-1984 = 100) published by the United States Bureau of Labor Statistics.

(e)                                  The Members have each heretofore approved and agreed upon the Approved Business Plan and Budget for the Venture and the Properties for the balance of the 2014 Fiscal Year, which Approved Business Plan and Budget is attached hereto as Exhibit F.

(f)                                   The Administrative Member shall prepare and deliver to the Managing Member proposed modifications and supplements to the Approved Long Term Business Plan on an annual basis together with each Draft Annual Plan and Budget delivered pursuant to the provisions of Section 7.07(c).  The Managing Member shall have the right to approve proposed modifications and supplements to the Approved Long Term Business Plan. If the Managing Member shall approve of any such proposed modifications to the Approved Long Term Business Plan, the same shall be deemed so modified, and as so modified shall be deemed the Approved Long Term Business Plan.  If the Managing Member objects to any proposed modifications or supplements to the Approved Long Term Business Plan, the Administrative Member shall (i) revise such proposed modifications to attempt to address and incorporate the Managing Member’s objections and (ii) re-submit the same to the Managing Member.  The foregoing provisions of this Section 7.07(f) shall be repeated until any proposed modifications to the Approved Long Term Business Plan have been approved by the Managing Member.  The Members shall use good faith efforts to undertake, and shall cooperate with each other in good faith in connection with undertaking, the implementation of the Approved Long Term Business Plan in a commercially reasonable manner, including with respect to reaching agreement between the Members with respect to taking any Major Decisions required to execute such implementation.

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7.08.                     Compensation; Reimbursement for Expenses; Other Expenses.  (a)  Except as provided under Section 7.06(d), no Member and no employee of any Member, as such, shall be entitled to any salary or other compensation for any services rendered or to be rendered by it to the Venture; provided, that the reasonable out-of-pocket expenses incurred by the Members in connection with the performance of their respective duties hereunder shall be reimbursed by the Venture as a Charge.

(b)                                 Subject to Section 7.08(c), all fees and disbursements of third-party accountants, attorneys and consultants (including environmental, engineering and appraisal consultants, Venture Attorneys and Venture Accountants) retained by the Venture (but not the Members) after the date hereof and incurred in connection with the Venture shall be paid by the Venture.

(c)                                  Without duplication of any amounts paid by the Venture pursuant to Section 7.08(b), but subject to Section 7.08(d), the Venture shall reimburse each of the NorthStar Member and the Formation Member for all out-of-pocket expenses incurred by such party in connection with the transactions contemplated by this Agreement (including, without limitation, all due diligence costs, travel costs, costs of third party environmental, engineering, appraisal and other consultants and attorneys and other closing costs incurred in connection therewith) as set forth on the final sources and uses statement attached hereto as Exhibit G.

(d)                                 Each of the Members shall pay their own respective attorneys’ fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Conveyance Agreement (including all tax and other structuring advice related thereto and to the preparation and negotiation of this Agreement).

7.09.                     Intentionally Omitted.

7.10.                     Other Business Ventures; Non-Compete.  Subject to the provisions of this Section 7.10, the Venture and the Members: (a) recognize that the Members and their Affiliates, and their respective members, partners, shareholders, officers, directors, employees, agents and representatives, have or may in the future have other business interests, activities and investments, independently or with others, some of which may be in conflict or competition with the business of the Venture; (b) agree that the Members and their Affiliates, and their respective members, partners, shareholders, officers, directors, employees, agents and representatives, are entitled to carry on such other business interests, activities and investments; (c) agree that neither the Venture, the other Members, nor any of their respective members, partners, shareholders, officers, directors, employees, agents or representatives, shall have any right, by virtue of this Agreement or otherwise, in or to such business interests, activities and investments, any interests therein or the income or profits derived therefrom; and (d) agree that the pursuit of such business interests, activities and investments, even if competitive with the business of the Venture, shall not be deemed wrongful or improper.  Notwithstanding the foregoing, except with respect to the Properties, none of the Formation Member, the Key Principals, any other Person Controlled by the Key Principals or any of their respective Affiliates, without the consent of the Managing Member, shall (x) renovate or redevelop with the purposes of changing the use of, or (y) develop, in each case, a Facility within a radius distance of five (5) miles measured from any Property that will become the same type of Facility as such Property (e.g., for example, a new skilled nursing facility could be developed within five (5) miles measured from a Property

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operated as an assisted living facility but not within five (5) miles measured from a Property operated as a skilled nursing facility). If the Formation Member or the Key Principals shall default in their obligation under the preceding sentence, then the NorthStar Member may pursue its rights and remedies under this Agreement, seek specific performance of the Formation Member’s and Key Principals’ obligations or pursue its remedies at law or in equity, all of which rights and remedies shall be cumulative and nonexclusive.

7.11.                     Non-Solicitation and Non-Hire.  (a)  From the date of this Agreement until the second anniversary of the later of (i) the Removal Date or (ii) the date that either none of the Key Principals or the NorthStar Corporate Parent no longer holds a direct or indirect Interest in the Venture (such time, the “Restricted Period”), the NorthStar Member, the Formation Member, any of their respective Affiliates and each of their respective successors and assigns (collectively, the “Restricted Parties”) shall not, and shall not attempt to, without the prior written consent of the other Member, directly or indirectly, solicit, offer employment, work or a position (collectively, a “Solicitation”) to any Person who (A) is during the Restricted Period an officer, director or employee of the other Member or its Affiliates or (B) was such an officer, director or employee within the two (2) year period prior to the date of any Solicitation. Notwithstanding the foregoing, nothing herein shall restrict or preclude either Member or its Affiliates from making generalized searches for employees by use of advertisements in any medium or engaging firms to conduct such searches.

(b)                                 During the Restricted Period, the Restricted Parties affiliated with a Member shall not, without the prior written consent of the other Member, directly or indirectly, employ, hire or engage any Person who (i) is during the Restricted Period an officer, director, or employee who holds a managerial position or the title of Vice President or higher (including, without limitation, with respect to the Formation Member, any Key Principal), with the other Member or its Affiliates or (ii) was such an officer, director or employee (including, without limitation, with respect to the Formation Member, a Key Principal) within the two (2) year period prior to the date of any such employment, hiring or engagement.

(c)                                  The Restricted Parties acknowledge and agree that their obligations under this Section 7.11 shall continue through the Restricted Period notwithstanding the prior sale of any or all of their Interests in the Venture to any third-party.

(d)                                 The Restricted Parties acknowledge and agree that the restrictions in this Section 7.11 are necessary in light of each Member’s obligations under this Agreement and to protect the confidential information of the Members and their respective Affiliates.

(e)                                  If any one or more of the provisions contained in this Section 7.11 shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed to be limited to the maximum extent allowed by applicable law.  The agreements and covenants set forth in this Section 7.11 each constitute separate agreements independently supported by good and adequate consideration.  If a court of competent jurisdiction determines that any restriction in a clause or provision of this Section 7.11 is void, illegal, or unenforceable and cannot be reduced or modified to render such clause valid and enforceable as contemplated herein, the other clauses and provisions of this Agreement shall remain in full force and effect.

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(f)                                   The Restricted Parties agree that, in the event of a breach of this Section 7.11 by a Member or its Affiliates, the other Member and its Affiliates will suffer immediate and irreparable harm that cannot be accurately calculated in monetary damages, and such other Member and its Affiliates shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such violation without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security.  The Restricted Parties further acknowledge and agree that such injunctive relief shall be in addition to any other legal or equitable relief to which the non-defaulting Member and its Affiliates would be entitled.  In addition, the non-defaulting Member and its respective Affiliates shall be entitled to recover their attorneys’ fees and costs for any breach of this Section 7.11.  Affiliates of the Members shall be third party beneficiaries under this Section 7.11 and shall be entitled to enforce their rights hereunder.

7.12.                     REIT Compliance.  (a)  The Administrative Member acknowledges that, as of the date hereof, the NorthStar Member or certain direct or indirect members of the NorthStar Member are qualified or intend to qualify as a real estate investment trust as defined in Section 856 of the Code (a “REIT”). Accordingly, to the extent of its authority hereunder and the availability of Venture funds (provided that, the Administrative Member shall promptly provide notice of any unavailability of Venture funds to the NorthStar Member), the Administrative Member shall use commercially reasonable efforts (i) to manage and operate the Venture and the Subsidiaries such that the nature of its assets and gross revenues (as determined pursuant to Section 856(c)(2), (3) and (4) of the Code) would permit the Venture to qualify as a REIT under Section 856 of the Code, (ii) to manage and operate FC Ranger so that it will qualify as a REIT under Section 856 of the Code (which shall include offering the services set forth on Exhibit J with respect to any Operating Property that is operated as an independent living facility) and (iii) to cause the Venture and FC Ranger to each avoid any “income from foreclosure property” within the meaning of Section 857(b)(4) of the Code and any “net income from prohibited transactions” under Section 857(b)(6) of the Code (in the case of the Venture, determined as if the Venture were a REIT but without regard to Sections 856(c)(6) and (7) of the Code).  The Administrative Member shall take or refrain from taking, as the case may be, such actions as are reasonably requested by the NorthStar Member to protect the status of the NorthStar Member or the direct or indirect owner or owners of the NorthStar Member as a REIT, but the Administrative Member shall not be charged with making independent determinations as to the qualification or status of the NorthStar Member as a REIT.  In furtherance of the foregoing, the Administrative Member shall use commercially reasonable efforts to not cause the Venture or any of its Subsidiaries to: (A) invest any excess funds in any investment that would not be treated as cash, cash items, or government securities for purposes of Section 856(c) of the Code; (B) enter into any lease with any person that will result in a rental payment to the lessor that is dependent in whole or in part on (x) the net income or profits of any lessee or sublessee or (y) the lessee’s or sublessee’s receipts or sales in excess of determinable dollar amounts; (C) enter into any lease for any Property or any portion thereof pursuant to which any rents attributable to personal property constitute more than 15% of the aggregate rents received in connection with such lease within the meaning of Section 856(d)(1)(C) of the Code; (D) enter into any lease, contract, agreement, or other arrangement with any person pursuant to which the Venture provides to a tenant of a Property services other than those usually or customarily rendered in connection with the rental of space for occupancy only within the meaning of Regulations Section 1.512(b)-1(c)(5); or (E) enter into any agreement under which the Venture or any

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Subsidiary would receive, directly or indirectly, any income from the manager of a Property.  Moreover, the Administrative Member shall manage and operate the Venture and the Subsidiaries in such a manner that: (1) the Venture and the Subsidiaries will not be treated as operating or managing a lodging facility or a health care facility within the meaning of Section 856(l)(3) of the Code and (2) any health care facility (within the meaning of Section 856(l)(3) of the Code) that is leased to a Subsidiary is operated and managed by an eligible independent contractor within the meaning of Section 856(d)(9) of the Code.   In addition, notwithstanding anything herein to the contrary, but subject to Section 6.07, the Venture shall distribute to the Members in each calendar year an amount equal to no less than 90% of its “real estate investment trust taxable income” (as defined in Section 857 of the Code) for such calendar year, determined as if the Venture were a REIT, and FC Ranger shall distribute for 2014 an amount equal to its cumulative earnings and profits as of the beginning of such year and shall distribute in each following calendar year an amount equal to 100% of its real estate investment trust taxable income for such year.  Notwithstanding the foregoing, the Administrative Member shall not be deemed to have breached the foregoing provisions of this Section 7.12(a) (and shall have no liability or be subject to any remedy under this Agreement) with respect to any specific actions taken by the Administrative Member at the written direction of, or with the prior written approval of, the NorthStar Member, including the entering into of each Operating Lease (the form of which is hereby approved by the NorthStar Member).

(b)                                 If there shall be an amendment or modification to Code or other relevant rules after the date of this Agreement that adversely impacts the NorthStar Member’s status as a REIT as a result of the activities of the Venture and the Subsidiaries or any Member’s ownership of an Interest, then (i) the Administrative Member shall cooperate reasonably with the NorthStar Member and shall exercise reasonable efforts to effectuate solutions or “workarounds” to address any REIT qualification concerns under the Code of the NorthStar Member and its affiliates arising out of any such amendment or modification following notification by the NorthStar Member, and (ii) the NorthStar Member shall use reasonable efforts to ensure that any such solutions or “workarounds”, to the extent practicable, have no material adverse effect on the Administrative Member.

(c)                                  The Administrative Member on behalf of the Venture shall provide all information reasonably requested by the NorthStar Member related to the business and operation of the Venture, any Subsidiary or any Owner, including such information as the NorthStar Member may request in order to determine its (or its direct or indirect holders) qualification as a REIT.

(d)                                 At all times during the term of this Agreement, the Formation Member shall be a separate legal entity for state law purposes and federal income tax purposes from any Affiliate of the Formation Member that may be serving as a property manager with respect to any Property and not a direct or indirect subsidiary of any such Affiliated property manager, and the Formation Member shall maintain and control, separate from any such Affiliated property manager, its own bank account, books and records and employees.

7.13.                     Leasing of the Properties.  Each of the Members acknowledges that each Property that is not an Operating Property is leased on a “triple net” basis to a third party by the Venture or its applicable Subsidiary.  With respect to each Property that is an Operating

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Property, at the election of the Managing Member, the Operating Lease for any Operating Property shall be (or shall be amended and restated so that it is substantially) in the form of Exhibit H attached hereto and shall contain such other terms and conditions as the Members may determine in accordance with the provisions of this Agreement; provided, that (i) the initial amount of base rent and, if applicable, percentage rent payable under any Operating Lease shall be determined by the Managing Member based on a transfer pricing study performed by an independent accounting firm selected by the Managing Member with respect to the applicable Property, (ii) the Managing Member shall be permitted at any time to increase (or add) the base rent and percentage rent payable under any Operating Lease, (iii) the Managing Member shall be permitted at any time to otherwise modify the base rent and, if applicable, percentage rent payable under any Operating Lease based a new or updated transfer pricing study, and (iv) the Managing Member shall be permitted at any time to modify any of the other terms and conditions of an Operating Lease if the Managing Member determines, in good faith, that such modification is necessary or desirable to better assure the status of the Managing Member or certain direct or indirect members of the Managing Member as a REIT (provided, that the Managing Member shall use reasonable efforts to ensure that any such modifications, to the extent practicable, have no material adverse effect on the Administrative Member).  The Administrative Member makes no representations or warranties as to whether any modifications to any Operating Lease made by the Managing Member pursuant to the authority granted in the previous sentence shall assure the status of the Managing Member or certain direct or indirect members of the Managing Member as a REIT.

7.14.                     Subsidiaries.  All of the provisions of this Agreement regarding the management and governance of the Venture shall apply to the management and governance of each Subsidiary, whether any such Subsidiary is managed or controlled directly or indirectly by the Venture, as member, manager, partner, stockholder or otherwise.  Any action to be taken by any of the Subsidiaries shall for all purposes hereof be construed as an action taken by the Venture and shall be subject to the same rights and limitations granted and imposed on the Members under this Agreement, subject to any additional rights and limitations granted or imposed in the governing documents of such Subsidiary.  In the event that the Venture conducts its business through one or more Subsidiaries, the Administrative Member shall perform, with no additional compensation, the same or substantially identical services for each such Subsidiary as the Administrative Member performs for the Venture, subject to the terms, conditions, limitations and restrictions set forth in this Agreement.  Without limiting the generality of the foregoing (and notwithstanding anything contained herein to the contrary), any and all references herein to the Venture or any Member taking, causing or directing any action on behalf of a Subsidiary shall be deemed to refer to the Venture causing (or such Member causing the Venture to cause), in its capacity as a direct or indirect partner, member or stockholder of such Subsidiary, such action to be taken for and on behalf of such Subsidiary.

7.15.                     Lockout Period.  For the period beginning on the date hereof and ending on the third (3rd) anniversary date of the date hereof (such period being hereinafter referred to as the “Lockout Period”), the Venture shall not, without the consent of the NorthStar Member and the Formation Member, cause or permit any voluntary sale, exchange, transfer or other disposition of all or any portion of the Properties in a transaction that would result in the recognition of taxable income or gain to the Formation Member or its direct or indirect owners.  Notwithstanding the foregoing, the Venture may transfer all or any portion of the Properties in a non-taxable

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transaction including a transaction qualifying under Section 1031 (or any successor statute) of the Code (each, an “Exchange”); provided, that the Exchange does not result in the recognition of any taxable income or gain to any of the Formation Member or its direct or indirect owners; provided, that any property acquired by the Venture in such transaction shall remain subject to the provisions of this Section 7.15 in place of the Property(ies) for the remainder of the Lockout Period.

ARTICLE 8.
BANK ACCOUNTS; BOOKS AND RECORDS;
STATEMENTS; TAXES; FISCAL YEAR

8.01.                     Books of Account.  At all times during the existence of the Venture, the books of account of the Venture shall be prepared and kept by the Administrative Member in accordance with GAAP, which shall reflect all of the transactions relating to the Properties, the Venture and the Subsidiaries and shall be appropriate and adequate for the business of the Properties, the Venture and the Subsidiaries, and which books of account shall be maintained at the principal place of business of the Venture.  There shall be maintained at the principal place of business of the Venture (a) copies of the Venture’s federal, state and local income tax returns and reports (including all reporting work papers and documentation), if any, for the six (6) most recent years, (b) a copy of this Agreement and all amendments thereto and of any financial statements of the Venture (including all reporting work papers and documentation) for the six (6) most recent years and (c) copies of all mortgages, deeds of trust and other documents evidencing Mortgage Loans, leases to which the Venture or any Subsidiary is a party or by which the Venture or any Subsidiary is bound, brokerage agreements to which the Venture or any Subsidiary is a party or by which the Venture or any Subsidiary is bound, property management agreements, Contracts to which the Venture is a party, all permits and licenses relating to any of the Properties (other than to the extent the same are required to be kept at the applicable Properties), all easements and other recorded and unrecorded agreements affecting any of the Properties or to which the Venture or any Subsidiary is a party or by which the Venture or any Subsidiary is bound and other Venture records.  Any Member or its duly authorized representatives shall have the right at any time to inspect and copy such books of account during normal business hours upon reasonable notice.  Any Member and its duly authorized representatives shall have the right to examine (and copy) or conduct an audit of the Venture’s books and records at any time during normal business hours and upon reasonable notice at the Venture’s principal place of business.  Any such examination or special audit (i.e., audits other than the annual audits for the Venture which shall be conducted as of December 31 at the Venture’s sole cost and expense) shall be performed at such Member’s sole cost and expense.

8.02.                     Fiscal Year.  Unless the Members shall agree otherwise, the fiscal year of the Venture for financial, accounting, federal, state and local income tax purposes (the “Fiscal Year”) shall be the calendar year (except that the first Fiscal Year of the Venture (for financial and accounting purposes) shall begin on the date hereof and the last Fiscal Year of the Venture shall end on the last day of the term of this Agreement), unless another taxable year shall be otherwise required by the Code for federal income tax purposes.

8.03.                     Bank Accounts.  Subject to the requirements of any applicable Mortgage Loans, all funds of the Venture and each Subsidiary shall be deposited in the Venture’s or such

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Subsidiary’s name, as applicable, in one or more separate bank accounts (each, a “Bank Account”) at a bank selected by the Administrative Member with the consent of the Managing Member, and representatives of the Managing Member may, at its election, be authorized signatories of any such account.  As of the date hereof, the Managing Member has approved the establishment of Bank Accounts at PrivateBank and CapitalOne.  Each such Bank Account shall be used exclusively for the Venture’s or a Subsidiary’s funds, as applicable, and no other funds shall be commingled therein.  Withdrawals may be made from such Bank Account only for purposes authorized under this Agreement.  All withdrawals from a Bank Account in excess of $25,000 shall be made only upon the signature of an authorized signatory of the Administrative Member which authorized signatory shall be any Key Principal or such other individuals as may be designated by the Administrative Member and approved by the Managing Member.  As of the date hereof, the Managing Member has approved Scott Brown as an authorized signatory of the Administrative Member for purposes of this Section.

8.04.                     Financial Statements.  (a)  Commencing after the conclusion of the 2014 calendar year, within 15 Business Days after the end of each Fiscal Year, the Administrative Member shall prepare and deliver to the Members draft financial statements of the Venture on a consolidated basis for such Fiscal Year, within 60 days after the end of each Fiscal Year, the Administrative Member shall prepare and deliver to the Members final financial statements of the Venture on a consolidated basis for such Fiscal Year together with a certification from the Administrative Member to the NorthStar Member in the form of Exhibit I-1(1) attached hereto, and within 120 days (or such short time period as may be required by any Lender) after the end of each Fiscal Year, the Administrative Member shall prepare and deliver to the Members final audited financial statements of the Venture on a consolidated basis for such Fiscal Year which shall be audited by the Venture Accountants in accordance with generally accepted auditing standards (the “Annual Report”); in each case, along with, to the extent not included as part of such draft, final or final audited financial statements, a balance sheet, an income statement, statements of cash flow (including Net Ordinary Cash Flow and Net Extraordinary Cash Flow) for the Properties, a trial balance, a debt summary and such other information set forth in the NorthStar Member’s annual asset management reporting requirements attached hereto as Exhibit I-2(2), all of which (except for the reports of Net Ordinary Cash Flow and Net Extraordinary Cash Flow and other reports prepared on a cash basis) shall be prepared in accordance with GAAP and shall present fairly and accurately the financial position and operating results of the Venture, the Subsidiaries and the Properties.

(b)                                 Within 10 days (but, in the case of the “Ranger Portfolio”, 15 Business Days) after the end of each calendar quarter, the Administrative Member shall prepare and deliver to the Members an unaudited financial report for the Venture, each Subsidiary and the Properties for such calendar quarter (which, in the case of the “Ranger Portfolio”, shall be based on estimates and a rolling quarter of activity) (the “Quarterly Report”).  The Quarterly Report shall include the following: a balance sheet, income statement, statement of cash flows (including Net

(1)   Exhibit I-1 shall be in a standard and customary form reasonably approved by the Members.

(2)   The information to be provided by the Administrative Member under Exhibit I-2 shall be subject to information the Administrative Member is in possession of, entitled to or is otherwise reasonably accessible to it.

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Ordinary Cash Flow and Net Extraordinary Cash Flow), a trial balance, statements of the Members’ equity in the Venture (which shall include information regarding the Members’ Capital Accounts, Capital Contributions, Distributions and Percentage Interests), a debt summary, statements of capital expenditures, and such other information set forth in the NorthStar Member’s quarterly asset management reporting requirements attached hereto as Exhibit I-2 or that the NorthStar Member may reasonably request, all of which (except for the reports of Net Ordinary Cash Flow and Net Extraordinary Cash Flow and other reports prepared on a cash basis) shall be prepared in accordance with GAAP and shall present fairly and accurately the financial position and operating results of the Venture, the Subsidiaries and the Properties.  Each Quarterly Report shall also include a certification from the Administrative Member to the NorthStar Member in the form of Exhibit I-3 attached hereto(3).  Material deviations from the Approved Business Plan and Budget and pro forma shall be accompanied by the Administrative Member’s narrative explanation.

(c)                                  Within 10 days (but, in the case of the “Ranger Portfolio,” 15 Business Days) after the end of each calendar month, the Administrative Member shall prepare and deliver to the Members an unaudited financial report for the Venture, each Subsidiary and the Properties for the preceding month (which, in the case of the “Ranger Portfolio”, shall be based on estimates) (the “Monthly Report”).  The Monthly Report shall include the following: a discussion of the operating and financial performance of the Venture for the period, leasing and summary operating metric updates (in both table and graphical presentation), a balance sheet, an income statement, statement of cash flows (including Net Ordinary Cash Flow and Net Extraordinary Cash Flow), statements of the Members’ equity in the Venture, statements of the Members’ Outstanding Capital Contributions, a debt summary (including  estimated loan-to-value and debt service coverage ratio with comparison to any applicable lender requirements), an occupancy report with respect to the “Ranger Portfolio”, an accounts receivable aging schedule (but, with respect to any portfolio other than the “Ranger Portfolio”, solely to the extent of such information is required to be provided under the applicable master lease agreement or is otherwise in the possession of Formation Member or its Affiliates), an accounts payable summary (but, with respect to any portfolio other than the “Ranger Portfolio”, solely to the extent of such information is required to be provided under the applicable master lease agreement or is otherwise in the possession of Formation Member or its Affiliates), a monthly cash reforecast (on a twelve month forward basis) an accounting of actual expenditures and revenues compared to those set forth in the Approved Business Plan and Budget, an accounting of all withdrawals and explanations of any “working capital” with respect to each Property, and such other information set forth on the NorthStar Member’s monthly asset management reporting requirements attached hereto as Exhibit I-2 or that the NorthStar Member may reasonably request.  In addition, within 10 days after the end of each calendar month, the Administrative Member shall prepare and deliver to the Members the Administrative Member’s standard financial reporting package with respect to the Venture and the Properties, an example of which is attached hereto as Exhibit I-4.  Deviations from the Approved Business Plan and Budget in

(3)         Form of certification that will be utilized by the Administrative Member when certifying that the Venture is in compliance with all of its debt covenants and that the Administrative Member does not anticipate any debt covenant noncompliance for the forward 12-month period or, if the Venture is not in compliance with any of its debt covenants or the Administrative Member anticipates any debt covenant noncompliance for the forward 12-month period, a statement specifying each such noncompliance or anticipated noncompliance.

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any calendar month in excess of the lesser of ten percent (10%) of the applicable line item or $25,000 shall be accompanied by the Administrative Member’s narrative explanation.

(d)                                 The Administrative Member shall cause the Venture to deliver to the NorthStar Member (i) such additional reports or other information set forth on Exhibit I-2 attached hereto within the applicable time periods set forth thereon, and (ii) such information that is within the possession or control of the Administrative Member, and at such times, as the NorthStar Member shall request in order for any direct or indirect owner of the NorthStar Member to continue to qualify as, and to determine whether it will or will continue to qualify as, a REIT for federal income tax purposes.

(e)                                  In addition to the foregoing, the Administrative Member shall deliver to each Member a copy of each such financial statement and other periodic report required to be delivered to the lender pursuant to the terms of any Mortgage Loan, simultaneously with the delivery of such statement or other report to the lender under such Mortgage Loan.

8.05.                     Tax Returns; Tax Matters Partner.  (a)  The Administrative Member shall cause all tax returns of the Venture and its Subsidiaries to be timely prepared so that they may be filed with the applicable government authorities within allowable time periods, including extensions, which tax returns (including any tax returns described in Section 41 of the Conveyance Agreement, other than those tax returns that relate to Pre-Closing Tax Periods (as such term is defined in the Conveyance Agreement), which tax returns shall be subject to the provisions of Section 41 of the Conveyance Agreement) shall not be filed until the Managing Member consents to such filing and shall provide to any Member such other information as may be reasonably requested by such Member relating to the Venture’s tax matters.  In furtherance of the foregoing the Administrative Member shall, as soon as practicable, cause to be submitted drafts of all income tax returns (including all related schedules and exhibits and upon request, copies of all supporting work papers) to the Managing Member for its consent to the filing of such returns, which materials shall be provided both at least 30 days prior to the required filing date and prior to filing such income tax returns.  In addition, the Administrative Member shall cause to be provided to the Managing Member: (1) within 25 days after the end of each calendar quarter, an estimate of the Venture’s gross assets as of such quarter-end and gross income for the year through such quarter-end as determined for purposes of Section 856(c) of the Code, (2) at least 5 Business Days prior to each quarterly estimated tax payment date for calendar year corporations, an estimate of the Managing Member’s share of the Venture’s taxable income or loss with respect to such calendar quarter, and (3) within 25 days after the end of each taxable year, estimated information necessary for such Member to prepare any required 1099-DIV forms.  Notwithstanding the above, the Administrative Member will cause to be provided to each Member (i) estimates of its IRS Schedule K-1 items with respect to each taxable year within 20 days after the end of such taxable year and (ii) a final IRS Schedule K-1 with respect to each taxable year no later than June 15th following such taxable year.

(b)                                 The NorthStar Member shall be the tax matters partner (as described in Section 6231(a)(7) of the Code and similar provisions of state and local tax law) of the Venture.  In the event the Venture shall be the subject of an income tax audit by any U.S. federal, state, or local authority, to the extent the Venture is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the tax matters partner shall be

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authorized to act for, and its decision shall be final and binding upon, the Venture and each Member thereof.  Moreover, each Member agrees that without the prior written consent of the NorthStar Member, it will not act independently with respect to any tax audit or proceeding related to the Venture, including any administrative or judicial review, involving any U.S. federal, state, or local or non-U.S. tax authority; any settlement, closing, or similar agreement entered into by the Venture in respect of the Venture with any such authority; and any voluntary disclosure made by the Venture to any such authority.

8.06.                     Tax Elections.  All elections required of permitted to be made under the Code or any successor thereto and under any state, local or non-U.S. tax law, shall be made by the Managing Member in its sole discretion. Notwithstanding the foregoing the Venture is intended to be treated as a partnership for federal income tax purposes and no Member shall make any election (for tax purposes or otherwise) inconsistent with such treatment.

8.07.                     Venture Liabilities.  Except as otherwise set forth herein or as may be agreed to by the Members, no Member shall (a) acquire (or permit any Person related to such Member to acquire) any liability of the Venture or any Subsidiary, or (b) enter into (or permit any Person related to such Member to enter into) any arrangement with respect to any liability of the Venture or any Subsidiary, that would, in either case, result in such Member (or a Person related to such Member under Regulations Section 1.752-4(b)) bearing the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to such liability of the Venture or any Subsidiary.  This Section 8.07 shall not prohibit (i) any Member or any Person related to a Member from making a loan authorized by the Members or (ii) the Venture or any Subsidiary from becoming indebted to a Member or any Person related to a Member for services rendered to the Venture or any Subsidiary or for expenditures incurred on behalf of the Venture or any Subsidiary in the ordinary course of business.

ARTICLE 9.
TRANSFERS AND PLEDGES OF INTERESTS

9.01.                     Restrictions on Transfers and Pledges of Interests.  (a)  Except as specifically permitted in this Section 9.01, no Member shall, directly or indirectly, sell, assign, transfer or otherwise dispose of (each such transaction being herein called a “Transfer”), or pledge, collaterally assign (including any assignment of income or profits) or otherwise hypothecate or create or permit to exist a lien against (each such transaction being herein called a “Pledge”), all or any part of such Member’s Interest without the prior written consent of the other Members, and any such Transfer or Pledge made in violation of the foregoing shall be void ab initio.  Any of the following (each, an “Upper Tier Transfer”), whether accomplished directly or indirectly, by contract, operation of law, voluntarily or involuntarily, shall be deemed a Transfer or Pledge, as applicable, for purposes hereof:

(i)                                     any Transfer or Pledge of (A) any partnership interest in any Member that is a partnership, (B) any limited liability company interest in any Member that is a limited liability company, (C) any stock in any Member that is a corporation or (D) any legal or beneficial interest in any Member that is a trust or other entity;

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(ii)                                  the (A) admission of any additional partner to any Member that is a partnership, (B) admission of any additional member to any Member that is a limited liability company, (C) issuance of additional stock in any Member that is a corporation, or (D) issuance of any additional legal or beneficial interest in any Member that is a trust or other entity; and

(iii)                               the occurrence of any of the transactions described in Section 9.01(a)(i) or Section 9.01(a)(ii) with respect to any partnership, limited liability company, corporation, trust or other entity that is itself an owner of any direct or indirect interest in a Member, or any other transaction, howsoever effected, which changes the beneficial ownership of a Member from that existing on the date hereof.

(b)                                 Notwithstanding the foregoing, the following Transfers, Pledges and Upper Tier Transfers shall be permitted by or in respect of each Member without the consent of the other Members:

(i)                                     with respect to the NorthStar Member: subject to Section 9.05, (A) any Transfer or Pledge of all or a portion of the NorthStar Member’s Interest to any entity in which the managing member or general partner is, directly or indirectly, Controlled by or under common Control with NorthStar Healthcare Parent or any Affiliate thereof, or any REIT sponsored by NorthStar Realty Finance Corp. or any Affiliate thereof (any of the foregoing permitted NorthStar Member transferees or pledgees being referred to herein as a “Permitted NorthStar Member Affiliate”); (B) any Upper Tier Transfer in respect of the NorthStar Member as to any Person among the existing holders of the partnership, limited liability company, stock or other legal or beneficial ownership interests in such Person or as to any other Person so long as, after giving effect to such Upper Tier Transfer, the NorthStar Member is, directly or indirectly, Controlled by a Permitted NorthStar Member Affiliate; (C) the Transfer by the direct or indirect members, partners, shareholders or other beneficial owners of the NorthStar Member of any of their respective direct or indirect beneficial ownership interests in the NorthStar Member among themselves; and (D) any Transfer of direct or indirect ownership interests in NorthStar Realty Healthcare, LLC, or a Transfer as part of a merger, consolidation, spin off or similar transaction involving NorthStar Realty Healthcare, LLC.

(ii)                                  with respect to the Formation Member: subject to Section 9.04, any Upper Tier Transfer in respect of the Formation Member so long as, after giving effect to such Upper Tier Transfer: (A) the Key Principals possess sole control of the policies and management of Formation Member, and are responsible for the day-to-day management of the same; and (B) the Key Principals, together with each of their respective Family Members, beneficially continue to own, directly or indirectly, at least fifty one percent (51%) of the equity and other ownership interests in the Formation Member (clauses (A) and (B) collectively, the “Control and Ownership Requirement”).

9.02.                     Conditions Applicable to All Transfers.  (a)  Notwithstanding anything to the contrary contained in this Agreement, any Transfer of any Interest by a Member or any Upper Tier Transfer with respect to a Member shall be made in full compliance with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having jurisdiction over the Venture or any applicable Subsidiary or Property.  In the event that any filing, application, approval or consent is required

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in connection with any such transfer, the transferring member shall promptly make such filing or application or obtain such approval or consent, at its sole expense, and shall reimburse the other Member for any costs or expenses (including attorneys’ fees) incurred by such Member in connection with any filing, application, approval or consent.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, no transfer of an Interest (including any Upper Tier Transfer) shall be binding upon the other Member unless (i) such transfer will not be subject to, or such transfer, when aggregated with prior transfers in accordance with applicable law, will not result in the imposition of, any state, city or local transfer taxes to the Venture, any Subsidiary or the non-transferring Member (except to the extent it is specifically provided herein that the non-transferring Member is obligated to pay all or a portion of such taxes), unless the transferring Member agrees to pay, and actually pays, such transfer tax and to indemnify the non-transferring Member, (ii) in the case of a transfer of a direct Interest, such transfer shall be a transfer of the transferring Member’s entire Interest (rather than a portion thereof), and the transferee shall have delivered to such other Member an executed and acknowledged assumption agreement pursuant to which the transferee assumes all the obligations of the transferor accruing from and after the date of such transfer under, and agrees to be bound by all the provisions of, this Agreement (or, in the case where the transferee is an Affiliate of the transferor, from and after the date of this Agreement), subject to the limitations of liabilities set forth herein, and (iii) in the case of the transfer of a direct Interest, the transferee shall have executed, acknowledged and delivered any instruments required under the LLC Act to effect such transfer and its admission to the Venture.  Notwithstanding anything in this Agreement to the contrary, in no event shall an Interest be transferred to a Person who is the subject of any pending bankruptcy proceedings, or to a Person who is a minor or who otherwise lacks legal capacity, and any attempt to effect a transfer to such a Person shall be void and of no effect and shall not bind the Venture.

(c)                                  Notwithstanding any transfer made pursuant to this Article 9, the transferring Member shall remain liable for all of the obligations and liabilities of the transferring Member under this Agreement, whether accruing prior to, on or from and after the date of such transfer; provided, that the transferring Member shall be relieved of any such obligations and liabilities accruing from and after the date of such transfer (other than a transfer to an Affiliate of the transferring Member) if the transferee shall have delivered to the other Member an executed and acknowledged assumption agreement pursuant to which the transferee assumes all the obligations of the transferring Member accruing from and after the date of such transfer under, and agrees to be bound by all the provisions of, this Agreement.  In connection with any transfer permitted under this Article 9, each Member hereby consents to the withdrawal of the transferring Member as a Member and the admission of the transferee as a Member with the rights of the transferring Member hereunder.

(d)                                 The Venture, each Member and any other Person or Persons having business with the Venture, need deal only with Members who are admitted as Members or as substituted Members of the Venture, and they shall not be required to deal with any other Person by reason of transfer by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement.  In the absence of the substitution (as provided herein) of a Member for a transferring or a deceased Member, any payment to a Member or to a Member’s executors or

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administrators shall acquit the Venture and the Members of all liability to any other Persons who may be interested in such payment by reason of an assignment by, or the death of, such Member.

(e)                                  Without the consent of the NorthStar Member, no Transfer shall be permitted if the Transfer would (i) cause the Venture to terminate under Section 708(b) of the Code; (ii) cause the Venture to fail to qualify from the “private placement safe harbor” from being treated as a “publicly traded partnership” under Regulations Section 1.7704-1(h); (iii) cause any direct or indirect owner of the NorthStar Member to fail to qualify as a REIT; or (iv) cause the assets of the Venture to be deemed “plan assets” of any Person subject to ERISA which may own any direct or indirect interest in the Venture.

9.03.                     Admission of Transferee.  Any Person who becomes a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Venture prior to the date of its membership in the Venture and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been properly executed and delivered on behalf of the Venture in accordance with this Agreement prior to said date and which are in force and effect on said date.  Unless and until a transferee is admitted as a substituted Member, the transferee shall be entitled only to allocations and distributions with respect to such Interest in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Venture, shall not be entitled to inspect the books or records of the Venture, and shall not have no right to exercise any of the powers, rights, and privileges of a Member hereunder.

9.04.                     Right of First Offer.  (a)  Process.  If, at any time, the Formation Member desires to permit an Upper Tier Transfer pursuant to Section 9.01(b)(ii) (x) to a Person who is not (A) a Key Principal, (B) a Family Member of any Key Principal or (C) an officer, director or employee of the Formation Member or its Affiliates or (y) that is not among any of the Persons described in clause (A), (B) or (C) above, the Formation Member shall first deliver Notice (a “ROFO Notice”) to the NorthStar Member (together with any of its designees, the “Receiving Member”), which ROFO Notice shall set forth (i) all of the material terms of the proposed Transfer, (ii) the Formation Member’s reasonable determination of the portion of Interests held by the Formation Member that hold the same economic value as the ownership interests in the Formation Member proposed to be transferred (and such equivalent amount of Interests shall constitute the “ROFO Interests” being offered to the Receiving Member in the ROFO Notice), and (iii) the price payable in cash (which price shall be payable only in cash) at which the Formation Member is willing to sell such ownership interests in the Formation Member (the “ROFO Price”).

(b)                                 Exercise of ROFO.  Upon receipt of the ROFO Notice, the Receiving Member shall have the right to purchase all, but not less than all, of the ROFO Interests proposed to be so transferred by the Formation Member on the terms set forth in the ROFO Notice (the “ROFO Right”), which right may only be exercised with respect to all of the ROFO Interests being offered pursuant to the ROFO Notice, exercisable by: (i) delivering Notice thereof to the Formation Member (the “ROFO Election Notice”) within thirty (30) days after receipt of the ROFO Notice; and (ii) closing the purchase of such ROFO Interests within ninety (90) days after delivery of the ROFO Election Notice to the Formation Member (the “ROFO Closing”), subject to receipt of applicable regulatory approvals, if any.  If the Receiving Member validly and timely delivers a ROFO Election Notice, the closing of the purchase of such ROFO Interests shall be on

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a date which is not more than sixty (60) days after the delivery of the ROFO Election Notice to the Formation Member, subject to receipt of applicable regulatory approvals, if any.  At the ROFO Closing, the following transactions shall occur:

(i)                               the Receiving Member shall pay or cause to be paid (or tender) to the Formation Member the ROFO Price for the ROFO Interest being purchased;

(ii)                            the Receiving Member shall take title to the ROFO Interests free and clear of all liens and encumbrances;

(iii)                         the Formation Member and the Receiving Member shall each pay a portion of the transfer, stamp or similar taxes due in connection with the conveyance of the ROFO Interest in such allocations as is customary in the applicable jurisdiction where such transfer, stamp or similar taxes may be due; and

(iv)                        the Formation Member shall deliver to the Receiving Member appropriate assignment documents assigning the ROFO Interests, without covenants, representations or warranties of any kind (other than that the Formations Member’s ROFO Interest is owned free and clear of all liens and encumbrances).

(c)                                  Sale to Third Party.  If the Receiving Member elects not to purchase the ROFO Interests or fails to timely and validly deliver the ROFO Election, the Receiving Member shall have been deemed to have waived the ROFO Right with respect to the ROFO Interests being offered under the applicable ROFO Notice, and any portion of the ownership interests proposed to be sold in such ROFO Notice may be sold by the Formation Member at a price equal to or greater than ninety-five percent (95%) of the ROFO Price and otherwise on terms not materially more favorable to the purchaser than those offered to the Receiving Member in the ROFO Notice, at any time during the ninety (90) day period subsequent to such waiver or deemed waiver by the Receiving Member.

9.05.                     Redemption Option.  If, at any time on or prior to the Forced Sale Lockout End Date with respect to Formation Member, the NorthStar Member permits a Healthcare Platform Transfer, then, within thirty (30) days after the completion of the Healthcare Platform Transfer, so long as the Formation Member has not been removed as Administrative Member, the NorthStar Member shall deliver Notice (a “Redemption Notice”) to the Formation Member of such Healthcare Platform Transfer.  The Formation Member shall then have the right, by delivering Notice to the NorthStar Member (the “Redemption Acceptance Notice”) within thirty (30) days from receiving the Redemption Notice, to cause the NorthStar Member to purchase from the Formation Member its entire Interest (the “Redemption Closing”). The Redemption Closing shall occur on a date and at a place designated by the NorthStar Member, which is not more than sixty (60) days after the Formation Member has delivered the Redemption Acceptance Notice.  The purchase price for the Interest of the Formation Member shall be (x) the amount that would be distributed to the Formation Member if all of the assets of the Venture were sold for fair market value as of the date of the Healthcare Platform Transfer (as determined through the “baseball arbitration” procedures described in Section 7.05(f)), all customary transaction costs relating to such a sale were paid, all other liabilities of the Venture and its Subsidiaries were discharged, and the Venture was liquidated and all assets of the Venture were distributed in

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accordance with the provisions of Section 11.03, plus (y) if, and only if, the Redemption Closing occurs prior to the Forced Sale Lockout End Date applicable to the NorthStar Member, an amount equal to (i) the aggregate Asset Management Fee paid in the most recently concluded Annual Calendar Period, multiplied by (ii) 1/12 (or, if there is no most recent Annual Calendar Period, an amount equal to (1) the aggregate Asset Management Fee paid in the two most recently concluded quarterly periods multiplied by (2) 1/6) shall be paid to the Formation Member at the Redemption Closing for each month beginning on the date of the Redemption Closing and ending on the Forced Sale Lockout End Date applicable to the NorthStar Member (which shall be prorated for any period less than a calendar month based on the number of days during such period).

ARTICLE 10.
FORCED SALE OF THE PROPERTIES

10.01.              Initiation of Forced Sale; Sale of Interest.  (a)  If, at any time after the expiration of the Forced Sale Lockout End Date with respect to a Member, such Member desires to sell all of the Properties or any Portfolio, and the other Member does not approve such sale, then, so long as the Venture or applicable Subsidiary(ies) is not then subject to any prohibition on the sale of the applicable Portfolio(s) pursuant to Loan Documents or other agreements binding upon the Venture or applicable Subsidiary(ies) (it being understood that, such a prohibition on the sale of the applicable Portfolio(s) shall not include the mere requirement or condition that a release price be paid, a defeasance (including a partial defeasance) be effectuated or a loan be repaid in full (including the payment of a yield maintenance premium or prepayment fee) in connection with such sale), such Member shall have the right to give the other Member a notice (a “Sale Notice”; the Member giving a Sale Notice, the “Initiating Member”; the Member receiving a Sale Notice, the “Non-Initiating Member”) which Sale Notice shall (i) set forth the Initiating Member’s recommendation that the Venture sell the applicable Portfolio(s) to a third party who is not an Affiliate of the Initiating Member, (ii) state whether the Initiating Member intends to offer the applicable Portfolio(s) for sale only to buyers who would assume or take subject to any then existing Mortgage Loan(s) with respect to the applicable Portfolio(s) and would be permitted transferees under the terms of the applicable Loan Documents with respect thereto (whether as a matter of right or by obtaining lender, rating agency or other approval) and which is capable of satisfying the applicable requirements of Section 10.03(a) (such a buyer, herein, a “Qualifying Buyer”) or to buyers who need not be Qualifying Buyers, and (iii) the Initiating Member’s determination of the gross price (the “Forced Sale Price”), in dollars, at which the Initiating Member would be willing to sell the applicable Portfolio(s), free and clear of all liabilities secured by or otherwise relating to such applicable Portfolio(s) (other than the Mortgage Loan(s) and other secured liabilities to be assumed by a Qualifying Buyer if the Initiating Member stated in the Sale Notice that the applicable Portfolio(s) would be sold only to Qualifying Buyers).  Notwithstanding anything to the contrary contained in this Article 10, the Formation Member shall not have the right to be an Initiating Member or tender a Sale Notice from and after the Removal Date (if the underlying Removal Event was also a Promote Loss Event).

(b)                                 Within a period (the “Acceptance Period”) of thirty (30) days following the delivery of the Sale Notice, the Non-Initiating Member shall have the right to deliver to the Initiating Member a notice (the “Acceptance Notice”) stating its desire to purchase (i) in the case

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of a Sale Notice covering all of the Portfolios, the Initiating Member’s Interest for the Interest Purchase Price, or (ii) in the case of a Sale Notice covering less than all of the Portfolios, the applicable Portfolio(s) covered by such Sale Notice for the Forced Sale Price (which, if the applicable Portfolio(s) constitute all of the Portfolios owned by one or more Subsidiaries, may be structured as a purchase of ownership interests in such Subsidiary(ies)) (such purchase described in clause (i) or (ii), a “Purchase”); provided, that simultaneously with the giving of the Acceptance Notice such Non-Initiating Member shall deliver to a national title insurance company, as escrow agent pursuant to a customary escrow agreement, a deposit (the “Forced Sale Deposit”) in an amount equal to five percent (5.0%) of the Non-Initiating Member’s Percentage Interest of (x) the Forced Sale Price less (y) the Mortgage Loan(s) and other liabilities secured by the applicable Portfolio(s).

(c)                                  Following the delivery of the Sale Notice, the Administrative Member shall request the Venture Accountants to promptly calculate the amount that would be distributed to each Member if the applicable Portfolio(s) were sold for the Forced Sale Price on the date which the Forced Sale Notice is delivered, all customary transaction costs relating to such a sale were paid and all other liabilities of the Venture and its Subsidiaries which relate to the Portfolio(s) being sold were discharged (and solely in the case of a sale of all Portfolios, the Venture was liquidated and all assets of the Venture were distributed in accordance with the provisions of Section 11.03); provided, that (i) there shall be no deduction for any deemed transfer, stamp or similar taxes or the establishment of any reserves under Section 11.03(b) and (ii) if the Initiating Member stated in the Sale Notice that it intends to offer the applicable Portfolio(s) for sale only to Qualifying Buyers who intend on assuming or taking subject to the then existing applicable Mortgage Loan(s), the calculation shall assume that any applicable Mortgage Loan(s) will be assumed or taken subject to by the Qualifying Buyer who shall pay any applicable loan assumption fees and related costs.  The amount so calculated by the Venture Accountants that would be distributed to the Initiating Member shall be referred to as the “Interest Purchase Price”.  The failure of the Venture Accountants to complete the calculation of the Interest Purchase Price prior to the last day of the Acceptance Period shall not extend the Acceptance Period.

10.02.              Closing of the Purchase.  (a)  If the applicable Sale Notice covers all of the Portfolios and the Non-Initiating Member timely gives the Acceptance Notice and delivers the Forced Sale Deposit as provided in Section 10.01(b), then on or before the ninetieth (90th) day after receipt of the Acceptance Notice (the “Interest Closing Date”), the Non-Initiating Member (or its designee(s)) shall purchase from the Initiating Member, and the Initiating Member shall sell to the Non-Initiating Member (or its designee(s)), the Initiating Member’s Interest for the Interest Purchase Price, subject to the further terms and conditions hereof.  Time shall be of the essence with respect to the parties’ obligation to close such Purchase on the scheduled Interest Closing Date.  On the Interest Closing Date:

(i)                                     the Initiating Member shall deliver to the Non-Initiating Member (or its designee(s)) a duly executed and acknowledged instrument of assignment conveying the Initiating Member’s Interest to the Non-Initiating Member (or its designee(s)) free and clear of all liens and encumbrances, which instrument shall contain surviving representations concerning due organization and authority of the Initiating Member and the absence of liens and encumbrances on the Initiating Member’s Interest and shall contain a provision indemnifying

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and holding the Non-Initiating Member (or its designee(s)) harmless from any loss, liability, cost or expense (including reasonable attorneys’ fees) it may incur by reason of any breach of such representation;

(ii)                                  the Non-Initiating Member shall pay the Interest Purchase Price (minus the Forced Sale Deposit, together with any interest accrued thereon, which shall be delivered to the Initiating Member, and as adjusted by the credits and apportionments herein set forth) to the Initiating Member in immediately available funds;

(iii)                               the Venture Accountants shall close the books of the Venture as of the Interest Closing Date, and all items of Venture revenue and expense which are customarily apportioned in the sale of properties comparable to the Properties shall be apportioned between the Initiating Member and the Non-Initiating Member as of 11:59 p.m. on the day preceding the Interest Closing Date in accordance with the customs and practices usual in transactions involving properties comparable to the Properties in proportion to their respective shares of Net Ordinary Cash Flow for the then current calendar period;

(iv)                              notwithstanding Section 6.02, the Net Income and Net Loss (and other items referred to in Section 6.02) attributable to the Initiating Member’s Interest for the taxable year of the sale shall be allocated between the Initiating Member and the Non-Initiating Member by closing the books of the Venture as of the Interest Closing Date, unless otherwise agreed to by the Initiating Member and the Non-Initiating Member;

(v)                                 Net Ordinary Cash Flow and Net Extraordinary Cash Flow up to (but not including) the Interest Closing Date shall be distributed in accordance with the provisions of Section 6.05;

(vi)                              the Interest Purchase Price shall be (A) increased by the aggregate amount of all Capital Contributions and Member Loans (and accrued and unpaid return thereon) made by the Initiating Member on account of the Initiating Member’s Interest in the period between the date of the Sale Notice and the Interest Closing Date and (B) decreased by any Net Extraordinary Cash Flow distributed to the Initiating Member pursuant to Section 6.05 (including in repayment of any Member Loans made by the Initiating Member) on account of the Initiating Member’s Interest during such period;

(vii)                           the Initiating Member and Non-Initiating Member shall each pay a portion of the transfer, stamp or similar taxes due in connection with the conveyance of the Interest of the Initiating Member in such allocations as is customary in the applicable jurisdiction where such transfer, stamp or similar taxes may be due;

(viii)                        the Initiating Member shall discharge of record all liens and encumbrances affecting its Interest, and if the Initiating Member fail to do so, the Non-Initiating Member may use any portion of the Interest Purchase Price to pay and discharge any such liens and encumbrances and any related expenses and adjourn the Interest Closing Date for such period as may be necessary for such purpose;

(ix)                              if the Initiating Member is the NorthStar Member, the Non-Initiating Member shall provide Releases in accordance with Section 12.03; and

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(x)                                 the Members shall execute all amendments to fictitious name, limited liability company or similar certificates necessary to reflect the withdrawal of the Initiating Member from the Venture, the admission of any new Member to the Venture, if applicable, the termination of the Venture, or as may otherwise be required by law.

(b)                                 If the applicable Sale Notice covers less than all of the Portfolios and the Non-Initiating Member timely gives the Acceptance Notice and delivers the Forced Sale Deposit as provided in Section 10.01(b), then on or before the thirtieth (30th) day after receipt of the Acceptance Notice, the Non-Initiating Member and the Venture or applicable Subsidiary(ies) shall enter into a Valid Contract for the purchase of the applicable Portfolio(s) covered by the applicable Sale Notice for the Forced Sale Price (which Purchase, at the election of the Non-Initiating Member, may be structured as a purchase of the Venture’s ownership interests in the applicable Subsidiary(ies) as provided in Section 10.01(b)); provided, that the deposit required under such Valid Contract shall be the Forced Sale Deposit provided for in Section 10.01(b).  The Initiating Member shall negotiate such Valid Contract on behalf of the Venture or applicable Subsidiary(ies).  The parties shall act reasonably and in good faith to timely enter into such Valid Contract within such 30-day period and shall thereafter proceed to close the Purchase thereunder within 90 days after entering into such Valid Contract.  Time shall be of the essence with respect to the parties’ obligation to close such Purchase on the scheduled closing date set forth in such Valid Contract.

(c)                                  If the Initiating Member shall default in its obligation to close the sale of its Interest contemplated by Section 10.02(a) on the Interest Closing Date, then the Non-Initiating Member shall be entitled to pursue its rights and remedies under this Agreement, seek specific performance of the Initiating Member’s obligations or pursue its remedies at law or in equity (in which case such Non-Initiating Member shall be entitled to the return of the Forced Sale Deposit, together with all interest accrued thereon), all of which rights and remedies shall be cumulative and nonexclusive.  If the Non-Initiating Member shall default in its obligation to close the purchase of the Initiating Member’s Interest contemplated by Section 10.02(a) on the Interest Closing Date, then the Initiating Member shall be entitled to pursue its rights and remedies under this Agreement, and shall be entitled to retain the Forced Sale Deposit, together with all interest accrued thereon, as liquidated damages, and may thereafter cause the Venture to sell the Portfolios to any unrelated third party pursuant to a Valid Contract without the Non-Initiating Member having any rights to purchase the Portfolios under this Agreement or otherwise consent thereto.  In no event shall such Forced Sale Deposit or accrued interest be deemed to be a Capital Contribution by any Member.  The Valid Contract to be entered into between the Non-Initiating Member and the Venture or applicable Subsidiary(ies) pursuant to Section 10.02(b) shall provide for remedies substantially similar to the remedies provided for in this Section 10.02(c).

(d)                                 Notwithstanding anything to the contrary set forth in this Article 10, if the Non-Initiating Member is the Formation Member, the Formation Member shall not be permitted to designate any property manager or any subsidiary of any property manager for any of the Properties in the applicable Portfolio(s) to be the purchaser of the NorthStar Member’s Interest or the applicable Portfolio(s) pursuant to this Section 10.02.

10.03.              Sale of the Portfolios.  (a)  If the Non-Initiating Member (i) elects not to purchase the applicable Portfolio(s), or (ii) fails to deliver timely an Acceptance Notice to the

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Initiating Member together with the Forced Sale Deposit on or before the expiration of the Acceptance Period (time being of the essence), then the NorthStar Member shall, notwithstanding anything to the contrary contained in this Agreement, be authorized to act for and on behalf of the Venture, without any further consent of any other Member, for purposes of executing, in the name of the Venture, any documents or instruments which the NorthStar Member deems necessary or appropriate to implement the sale of the applicable Portfolio(s) pursuant to this Section 10.03 (which sale, at the election of the Initiating Member, may be structured as a sale of the Venture’s ownership interests in the applicable Subsidiary(ies)).  The NorthStar Member shall consult with and keep the Formation Member closely informed of matters relating to the sale of the applicable Portfolio(s), including, without limitation, circulating to the Formation Member drafts of the contract(s) of sale and any written comments thereon made by the proposed purchaser(s).  Within thirty (30) days after the expiration of the Acceptance Period, the NorthStar Member shall cause the Venture to engage one or more Independent Sales Agent(s) selected by the NorthStar Member to market the applicable Portfolio(s) for sale, for a period (the “Marketing Period”) of up to one hundred eighty (180) days (which 180-day period shall commence following such 30-day period), in a manner designed to achieve the highest net cash sales price to the Venture (taking into account any difference in cost to the Venture of prepaying or defeasing any existing Mortgage Loan versus an assumption of any such Mortgage Loan by a proposed buyer) and seek to cause the Venture to enter into one or more Valid Contracts within the Marketing Period.  The applicable Portfolio(s) may be marketed and sold to one or more unaffiliated third party purchasers either as a single portfolio, in sub-portfolios of fewer than all of the applicable Portfolio(s) or on an individual Portfolio-by-Portfolio basis, as the Initiating Member determines in the exercise of its good faith business judgment is most likely to maximize the aggregate sales price for the applicable Portfolio(s) realized by the Venture.  The commission to be paid to the Independent Sales Agent(s) shall not exceed a fair market, arms’ length commission for the sale of comparable Facilities.  Without limiting the authority granted to the Initiating Member above, each Member shall cooperate in all reasonable respects with the Venture, the other Member and the Independent Sales Agent(s) (including, without limitation, in connection with the marketing of the applicable Portfolio(s) and by executing any documents which may be reasonably required) in order to effect the intent of, and consummate the transactions contemplated in, this Article 10.  In addition, the Administrative Member shall provide all material information relating to the applicable Portfolio(s) and customary estoppel certificates that a third party purchaser reasonably requests and to provide access to the Properties in the applicable Portfolio(s) and to all of the relevant information and files which are useful or necessary to effect a sale of the applicable Portfolio(s), subject to first obtaining from the recipient of any such information a customary non-disclosure agreement.  If the Administrative Member shall delay in providing any such information, then, at the election of the NorthStar Member, the time periods set forth herein shall be extended by the period of such delay.  For purposes hereof, “Independent Sales Agent” shall mean an independent duly licensed sales agent that is among the top five independent sales agents (by volume or sale price) then actively engaged in serving as sales agent in connection with the sale of Facilities comparable to the Properties in the applicable Portfolio(s).

(b)                                 If, following the marketing of the applicable Portfolio(s) for sale in accordance with the provisions of Section 10.03(a) during the Marketing Period, (1) the highest available gross sale price (without any deduction for any brokerage commissions or similar fees payable in connection with such sale and without adjustments and closing prorations) at which a bona fide

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third party purchaser who is not an Affiliate of the Initiating Member (and who shall be a Qualifying Buyer if such Qualifying Buyer was specified in the Sale Notice) enters or is willing to enter into a Valid Contract to purchase the applicable Portfolio(s) is equal to or greater than 95% of the Forced Sale Price stated in the Sale Notice and (2) if the Sale Notice specified that the applicable Portfolio(s) would be offered for sale only to Qualifying Buyers who intend on assuming or taking subject to the then existing applicable Mortgage Loan(s), such Valid Contract provides for the purchase and sale of the applicable Portfolio(s) on the express condition that (A) unless any financing is re-paid or defeased in full at the time of purchase as aforesaid, such purchasing party shall be required to assume in writing all applicable Mortgage Loan(s) with respect to the applicable Portfolio(s) (subject to any limitations on recourse set forth therein) and shall be required to deliver to the Recourse Parties (unless waived by the Recourse Parties) written instruments (each, a “Release”) releasing all Recourse Parties from liabilities under any Guaranties arising from and after the closing date with respect to the applicable Portfolio(s) and Mortgage Loan(s) and (B) such purchasing party is required to pay all costs and expenses that may be incurred by the Venture in connection with the loan assumption, then the Venture shall, or shall cause the applicable Subsidiary(ies) to, enter into such Valid Contract on or prior to the date that is thirty (30) days following the end of the Marketing Period and sell the applicable Portfolio(s) at such price to such purchaser pursuant to the terms thereof.  If (i) following the marketing of the applicable Portfolio(s) for sale in accordance with the provisions of Section 10.03(a) during the Marketing Period, the highest available gross sale price (without any deduction for any brokerage commissions or similar fees payable in connection with such sale and without adjustments and closing prorations) at which a bona fide third party purchaser who is not an Affiliate of the Initiating Member enters or is willing to enter into a binding contract to purchase the applicable Portfolio(s) that would otherwise qualify as a Valid Contract is less than 95% of the Forced Sale Price stated in the Sale Notice and (ii) the Initiating Member is willing to consent to a sale at such lesser price (the “Lesser Price Offer”), then upon written notice by the Initiating Member to the Non-Initiating Member, the Non-Initiating Member shall again have the right to deliver an Acceptance Notice as provided in Section 10.01(b) above at the Lesser Price Offer as if such notice were a Sale Notice, except that the time to deliver an Acceptance Notice shall be reduced to a 10-day period from receipt of the Lesser Price Offer.  If the Non-Initiating Member does not timely elect to so deliver an Acceptance Notice at the Lesser Price Offer as aforesaid, then the Venture shall, or shall cause the applicable Subsidiary(ies) to, enter into such Valid Contract and sell the applicable Portfolio(s) at such Lesser Price Offer to such bona fide third party purchaser pursuant to the terms thereof.  If, by the date that is nine (9) months after the expiration of the initial Acceptance Period, the Venture has not sold the applicable Portfolio(s) as herein provided for a gross sale price (without any deduction for any brokerage commissions or similar fees payable in connection with such sale and without adjustments and closing prorations) that is equal to or greater than (y) 95% of the Forced Sale Price or (z) if there has been a Lesser Price Offer and the Non-Initiating Member did not timely elect to deliver an Acceptance Notice at the Lesser Price Offer as aforesaid, such Lesser Price Offer, and the applicable Portfolio(s) are not otherwise subject to a binding Valid Contract at such price, then the Venture shall not cause the applicable Portfolio(s) to be sold pursuant to this Article 10 unless the NorthStar Member or, subject to the last sentence of Section 10.01(a), the Formation Member delivers another Sale Notice and once again initiates the provisions of this Article 10.

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ARTICLE 11.
DISSOLUTION AND LIQUIDATION

11.01.              Events Causing Dissolution.  The Venture shall be dissolved and its affairs wound up upon the occurrence of any of the following:

(a)                                 the Members consent in writing to such dissolution;

(b)                                 the sale or other disposition (voluntarily or involuntarily) by the Venture of all or substantially all of the Venture Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the Venture under any promissory notes or other evidences of indebtedness taken by the Venture (unless the Members shall elect to distribute such indebtedness to the Members in liquidation), and the satisfaction of contingent liabilities of the Venture in connection with such sale or other disposition; or

(c)                                  the occurrence of any event that, under the LLC Act, would cause the dissolution of the Venture or that would make it unlawful for the business of the Venture to be continued.

11.02.              Right to Continue Business of the Venture.  Upon an event described in Section 11.01(c) (but not an event that makes it unlawful for the business of the Venture to be continued), the Venture thereafter shall be dissolved and liquidated unless, within 90 days after such event, an election to continue the business of the Venture shall be made in writing by all remaining Members.  If such an election to continue the Venture is made, then the Venture shall continue until another event causing dissolution in accordance with this Article 11 shall occur.

11.03.              Distributions Upon Dissolution.  (a)  Upon the dissolution of the Venture, the Managing Member (or any other Person responsible for winding up the affairs of the Venture) shall proceed without any unnecessary delay to sell or otherwise liquidate the Venture Assets and pay or make due provision for the payment of all debts, liabilities and obligations of the Venture. The Managing Member may delegate any of its duties hereunder to the Administrative Member.

(b)                                 The net liquidation proceeds and any other liquid assets of the Venture after the payment of all debts, liabilities and obligations of the Venture (including, without limitation, all amounts owing to the Members under this Agreement), the payment of expenses of liquidation of the Venture, and the establishment of a reasonable reserve in an amount estimated by the Managing Member to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the Venture, shall be distributed to the Members in accordance with the provisions of Section 6.05(b).

(c)                                  Each of the Members shall be furnished with a statement prepared by, or under the supervision of, the Venture Accountants, the Managing Member and any other person or entity responsible for winding up the affairs of the Venture which shall set forth the assets and liabilities of the Venture as of the date of complete liquidation.  Upon dissolution and liquidation of the Venture, the Members shall execute, acknowledge and cause to be filed any notice or certificate required by law to reflect the termination of the Venture.

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ARTICLE 12.
FINANCING; RECOURSE OBLIGATIONS

12.01.              Financing.  Subject to the applicable provisions of this Agreement (including Section 7.02), the Venture may cause a Subsidiary to enter into any new Mortgage Loan or refinance any existing Mortgage Loan secured by one or more Properties.  The Venture shall be permitted to solicit proposals from prospective lenders for any such Mortgage Loan (each, a “Lender”) in its reasonable discretion.  Subject to the applicable provisions of this Agreement (including Section 7.02), however, neither Member shall have any authority to bind the Venture or any Subsidiary to any loan commitment without the approval of the other Member.

12.02.              Guaranties.  (a)  In connection with any Mortgage Loan, to the extent any guaranties or indemnities, including guaranties of non-recourse liability, completion guaranties and environmental indemnities (collectively, “Guaranties”), are required under any such Mortgage Loan or other indebtedness of the Venture or any Subsidiary, the Members shall use commercially reasonable efforts to cause a Subsidiary of the Venture to enter into such Guaranties.  If such Subsidiary of the Venture is not an acceptable guarantor to the applicable lender, then the Members shall use commercially reasonable efforts to cause the Venture to enter into such Guaranties.  If the Venture is not an acceptable guarantor to the applicable lender, then the Members shall jointly determine whether to proceed with obtaining such indebtedness and to provide one or more of the Members and/or their creditworthy Affiliates acceptable to the applicable lender to enter into such Guaranties (the “Recourse Parties”), in which case the Members shall cause a creditworthy Affiliate of each such Member reasonably acceptable to the other Member (it being understood that any Recourse Party shall be reasonably acceptable to the other Member) to execute and deliver a contribution and indemnity agreement (“Contribution Agreement”) with respect to any Guaranties made by the Recourse Parties.  Except as provided in Section 12.02(b) and 12.02(c) if any liability or obligation is due under any Guaranty, the Venture or applicable Subsidiary shall be required to pay for such liability or obligation.

(b)                                 As between the NorthStar Member or any of its Affiliates (other than the Venture or any Subsidiary) (the “NorthStar Parties”), on the one hand, and the Formation Member or any of its Affiliates (other than the Venture or any Subsidiary) (the “Formation Parties”), on the other hand, the NorthStar Parties shall be solely liable for obligations arising under any Guaranty to the extent such liability is caused by or otherwise attributable to the actions or wrongful omissions of the NorthStar Parties, unless, in each case, a Formation Party specifically and in writing approved or authorized such action or omission giving rise to liability.  No NorthStar Party shall have a right of reimbursement or compensation from the Venture, any of its Subsidiaries or any Member (or Affiliates thereof) in respect of any obligations arising under this Section 12.02(b), whether by means of a right of subrogation, indemnification or otherwise, nor shall they be entitled to Capital Account credit on account of such payments, and the NorthStar Member shall be required to fund 100% of any Additional Capital Contribution Request with respect to such liability.

(c)                                  As between the NorthStar Parties, on the one hand, and the Formation Parties, on the other hand, the Formation Parties shall be solely liable for obligations arising under any Guaranty to the extent such liability is caused by or otherwise attributable to the actions or wrongful omissions of the Formation Parties, unless, in each case, a NorthStar Party specifically

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and in writing approved or authorized such action or omission giving rise to liability.  No Formation Party shall have a right of reimbursement or compensation from the Venture, any of its Subsidiaries or any Member (or Affiliates thereof) in respect of any obligations arising under this Section 12.02(c), whether by means of a right of subrogation, indemnification or otherwise, nor shall they be entitled to Capital Account credit on account of such payments, and the Formation Member shall be required to fund 100% of any Additional Capital Contribution Request with respect to such liability.

12.03.              Release and Substitution of Guaranties.  In the event that the NorthStar Member’s Interest is being transferred to the Formation Member or its designee pursuant to the applicable provisions of Article 10 (the date that a transaction shall be consummated shall be called the “Transfer Date”), the Formation Member shall obtain Releases from all Guaranties entered into by NorthStar Member or any of its Affiliates for events first occurring on or after the Transfer Date; provided, that any Contribution Agreement shall remain in effect with respect to events occurring during the period prior to the Transfer Date.

ARTICLE 13.
REPRESENTATIONS AND WARRANTIES

13.01.              Representations and Warranties of the Members.  Each Member hereby represents and warrants to the other Member, as of the date hereof that:

(a)                                 Such Member is duly organized, validly existing and (to the extent such concept is relevant under its jurisdiction of incorporation or formation) in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to enter into and perform this Agreement.

(b)                                 This Agreement has been duly authorized, executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms.

(c)                                  No consents or approvals are required from any governmental authority or other Person for such Member to enter into this Agreement and form the Venture.  All limited liability company, corporate, partnership or trust action on the part of such Member necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

(d)                                 Neither the execution and delivery of this Agreement by such Member, nor the consummation of the transactions contemplated hereby, conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it is or its properties are bound, or any law, rule, regulation, order or decree to which it or its properties are subject.

(e)                                  Such Member acknowledges that (i) the Interest issued to such Member has not been registered under the Securities Act of 1933, as amended, or state securities laws, (ii) the Interest, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iii) there is no public market for the Interest, and (iv) neither the Venture nor any other Member has any obligation or

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intention to register the Interest for resale under the Securities Act of 1933, as amended, or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

(f)                                   Such Member hereby acknowledges that because of the restrictions on transfer or assignment of the Interest which are set forth in this Agreement, such Member may have to bear the economic risk of its investment in the Venture for an indefinite period of time.

(g)                                  On behalf of itself and each assignee or transferee of it, such Member is acquiring its Interest for its own account for investment and not with a view to the distribution or resale thereof, or with the present intention of distributing or reselling such Interest, and that it will not transfer or attempt to transfer its Interest in violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal, state or local securities law.  Nothing herein shall be construed to create or impose on the Venture or any Member an obligation to register any transfer of any Interest or any portion thereof.

(h)                                 To the best of its knowledge: (i) the Capital Contributions contributed by such Member to the Venture were not and are not directly or indirectly derived from activities that may contravene applicable federal, state or international laws and regulations, including anti-money laundering laws and regulations; and (ii) none of (A) such Member, (B) any person Controlling or Controlled by such Member, (C) if such Member is a privately held entity, any person having a beneficial interest in such Member, or (D) any person for whom such Member is acting as agent or nominee in connection with this investment, is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs.  As used herein, “OFAC Programs” mean the programs administered by U.S. Treasury Department’s Office of Foreign Assets Control that prohibit dealings with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(i)                                     Such Member is not a “benefit plan investor” (within the meaning of the U.S. Department of Labor Regulation § 2510.3-101).

(j)                                    As of the date hereof and at all times during the term of this Agreement, each Member will be a U.S. person for U.S. federal income tax purposes and not a foreign person within the meaning of Section 1445 of the Code and the regulations thereunder.

13.02.              Representations and Warranties by the Formation Member.  In addition to the representations and warranties made elsewhere in this Agreement (including Section 13.01), the Formation Member hereby represents and warrants to the NorthStar Member as of the date hereof that:

(a)                                 Capitalization of the Formation Member.  The Formation Member satisfies the Control and Ownership Requirement. The Formation Member shall, on the date hereof, disclose to NorthStar Member in writing all of the material terms and conditions relating to the organizational structure and governance of, and equity interests held in, the Formation Member, including providing NorthStar Member with a copy of the operating agreement of (and all side letters with respect to) Formation Member and the direct or indirect entities holding interests

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therein.  Attached hereto as Exhibit K is a true, correct and accurate structure chart that shows all persons holding an interest in the Formation Member equal to or greater than five percent (5%).

(b)                                 Promote and Equity Rollover.  The Capital Contributions made or deemed made to the Company by the Formation Member include 100% of any promote or carried interest distributions and 50% of all other distributions the Formation Member, the Key Principals or any of their Affiliates would have been entitled to receive as result of the consummation of the transactions contemplated by the Conveyance Agreement.

(c)                                  Affiliates. Following the consummation of the transactions contemplated by the Conveyance Agreement, except as expressly provided in this Agreement, the Conveyance Agreement or as set forth on Exhibit L attached hereto, neither the Formation Member, the Key Principals nor any of their Affiliates shall own, directly or indirectly through one or more intermediaries, 5% or more of the equity interests in any Person that owns any tenant, manager or operator of any Property or otherwise is entitled to any promote, fees, distributions or other payments with respect to any Property.

ARTICLE 14.
MISCELLANEOUS PROVISIONS

14.01.              Compliance with LLC Act.  Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the Venture under the LLC Act.  No Member shall file for, pursue or seek any partition of any Venture Assets.

14.02.              Additional Actions and Documents.  Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use commercially reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

14.03.              Notices.  All notices, demands, requests, or other communications which may be or are required to be given, served, delivered, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) sent by nationally recognized overnight courier, (c) delivered by hand delivery (including delivery by nationally recognized courier), or (d) sent by emailed Adobe® portable document format (.pdf) document (with a copy contemporaneously delivered by one of the other permitted methods of delivery), addressed as follows:

To Formation Member	Formation Capital LLC
3820 Mansell Road, Suite 280
Alpharetta, GA 30342
Attention: Brian Beckwith
Email: bbeckwith@formationcapital.com

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with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Neil L. Rock, Esq.
Email: nrock@skadden.com

To NorthStar Member:	c/o NorthStar Realty Healthcare
2 Bethesda Metro Center, Suite 1300
Bethesda, Maryland 20814
Attention: Doug Bath
Email: dbath@nrfc.com

with a copy to:	NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Robert Gatenio
Email: gatenio@nrfc.com

and a copy to:	NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Ronald J. Lieberman
Email: rlieberman@nrfc.com

and a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Steven Scheinfeld, Esq.
Email: steven.scheinfeld@friedfrank.com
Attention: Harry R. Silvera, Esq.
Email: harry.silvera@friedfrank.com

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, delivered or sent.  Each notice, demand, request, or communication which shall be mailed, sent, delivered or transmitted in the manner described above shall be deemed, given, served or delivered at such time as it is received by the addressee upon presentation (or, if received on a day that is not a Business Day or after 5:00 p.m. on a Business Day, on the next succeeding Business Day) or at such times as delivery is attempted in the case of any change in address as to which notice was not given to the other party as required hereunder or in the case of a refusal to accept delivery.

14.04.              Expenses.  In the event of any dispute which results in legal proceedings between the Members, all reasonable legal fees, court costs and disbursements incurred in connection with such action by the party prevailing in such legal proceedings after a final nonappealable judgment of a court of competent jurisdiction has been entered shall be paid by the party not prevailing in such action within 10 days after demand therefor.

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14.05.              Exculpation.  Except as otherwise expressly provided in this Agreement, the NorthStar Member and the Formation Member acknowledge and agree that the obligations of each Member under this Agreement or any other document or instrument executed pursuant to this Agreement are the respective obligations of such Member only, and not any direct or indirect member, manager, partner, shareholder, director, officer, employee or agent of such Member or any of such Member’s Affiliates, or of the Person executing this Agreement on behalf of such Member or any of such Person’s Affiliates (each, an “Exculpated Party”), and each Member shall not bring any action against any such Exculpated Party in respect of the obligations of the other Members under this Agreement.

14.06.              Intentionally Omitted.

14.07.              Ownership of Venture Assets.  The Interest of each Member shall be personal property for all purposes.  All real and other property owned by the Venture shall be deemed owned by the Venture as Venture property.  No Member, individually, shall have any direct ownership of such property and title to such property shall be held in the name of the Venture or the Subsidiaries, as applicable.

14.08.              Status Reports.  Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees, investors, prospective transferees of its Interest, or the like, the then current status of performance of the Venture and the Interests, each Member shall, within a reasonable period of time (but no more than fifteen (15) Business Days) following the written request of either Member (provided, that any such written request is not made more than twice in any 12-month period), furnish a written statement on the status of the following: (a) that this Agreement is unmodified (or if there have been modifications, stating the modifications) and, to the certifying Member’s knowledge, is in full force and effect; (b) stating whether or not to its knowledge an Event of Default has occurred; and (c) if the Administrative Member is the certifying Member, stating, to the best knowledge of the Administrative Member, the Capital Contributions, Outstanding Capital Contributions and Percentage Interests of the Members.  Such statement may be relied upon (and shall state that it may be relied upon) by the other Member, but no such statement shall operate as a waiver as to any default or other matter as to which the Member executing it did not have actual knowledge.

14.09.              Survival.  It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

14.10.              Waivers.  Neither the waiver by the Venture or either Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of the Venture or either Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.  Each Member hereby waives the right to trial by jury in connection with any legal proceeding between the Members with respect to this Agreement or the Venture.

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14.11.              Exercise of Rights.  No failure or delay on the part of either Member or the Venture in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the Venture shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided in this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which either Member or the Venture would otherwise have at law or in equity or otherwise.

14.12.              Binding Effect.  Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of each of the Members and their respective heirs, devises, executors, administrators, legal representatives, successors and assigns.

14.13.              Limitation on Benefits of this Agreement.  Except for any Indemnitee, to the extent that such Indemnitee is expressly granted certain rights of defense and indemnification in this Agreement, this Agreement shall not confer any rights or remedies upon any party other than the Members (and their respective successors and assigns as permitted hereunder) and the Venture.

14.14.              Severability.  The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

14.15.              Amendment Procedure.  This Agreement may only be modified or amended by the unanimous written consent of the Members (which may be evidenced by their execution and delivery of the applicable amendment or other modification).

14.16.              Entire Agreement.  This Agreement and any other agreements executed contemporaneously herewith contain the entire agreement between the Members with respect to the matters contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

14.17.              Headings.  Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

14.18.              Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (but not including the choice of law rules thereof).

14.19.              Execution in Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the

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signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.  The exchange of counterparts of this Agreement among the parties by means of facsimile transmission or by electronic email transmission (including via .pdf files) which shall contain authentic reproductions shall constitute a valid exchange of this Agreement and shall be binding upon the parties hereto.

14.20.     Consents and Approvals.  No consent or approval requested of either Member shall be effective unless such consent or approval shall be delivered by such Member in a written instrument in advance of the action with respect to which such consent or approval was requested.

14.21.     Indemnification.  (a)  The Venture shall indemnify and hold harmless each of the Members and their respective Affiliates (each, an “Indemnitee”) including, in the case of the Formation Member in its capacity as Administrative Member, from and against any and all claims, demands, losses, taxes, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys’ fees, disbursements and court costs) to the extent the same arise directly or indirectly from the ownership, operation, use, maintenance or management of the Venture Assets or by reason of its acts or omissions which are for or on behalf of the Venture and taken in accordance, or believed in good faith to be in accordance, with such Member’s responsibilities and obligations under this Agreement; provided, that the foregoing indemnity shall not apply to the extent the same arise out of or result from the criminal conduct, fraud, gross negligence or willful misconduct of, or material breach of the terms of this Agreement by, such Indemnitee.

(b)           Except in the case of criminal conduct, fraud, gross negligence or willful misconduct of, or material breach of the terms of this Agreement by, a Member, neither Member shall be liable to the other Members or the Venture for (i) any act or omission performed or omitted in good faith, (ii) such Member’s failure or refusal to perform any act, except those required pursuant to the terms of this Agreement, or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Venture selected, engaged or retained in good faith and with reasonable prudence.

(c)           The Members shall be entitled to rely on the advice of counsel or public accountants experienced in the matter at issue and any act or omission of a Member pursuant to such advice shall in no event subject such Member to liability to the Venture or any other Member.

(d)           Without limiting the foregoing provisions of this Section 14.21, in any action brought against either Member pursuant to the LLC Act, the Member named as a defendant in such suit shall be entitled to be indemnified to the fullest extent permitted under Section 18-108 of the LLC Act or any other applicable law (the “Indemnity Laws”) and, to the fullest extent

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permitted under the Indemnity Laws, the Venture shall advance any expenses incurred by such defending Member in defending such action, subject to repayment.

14.22.     Business Day Extension.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance hereunder may be made on such Business Day with the same force and effect as if made on such other day.

14.23.     Consent to Jurisdiction.  Except as set forth in Section 7.05(d) herein, any legal suit, action or proceeding against either Member arising out of or relating to this Agreement shall be brought exclusively in the courts of the State of New York, County of New York or in the United States federal courts sitting in the Southern District of New York, and each Member hereby accepts for itself, irrevocably and unconditionally, the exclusive jurisdiction of the aforesaid courts with respect thereto.  Each Member hereby irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Member at such Member’s address for notices set forth in Section 14.03.  Each Member hereby irrevocably waives any objection that such Member may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court and hereby irrevocably waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing contained in this Section 14.23 shall affect the right of either Member to serve process in any other manner permitted by applicable law.

14.24.     No Presumption.  This Agreement shall be construed without regard to any presumption against the party causing this Agreement to be drafted.

14.25.     Press Releases; Confidentiality.  (a)  No Member shall issue any press releases or other announcements regarding the transactions contemplated hereby unless the Members first shall reasonably approve such release or announcement, in writing.

(b)           Each of the Members represents and warrants that prior to the date hereof it and its agents have not, except with the consent of the other Member, disclosed any of the terms, conditions, obligations or matters contained in or relating to this Agreement and the transactions contemplated herein other than to their respective investors and its and their respective counsel, accountants, underwriters and other advisors.  Each of the Members covenants and agrees (and agrees to cause its employees, agents, or Affiliates) not to disclose the terms of this Agreement or any other information relating to this Agreement and the transactions contemplated hereunder which is of a confidential or proprietary nature provided by any Member to any other Member (collectively, the “Confidential Information”), except (i) to any lender providing financing to the Venture, subject to an appropriate confidentiality undertaking being received from such Person, (ii) to such Member’s lenders, accountants and attorneys, subject to an appropriate confidentiality undertaking being received from such Persons, (iii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official binding upon such Member, (iv) to one or more of its potential investors (subject to confidentiality undertakings by such potential investors), (v) pursuant to any applicable laws, rules, regulatory requirements or other governmental requirements (e.g., securities law requirements), or the requirements of any

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securities exchange, in either case that are binding upon such Member or its direct or indirect constituent investors, (vi) to the extent any such Confidential Information comes into the public domain other than as a result of disclosure by any of the Members or (vii) with the prior written consent of the other Member.  In the event that any Member shall receive a request to disclose any Confidential Information under a subpoena or order, such Member shall (x) promptly notify the other Member and consult with such other Member regarding the advisability of taking steps to resist or narrow such request, (y) if disclosure is required or deemed advisable, furnish only such portion of the Confidential Information as such Member is advised by counsel is legally required or advisable to be disclosed and (z) if disclosure is required or deemed advisable, reasonably cooperate with the NorthStar Member (at no cost to such Member) in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded such Confidential Information, as the case may be, that is disclosed.

(c)           Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, each Member (and each employee, representative, or other agent thereof) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Member’s investment in the Venture and the ownership of an Interest (including the tax treatment and tax structure of any Venture transactions) and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure.  For purposes of this Section 14.25(c), “tax structure” means any facts relevant to understanding the purported or claimed federal income tax treatment of a Member’s investment in the Venture and the ownership of an Interest (including the tax treatment and tax structure of any Venture transactions).

14.26.     Cooperation of Administrative Member.  In the event of any proposed sale, assignment or other transfer of all or a portion of the Properties or a transfer of an interest in any Member or a Transfer of any Member’s Interest in accordance with the terms hereof, the Administrative Member shall, upon reasonable notice and during business hours, (a) make available to the prospective transferee at reasonable hours all books of account, leases, and all other agreements related to the Venture, each Subsidiary and each Property and to the management thereof at the request and expense of the requesting Member, or copies thereof; and (b) cause the management personnel involved directly or indirectly in the affairs of the Venture to reasonably cooperate (taking into account general operational responsibilities and constraints) with the requesting Member and its proposed transferee or designees of either of them and furnish information in their possession as reasonably requested by such persons as to the status of the affairs of the Venture.

14.27.     Subsidiaries.  The Venture shall not take any action or fail to take any action that would cause any of the Subsidiaries to violate any of the provisions of their respective operating agreements.

14.28.     Brokerage.  Each Member represents and warrants to the other Member that it has not dealt with any broker in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  The NorthStar Member shall indemnify the Formation Member and the Venture from any claims asserted against the Formation Member or the Venture by reason of any party claiming to have dealt with the NorthStar Member.  The Formation Member shall indemnify the NorthStar Member and the

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Venture from any claims asserted against the NorthStar Member or the Venture by reason of any party claiming to have dealt with the Formation Member.

14.29.     Usury Savings.  With respect to any Member Loan, if the fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by applicable usury law, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance, any Contributing Member shall have ever received interest or anything which might be deemed interest under applicable law which would exceed the higher of the maximum interest rate allowed by applicable United States federal, Delaware or New York law (each as amended from time to time and as in effect on the date for which a determination of interest accrued hereunder is made), such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Member Loan and not to the payment of interest.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf as of the day and year first above written.

FORMATION MEMBER:	FC ECLIPSE INVESTMENT, LLC, a Delaware limited liability company

By:
Name:
Title:

NORTHSTAR MEMBER:	ECLIPSE HEALTH HOLDINGS-T, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

Certificate of Formation

(see attached)

EXHIBIT B-1

List of Properties and Owners

EXHIBIT B-2

Organizational Structure

(see attached)

EXHIBIT C

List of Operating Properties

EXHIBIT D

Capital Contributions and Percentage Interests

Name	Capital Contribution	Percentage Interest

Eclipse Health Holdings-T, LLC	$	[X]	%

FC Eclipse Investment, LLC	$	[Y]	%(4)

Total:		$100.00%

(4)         Subject to confirmation at closing based on final sources and uses statement.  Formation Member capital contributions not to be less than 7% and not more than 10% of total capital contributions.

EXHIBIT E

Intentionally Omitted

EXHIBIT F

Approved Business Plan and Budget — 2014

(see attached)

EXHIBIT G

Sources and Uses Statement

EXHIBIT H

Form of Operating Lease

(see attached)

EXHIBIT I-1

Form of Annual Financial Certification

(see attached)

EXHIBIT I-2

Asset Management Reporting Requirements

(see attached)

EXHIBIT I-3

Form of Debt Compliance Certification

(see attached)

EXHIBIT I-4

Standard Financial Reporting Package

(see attached)

EXHIBIT J

IL SERVICES

The independent living facility services shall include the following services to be offered to residents of the Facility:

1.              Housekeeping

2.              Meals

3.              Recreation

4.              Transportation

5.              Emergency Call System

6.              Status Check

7.              Contact Family

8.              First Responder Notice

9.              Do Not Resuscitate File

10.       Oxygen Compliance Check

11.       Third Party Home Health Care

12.       Wellness and Health Program

13.       Health Assessment

14.       Call Pendants

15.       Assistant Companions

16.       Sharps Containers

EXHIBIT K

Organizational Chart of Formation Member

(see attached)

EXHIBIT L

List of Formation Affiliates

(see attached)

EXHIBIT M

Approved Long Term Business Plan

(see attached)

EXHIBIT N

Existing Loans

EXHIBIT O

Authorized Signatories

I.                                        Authorized Signatories appointed by the Managing Member

1.

2.

3.

II.                                   Authorized Signatories appointed by the Administrative Member

1.                                      Scott Brown

2.                                      Brian Beckwith

3.                                      Christina Firth

EXHIBIT P

Asset Management Services

The asset management services shall include:

(a)                                 monitoring market conditions and advising the Venture at such times as it believes it is appropriate to finance or refinance one or more Properties, the Venture or any Subsidiary, or to sell one or more Properties and provide NorthStar Member with the appropriate analysis and review as to the benefit of strategic plans prior to engaging;

(b)                                 through the Approved Business Plan, in which the property manager or tenant proposes plans, through the ongoing review of the portfolio or upon request by the NorthStar Member or when market conditions or opportunity is warranted, preparing and submitting to the NorthStar Member proposals for, and the format or structure of, any development, expansion, redevelopment and renovation of the Properties;

(c)                                  proposing to the NorthStar Member an Approved Business Plan which, in the Formation Member’s good faith judgment, will achieve the optimal financial results for the Venture, taking into account all relevant factors, including the desirability of obtaining the highest rents and net operating income of the Properties; and the desirability of minimizing capital outlays and of obtaining the highest possible returns on capital outlays;

(d)                                 if the Formation Member determines that it is appropriate to finance or refinance one or more Properties, the Venture or any Subsidiary, identifying bank and institutional sources of financing and taking all necessary or appropriate actions to consider financing or refinancing alternatives. At the direction of the NorthStar Member, the Formation Member shall be responsible for taking all actions to consummate such financing or refinancing, including preparing submissions to the selected financing source and negotiating the terms of, and supervising the preparation and review of, all documents required or beneficial to complete the financing or refinancing transaction; provided, that all costs and expenses of financing or refinancing the Properties, the Venture or a Subsidiary, including all fees, costs and expenses payable to a lender and its counsel, as well as all third party costs incurred by or on behalf of the Venture or a Subsidiary, including legal fees, shall be paid by the Venture or the applicable Subsidiary;

(e)                                  if either Member believes that it is appropriate to sell one or more Properties (or if a Forced Sale Right has been initiated and one or more Properties are to be sold to a third party pursuant thereto), then, with the assistance of a broker, (i) preparing market analyses and surveys to assist in determining the asking price for such Property or Properties, (ii) preparing a confidential memorandum concerning such Property or Properties for delivery to prospective purchasers and (iii) using commercially reasonable efforts to cause the Property or Properties to be widely exposed to potential purchasers. The Formation Member shall consider the alternative methods of selling the Property or Properties and the financial consequences of each method, with third party assistance as appropriate. At the direction of the NorthStar Member, and subject to the terms of the Agreement, the Formation Member shall take all necessary or appropriate steps to market the Property or Properties and if any such offer is accepted, the Formation Member shall be responsible for taking all actions to consummate such sale, including negotiating the terms of, and supervising the preparation and review of, all documents required or beneficial to complete the sale transaction; provided, that all costs and expenses of disposing of the Properties, including all fees, costs and expenses payable to the broker, appraiser, legal counsel and other third parties (to the extent allocable to the Venture by the Agreement) shall be paid by the Venture;

(f)                                   assisting the Venture in connection with any sale or transfer of the Properties or the financing or refinancing of the Venture or a Subsidiary, including the preparation of additional reports and statements, the preparation and delivery of tenant estoppel certificates and the execution of assignment and subordination agreements;

(g)                                  in addition to the other notice(s) the Formation Member is required to give pursuant to the Agreement, giving written notice to the NorthStar Member of the occurrence of any of the following events, within five (5) Business Days after first acquiring knowledge of the occurrence or potential for the occurrence:

i.                                          The receipt from any lender of any notice of default under any loan agreement, instrument or other document to which the Venture or a Subsidiary is a party;

ii.                                       The filing of any mechanics’, materialmen’s or other lien against any Property that, in the reasonable opinion of the Formation Member, is of material significance;

iii.                                    Any breach of contract by the Venture or a Subsidiary or by any contractor, subcontractor, service company, supplier or other third party contracting with the Venture or a Subsidiary or the Formation Member on behalf of the Venture or a Subsidiary that, in the reasonable opinion of the Formation Member, is of material significance;

iv.                                   Any labor dispute or work stoppage of a material nature involving any contractor or subcontractor with respect to any Property and any other material union activity that involves any employee or contractor at any Property;

v.                                      Any rejection of any substantial item of work by any building inspector, authorized governmental authority or public utility that has or would reasonably be expected to have a material adverse effect on any Property;

vi.                                   Any casualty loss resulting in damages in excess of Two Hundred Fifty Thousand Dollars ($250,000) or requiring the full use of any deductible on any general liability, property or professional liability claim;

vii.                                Receipt of any written notice from any authority having jurisdiction over the Venture, a Subsidiary or the Properties, or portion thereof, of the violation of any Federal, state or municipal law, ordinance, regulation, rule or order or court decision that is of a material significance and of any fine or other payment arising from the foregoing;

viii.                             Receipt of notice of any litigation filed against the Venture, a Subsidiary or the Properties or any Person operating or managing any Property or of any written threat of litigation;

ix.                                   Receipt of any notice from an insurance carrier, with respect to the Venture or a Subsidiary, relating to its refusal to honor a claim and/or cancellation of any insurance other than insurance which is being replaced; or

x.                                      Receipt of any other notice that is of material significance to the Venture or a Subsidiary;

(h)                                 preparing and delivering any reports requested by NorthStar Member in connection with public filing and internal reporting requirements; and

(i)                                     such other asset management functions as NorthStar Member shall reasonably request.

The parties confirm:

a. Nothing in this Exhibit P is intended to permit the Formation Member to take a Major Decision without the requisite approval of the NorthStar Member.

b. All third party expenses reasonably incurred by the Formation Member in performing its obligations hereunder shall be paid for by the Venture, but the Formation Member shall not be reimbursed for its general corporate overhead for performing such services or receive additional compensation (beyond the Asset Management Fee and distributions it is entitled to receive under the Agreement) therefor.